As filed with the U.S. Securities and Exchange Commission on February 19, 2025

Registration No. 333-283286

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kabushiki Kaisha LogProstyle

(Exact name of registrant as specified in its charter)

LOGPROSTYLE INC.

(Translation of Registrant’s name into English)

Japan	1531	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3-6-23 Kitaaoyama

Minato-ku, Tokyo 107-0061

Japan

+81 03-6897-8560

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Telephone: (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Brian B. Margolis, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Laura Anthony, Esq. Craig D. Linder, Esq. Anthony, Linder & Cacomanolis, PLLC 1700 Palm Beach Lakes Blvd., Suite 820 West Palm Beach, Florida 33401 561-514-0936

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

The registrant is filing this post-effective amendment No. 1 to Form F-1 (the “Post-Effective Amendment No. 1”) to update its Registration Statement on Form F-1, as amended (File No. 333-283286) (the “Registration Statement”), initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on November 15, 2024 and originally declared effective by the SEC on December 20, 2024, to include the unaudited consolidated financial statements for the six months ended September 30, 2024, and to update certain other information contained herein.

The information included in this Post-Effective Amendment No. 1 amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. As of the date of this Post-Effective Amendment No. 1, the Company has not closed the offering as described in the Registration Statement and no securities have been sold under the Registration Statement. All applicable registration fees were paid at the time of the original filing of the Registration Statement on November 15, 2024.

This Post-Effective Amendment No. 1 contains disclosure that will be circulated as two separate final prospectuses, as set forth below.

●	Public offering prospectus. A prospectus (the “Public Offering Prospectus”) to be used for the public offering of 2,500,000 common shares of LOGPROSTYLE INC. (the “Company” or “LogProstyle,” “we,” or “us”) by us, based on the assumed initial public offering price of $4.00 per share, which is the low end of the estimated initial public offering price range between $4.00 and $6.00 per share, through the underwriter named on the cover page thereon (the “Public Offering Common Shares”).

●	Resale prospectus. A prospectus (the “Resale Prospectus”) to be used for the offer and potential resale by the selling shareholder, Mr. Yasuyuki Nozawa (the “Selling Shareholder”), of 434,000 common shares of LogProstyle (the “Resale Shares”), based on the assumed initial public offering price of $4.00 per share.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following distinctions:

●	it contains different front and back cover pages; among other things, the identification of the underwriter and related compensation for the Public Offering Common Shares will only be included in the Public Offering Prospectus and the Resale Shares will be listed on the front cover of the Resale Prospectus without identification of the underwriter and related compensation information;

●	it contains a different section in the Prospectus Summary captioned “The Offering” relating to the offering of the Public Offering Common Shares and the Resale Shares, as applicable; such Offering section included in the Public Offering Prospectus will summarize the offering of the Public Offering Common Shares and such Offering section included in the Resale Prospectus will summarize the offering of the Resale Shares;

●	it contains a different “Use of Proceeds” section, with the Use of Proceeds section included in the Resale Prospectus only indicating that the Registrant will not receive any proceeds from the sale of the Resale Shares by the Selling Shareholders that occur pursuant to this registration statement;

●	it does not contain the Capitalization and Dilution sections included in the Public Offering Prospectus;

●	all references in the Public Offering Prospectus to “this offering” or “this initial public offering” will be changed to “our initial public offering” and/or “the IPO,” defined as the underwritten initial public offering of our common shares, in the Resale Prospectus;

●	all references in the Public Offering Prospectus to “underwriters” will be changed to “underwriters of the IPO” in the Resale Prospectus;

●	the ownership percentages described in the Public Offering Prospectus will be adjusted in the Resale Prospectus to reflect the common shares sold in our initial public offering;

●	a “Selling Shareholder” section is included in the Resale Prospectus;

●	the “Underwriting” section from the Public Offering Prospectus is not included in the Resale Prospectus and the “Plan of Distribution” section is included only in the Resale Prospectus; and

●	the Legal Matters section deletes the reference to counsel for the underwriter.

The Registrant has included in this registration statement a set of alternate pages after the back-cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages in connection with the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholder (it being understood that none of the common shares being registered for resale by the selling shareholder in the Resale Prospectus may be sold prior to the closing of our initial public offering under the Public Offering Prospectus, and only then in compliance with applicable laws, rules and regulations).

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED FEBRUARY 19, 2025

2,500,000 Common Shares

LOGPROSTYLE INC.

We are offering 2,500,000 of our common shares, no par value (“Common Shares”). This is our initial public offering. Prior to the offering, there has been no public market for our Common Shares. We expect the initial public offering price of the 2,500,000 Common Shares (the “Public Offering Common Shares”) to be between $4.00 and $6.00 per share. For purposes of this prospectus, the assumed initial public offering price per share is $4.00, which is the low end of the estimated initial public offering price range set forth on the cover page of this prospectus. We are also registering 434,000 Common Shares (the “Resale Shares”) for resale by Mr. Yasuyuki Nozawa (the “Selling Shareholder”), pursuant to the prospectus to be used for the offering and potential resale of the Resale Shares (the “Resale Prospectus”). This prospectus will not be used for the offering of Resale Shares, and the Resale Prospectus will not be used for this initial public offering.

The sale of the Resale Shares in the resale offering will occur only after the closing of the initial public offering under the prospectus to be used for the offering of Public Offering Common Shares (the “Public Offering Prospectus”). The sales price to the public of the Resale Shares will initially be fixed at the same initial public offering price of the Common Shares offered in this prospectus. Following listing of our Common Shares on the NYSE American LLC (“NYSE American”), the Selling Shareholder will be offering the Resale Shares pursuant to the Resale Prospectus at prevailing market prices, prices related to prevailing market prices, or privately negotiated prices. We will not receive any of the proceeds from the sale of the Common Shares by the Selling Shareholder.

Our Common Shares have been approved for listing on the NYSE American under the symbol “LGPS”, subject to official notice of issuance.

Currently, Yasuyuki Nozawa, our chief executive officer, president and representative director, beneficially owns 16,251,750 Common Shares, which represents approximately 75.06% of the voting power of our outstanding Common Shares. Following this offering, Mr. Nozawa will control approximately 65.49% of the aggregate voting power of our issued and outstanding Common Shares, assuming he will sell all of the Resale Shares offered for sale by the Resale Prospectus and no exercise of the underwriters’ over-allotment option, or approximately 64.49%, assuming he will sell all of the Resale Shares offered for sale by the Resale Prospectus and full exercise of the underwriters’ over-allotment option. As such, we will be deemed a “controlled company” under Section 801(a) of the NYSE American LLC Company Guide upon listing of our Common Shares on the NYSE American, because more than 50% of our voting power will be held by Mr. Nozawa after the offering. As a “controlled company,” we are exempt by Section 801(a) of the NYSE American LLC Company Guide from certain corporate governance requirements. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NYSE American. See “Prospectus Summary—Implications of Being a Controlled Company.”

Investing in our Common Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our Common Shares.

We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements. Please read the disclosures beginning on page 31 of this prospectus for more information.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price	$	$	$
Underwriters’ discounts(1)	$	$	$
Proceeds to our company before expenses	$	$	$

(1)	Represents underwriting discounts equal to 8% per Common Share.

We have granted a 45-day option to the underwriters to purchase up to 375,000 additional Common Shares solely to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting cash discounts and commissions payable by us will be $920,000, and the total proceeds to us, before expenses, will be $10,580,000.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Common Shares if any such Common Shares are taken. The underwriters expect to deliver the Common Shares against payment in U.S. dollars in New York, New York on or about [●], 2025.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Spartan Capital Securities, LLC

Prospectus dated [●], 2025

Before you invest in our Common Shares, you should read the registration statement (including the exhibits thereto and the documents incorporated by reference therein) of which this prospectus forms a part.

For investors outside of the United States: Neither we nor the underwriters have done anything that would permit this offering, or the possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus.

Notice to prospective investors in Japan: Our Common Shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan. Accordingly, none of our Common Shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations, and ministerial guidelines of Japan in effect at the relevant time.

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About this Prospectus

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Common Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Common Shares is made to the public in Japan. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Our functional currency and reporting currency are the Japanese yen (“JPY” or “¥”), the legal currency of Japan. The terms “dollar” or “$” refer to U.S. dollars, the legal currency of the United States. Convenience translations included in this prospectus of Japanese yen into U.S. dollars have been made at the exchange rates of ¥143.25=$1.00, which was the foreign exchange rate on September 30, 2024, as reported by the Board of Governors of the Federal Reserve System (the “U.S. Federal Reserve”) in its weekly release on October 7, 2024. Historical and current exchange rate information may be found at https://www.federalreserve.gov/releases/h10/.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“ChinoTatemonoKanri” are to Kabushiki Kaisha ChinoTatemonoKanri, a joint-stock corporation with limited liability organized under Japanese law and a wholly owned subsidiary of Prostyle (defined below);

●	“Japanese Yen,” “¥,” and “yen” are to the legal currency of Japan.

●	“Kotakino” are to Kabushiki Kaisha Kotakino, a joint-stock corporation with limited liability organized under Japanese law and a wholly owned subsidiary of ProstyleRyokan (defined below);

●	“LogArchitects” are to Kabushiki Kaisha LogArchitects, a joint-stock corporation with limited liability organized under Japanese law and a wholly owned subsidiary of LogSuite (defined below);

●	“LogAsset” are to Kabushiki Kaisha LogAsset, a joint-stock corporation with limited liability organized under Japanese law and a wholly owned subsidiary of LogProstyle (defined below);

●	“LogKnot Vietnam” are to LogKnot Vietnam Co., Ltd., a joint-stock corporation with limited liability organized under Vietnamese law and a wholly owned subsidiary of LogProstyle (defined below);

●	“LogProstyle” are to Kabushiki Kaisha LogProstyle or LOGPROSTYLE INC., a joint-stock corporation with limited liability organized under Japanese law;

●	“LogProstyle US” are to LogProstyle US Inc., a corporation organized under Nevada law and a wholly owned subsidiary of LogProstyle;

●	“LogSuite” are to Kabushiki Kaisha LogSuite, a joint-stock corporation with limited liability organized under Japanese law and a wholly owned subsidiary of LogProstyle;

●	“NYSE American” are to the NYSE American LLC;

●	“OkinawaIgeto” are to Kabushiki Kaisha OkinawaIgeto, a joint-stock corporation with limited liability organized under Japanese law and a wholly owned subsidiary of LogArchitects;

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●	“Common Shares” are to common shares of LogProstyle, no par value per share;

●	“Propolife Vietnam” are to PROPOLIFE VIETNAM CO., LTD., a joint-stock corporation with limited liability organized under Vietnamese law and a wholly owned subsidiary of ProstyleRyokan (defined below);

●	“Prostyle” are to Kabushiki Kaisha Prostyle, a joint-stock corporation with limited liability organized under Japanese law and a wholly owned subsidiary of LogProstyle;

●	“ProstyleRyokan” are to Kabushiki Kaisha ProstyleRyokan, a joint-stock corporation with limited liability organized under Japanese law and a wholly owned subsidiary of LogProstyle;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

●	“we,” “us,” “our,” “our Company,” or the “Company” are to LogProstyle and its subsidiaries, as the case may be; and

●	“Yantai Propolife” are to Yantai Propolife Wood Industry Limited, a limited company organized under Chinese law and a wholly owned subsidiary of LogProstyle.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

On September 30, 2024, our shareholders approved a share split of our outstanding Common Shares at a ratio of 1-for-3, which was based on a record date of September 30, 2024 and became effective on October 15, 2024, resulting in 21,652,110 Common Shares issued and outstanding after the share split. Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented to give effect to the 1-for-3 share split of our Common Shares.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Common Shares, discussed under “Risk Factors,” before deciding whether to invest in our Common Shares.

Overview

In Japan, we are a holding company that through our subsidiaries, owns and operates a real estate renovation and resale company (with subsidiaries including construction companies, building material manufacturers, and building materials trading companies), a real estate development company (with subsidiaries including building management companies and design offices), a hotel management company, and a restaurant management company.

One of our subsidiaries, LogSuite, which is engaged in the real estate renovation and resale business, operates mainly in central Tokyo. In our real estate renovation business, LogSuite acquires condominium units from owners, and will demolish them, leaving only the framework, whereupon it will reconstruct the interior, install plumbing and other elements. In doing so, LogSuite incorporates our unique designs, which we believe is one of our core strengths. During the renovation process, LogSuite begins selling to individual customers through online platforms, including our own original internet media, LogRenove (https://www.logrenove.jp/), as well as through real estate brokers. The entire process of a condominium renovation project, from the purchase of an original condominium unit to the delivery of the completed project, typically takes approximately twelve months, including six months for construction. Under the brand “Log Mansion,” LogSuite has sold approximately 1,700 renovated condominium units over the past 15 years, establishing the “Log Mansion” condominium unit as our flagship product and signature offering.

The term “Log” appears in our name, the names of our subsidiaries, and our brands. It represents the natural solid wood used extensively in our condominium units, and is meant to evoke for our customers our commitment to ensuring that most of the natural solid wood building materials used in the interiors of the condominium units LogSuite constructs are manufactured in-house. By controlling most of the aspects, from importing raw materials to distribution and installation, we believe that our comprehensive control process enables us to supply natural solid wood in large quantities at comparatively lower prices. We believe that this enables us to attract and retain both domestic and international customers, with domestic customers representing approximately 70% and international customers accounting for approximately 30% of our total customer base.

One of our subsidiaries, Prostyle, a real estate developer, is engaged in real estate development, including the development of residential condominiums and our unique machinaka ryokan (“Machinaka Ryokan”), a particular type of hotel located in a central urban area featuring traditional Japanese elements, which offers our guests the experience of staying in a Japanese ryokan, typically found near suburban tourist attractions, but with the convenience of an urban setting. Prostyle purchases land parcels, plans and designs through its design office, and develops properties on the purchased land. During the development process, Prostyle begins selling the properties through various online platforms, including our original internet media, as well as through real estate brokers. The entire process of a condominium development project, from land purchase to delivery of the completed property, typically takes approximately 18 to 24 months, and the entire process of a hotel development project typically takes approximately 42 months.

Our hotel management subsidiary, ProstyleRyokan, manages ryokan-style hotels in Tokyo, Yokohama, and Okinawa. The concept of the hotels managed by ProstyleRyokan is to provide guests with the experience of staying in a ryokan-style hotel, which is typically in suburban tourist destinations, while providing the convenience of an urban location. For example, Asakusa is one of the most famous districts and urban areas in Japan. ProstyleRyokan targeted the area by operating a Machinaka Ryokan, a ryokan-style hotel, and designing all common areas and guest rooms to meet ryokan specifications, with approximately 70% of the guest rooms including open-air baths. All Machinaka Ryokans managed by ProstyleRyokan feature tatami flooring and private rooms with saunas. In addition, each Machinaka Ryokan is designed to reflect the unique character of its surroundings, to ensure that no two are alike.

One of the key features of our business model is our focus on niche targeting. Specifically, in the renovation business, we target affluent individuals and international customers. In the hotel management business, we target families and international tourists. By defining our target clearly, we are able to adhere to our principle of “differentiation” and offer unique products and services that are valued by our customers. Another key feature is our one-stop services, where each subsidiary plays a distinct role, enabling us to provide comprehensive real estate services to our customers. This end-to-end service model streamlines our customers’ procurement process, reducing the time and cost involved in selecting and negotiating with multiple service providers. In addition, we believe that our integrated approach provides seamless internal communication and coordination, improving overall efficiency and reducing the time required for the development process.

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Competitive Strengths

●	Distinct business model catering to families and international customers with spacious living solutions;
●	Differentiated hotel management through the operation of traditional Japanese inns ryokan-style hotels in urban areas;
●	Strategic targeting for efficient acquisitions and quick sales of properties; and
●	Extensive use of natural solid wood.

Growth Strategies

●	Strategic expansion and growth in the real estate renovation and resale, and hotel development and management businesses;
●	Establishment of relationships with local real estate agencies in new geographic markets; and
●	Attraction and retention of talented professionals.

Summary of Risk Factors

Investing in our Common Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Common Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business and Industry

Risks and uncertainties related to our business include, but are not limited to, the following:

●	We are a holding company and depend upon our operating subsidiaries for our cash flows (see the risk factor beginning on page 10 of this prospectus);

●	Pre-owned condominium units and land in Tokyo are limited and if we cannot continue to successfully identify and secure an adequate inventory in these areas at commercially reasonable costs, our operations could be adversely impacted (see the risk factor beginning on page 10 of this prospectus);

●	Our business is geographically concentrated, which subjects us to greater risks from changes in local or regional conditions (see the risk factor beginning on page 10 of this prospectus);

●	The residential real estate markets in which we participate are intensely competitive, and if we do not compete effectively, our operating results could be adversely affected (see the risk factor beginning on page 11 of this prospectus);

●	The results of our operations may fluctuate from period to period as we derive our revenue principally from the sale of properties (see the risk factor beginning on page 11 of this prospectus);

●	The illiquidity of real estate properties could significantly impede our ability to resell properties that we purchase (see the risk factor beginning on page 12 of this prospectus);

●	Our substantial indebtedness could materially and adversely affect our business, financial condition, results of operations, and cash flows (see the risk factor beginning on page 12 of this prospectus);

●	We rely on key relationships with service providers and agencies across the real estate development industry, and to the extent they experience shortages in raw materials, labor, or defectives in timely construction and delivery of projects, such developments could have an adverse impact on our business, prospect, liquidity, financial condition, and results of operations (see the risk factor beginning on page 13 of this prospectus);

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●	Our real estate renovation and resale business and residential real estate development business are dependent on the availability, skill, and performance of contractors (see the risk factor beginning on page 13 of this prospectus);

●	We may be unable to complete our real estate property development projects on time, or at all (see the risk factor beginning on page 14 of this prospectus);

●	We may incur losses due to defects in pre-owned condominium units we procured for our real estate renovation and resale business (see the risk factor beginning on page 14 of this prospectus);

●	We may incur losses due to defects relating to our properties (see the risk factor beginning on page 15 of this prospectus);

●	We are subject to various laws and regulations, including those relating to the purchase and sale of real estate, and violations of, or changes to, such laws and regulations may adversely affect our business (see the risk factor beginning on page 15 of this prospectus);

●	A shortage of building materials or labor, or increases in their costs, could delay home construction or increase its cost, which could materially and adversely affect us (see the risk factor beginning on page 16 of this prospectus);

●	A downturn in the real estate market or changes in industry trends would negatively impact our business (see the risk factor beginning on page 17 of this prospectus);

●	Changes in the policies of the Japanese government that affect demand for residential properties may adversely affect the ability or willingness of prospective buyers to purchase residential real estate (see the risk factor beginning on page 18 of this prospectus);

●	Our hotel operations are subject to the business, financial, and operating risks inherent to the hospitality industry, any of which could reduce our revenue and limit opportunities for growth (see the risk factor beginning on page 18 of this prospectus); and

●	We may be unsuccessful in expanding and operating our business internationally, which could adversely affect our results of operations (see the risk factor beginning on page 20 of this prospectus).

Risks Relating to this Offering and the Trading Market

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

●	An active trading market for our Common Shares may not develop (see the risk factor beginning on page 22 of this prospectus);

●	You will experience immediate and substantial dilution in the net tangible book value of Common Shares purchased in this offering (see the risk factor beginning on page 22 of this prospectus);

●	After the completion of this offering, share ownership will remain concentrated in the hands of our management, who will continue to be able to exercise a direct or indirect controlling influence on us (see the risk factor beginning on page 22 of this prospectus);

●	We will be a “controlled company” within the meaning of the NYSE American listing standards upon listing on the NYSE American and intend to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders (see the risk factor beginning on page 22 of this prospectus);

●	The sale or availability for sale of substantial amounts of the Common Shares could adversely affect their market price (see the risk factor beginning on page 23 of this prospectus);

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●	The market price of our Common Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell shares at or above the initial public offering price (see the risk factor beginning on page 23 of this prospectus);

●	Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of the Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Common Shares (see the risk factor beginning on page 24 of this prospectus);

●	If we fail to implement and maintain an effective system of internal control, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Common Shares may be materially and adversely affected (see the risk factor beginning on page 24 of this prospectus);

●	We will incur substantial increased costs as a result of being a public company (see the risk factor beginning on page 25 of this prospectus);

●	Our Common Shares may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock” (see the risk factor beginning on page 26 of this prospectus);

●	Our management has broad discretion to determine how to use the net proceeds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Common Shares (see the risk factor beginning on page 27 of this prospectus);

●	Rights of shareholders under Japanese law may be different from rights of shareholders in other jurisdictions (see the risk factor beginning on page 27 of this prospectus);

●	We are incorporated in Japan, and it may be more difficult to enforce judgments obtained in courts outside Japan (see the risk factor beginning on page 27 of this prospectus);

●	The payment of future dividends on our Common Shares, if any, must be approved by our shareholders at the annual meeting of the shareholders, or our board of directors only once during a business year, and will depend on many factors on which the shareholders may determine not to do so (see the risk factor beginning on page 27 of this prospectus);

●	Because we are a foreign private issuer and intend to take advantage of exemptions from certain NYSE American corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer (see the risk factor beginning on page 28 of this prospectus);

●	If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of NYSE American, the Common Shares may not be listed or may be delisted, which could negatively impact the price of the Common Shares and your ability to sell them (see the risk factor beginning on page 28 of this prospectus);

●	We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies (see the risk factor beginning on page 29 of this prospectus);

●	Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Common Shares (see the risk factor beginning on page 29 of this prospectus); and

●	If we are classified as a passive foreign investment company, United States taxpayers who own our Common Shares may have adverse United States federal income tax consequences (see the risk factor beginning on page 29 of this prospectus).

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Corporate Information

Our principal executive offices are located at 3-6-23 Kitaaoyama, Minato-ku, Tokyo 107-0061, Japan, and our phone number is +81 03-6897-8560. We maintain a corporate website at https://www.logprostyle.co.jp/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Corporate Structure

LogProstyle was incorporated in Tokyo, Japan, in April 2017 as a joint-stock corporation (kabushiki kaisha) with limited liability. As a holding company incorporated under Japanese law with no material operations of its own, LogProstyle’s operations have been conducted primarily in Japan by its subsidiaries.

The following diagram illustrates our corporate structure upon completion of our initial public offering (“IPO”) based on a proposed number of 2,500,000 Common Shares being offered by us, assuming no exercise of the underwriters’ over-allotment option (for purpose of the illustration of this diagram only, we have assumed that Mr. Yasuyuki Nozawa, as the Selling Shareholder, will sell all of the Resale Shares upon the closing of this offering). For more details on our corporate history, please refer to “Corporate History and Structure.”

Yasuyuki Nozawa (1)
Minority Shareholders (2)
Public Shareholders
Pre/Post-IPO (3)
75.16% / 65.58%
24.84% / 22.27%
0% / 12.15%
LogProstyle
Japan, 2017
100%
100%
100%
100%
100%
100%
100%
LogSuite
Japan, 2006
Prostyle
Japan, 2017
LogAsset
Japan, 2023
LogKnot Vietnam
Vietnam, 2021
Prostyle Ryokan
Japan, 2017
Yantai Propolife
China, 2001
LogProstyle US Inc.
United States, 2024
100%
100%
100%
100%
LogArchitects
Japan, 1997
ChinoTatemonoKanri
Japan, 1971
Kotakino
Japan, 2013
Propolife Vietnam
Vietnam, 2013
100%
OkinawaIgeto
Japan, 1973

(1)	Represents 6,878,250 Common Shares directly beneficially owned by Yasuyuki Nozawa and 9,373,500 Common Shares held by Propolife, LLC., a Japanese company 100% owned by Yasuyuki Nozawa, our chief executive officer, president and representative director, as of the date of this prospectus. As Yasuyuki Nozawa has sole voting and dispositive power over these Common Shares, he is deemed to be the beneficial owner of these Common Shares.
(2)	Represents 5,400,360 Common Shares held by 61 shareholders of our Company, each of which holds less than 5% of our Common Shares, as of the date of this prospectus.
(3)	The percentage is based upon 21,652,110 Common Shares issued and outstanding as of the date of this prospectus and excludes any Common Shares issuable upon exercise of outstanding options.

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Impact of the COVID-19 Pandemic on Our Operations and Financial Performance

The COVID-19 pandemic has impacted our business operations and operating results during 2020. Core demand for condominiums and our hotel facilities declined due to uncertainty. Nevertheless, the demand for condominiums and hotel facilities in general real estate markets had fully recovered by 2021, reaching the levels seen prior to the COVID-19 pandemic. On the supply and construction side, our business has faced inflation in the prices of raw materials and labor costs associated with supply chain shortages resulting from the pandemic, which may adversely impact our margins. In addition, the COVID-19 pandemic has resulted in changes to the way we conduct our real estate development and sales, including holding remote meetings with customers and taking certain precaution measures for customers who visit our offices (such as using alcohol disinfectant).

See “Risk Factors — Risks Related to Our Business and Industry — Our business could be materially and adversely disrupted by an epidemic or pandemic (such as the current COVID-19 pandemic), or similar public threat, or fear of such an event, and the measures that the governmental authorities implement to address it.”

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Common Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

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Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend to rely on the foreign private issuer exemption from certain corporate governance requirements under the NYSE American rules. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The NYSE American listing standards provide that a foreign private issuer may follow the practices of its home country, which for us is Japan, rather than the NYSE American rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nominating and corporate governance committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. We intend to take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:

i.	the majority of our executive officers or directors are U.S. citizens or residents;

ii.	more than 50% of our assets are located in the United States; or

iii.	our business is administered principally in the United States.

In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile. See “Risk Factors—Risks Relating to this Offering and the Trading Market—Because we are a foreign private issuer and intend to take advantage of exemptions from certain NYSE American corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.”

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Implications of Being a Controlled Company

The “controlled company” exception to the rules of the NYSE American provides that a company of which more than 50% of the voting power is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of the corporate governance rules of the NYSE American. As of the date of this prospectus, Yasuyuki Nozawa, our chief executive officer, president and representative director, beneficially owns 16,251,750 Common Shares, which represents approximately 75.06% of the voting power of our outstanding Common Shares. Following this offering, Mr. Nozawa will control approximately 65.49% of the aggregate voting power of our issued and outstanding Common Shares, assuming he will sell all of the Resale Shares offered for sale by the Resale Prospectus and no exercise of the underwriters’ over-allotment option, or approximately 64.49%, assuming he will sell all of the Resale Shares offered for sale by the Resale Prospectus and full exercise of the underwriters’ over-allotment option. As such, we will be deemed a “controlled company” under Section 801(a) of the NYSE American LLC Company Guide upon listing of our Common Shares on the NYSE American because more than 50% of our voting power will be held by Mr. Nozawa after the offering. Controlled companies are exempt from the corporate governance rules of the NYSE American requiring that listed companies have (i) a majority of the board of directors consist of “independent” directors under the listing standards of the NYSE American, (ii) a nominating and corporate governance committee composed entirely of independent directors and a written nominating and corporate governance committee charter meeting the requirements of the NYSE American, and (iii) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of the NYSE American. We intend to avail ourselves under the “controlled company” exemptions under the NYSE American listing standards as long as we meet the requirements for such exception. This will enable us to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. For example, we may not have a majority of independent directors, our nominating and corporate governance committee and compensation committee may not consist entirely of independent directors and such committees may not be subject to annual performance evaluations. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NYSE American. See also “Management – Corporate Governance Practices.”

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THE OFFERING

Securities offered by us	2,500,000 Common Shares

Over-allotment option	We have granted the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of 375,000 additional Common Shares at the initial public offering price, less underwriting discounts.

Price per Common Share	We currently estimate that the initial public offering price will be $4.00 per Common Share, which is the low end of the estimated initial public offering price range set forth on the cover page of this prospectus.

Common Shares outstanding prior to completion of this offering	21,652,110 Common Shares(1) See “Description of Share Capital” for more information.

Common Shares outstanding immediately after this offering	24,152,110 Common Shares assuming no exercise of the underwriters’ over-allotment option 24,527,110 Common Shares assuming full exercise of the underwriters’ over-allotment option

Listing	Our Common Shares have been approved for listing on the NYSE American under the symbol “LGPS”, subject to official notice of issuance.

Proposed Ticker symbol	“LGPS”

Transfer Agent	Computershare Trust Company, N.A.

Use of proceeds	We intend to use the proceeds from this offering for (i) the development and expansion of ProstyleRyokan’s business operation; and (ii) the development and expansion of our real estate business, particularly the condominium renovation business under our brand “Log Mansion.” See “Use of Proceeds” on page 33 for more information.

Lock-up	We have agreed, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Common Shares or securities convertible into or exercisable or exchangeable for our Common Shares for a period of 180 days after the date of this prospectus.

Moreover, all of our directors and officers, and all but one of our shareholders have agreed, subject to certain exceptions, not to offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, except in this offering, any Common Shares or any securities convertible into or exercisable or exchangeable for the Common Shares for 180 days from the date of the underwriting agreement, to be entered into between the Company and Spartan Capital Securities, LLC, the representative of the several underwriters (the “Representative”), without the consent of the Representative. See “Underwriting” for more information.

Risk factors	The Common Shares offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 10 for a discussion of factors to consider before deciding to invest in our Common Shares.

(1) Based on 21,652,110 Common Shares issued and outstanding as of February 18, 2025, excluding Common Shares issuable upon exercise of unexercised options, warrants and stock acquisition rights.

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RISK FACTORS

An investment in our Common Shares involves a high degree of risk. Before deciding whether to invest in our Common Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Common Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Common Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

We are a holding company and depend upon our operating subsidiaries for our cash flows.

As a holding company incorporated under Japanese law with no material operations of its own, LogProstyle’s operations have been conducted primarily in Japan by its subsidiaries. Consequently, our cash flows and our ability to meet our obligations depend upon the cash flows of our operating subsidiaries and the payment of funds by these operating subsidiaries to us in the form of dividends, distributions or otherwise. The ability of our operating subsidiaries to make any payments to us depends on their earnings, the terms of their indebtedness, including the terms of any credit facilities and legal restrictions. Any failure to receive dividends or distributions from our operating subsidiaries when needed could have a material adverse effect on our business, results of operations or financial condition.

Pre-owned condominium units and land in Tokyo are limited and if we cannot continue to successfully identify and secure an adequate inventory in these areas at commercially reasonable costs, our operations could be adversely impacted.

Our subsidiary, LogSuite, acquires pre-owned condominium units for our real estate renovation and resale business, while another subsidiary, Prostyle, acquires land for our residential real estate development business. Prostyle also purchases and demolishes existing buildings to build new condominium buildings. During the six months ended September 30, 2024 and 2023, 71.7% and 86.8% of LogSuite’s revenue and 100.0% and 65.4% of Prostyle’s revenue were derived from the sales of properties located in Tokyo, respectively. During the fiscal years ended March 31, 2024 and 2023, 87.1% and 81.3% of LogSuite’s revenue and 87.5% and 92.7% of Prostyle’s revenue were derived from the sales of properties located in Tokyo, respectively. The residential property market in Tokyo is highly competitive with limited pre-owned condominium units, land, and existing buildings for demolishment available for acquisitions. The results of our property development operations depend in part upon our continuing ability to successfully identify and acquire an adequate number of pre-owned condominium units, land, and existing buildings for demolishment to renovate pre-owned condominium units for the purpose of resale or to build new condominium buildings, in desirable locations in our market. To date, we have primarily identified pre-owned condominium units, land, and existing buildings for demolishment through real estate agencies. We also acquire pre-owned condominium units through our active market search and the information obtained from other companies in the same industry. However, there can be no assurance that our long-standing relationships with these real estate agencies will continue, or that an adequate supply of land and development sites that meet our specifications will continue to be available to us on terms similar to those available in the past, or that we will not be required in the future to devote a greater amount of capital to the acquisitions of such real estate properties than we have historically.

An insufficient supply of pre-owned condominium units, land, or existing buildings for demolishment in Tokyo or our inability to purchase or finance such real estate properties on reasonable terms could have a material adverse effect on our sales, profitability, reputation, ability to service our debt obligations, and future cash flows, which could impact our ability to compete for real estate properties. Any general real estate property shortage or any decline in the availability of suitable real estate properties that may be purchased at the prices that we deem commercially reasonable could limit our ability to develop new projects or result in increased deposit requirements or real estate property costs. Moreover, the supply of potential development sites in Tokyo will diminish over time and we may find it increasingly difficult to identify and acquire attractive real estate properties through real estate agencies at the prices we deem commercially reasonable in the future. Our real estate property acquisition costs are a major component of our cost of real estate development and sales and increases in such costs could reduce our gross margin. We may not be able to pass through to our customers any increased land costs, which could adversely impact our revenue, earnings, and margins.

Our business is geographically concentrated, which subjects us to greater risks from changes in local or regional conditions.

Our subsidiaries, LogSuite and Prostyle, primarily operate in the real estate development market in Tokyo. Specifically, during the six months ended September 30, 2024 and 2023, 71.7% and 86.8% of LogSuite’s revenue and 100.0% and 65.4% of Prostyle’s revenue were derived from the sales of properties located in Tokyo, respectively. Additionally, as of September 30, 2024 and 2023, 98.6% and 67.4% of LogSuite’s inventories and 81.6% and 82.0% of Prostyle’s inventories were located in Tokyo, respectively. During the fiscal years ended March 31, 2024 and 2023, 87.1% and 81.3% of LogSuite’s revenue and 87.5% and 92.7% of Prostyle’s revenue were derived from the sales of properties located in Tokyo, respectively. Additionally, as of March 31, 2024 and 2023, 73.5% and 64.0% of LogSuite’s inventories and 83.0% and 87.1% of Prostyle’s inventories were located in Tokyo, respectively. Due to this geographic concentration, our results of operations and financial conditions are subject to greater risks from changes in general economic and other conditions in these areas, than the operations of more geographically diversified competitors. These risks include:

●	changes in economic conditions and unemployment rates;

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●	changes in laws and regulations;

●	a decline in the number of home purchasers;

●	changes in competitive environment; and

●	natural disasters.

As a result of the geographic concentration of our business, we face a greater risk of a negative impact on our business, financial condition, results of operations, and prospects in the event that any of the areas in which we develop real properties is more severely impacted by any such adverse condition, as compared to other areas or countries.

The residential real estate markets in which we participate are intensely competitive, and if we do not compete effectively, our operating results could be adversely affected.

The residential real estate industry is highly competitive, and we face competition from many sources, including from other real estate developers both in the immediate vicinity and the geographic market where our condominium units, either renovated or newly developed, are and will be located. Specifically, we compete, or will compete, with numerous housing alternatives in attracting residents, including condominiums as well as single and multifamily homes available to rent or purchase. Increased competition may prevent us from acquiring attractive pre-owned condominium units or land parcels or make such acquisitions more expensive, hinder our market share expansion, or lead to pricing pressures that may adversely impact our margins and revenue. See “—Pre-owned condominium units and land in Tokyo are limited and if we cannot continue to successfully identify and secure an adequate inventory in these areas at commercially reasonable costs, our operations could be adversely impacted.” Competitors may independently renovate condominium units or develop land and construct housing units that are superior or substantially similar to our products and because they are or may be significantly larger, have a longer operating history, and have greater resources or lower cost of capital than us, may be able to compete more effectively in one or more of the markets in which we operate or plan to operate.

Any of our current or future competitors may also receive investments from or enter into other commercial or strategic relationships with larger, well-established and well-financed companies and obtain significantly greater financial, marketing, and real estate development resources than us. We cannot assure you that we will be able to compete successfully against our current or future competitors. Any failure to compete effectively in the residential real estate developers in Japan, particularly in Tokyo, would have a material adverse effect on our business, financial condition, and results of operations.

The results of our operations may fluctuate from period to period as we derive our revenue principally from the sale of properties.

We derive the majority of our revenue from the sale of condominiums that we have renovated or developed. Our results of operations tend to fluctuate from period to period due to a combination of factors, including the overall schedule of our property development projects, the timing of the sale of properties that we have renovated or developed, the size of our land and condominium unit to be renovated or developed, our revenue recognition policies and changes in costs and expenses, such as land acquisition and construction costs. The number of properties that we can complete during any particular period is limited due to the size of our pre-owned condominium units and land inventories, the substantial capital required for land acquisition and construction, as well as the development periods required before positive cash flows may be generated.

For condominium sales contracts, revenue is recognized at a point in time when the customer obtains control of the property and we do not have continuing involvement with the property, which is generally upon the delivery of the property. Our operating history shows that revenue tends to concentrate during March, the peak season for Japanese real estate industry coinciding with our fiscal year end, and during the period when our newly developed condominiums’ construction is completed. Consequently, if an expected delivery date is postponed regardless of the reasons for such postponement, the revenue might not be recognized within a certain fiscal year, adversely affecting our financial condition and results of operations.

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Additionally, while the renovation of pre-owned condominium units may take approximately twelve months, the development of new condominium buildings, from acquisition to sale, typically spans several months or years. The selling prices of the residential units tend to change over time due to several factors, such as changes in housing demand in certain geographic markets and the interest rates. Moreover, our residential real estate development projects may be delayed or adversely affected by a combination of factors beyond our control. Failure to complete our development project as planned may lead to a higher interest expense for our company.

While we believe that the prices of our renovated condominium units are primarily influenced by their locations and interior design, the prices of newly built condominium units are generally determined by their recent construction. Since newer real estate properties generally command higher prices, any delays in the sales of our properties may force us to sell the properties at the prices lower than the ones we originally anticipated. These delays, therefore, may adversely affect our revenue and, consequently, our cash flows or our results of operations. As a result of fluctuations in our operating results, our period-to-period comparisons of results of operations and cash flow positions may not be indicative of our future results of operations and may not be taken as meaningful measures of our financial performance for any specific period.

The illiquidity of real estate properties could significantly impede our ability to resell properties that we purchase.

Once we identify a pre-owned condominium unit or underdeveloped property meeting our needs, we negotiate with the owner in order to purchase that property. In general, real estate properties may be relatively illiquid. As a result, we may not be able to sell a property or facilitate the sale of a property quickly or on favorable terms in response to the changing economic, financial and investment conditions when it otherwise may be prudent to do so. Any possible deterioration in the Japanese economy and credit markets may make it difficult to sell properties or facilitate the sale of properties at attractive prices. We cannot predict whether we will be able to sell or facilitate sales of any property for the price or on the terms set by us or whether any price or other terms offered by a prospective purchaser would be acceptable to us or the real estate developers we work with in certain collaborative development projects. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. We may be required to expend funds to correct defects in the property before the property may be sold, and we cannot provide any assurances that we will have funds available to correct such defects. Our inability to dispose of properties or facilitate the sale of properties at opportune times or upon favorable terms could adversely affect our cash flows and results of operations.

Overdependence on a certain type of condominiums may adversely affect our business and financial results.

Our subsidiary, Prostyle, designs and develops two types of condominium buildings: “Family Type Condominiums” for individual customers and “Compact Condominiums” for institutional customers. Family Type Condominiums typically feature spacious layouts and are primarily located in central Tokyo, while Compact Condominiums offer smaller units and are intended for institutional buyers. Each type of the condominiums presents unique risks and advantages. For Compact Condominiums, we generally initiate construction only after entering into purchase agreements with institutional buyers, which mitigates inventory risk but can limit our ability to negotiate favorable contract prices. Conversely, Family Type Condominiums are sold directly to homeowners, providing greater pricing flexibility and potentially higher profit margins, as we can incorporate construction costs and real estate market conditions into the selling price. See “Business—Real Estate Development—iii. Condominium Sales and After-sales Services.” However, if we become overly reliant on a single condominium type due to challenges in sourcing suitable land parcels or difficulties in attracting prospective buyers, our ability to balance inventory risk, pricing, and profit margins could be adversely affected. Such dependence on one product type could materially impact our business operations and lead to a significant decline in our financial condition and results of operations.

Our substantial indebtedness could materially and adversely affect our business, financial condition, results of operations, and cash flows.

As of September 30, 2024, we had approximately JPY2,713,076 thousand (approximately $18,939 thousand) in short-term borrowings and JPY8,616,506 thousand (approximately $60,150 thousand) in long-term borrowings outstanding. As of March 31, 2024, we had approximately JPY2,585,821 thousand (approximately $18,051 thousand) in short-term borrowings and JPY10,712,022 thousand (approximately $74,779 thousand) in long-term borrowings outstanding.

The amount of our debt could have significant consequences on our operations, including:

●	reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions, and other general corporate purposes as a result of our debt service obligations;

●	limiting our ability to obtain additional financing;

●	limiting our flexibility in planning for, or reacting to, changes in our business, the industry in which we operate, and the general economy;

●	increasing the cost of any additional financing; and

●	limiting the ability of our subsidiaries to pay dividends to us for working capital or return on our investment.

Any of these factors and other consequences that may result from our substantial indebtedness could have a material adverse effect on our business, financial condition, results of operations, and cash flows impacting our ability to meet our payment obligations under our debts. Our ability to meet our payment obligations under our outstanding indebtedness depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative, and regulatory factors as well as other factors that are beyond our control.

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A significant portion of our total revenue is derived from a few major customers. A high concentration of our revenue from a few major customers means that loss of business from any of them may have a significant negative impact on our business and financial performance.

While we did not have any customer that accounted for more than 10% of our revenue in the fiscal years ended March 31, 2024 and 2023, we had one customer that accounted for more than 10% of our revenue in the six months ended September 30, 2024. During the six months ended September 30, 2024, Yamawake Estate Co., Ltd. (“Yamawake”) accounted for 13.3% of our revenue. See “Business—Customers.” Having few major customers may make us vulnerable to the risk of financial impact if we are unable to secure new revenue-generating customer contracts in the future. The major customer may not continue using our products or services in the future, because it (i) may not need such products or services; (ii) may not have the budget for purchasing these products or services; (iii) may choose to purchase these products or services from our competitors instead of us; or (iv) may determine not to use our products or services for other reasons. A high concentration of revenue from a few major customers means that loss of business from any of them may have a significant negative impact on our business and financial performance.

Our business may rely on one or more suppliers that account for more than 10% of our total purchases, and interruption in operations of a significant supplier, if any, may have an adverse effect on our business, financial condition, and results of operations.

While we did not have any supplier which accounted for more than 10% of the total supplies purchased during the six months ended September 30, 2024 or the fiscal year ended March 31, 2024, Kabushiki Kaisha Sunagogumi (“Sunagogumi”) accounted for 25.1% of the total supplies purchased during the fiscal year ended March 31, 2023. See “Business—Suppliers.” We cannot ensure that we will have no concentration of suppliers in the future. Such third-party supplier is run by an independent entity that is subject to its own unique operational and financial risks, which are beyond our control. If any significant supplier breaches or terminates its contracts with us, or experiences significant disruptions to its operations, we will be required to find and enter into arrangements with one or more replacement suppliers. Finding alternative suppliers could involve significant delays and other costs and these suppliers may not be available to us on reasonable terms or at all. As a result, this could harm our business, financial condition, and results of operations and result in lost or deferred revenue.

We rely on key relationships with service providers and agencies across the real estate development industry, and to the extent they experience shortages in raw materials, labor, or defectives in timely construction and delivery of projects, such developments could have an adverse impact on our business, prospect, liquidity, financial condition, and results of operations.

We primarily rely on service providers, including contractors, to perform the construction of substantially all of our condominiums, including the procurement of raw materials apart from natural solid wood supplied by our subsidiaries, construction, and delivery of the projects. If our contractors fail to timely construct and deliver projects, we will be subject to penalties for such delay under our contracts with customers. We also primarily rely on real estate agencies to identify land and development sites for acquisition. Therefore, to the extent such service providers and agencies experience pressures in raw materials (including an increase in the price of lumber), labor (including an increase in labor cost), or timely construction and delivery of projects, such pressures may pass through to us, which could increase our cost and adversely impact our business, prospects, liquidity, financial condition, and results of operations.

Our real estate renovation and resale business and residential real estate development business are dependent on the availability, skill, and performance of contractors.

We engage contractors to renovate and construct substantially all of our condominiums and to select and obtain raw materials used in the renovation and construction. Accordingly, the timing and quality of our renovation and construction depend on the availability and skill of our contractors. While we have been in the past able to cooperate with reliable contractors and believe that we have a good professional relationship with our contractors, we can provide no assurance that these relationships will not deteriorate and that skilled contractors will continue to be available at reasonable rates in our markets. In addition, as we expand into new markets, we typically must develop new relationships with contractors in such markets, and there can be no assurance that we will be able to do so in a cost-effective and timely manner, or at all. The inability to enter into business relationships with skilled contractors at reasonable rates on a timely basis could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

We are exposed to risks that the performance of our contractors may not meet our standards or specifications. Under our contracts with customers with respect to our condominiums and in accordance with Japanese law, the properties we develop are subject to warranty of quality. Specifically, our condominium units, whether renovated or newly constructed, are covered by a two-year nonconformity warranty under the terms of our sales agreements. For newly constructed condominium units, the Housing Quality Assurance Act mandates that sellers provide a 10-year warranty against defects in primary structural components. Additionally, the Act on Assurance of Performance of Specified Housing Defect Warranty obliges sellers to secure their ability to fulfill this warranty by either depositing security funds with the Legal Affairs Bureau of the Ministry of Justice or obtaining housing defect warranty insurance. We have selected to purchase housing defect warranty insurance to meet this requirement. Beyond these legal requirements, we offer an extended after-sales service warranty for both renovated and newly constructed condominium units, with coverage periods ranging from two to 10 years, depending on the type of defect and the specific characteristics of each component. Lastly, for renovated condominium units, although not legally required, we purchase housing defect warranty insurance to ensure our financial capacity to address any defects that may arise.

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Even though we put our best efforts in quality control and, to date, we have not discovered that our contractors have engaged in improper renovation or construction practices or have installed defective materials in our residential condominiums or buildings, we cannot guarantee that our contractors will continuously provide the services meeting our standards. Negligence or poor work quality by any contractors may result in structural defects or substandard construction quality in our condominiums, which could in turn cause us to suffer project delays, cost overruns, and financial losses, harm our reputation, or expose us to third-party claims. Even if the contractor performing the construction work in such instances is ultimately held responsible for the consequences of any such property defects, any such incidents could have lasting adverse effects on us and our business reputation. We work with more than 130 contractors on different projects and we cannot guarantee that we can effectively monitor their work at all times. In addition, contractors may make use of third-party subcontractors with which we have no direct relationship, further limiting our ability to manage the foregoing risks. Although our construction contracts with contractors contain provisions designed to protect us, we may be unable to successfully enforce these provisions and, even if we are able to successfully enforce these provisions, the contractor may not have sufficient financial resources to compensate us. Moreover, the contractors may undertake projects from other property developers, engage in risky undertakings, or encounter financial or other difficulties, such as supply shortages, labor disputes, or work accidents, which may cause delays in the completion of our property projects or increases in our costs.

We may be unable to complete our real estate property development projects on time, or at all.

The progress and costs for our real estate property development projects can be adversely affected by many factors, including:

●	delays in obtaining necessary licenses, permits, or approvals from government agencies or authorities;

●	shortages of materials, equipment, contractors, and skilled labor;

●	disputes with our contractors;

●	failures by our contractors to comply with our designs, specifications, or standards;

●	difficult geological situations or other geotechnical issues;

●	onsite labor disputes or work accidents;

●	epidemics or pandemics, such as the COVID-19 pandemic; and

●	natural catastrophes or adverse weather conditions.

Any construction delays, or failure to complete a project according to our planned specifications or budget, may delay our property sales or our hotel operation, which could harm our revenue, cash flows, and reputation.

We may incur losses due to defects in pre-owned condominium units we procured for our real estate renovation and resale business.

As part of our real estate renovation and resale business, we purchase pre-owned condominium units to renovate and resell to our customers. It is our policy to carefully conduct research and inspection to detect defects or other elements which may result in any structural or environmental damages. However, we cannot guarantee that we will be able to detect all defects or damage during the inspection. If we find any non-conformity after the delivery but no later than the warranty period, we may, subject to the terms of the relevant agreements, ask the sellers to rectify such non-conformity, request compensation, cancel the purchase transaction or seek other remedies. The method and extent in which we will be able to request remedies depend on the terms of the relevant agreement and a negotiation with each seller and therefore may vary. We may also initiate necessary legal proceedings to hold the seller liable for such non-conformity and damages. However, we cannot guarantee that we will obtain favorable outcomes in any litigation.

For the earthquake-proof properties, we often request sellers to purchase a five-year defect insurance from Jutaku Anshin Hosho Co., Ltd., a company designated by the Minister of Land, Infrastructure, Transport and Tourism to support risk management in various housing-related scenarios, including used home and renovations. Nevertheless, the insurance coverage may be insufficient to cover losses due to defects in pre-owned condominiums we purchased, and our business, financial condition, or results of operations could be adversely affected if we are not adequately compensated.

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We may incur losses due to defects relating to our properties.

We may be liable for unforeseen losses, damages, or injuries suffered by third parties due to defects in structures or properties that we develop, own, sell, possess or use in our hotel operation. In Japan, pursuant to the Civil Code of Japan, the possessor or owner of a structure or property attached to land is strictly liable to a third party who suffers damages due to defects in such structure or property. Our business, financial condition, or results of operations could be adversely affected as a result of our incurring any such liability.

When selling condominium units, we have internal systems enabling us to manage and oversee our condominium units’ design and construction to avoid defects and to provide our customers with condition report when delivering the property. However, we could not guarantee that the customers will not claim or commence any legal proceedings if they are unsatisfied with our condominium units, even after the property inspection. Additionally, we also have internal systems to ensure that our hotel facilities are properly maintained. Nevertheless, if any customers are injured or their properties are damaged during their stays, we could not guarantee that they will not claim or commence any legal proceedings against us, even if the injury does not result from the defects in our facilities and is not attributable to our responsibility. We may also incur significant costs to remedy construction defects in properties that we develop, own, sell under warranty, or operate as hotel facilities. Following the completion of our real estate development projects, we may be liable for unforeseen losses, damages, or injuries to third parties at properties we own or sell arising from construction defects.

We are subject to various laws and regulations, including those relating to the purchase and sale of real estate, and violations of, or changes to, such laws and regulations may adversely affect our business.

Our businesses are subject to various laws and regulations in Japan. For further description of the laws and regulations, including those referred to below, that are material to our business, see “Regulations.”

We are subject to the Building Lots and Buildings Transaction Business Act of Japan, which regulates the lease, sale, and purchase of buildings and building lots or brokerage of the sale and purchase or leasing thereof and which requires a license from the Minister of Land, Infrastructure, Transport, and Tourism of Japan or the governor of a prefecture, as the case may be. Violations of the Building Lots and Buildings Transaction Business Act could result in our licenses being revoked or our business being suspended, which could materially affect our ability to continue our operations in these businesses.

Our businesses also rely on licenses required under various laws and regulations, including the Construction Business Act, the Architect Act, the Hotel Business Act, the Food Sanitation Act, the Act on Advancement of Proper Condominium Management, the Act on Proper Management of Rental Housing, and the Specified Joint Real Estate Ventures Act. Violations of such laws and regulations could result in our licenses being revoked or our business being suspended, which could adversely affect our business, financial condition, and results of operations.

In addition to licenses, our business is subject to various national and local regulations relating to a variety of matters such as zoning, public bidding procedures, environmental restrictions, health and safety compliance, and consumer protection, and we are required to obtain numerous governmental permits and approvals or restrict our business operations.

As an example, the Building Standards Act of Japan subjects our construction operations to extensive regulation and oversight with respect to construction methods and safety matters, and requires us or our partners to obtain a certificate for the proposed construction in advance and upon completion of the construction to confirm that the building complies with various requirements under the Act. Violations of the Building Standards Act could result in the suspension of construction, the demolition, or the reconstruction of a building, repairs, or restriction of use of a building.

Applicable regulations also include requirements and restrictions imposed by the laws, under which we are licensed, as well as restrictions imposed by the City Planning Act regulating certain land developments, the Land and Building Lease Act regulating terms of leases for buildings and building lots, the Subcontracting Act protecting subcontractors from exploitation, the Personal Information Protection Act, the Act against Unjustifiable Premiums and Misleading Representations, the Housing Quality Assurance Act, and the Consumer Contracts Act, which protect certain rights of individuals or consumer, and labor laws protecting employees.

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Local regulations, including municipal or local ordinances, restrictions may limit our use of our properties and operations and may require us to obtain prior approval from local officials. Such local regulations may cause us to incur additional costs to construct or renovate condominiums and other buildings.

The enforcement of or changes in laws and regulations specifically relevant to our business and operations may adversely affect our ability to complete the development of our real estate projects on our projected timelines, as well as the timing or cost of our future acquisitions, construction, or renovations, which will have adverse effects on our business, financial condition, and results of operations.

Lastly, the enforcement of or changes in other laws and regulations of more general applicability to Japanese corporations, such as tax laws and accounting rules, could also have an impact on our financial condition and results of operations. Although we strive to ensure that our operations are in compliance with applicable laws and regulations, we cannot assure you that no violation will arise in the future. Violations of laws and regulations could result in significant regulatory sanctions against us, including the suspension or revocation of our governmental permits and approvals, which could harm our reputation and materially affect our results of operations.

As a result, changes in applicable laws and regulations could also result in reduced flexibility in conducting our business and increased compliance costs or may have other adverse effects on our business, financial condition, and results of operations.

Environmental contamination on properties that we own or have sold could adversely affect our results of operations.

In Japan, under the Soil Contamination Countermeasures Act of Japan, if a relevant local governor determines that, based on applicable standards, there is a risk that the land is contaminated by a specified hazardous substance or that there is a risk of harm to human health due to soil contamination by a specified hazardous substance, the governor may order the owner, manager or occupant of the land to have a designated investigation organization investigate the soil contamination status of the land and report the results. If, as a result of the investigation, the governor determines that the soil contamination status exceeds the applicable standards and if the governor determines that the land is harmful or poses a risk of harm to human health under the applicable standard, the governor shall designate the area of the land as a contaminated area and the governor shall order the owner, manager, or occupant of such land to submit a plan to remove the hazardous substance, prevent its dispersal, or take other action, and the owner, manager, or occupant shall implement the plan.

The environmental surveys that we generally conduct in connection with our properties, such as to discover hazardous or toxic substances in the soil, groundwater, and buildings, may be inadequate to fully uncover the problems of the types they are intended to identify, which are often hidden or impossible to detect without special expertise and equipment. The presence of hazardous or toxic substances on our properties, or our failure to properly remediate any such contamination, may adversely affect our ability to sell, develop, or lease our properties or borrow using the affected properties as collateral. If hazardous or toxic substances are discovered on any of our properties, the affected properties could fall in value, completion of development may be delayed, and we may be required to incur substantial unforeseen costs to remediate the underlying hazard and discharge the related environmental liabilities. Furthermore, if actual harm to human health results from the presence of hazardous or toxic substances on our properties, we may incur significant damages, regulatory sanctions, or damage to our brand and reputation. The realization of any of such risks related to environmental contamination could have a material adverse effect on our business, financial condition, and results of operations.

A shortage of building materials or labor, or increases in their costs, could delay home construction or increase its cost, which could materially and adversely affect us.

The real estate development industry experiences labor and raw material shortages from time to time. These labor and raw material shortages can be more severe during periods of strong demand for housing, during periods following natural disasters that have a significant impact on existing residential and commercial structures, or a result of broader economic disruptions, such as the COVID-19 pandemic.

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In addition, our success in our existing markets or those we may choose to enter in the future depends substantially on our ability to source labor and local materials on terms that are favorable to us. Such markets may exhibit a reduced level of skilled labor relative to increased property development demand in these markets. In the event of shortages in labor or raw materials in such markets, local contractors, tradespeople, and suppliers may choose to allocate their resources to developers with an established presence in the market and with whom they have longer-standing relationships with. Labor and raw material shortages and price increases for labor and raw materials could cause delays in and increase our costs of home construction, which in turn could have a material adverse effect on our business, prospects, financial condition, and results of operations.

Our reliance on imported solid wood from the United States exposes us to various risks that could adversely affect our business, financial condition, and results of operations.

Yantai Propolife, our Chinese subsidiary, is capable of developing and producing natural solid wood for our real estate renovation and resale business and real estate development business. OkinawaIgeto, our Japanese subsidiary, sources raw wood materials from CK International, LLC, a U.S. hardwood lumber company that supplies wood from North America (“CK International”), and our reliance on this material exposes us to risks related to supply chain disruptions, cost fluctuations, regulatory changes, as well as the potential loss of timberland to alternative uses. Any interruption in the supply of solid wood, whether due to natural disasters, trade restrictions, global pandemic, labor strikes, or transportation delays, could delay our projects and increase our construction costs. For example, there has been significant inflation in the price of lumber, largely as a result of supply shortages specific to the lumber industry resulting from the COVID-19 pandemic. Since we were able to anticipate further price spikes early and managed to secure adequate supply of raw wood materials at the onset of the inflation and effectively pass the costs to customers, the adverse effect of the price inflation to our business was minimal. However, we cannot guarantee that we will be able to anticipate the lumber price fluctuation in the future, and our business may be negatively affected.

As we expand our business, our demand for imported solid wood is expected to increase. The expansion may create a reliance on CK International to supply sufficient quantities of high-quality wood meeting our specifications. However, CK International itself may face challenges that could hinder its ability to meet our needs, or it may prioritize other larger or more strategically significant clients, which could result in insufficient supply allocations for our needs. As we enter into a separate sales contract with CK International for each order, the quantity, quality, delivery of natural solid wood, and other terms and conditions are determined through individual negotiations between the parties. Although we believe we have maintained a strong relationship with CK International, we cannot assure that future sales contracts will be established on terms and conditions favorable to us. Although we have connections with alternative U.S. suppliers, they may not adequately provide suitable materials at reasonable prices or within required timelines. These supply challenges could result in higher costs, production delays, or the use of lower-quality materials, adversely impacting our operations, reputation, financial condition, and results of operations.

Additionally, fluctuations in currency exchange rates between the U.S. dollar, Chinese yuan (renminbi). and the Japanese yen may impact our ability to procure solid wood at competitive prices, potentially increasing our production costs and adversely affecting our profitability. Changes in U.S., Chinese, or Japanese trade policies, tariffs, or environmental regulations could increase the cost of importing raw wood material or restrict our access to this material. While natural solid wood supply procurement and production have not been affected by the changes in currency exchange rates and governmental policies and regulations thus far, we cannot guarantee that we will not be affected by these changes in the future. If we are unable to source solid wood at reasonable costs, we may be forced to pass on these costs to our customers, which could affect demand for our services. Alternatively, we may need to seek alternative materials or suppliers, which could be less reliable or more expensive, and may impact the quality of our projects. These risks related to the use of imported solid wood could materially and adversely affect our business, financial condition, and results of operations.

Our business could be materially and adversely disrupted by an epidemic or pandemic (such as the COVID-19 pandemic), or similar public threat, or fear of such an event, and the measures that the governmental authorities implement to address it.

An epidemic, pandemic, or similar serious public health issue, and the measures undertaken by governmental authorities to address it, could significantly disrupt or prevent us from operating our business in the ordinary course for an extended period, and thereby, along with any associated economic and social instability or distress, have a material adverse impact on our business, prospects, liquidity, financial condition, and results of operations.

On March 11, 2020, the World Health Organization declared the current outbreak of the COVID-19 virus to be a global pandemic, and in April 2020, the Japanese government issued the Declaration of a State of Emergency, whereby the Japanese government ordered non-essential activities and businesses across Japan to close as a preemptive safeguard against the COVID-19 pandemic. This adversely impacted many business sectors across Japan, including the sectors in which we operate, especially in Tokyo. The COVID-19 pandemic impacted our business operations and operating results during 2020. Core demand for condominiums and our hotel facilities declined due to uncertainty. Nevertheless, the demand for condominiums and hotel facilities in general real estate markets had fully recovered by 2021, reaching the levels seen prior to the COVID-9 pandemic. On the supply and construction side, our business has faced inflation in the prices of raw materials and labor costs associated with supply chain shortages resulting from the pandemic, which may adversely impact our margins. In addition, the COVID-19 pandemic has resulted in changes to the way we conduct our real estate development and sales, including holding remote meetings with customers and taking certain precaution measures for customers who visit our offices (such as using alcohol disinfectant).

While the World Health Organization declared an end to the global Public Health Emergency for COVID-19 on May 5, 2023, we cannot estimate or predict with any degree of certainty the full impact of any future epidemic or pandemic on our financial condition and future results of operations. The ultimate impacts of the epidemic or pandemic and related mitigation efforts will depend on future developments, including the duration of the epidemic or pandemic, the acceptance and effectiveness of vaccines, the impact of epidemic or pandemic and related containment and mitigation measures on our customers, contractors, and employees, workforce availability, and the timing and extent to which normal economic and operating conditions resume.

A downturn in the real estate market or changes in industry trends would negatively impact our business.

The real estate industry is susceptible to economic trends, policy interest rate trends, land price trends, real estate sales price trends, real estate taxation, etc. Therefore, a downturn in the real estate market, a significant increase in interest rates, or other changes in the situation could affect our performance.

According to 2024 White Paper on Land, Infrastructure, and Transportation issued by the Ministry of Land, Infrastructure, Transport, and Tourism, Japan’s land prices rose for the third consecutive year, and the rate of increase expanded for all-use averages, residential land, and commercial land. In 2023, the housing demand was firm in urban centers and convenient areas with superb living environments, and land prices in these areas continued to rise. Additionally, the land prices in three major metropolitan areas, including greater Tokyo metropolitan, also continued to rise. Nevertheless, we cannot guarantee that this trend will continue. For example, Japan has recently experienced high levels of inflation, causing the Bank of Japan to announce an increase of its policy interest rate for the first time in 17 years (since February 2007). Nevertheless, while there was a rise in the Flat 35, a 35-year fixed residential mortgage rate established by the partnership among private financial institutions and the Japan Housing Finance Agency, the floating mortgage rate has been declining. See “Business—Market Opportunities—Real Estate Markets in Japan—Market outlook for new condominium units.” While the higher interest rate may theoretically result in lower real estate prices and slower real estate market, the long-term impact of these policy initiatives on Japan’s economy remains uncertain. In addition, the occurrence of pandemics, such as the COVID-19 pandemic, the occurrence of large-scale natural disasters, such as earthquakes and typhoons, as well as other policy changes (see also “—Changes in the policies of the Japanese government that affect demand for residential properties may adversely affect the ability or willingness of prospective buyers to purchase residential real estate.”), may also adversely impact the Japanese real estate markets. Any future deterioration of the Japanese or global economy may result in a decline in consumption that would have a negative impact on demand for our real properties and their prices.

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Changes in the policies of the Japanese government that affect demand for residential properties may adversely affect the ability or willingness of prospective buyers to purchase residential real estate.

Demand in the Japanese residential real estate market is significantly affected by the policies of the Japanese government, which currently include low-interest rate policies that result in the availability of housing loans from banks with highly discounted mortgage rates and preferential income tax treatment in connection with housing loans, and the availability of publicly sponsored long-term mortgage products. On December 14, 2023, the Japanese government also released the 2024 Tax Reform Proposals which planned to continue the current tax system where property tax on land is reduced by local ordinance until 2026 to promote economic recover after the COVID-19 pandemic. See also “Business—Market Opportunities—Real Estate Markets in Japan.” Nevertheless, such policies may change or be discontinued in the future or may not continue to contribute to increased demand for condominiums as intended. Changes in residential property taxes, consumption taxes incurred when purchasing a residence, or other housing-related policies that increase the cost of owning, acquiring, or selling real estate may adversely affect the ability or willingness of prospective home buyers to purchase a single-family home or condominium, which may materially and adversely affect our business, prospects, financial condition, and results of operations.

Our hotel operations are subject to the business, financial, and operating risks inherent to the hospitality industry, any of which could reduce our revenue and limit opportunities for growth.

Our hotel operations are subject to a number of business, financial, and operating risks inherent to the hospitality industry, including:

●	competition from hospitality providers in the localities where we operate our hotels;

●	relationships with business partners;

●	increases in costs due to inflation or other factors that may not be fully offset by increases in revenue in our business, as well as increases in overall prices and the prices of our offerings due to inflation, which could weaken consumer demand for travel and the other products we offer and adversely affect our revenue;

●	the ability of third-party Internet and other travel intermediaries who sell our hotel services to guests to attract and retain customers;

●	cyclical fluctuations and seasonal volatility in the hospitality industry;

●	changes in desirability of geographic regions of our hotels, changes in geographic concentration of our operations and customers, and shortages of desirable locations for development;

●	changes in the supply and demand for hotel services, including rooms, food and beverage, and other products and services;

●	changes in governmental policies (including in areas such as trade, travel, immigration, healthcare, and related issues); and

●	political instability, pandemics (such as the COVID-19 pandemic), geopolitical conflict, heightened travel security measures, and other factors that may affect travel.

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Any of these factors could increase our costs or limit or reduce the prices we are able to charge for hospitality products and services, or otherwise affect our ability to maintain existing properties or develop new properties. As a result, any of these factors can reduce our revenue and limit opportunities for growth.

Contraction in the global economy or low levels of economic growth could adversely affect our revenue and profitability as a hotel operator.

Consumer demand for our hotel services is linked to the performance of the general economy and is sensitive to business and personal discretionary spending levels. Decreased global or regional demand for hospitality products and services can be especially pronounced during periods of economic contraction or low levels of economic growth, and the recovery period in our industry may lag overall economic improvement. Declines in demand for our products and services due to general economic conditions could negatively affect our business by limiting the amount of fee revenue we are able to generate from our hotel properties and decreasing the revenue and profitability of our hotel properties. In addition, many of the expenses associated with our business, including personnel costs, interest, rent, property taxes, insurance, and utilities, are relatively fixed. During a period of overall economic weakness, if we are unable to meaningfully decrease these costs as demand for our hotel services decreases, our business, financial condition, and results of operations may be adversely affected.

If we are unable to attract, train, assimilate, and retain employees that embody our culture and support our one-stop service business model, we may not be able to grow or successfully operate our business.

A key characteristic and differentiating factor of our business model is the one-stop service system, where our subsidiaries provide comprehensive services in our renovation and resale business from construction materials production to condominium sales. This model necessitates a substantial workforce. Therefore, our success depends in part upon our ability to attract, train, assimilate, and retain a sufficient number of employees to maintain our one-stop service business model. Failure to retain a sufficient number of employees or attract additional staff as our businesses expand could impair the functionality of our one-stop service system, and materially and adversely affecting our business, financial condition, and results of operations. Our brand image may also be negatively impacted. Our growth strategy will require us to attract, train, and assimilate even more personnel. Any failure to meet our staffing needs or any material increases in team member turnover rates could have a material adverse effect on our business or results of operations.

We place substantial reliance on the industry experience and knowledge of our senior management team as well as their relationships with other industry participants. Mr. Yasuyuki Nozawa, our founder, chief executive officer, and representative director, is particularly important to our future success due to his substantial experience and reputation in the real estate development industry. We do not carry, and do not intend to procure, key person insurance on any members of our senior management team. The loss of the services of one or more members of our senior management team due to their departure, or otherwise, could hinder our ability to effectively manage our business and implement our growth strategies. Finding suitable replacements for our current senior management could be difficult, and competition for such personnel of similar experience is intense. If we fail to retain our senior management, our business and results of operations could be materially and adversely affected.

We rely on our brand recognition to compete in Japanese real estate market, and any unauthorized use of our brand or trademark may adversely affect our business.

The real estate industry in Japan is less oligopolistic than other sectors, encompassing a diverse range of small and medium-sized businesses as well as large, well-known operators. Given the significant expense of real estate, customers are more cautious in their purchase decisions, making the seller’s brand recognition a crucial factor. Consequently, any damage to our brand could significantly deter customers from choosing our products, thereby materially and adversely affecting our business, financial condition, and results of operations.

We currently own 16 trademarks for real estate related services in Japan and have four pending trademark applications in Japan. We rely on the Japanese intellectual property and anti-unfair competition laws and contractual restrictions to protect our brand name and trademarks. We believe our brand, trademarks, and other intellectual property rights are important to our success. Any unauthorized use of our brand, trademarks, and other intellectual property rights could harm our competitive advantages and business. Monitoring and preventing unauthorized use are difficult. The measures we take to protect our intellectual property rights may not be adequate. If we are unable to adequately protect our brand, trademarks, and other intellectual property rights, our reputation may be harmed, and our business may be adversely affected.

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We are subject to claims and legal proceedings that arise in the ordinary course of business.

We are subject to various claims and legal proceedings, including adverse rulings in current or future litigation against us and/or our directors or officers, covering a wide range of matters that arise in the ordinary course of business activities. Each of these matters is subject to various uncertainties and it is possible that some of these matters may be resolved unfavorably to us. In addition, we may be involved in disputes with other parties in the future that may result in litigation, which may have a material adverse impact on our future cash flows, profitability, results of operations and financial condition. Additionally, we may be subject to frivolous and/or nuisance claims resulting from our operation. While such claims are often dismissed, there can be no assurance that all such claims will be dismissed entirely, or that we will not be required to incur significant expenses defending such claims.

We may become involved in legal and other proceedings from time to time and may suffer significant liabilities or other losses as a result.

From time to time, we may become involved in disputes with the development and sale of our properties or other aspects of our business and operations, including labor disputes with employees. These disputes may lead to legal or other proceedings and may result in substantial costs and diversion of resources and management’s attention. Disputes and legal and other proceedings may require substantial time and expense to resolve, which could divert valuable resources, such as management time and working capital, delay our planned projects, and increase our costs. Third parties that are found liable to us may not have the resources to compensate us for our incurred costs and damages. We could also be required to pay significant costs and damages if we do not prevail in any such disputes or proceedings. In addition, we may have disagreements with regulatory bodies in the course of our operations, which may subject us to administrative proceedings and unfavorable decrees that result in pecuniary liabilities and cause delays to our property developments.

Our failure to successfully manage our business expansion would have a material adverse effect on our results of operations and prospects.

We plan to use the proceeds of the offering for the development and expansion of ProstyleRyokan’s business and our renovation and resale business conducted under the “LogMansion” brand. See “Use of Proceeds” and “Business— Growth Strategies—Strategic expansion and growth in the real estate renovation and resale, and hotel development and management businesses.” Our expansion has created, and will continue to place, substantial demand on our resources. Managing our growth and integrating the acquired businesses will require us to, among other things:

●	comply with the laws, regulations and policies applicable to the acquired businesses, including obtaining timely approval for the construction as required under Japanese laws;
●	maintain adequate control on our business expansion to prevent, among other things, project delays or cost overruns;
●	manage relationships with employees, customers and business partners during the course of our business expansion;
●	attract, train and motivate members of our management and qualified workforce to support successful business expansion;
●	access debt, equity or other capital resources to fund our business expansion, which may divert financial resources otherwise available for other purposes;
●	divert significant management attention and resources from our existing businesses; and
●	strengthen our operational, financial and management controls to maintain the reliability of our reporting processes.

Any difficulty meeting the foregoing or similar requirements could significantly delay or otherwise constrain our ability to implement our expansion plans or result in failure to achieve the expected benefits of our business expansions, which in turn would limit our ability to increase operational efficiency, reduce costs or otherwise strengthen our market position. Failure to obtain the intended economic benefits from the business expansion could adversely affect our business, financial condition, results of operations and prospects. In addition, we may also experience mixed results from our expansion plans in the short term.

We may be unsuccessful in expanding and operating our business internationally, which could adversely affect our results of operations.

We have established subsidiaries in China and Vietnam and may expand our operations into these markets and into the United States, the United Arab Emirates, and Asia in the future. The entry and operation of our business in these markets could cause us to be subject to unexpected, uncontrollable, and rapidly changing events and circumstances outside Japan. As we grow our international operations, we may need to recruit and hire new project management, sales, marketing, and support personnel in the countries in which we have or will establish new subsidiaries or otherwise have a significant presence. Entry into new international markets typically requires the establishment of new marketing and sales channels. Our ability to continue to expand into international markets involves various risks, including the possibility that our expectations regarding the level of returns we will achieve on such expansion will not be achieved in the near future, or ever, and that competing in markets with which we are unfamiliar may be more difficult than anticipated. If we are less successful than we expect in a new market, we may not be able to realize an adequate return on our initial investment and our operating results could suffer. Our international operations may also fail due to other risks inherent in foreign operations, including:

●	varied, unfamiliar, unclear, and changing legal and regulatory restrictions, including different legal and regulatory standards applicable to real estate development and sales;

●	availably of land, raw materials and labor;

●	compliance with multiple and potentially conflicting regulations in the United States and Asia;

●	difficulties in staffing and managing foreign operations;

●	longer collection cycles;

●	differing intellectual property laws that may not provide sufficient protections for our intellectual property;

●	proper compliance with local tax laws, which can be complex and may result in unintended adverse tax consequences;

●	localized spread of infection resulting from epidemic or pandemic, including any economic downturns and other adverse impacts;

●	difficulties in enforcing agreements through foreign legal systems;

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●	impact of different real estate trends in different regions;

●	fluctuations in currency exchange rates that may affect real property demand and may adversely affect the profitability in JPY of real properties provided by us in foreign markets where payment for our real properties is made in the local currency;

●	changes in general economic, health, and political conditions in countries where our properties are sold;

●	potential labor strike, lockouts, work slowdowns, and work stoppages; and

●	different consumer preferences and requirements in specific international markets.

Our current and any future international expansion plans will require management attention and resources and may be unsuccessful. We may find it impossible or prohibitively expensive to continue expanding internationally or we may be unsuccessful in our attempt to do so, and our business, financial condition, and results of operations could be adversely impacted.

Failure to select suitable business partners for our business expansion may adversely affect our business, financial condition, and results of operations.

As part of our strategy to expand ProstyleRyokan’s business operation, we plan to form joint ventures with local companies to develop Machinaka Ryokans in the United States and the United Arab Emirates. For the expansion of our real estate renovation and resale business, we anticipate investing or acquiring local real estate in our target markets. See “Use of Proceeds” and “Business— Growth Strategies—Strategic expansion and growth in the real estate renovation and resale, and hotel development and management businesses.” The success of our business expansion efforts depends on our ability to select business partners who possess the necessary industry knowledge, market access, and operational capabilities in each target areas. If we fail to identify and engage with suitable partners, we may experience operational, legal, and financial challenges, which could delay or hinder our expansion plans.

Selecting inappropriate partners may expose us to various risks, including inadequate control over local operations, insufficient local market insight, potential regulatory non-compliance, and cultural misalignments. In addition, our business partners may experience financial difficulties or disputes with us, which could lead to disruptions in operations, reputational damage, and unanticipated financial losses. These risks could materially and adversely affect our business, financial condition, results of operations, and our ability to achieve our strategic objectives in our target markets.

Our businesses are subject to risks related to natural or man-made disasters, pandemics, and other catastrophic events.

Our business is subject to the risk of natural disasters, such as earthquakes, typhoons, tsunamis, flooding, and volcanic eruptions, as well as man-made disasters, such as fire, industrial accidents, war, riots, or terrorism. We are also exposed to the risk of pandemics, such as the COVID-19 pandemic, public health issues, and other catastrophic events. Should a disaster or other catastrophic event occur, our personnel could suffer injuries, our operations could be disrupted, and we may experience construction delays, including delays in initiating development or construction of properties, or become unable to complete the construction of properties under development. In addition, we may be unable to sell our properties in inventory and our properties could decrease in value or be directly and severely damaged. We may also be required to incur expenses to restore or replace damaged properties in inventory or other facilities we rely on to operate our business.

Japan is earthquake-prone and has historically experienced numerous large earthquakes that have resulted in extensive property damage, such as the earthquake on March 11, 2011, or the Great East Japan Earthquake, and the earthquakes that occurred in Noto Peninsular in January 2024. Developments on reclaimed land are subject to an increased risk of soil liquefaction, which can be triggered by an earthquake. It is, therefore, possible that some of our future developments will be located on reclaimed land. Although we will conduct assessments of the reclaimed land as we deem necessary, the assessments may not be sufficient to detect the extent of any risk of liquefaction in the event of an earthquake. Typhoons also frequently hit various regions of Japan. For instance, major typhoons affected parts of Japan in the fall of 2019. Although we have not experienced material disruptions to our business or physical damage resulting from typhoons in the past, we cannot guarantee that such disruptions or physical damage will not happen in the future. In addition, we focus primarily on developing and selling real estate located in the greater Tokyo metropolitan area, making us particularly vulnerable to any natural or man-made disasters that occur in this area. Even if our facilities do not suffer physical damage, any loss or limit to our use of utilities, such as electricity, could disrupt our businesses. Our insurance against damage or liability caused by typhoons and other natural disasters may not be sufficient to cover repair costs or other losses, and we generally maintain no insurance coverage relating to earthquakes or business interruption insurance.

Future acquisitions may have a material adverse effect on our ability to manage our business, our financial condition and our results of operations.

We may acquire businesses, technologies, services, or products which are complementary to our core real estate development and sales business. Future acquisitions may expose us to potential risks, including risks associated with the integration of new operations, services, and personnel, unforeseen or hidden liabilities, the diversion of resources and management attention from our existing business and technology, our potential inability to generate sufficient revenue to offset new costs, the costs and expenses incurred in connection with such acquisitions, or the potential loss of or harm to relationships with suppliers, employees, and customers resulting from our integration of new businesses.

Any of the potential risks listed above could have a material adverse effect on our ability to manage our business, our results of operations, or our financial condition. In addition, we may need to fund any such acquisitions through the incurrence of additional debt or the sale of additional debt or equity securities, which would result in increased debt service obligations, including additional operating and financing covenants, or liens on our assets, that would restrict our operations, or dilution to our shareholders.

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Risks Relating to this Offering and the Trading Market

An active trading market for our Common Shares may not develop.

Our Common Shares have been approved for listing on the NYSE American under the symbol “LGPS”, subject to official notice of issuance Prior to this offering, there has not been a public market for our Common Shares, and we cannot assure you that an active public market for our Common Shares will develop or be sustained after this offering. If an active public market for our Common Shares does not develop following the completion of this offering, the market price and liquidity of our Common Shares may be materially and adversely affected.

You will experience immediate and substantial dilution in the net tangible book value of Common Shares purchased in this offering.

The initial public offering price of our Common Shares is substantially higher than the (as adjusted) net tangible book value per share of our Common Shares. Consequently, when you purchase our Common Shares in the offering, upon completion of the offering you will incur immediate dilution of $3.12 per share, assuming an initial public offering price of $4.00, which is the low end of the estimated initial public offering price range set forth on the cover page of this prospectus. See “Dilution.” In addition, you may experience further dilution to the extent that additional shares of Common Shares are issued upon exercise of outstanding options we may grant from time to time.

After the completion of this offering, share ownership will remain concentrated in the hands of our management, who will continue to be able to exercise a direct or indirect controlling influence on us.

We anticipate that our directors and executive officers will collectively beneficially own approximately 70.04% of our Common Shares issued and outstanding after the completion of this offering, assuming the underwriters do not exercise their over-allotment option, or 68.97% assuming the underwriters exercise their over-allotment option in full. As a result, these shareholders, acting together, will have significant influence over all matters that require approval by our shareholders, including the election of directors and approval of significant corporate transactions. Corporate action might be taken even if other shareholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of our Company that other shareholders may view as beneficial.

We will be a “controlled company” within the meaning of the NYSE American listing standards upon listing our Common Shares on the NYSE American, and intend to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Following this offering, our largest shareholder, Mr. Yasuyuki Nozawa, will continue to aggregately own more than a majority of the voting power of our outstanding Common Shares and will be able to determine all matters requiring approval by our shareholders. Under the NYSE American listing standards, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. We intend to avail ourselves under the “controlled company” exemptions under the NYSE American listing standards as long as we meet the requirements for such exception. This will enable us to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. For example, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of NYSE American.

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The sale or availability for sale of substantial amounts of the Common Shares could adversely affect their market price.

Sales of substantial amounts of the Common Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of the Common Shares and could materially impair our ability to raise capital through equity offerings in the future. Resales of our Common Shares in the public market by the Selling Shareholder may cause the market price of our Common Shares to decline. All of the Public Offering Common Shares and the Resale Shares will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by affiliates or control persons, and certain Common Shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. As of the date of this prospectus, 21,652,110 of our Common Shares are outstanding. There will be 24,152,110 Common Shares issued and outstanding immediately following the consummation of this offering, assuming no exercise of the underwriters’ over-allotment option, or 24,527,110 Common Shares if the underwriters exercise their over-allotment option in full. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of the Common Shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

There may be substantial sales of our Common Shares by the Selling Shareholder once our Common Shares are listed on NYSE American and begin trading, which could have a material adverse effect on the price of our Common Shares after this offering.

The registration statement of which this prospectus forms a part also registers on behalf of the Selling Shareholder an aggregate of 434,000 Common Shares previously issued by us. There are currently no agreements or understandings in place with the Selling Shareholder to restrict the sale of the Resale Shares once our Common Shares are listed on NYSE American and begin trading. Sales of a substantial number of our Common Shares by the Selling Shareholder at such time could cause the market price of our Common Shares to drop (possibly below the initial public offering price of the Public Offering Common Shares in this offering) and could impair our ability to raise capital in the future by selling additional Company securities.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Common Shares, the price of our Common Shares and trading volume could decline.

Any trading market for our Common Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Common Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Common Shares and the trading volume to decline.

The market price of our Common Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell shares at or above the initial public offering price.

The initial public offering price for our Common Shares will be determined through negotiations between the underwriters and us, and may vary from the market price of the Common Shares following our initial public offering. If you purchase the Common Shares in our initial public offering, you may not be able to resell those Common Shares at or above the initial public offering price. We cannot assure you that the initial public offering price of the Common Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our Common Shares that have occurred from time to time prior to our initial public offering. The market price of the Common Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections, or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	the trading volume of the Common Shares on NYSE American;

●	sales of the Common Shares by us, our executive officers and directors, or our shareholders or the anticipation that such sales may occur in the future;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

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In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of the Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Common Shares.

In addition to the risks addressed above in “—The market price of our Common Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price,” our Common Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our stock, which may cause our Common Shares to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Common Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Common Shares. In addition, investors of our Common Shares may experience losses, which may be material, if the price of our Common Share declines after this offering or if such investors purchase Common Shares to any price decline.

Our independent registered public accounting firm has identified material weaknesses in our internal controls over financial reporting in the fiscal years ended March 31, 2024 and 2023. If we are unable to remediate these material weaknesses or fail to implement and maintain an effective system of internal control, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Common Shares may be materially and adversely affected.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the rules and regulations of the NYSE American. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting, as we are not required to provide a report of management’s assessment on our internal control over financial reporting due to a transition period established by the rules of the SEC for newly public companies. However, in the course of auditing our consolidated financial statements as of and for the fiscal years ended March 31, 2024 and 2023, our independent registered public accounting firm identified five material weaknesses in our internal control over financial reporting as well as other control deficiencies. As defined in standards established by the Public Company Accounting Oversight Board, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified relate to: (i) a lack of sufficient personnel in accounting and financial reporting functions with sufficient experience and expertise with respect to the application of U.S. GAAP and SEC disclosure requirements, (ii) ineffective controls for identifying and evaluating non-routine transaction accounting implication, (iii) inadequate control design and documentation, including insufficiently precise documentation to prevent or detect a material misstatement, lack of thorough and timely financial closing process, lack of entity-level controls, particularly over subsidiary financial information review, and lack of evidence supporting effective review in control operations (iv) the improper design and ineffective general control over certain information technology systems, and (v) failure to validate completeness and accuracy of internally prepared data. As a consequence of the material weaknesses, our independent registered public accounting firm has implemented significantly enhanced audit procedures by increasing the scrutiny of high-risk areas and adding substantive procedures to verify accuracy. The material weaknesses could also result in other misstatements of our accounts or disclosures, which may result in additional material misstatements in our annual or interim financial statements that would not be prevented or detected.

Following the identification of the material weaknesses described above, we plan to take remedial measures, including (i) hiring additional qualified accounting and compliance personnels with expertise in U.S. GAAP, SEC reporting, and Sarbanes-Oxley compliance to enhance our financial reporting, compliance functions, and internal control framework; and (ii) engaging an external consulting firm to assist us with the assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control. With the implementation of these measures, we aim to become fully compliant with the relevant U.S. GAAP and SEC reporting requirements.

However, we cannot assure you that all these measures will be sufficient to address all the potential internal control issues for the financial reporting, and we cannot assure you that we will not identify additional material weaknesses or significant deficiencies in the future. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, our Common Shares may not be able to remain listed on the NYSE American.

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Section 404 of the Sarbanes-Oxley Act of 2002 requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report beginning with our second annual report on Form 20-F. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Common Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

We incur substantial increased costs as a result of being a public company.

As a public company, we incur significant legal, accounting, and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and NYSE American, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Shares that is held by non-affiliates equals or exceeds $700 million as of the prior September 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

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Our Common Shares may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

Our Common Shares may be subject to “penny stock” rules (generally defined as non-exchange traded stock with a per-share price below $5.00) in the future. While our Common Shares will not be considered “penny stock” following this offering since they will be listed on NYSE American, if we are unable to maintain that listing and our Common Share is no longer listed on NYSE American, unless we maintain a per-share price above $5.00, our Common Shares will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.
●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our Common Shares and may affect your ability to resell our Common Shares.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what point in time, if ever, our Common Shares will not be classified as a “penny stock” in the future.

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Our management has broad discretion to determine how to use the net proceeds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Common Shares.

We anticipate that we will use the net proceeds from this offering for the development and expansion of ProstyleRyokan’s business operation and the development and expansion of our real estate business. See “Use of Proceeds.” Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Common Shares.

Rights of shareholders under Japanese law may be different from rights of shareholders in other jurisdictions.

Our articles of incorporation and the Companies Act of Japan, or the Companies Act, govern our corporate affairs. Legal principles relating to matters such as the validity of corporate procedures, directors’ and executive officers’ fiduciary duties, and obligations and shareholders’ rights under Japanese law may be different from, or less clearly defined than, those that would apply to a company incorporated in any other jurisdiction. Shareholders’ rights under Japanese law may not be as extensive as shareholders’ rights under the law of other countries. For example, under the Companies Act, only holders of 3% or more of our total voting rights or our outstanding shares are entitled to examine our accounting books and records. Furthermore, there is a degree of uncertainty as to what duties the directors of a Japanese joint-stock corporation may have in response to an unsolicited takeover bid, and such uncertainty may be more pronounced than that in other jurisdictions.

We are incorporated in Japan, and it may be more difficult to enforce judgments obtained in courts outside Japan.

We are incorporated in Japan as a joint-stock corporation with limited liability. Most of our directors, corporate auditors and executive officers are non-U.S. residents, and a substantial portion of our assets and the personal assets of our directors, corporate auditors and executive officers are located outside the United States. As a result, when compared to a U.S. company, it may be more difficult for investors to effect service of process in the United States upon us or those persons, or to enforce against us or them, judgments obtained in U.S. courts, including judgments predicated upon civil liability provisions of the federal or state securities laws of the U.S. or judgments obtained in other courts outside Japan. There is doubt as to the enforceability in Japanese, in original actions brought in Japan or in actions to enforce judgments of U.S. courts, of civil liabilities predicated upon the federal and state securities laws of the United States. See “Enforceability of Civil Liabilities.”

The payment of future dividends on our Common Shares, if any, must be approved by our shareholders at the annual meeting of the shareholders, or our board of directors only once during a business year, and will depend on many factors on which the shareholders may determine not to do so.

The payment of future dividends on our Common Shares, if any, must be approved by our shareholders at the annual meeting of the shareholders, or our board of directors only once during a business year, and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our shareholders may deem relevant, including retaining future earnings, if any, for reinvestment in the development and expansion of our business. Therefore, you may not receive any dividends on the Common Shares for the foreseeable future, and the success of an investment in our Common Shares will depend upon any future appreciation in its value. Moreover, any ability to pay dividends may be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of us or our subsidiaries. Consequently, investors may need to sell all or part of their holdings of our Common Shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that the Common Shares will appreciate or even maintain the price at which our shareholders have purchased the Common Shares.

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If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting, and other expenses that we would not incur as a foreign private issuer.

We qualify as a foreign private issuer. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we are not required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently qualify as a foreign private issuer, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and intend to take advantage of exemptions from certain NYSE American corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

The NYSE American listing standards require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we intend to follow home country practice in lieu of the above requirements. The corporate governance practice in our home country, Japan, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result.

In addition, the NYSE American listing standards also require U.S. domestic issuers to have an audit committee, a compensation committee, and a nominating committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Consistent with corporate governance practices in Japan, we do not have a standalone compensation committee or nominating committee of our board. As a result of these exemptions, investors would have less protection than they would have if we were a domestic issuer.

The NYSE American listing standards may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain common share issuances. We intend to comply with the requirements of the NYSE American listing standards in determining whether shareholder approval is required on such matters.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of NYSE American, the Common Shares may not be listed or may be delisted, which could negatively impact the price of the Common Shares and your ability to sell them.

We have received approval from the NYSE American to list our Common Shares under the symbol “LGPS”. However, we cannot assure you that our Common Shares will continue to be listed on NYSE American.

In addition, following this offering, in order to maintain our listing on NYSE American, we will be required to comply with certain rules of NYSE American, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of NYSE American, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy NYSE American criteria for maintaining our listing, our Common Shares could be subject to delisting.

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If NYSE American does not list our Common Shares, or subsequently delists our Common Shares from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our Common Shares;

●	reduced liquidity with respect to our Common Shares;

●	a determination that the Common Shares are a “penny stock,” which will require brokers trading in our Common Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Common Shares;

●	limited amount of news and analyst coverage;

●	state laws and regulations applicable to our Common Shares;

●	increased risk of shareholder litigation; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This will make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Common Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of other public companies. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and the price of the Common Shares may be more volatile. See “Implications of Our Being an ‘Emerging Growth Company.’”

If we are classified as a passive foreign investment company, United States taxpayers who own our Common Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company (“PFIC”) for any taxable year if, for such year, either:

●	at least 75% of our gross income for the year is passive income; or

●	the average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Common Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

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Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2025 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse U.S. federal income tax consequences for U.S. taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations and guidance are potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one or more taxable years.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Consideration — United States Federal Income Taxation — PFIC.”

U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS ABOUT THE PFIC RULES, THE POTENTIAL APPLICABILITY OF THESE RULES TO THE COMPANY CURRENTLY AND IN THE FUTURE, AND THEIR FILING OBLIGATIONS IF THE COMPANY IS A PFIC.

Risks Related to Restrictions on Foreign Investment

We may face restrictions on foreign investment related to Foreign Exchange and Foreign Trade Act in Japan.

If we develop a new business or plan a merger or acquisition, we have to consider the impact from restrictions of foreign direct investment under the Foreign Exchange and Foreign Trade Act of Japan and related cabinet orders and ministerial ordinances, as amended (collectively, the “FEFTA”). We have received approval from NYSE American LLC to list our Common Shares, not American Depository Receipts. In this case, an investment in our Company may be subject to a prior filing or a post-investment report. Under the FEFTA, when Foreign Investors (as defined in the FEFTA) acquire shares issued by a Japanese corporation, they may be required to submit a prior filing or post-investment report with the Japanese government via the Bank of Japan, depending on the circumstances. Under the FEFTA, among other triggering events, a Foreign Investor seeking to acquire shares of a Japanese corporation that are not listed on a stock exchange in Japan is required to submit a prior filing requirement, regardless of the number of shares acquired, if such Japanese corporation or its subsidiaries in Japan engage in any of the businesses designated under the FEFTA (“Designated Businesses”), and required to wait until the acquisition is approved by the relevant governmental authorities. Therefore, if we develop a new business or plan a merger or acquisition in the future, we have to consider whether the business to be developed or acquired falls within the Designated Businesses, and if so, we may have to forego such new business or plans in order to avoid triggering the prior filing requirement under the FEFTA, which may materially and adversely impact our financial condition and results of operations in future periods. See “JAPANESE FOREIGN DIRECT INVESTMENT REGULATIONS.”

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract clients and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in the industries where we operate our businesses;

●	the impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;

●	our ability to continue to meet the NYSE American requirements;

●	the COVID-19 pandemic; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains market data and industry forecasts and projections, which were obtained or derived from publicly available information, reports of governmental agencies, market research reports, and industry publications and surveys. These sources generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe such information to be accurate, we have not independently verified the data from these sources. However, we acknowledge our responsibility for all disclosures in this prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties and risks regarding the other forward- looking statements in this prospectus due to a variety of factors, including those described in this section, the section entitled “Risk Factors,” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the forecasts and estimates.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are a joint-stock corporation with limited liability organized under Japanese law. Most of our directors, corporate auditors and executive officers reside in Japan, and significantly all of our assets and the assets of such persons are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state in the United States.

TMI Associates, our counsel with respect to the laws of Japan, has advised us that there is uncertainty as to the enforceability in Japan, either in original actions brought in Japan or in actions to enforce judgments of U.S. courts, of civil liability predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

A Japanese court may decline to apply U.S. securities laws in an original action if it determines that such laws are contrary to the public policy of Japan. Japanese courts will refuse to enforce judgments of foreign courts if the judgments do not meet any of the following requirements:

●	The jurisdiction of the foreign court be recognized under laws, regulations, treaties, or conventions;

●	The defendant has been served with the requisite summons or order for the commencement of litigation, or has appeared without being so served;

●	The content of the judgment and the litigation proceedings are not contrary to public policy in Japan; and

●	A guarantee of reciprocity is in place.

There are no treaties between the U.S. and Japan that would generally permit any judgments of U.S. courts to be enforced in Japan. Thus, a Japanese court will determine on a case-by-case basis whether there is a guarantee of reciprocity is in place between the U.S. court in question and the Japanese courts. Therefore, if you obtain a civil judgment by a U.S. court, you may not be able to enforce it in Japan.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

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USE OF PROCEEDS

Based upon an assumed initial public offering price of $4.00 per Common Share, which is the low end of the estimated initial public offering price range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately $7,263,000 if the underwriters do not exercise their over-allotment option, and $8,643,000 if the underwriters exercise their over-allotment option in full.

We plan to use the net proceeds we receive from this offering for the following purposes:

●	approximately 70% for the development and expansion of ProstyleRyokan’s business operation by developing and managing additional Machinaka Ryokans in Japan, including Tokyo, Osaka, and Kyoto, and by forming joint ventures with local companies to mutually develop Machinaka Ryokans in the U.S., including New York and Los Angeles, as well as in Dubai, United Arab Emirates; and

●	approximately 30% for the development and expansion of our real estate business, particularly the real estate renovation and resale business under our brand “Log Mansion,” in Kyoto, Osaka, Nagoya, and other areas in Japan, other Asian countries, and the United States by investing or acquiring local real estate companies in these areas.

On November 7, 2024, we entered into a memorandum of understanding with VAULT INVESTMENT LLC, an investment company organized under the laws of the United Arab Emirates. Under this memorandum, both parties agreed to explore potential collaborations and business opportunities in developing plans to open hotels and restaurants and pursuing potential joint ventures in the Middle East and North Africa regions. While we have not yet determined whether or not we will use a portion of the net proceeds from this offering to finance opportunities that arise in connection with our arrangements with VAULT INVESTMENT LLC, it is possible that we will do so. Apart from this, as of the date of this prospectus, we have not identified any specific land parcels for constructing Machinaka Ryokans, nor have we identified any specific local real estate companies for potential investment or acquisition.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

We will not receive any proceeds from the sale of the Resale Shares under the separate Resale Prospectus.

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DIVIDEND POLICY

Although we paid annual dividends to shareholders in the fiscal year ended March 31, 2022, amounting to 55 Japanese yen (approximately $0.38) per Common Share and a total amount of 346,940,000 Japanese yen (approximately $2,421,920) paid, the payment of future annual dividends and interim dividends on our Common Shares, if any, will be approved by our shareholders at the annual meeting of the shareholders and our board of directors during a business year, respectively, and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our shareholders or our directors may deem relevant, including retaining future earnings, if any, for reinvestment in the development and expansion of our business. The agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. Currently, there are no restrictions on the payment of dividends under our existing debt agreements. However, Articles 446 and 461 of the Companies Act of Japan (the “Companies Act”) set forth the regulations for restricting dividend payments and companies are required to calculate the distributable amount of dividend accordingly. The Companies Act specifically prohibits dividend payments exceeding the distributable amount. See “Risk Factors—Risks Relating to this Offering and the Trading Market—The payment of future annual dividends and interim dividends on our Common Shares, if any, will be approved by our shareholders at the annual meeting of the shareholders and our board of directors during a business year, respectively, and will depend on many factors on which the shareholders may determine not to do so.”

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale of the Common Shares by us in this offering at the assumed initial public offering price of $4.00 per share, which is the low end of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts, and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes appearing elsewhere in this prospectus.

	As of September 30, 2024
	Actual
(In thousands in ¥, except share amounts)	(unaudited)	As adjusted
Cash and Cash Equivalents	¥637,491	¥1,677,980
Indebtedness:
Short-term loans	2,701,848	2,701,848
Bonds	53,250	53,250
Long-term loans	8,548,123	8,548,123
Total Indebtedness	11,303,221	11,303,221
Shareholders’ Equity:
Common shares, 81,498,000 shares authorized, 21,652,110 shares issued and outstanding; 24,152,110 shares issued and outstanding, as adjusted	235,001	755,246
Additional paid-in capital(1)	148,392	668,637
Capital surplus	755,517	755,517
Retained earnings	1,036,945	1,036,945
Treasury shares	(2,539)	(2,539)
Accumulated other comprehensive loss	(26,434)	(26,434)
Total Shareholders’ Equity	¥2,146,882	¥3,187,371
Total Capitalization	¥13,450,103	¥14,490,592

	As of September 30, 2024
	Actual
(In thousands in US$, except share amounts)	(unaudited)	As adjusted
Cash and Cash Equivalents	$4,450	$11,714
Indebtedness:
Short-term loans	18,861	18,861
Bonds	372	372
Long-term loans	59,673	59,673
Total Indebtedness	98,144	98,144
Shareholders’ Equity:
Common shares, 81,498,000 shares authorized, 21,652,110 shares issued and outstanding; 24,152,110 shares issued and outstanding, as adjusted	1,640	5,272
Additional paid-in capital(1)	1,036	4,668
Capital surplus	5,274	5,274
Retained earnings	7,239	7,239
Treasury shares	(18)	(18)
Accumulated other comprehensive loss	(185)	(185)
Total Shareholders’ Equity	$14,987	22,250
Total Capitalization	$113,130	120,394

(1)	Reflects the sale of Common Shares in this offering at an assumed initial public offering price of $4.00 per share, which is the low end of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. The as-adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $7,263,000.
(2)	On September 30, 2024, our shareholders approved a share split of our outstanding Common Shares at a ratio of 1-for-3, which was based on a record date of September 30, 2024 and became effective on October 15, 2024, resulting in 21,652,110 Common Shares issued and outstanding after the share split. These shares are presented on a retroactive basis to reflect the share split.

A $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per Common Share, which is the low end of the estimated range of the initial public offering price set forth on the front cover of this prospectus, would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by $2,300,000, assuming the number of Common Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts, non-accountable expense allowance, and estimated expenses payable by us.

An increase (decrease) of 1,000,000 in the number of Common Shares offered by us would increase (decrease) each of total shareholders’ equity and total capitalization by $3,680,000, based on an assumed initial public offering price of $4.00 per share, which is the low end of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts, non-accountable expense allowance, and estimated expenses payable by us.

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DILUTION

If you invest in our Common Shares, your interest will be diluted for each Common Share you purchase to the extent of the difference between the initial public offering price per Common Share and our net tangible book value per Common Share after this offering. Dilution results from the fact that the initial public offering price per Common Share is substantially in excess of the net tangible book value per Common Share attributable to the existing shareholders for our presently outstanding Common Shares.

Our historical net tangible book value per Common Share is determined by dividing our net tangible book value, which is the book value of our total assets less the book value of our intangible assets and total liabilities, by the number of outstanding Common Shares. As of September 30, 2024, the historical net tangible book value of our Common Shares was ¥2,018,177 thousand ($14,088 thousand), or ¥93 ($0.65) per Common Share.

After giving effect to the (i) assumed sale by us of 2,500,000 Common Shares in this offering at an assumed initial public offering price of ¥573 ($4.00) per Common Share (which is the low end of the price range set forth on the cover page of this prospectus), and (ii) receipt by us of the net proceeds of this offering which is estimated to be ¥1,040,489 thousand ($7,263 thousand), after deduction of the underwriting discounts and commissions which is estimated to be ¥114,600 thousand ($800 thousand) and the estimated offering expenses payable by us which is estimated to be ¥277,411 thousand ($1,937 thousand), our pro forma net tangible book value as of September 30, 2024 would be ¥3,058,666 thousand ($21,352 thousand), or ¥126 ($0.88) per Common Share. The pro forma net tangible book value per Common Share immediately after the offering is calculated by dividing the pro forma net tangible book value of ¥3,058,666 thousand ($21,352 thousand) by 24,152,110 Common Shares (which is the pro forma Common Shares outstanding as of September 30, 2024). The difference between the initial public offering price per Common Share and the pro forma net tangible book value per Common Share represents an immediate decrease in net tangible book value of $3.12) per Common Share to purchasers of Common Shares in this offering, and an immediate increase in net tangible book value of $0.23 per Common Share to our existing shareholders.

The following table illustrates such dilution:

Per Common Share
Assumed Initial public offering price per Common Share	$4.00
Net tangible book value per Common Share as of September 30, 2024	0.65
Increase in net tangible book value per Common Share attributable to payments by new investors	0.23
As-adjusted net tangible book value per Common Share immediately after this offering	0.88
Amount of dilution in net tangible book value per Common Share to new investors in the offering	$3.12

The following tables summarize, on an as-adjusted basis as of September 30, 2024, the differences between existing shareholders and the new investors with respect to the number of Common Shares purchased from us, the total consideration paid and the average price per Common Share before deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

	Common Shares purchased		Total consideration		Average price per Common
	Number	Percent	Amount	Percent	Share

Existing shareholders	21,652,110	89.6%	$7,950,506	44.3%	$0.37
New investors	2,500,000	10.6%	$10,000,000	55.7%	$4.00
Total	24,152,110	100.0%	$17,950,506	100.0%	$0.74

The as-adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Common Shares and other terms of this offering determined at the pricing.

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CORPORATE HISTORY AND STRUCTURE

Our Corporate History

LogProstyle was incorporated in Tokyo, Japan, in April 2017 as a joint-stock corporation (kabushiki kaisha) with limited liability. As a holding company incorporated under Japanese law with no material operations of its own, LogProstyle’s operations have been conducted primarily in Japan by its subsidiaries. Our corporate history, including our subsidiaries, are as follows:

●	In August 2006, LogSuite was incorporated in Kanagawa, Japan.

●	In September 2013, Kotakino was established by LogSuite in Tokyo, Japan.

●	In October 2013, Propolife Vietnam was established by LogSuite in Vietnam.

●	In February 2015, LogSuite acquired all the equity interest in ChinoTatemonoKanri, and ChinoTatemonoKanri became its wholly-owned subsidiary.

●	In September 2015, LogSuite acquired all the equity interest in LogArchitects, and LogArchitects became its wholly-owned subsidiary.

●	In November 2016, LogSuite acquired all the equity interest in Yantai Propolife, and Yantai Propolife became its wholly-owned subsidiary.

●	In February 2017, Prostyle was established by LogSuite in Tokyo, Japan.

●	In April 2017, LogProstyle was incorporated in Tokyo, Japan. Soon after LogProstyle’s incorporation, it acquired 100% of the equity interests in LogSuite through share exchanges from the original shareholders of LogSuite. Consequently, the original shareholders of LogSuite each received certain Common Shares proportionally, and LogProstyle, through a restructuring that is accounted for as a reorganization of entities under common control, became the ultimate holding company of LogSuite and LogSuite’s subsidiaries.

●	In May 2017, ProstyleRyokan was established by LogProstyle in Kanagawa, Japan.

●	In January 2018, we acquired all the equity interest in OkinawaIgeto, and OkinawaIgeto became our wholly-owned subsidiary.

●	In August 2020, LogKnot Co., Ltd. was established by LogProstyle in Tokyo, Japan. LogKnot Co., Ltd. was merged into LogSuite due to a reorganization in June 2024 (the “Reorganization”).

●	In November 2021, LogKnot Vietnam was established by LogKnot Co., Ltd. in Vietnam. LogKnot Vietnam became a wholly owned subsidiary of LogProstyle in June 2024 as a result of the Reorganization.

●	In February 2023, LogAsset was established by LogProstyle in Tokyo, Japan.

●	In December 2024, LogProstyle US was established by LogProstyle in Nevada, the United States.

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Our Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus and upon completion of our IPO based on a proposed number of 2,500,000 Common Shares being offered by us, assuming no exercise of the underwriters’ over-allotment option (for purpose of the illustration of this diagram only, we have assumed that Mr. Yasuyuki Nozawa, as the Selling Shareholder, will sell all of the Resale Shares upon the closing of this offering).

(1)	Represents 6,878,250 Common Shares directly beneficially owned by Yasuyuki Nozawa and 9,373,500 Common Shares held by Propolife, LLC., a Japanese company 100% owned by Yasuyuki Nozawa, our chief executive officer, president and representative director, as of the date of this prospectus. As Yasuyuki Nozawa has sole voting and dispositive power over these Common Shares, he is deemed to be the beneficial owner of these Common Shares.

(2)	Represents 5,400,360 Common Shares held by 61 shareholders of our Company, each of which holds less than 5% of our Common Shares, as of the date of this prospectus.

(3)	The percentage is based upon 21,652,110 Common Shares issued and outstanding as of the date of this prospectus and excludes any Common Shares issuable upon exercise of outstanding options.

For details of our principal shareholders’ ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

In Japan, we are a holding company that through our subsidiaries, owns and operates a real estate renovation and resale company (with subsidiaries including construction companies, building material manufacturers, and building materials trading companies), a real estate development company (with subsidiaries including building management companies and design offices), a hotel management company, and a restaurant management company.

One of our subsidiaries, LogSuite, which is engaged in the real estate renovation and resale business, operates mainly in central Tokyo. In our real estate renovation business, LogSuite acquires condominium units from owners, and will demolish them, leaving only the framework, whereupon it will reconstruct the interior, install plumbing and other elements. In doing so, LogSuite incorporates our unique designs, which we believe is one of our core strengths. During the renovation process, LogSuite begins selling to individual customers through online platforms, including our own original internet media, LogRenove (https://www.logrenove.jp/), as well as through real estate brokers. The entire process of a condominium renovation project, from the purchase of an original condominium unit to the delivery of the completed project, typically takes approximately twelve months, including six months for construction. Under the brand “Log Mansion,” LogSuite has sold approximately 1,700 renovated condominium units over the past 15 years, establishing the “Log Mansion” condominium unit as our flagship product and signature offering.

The term “Log” appears in our name, the names of our subsidiaries, and our brands. It represents the natural solid wood used extensively in our condominium units, and is meant to evoke for our customers our commitment to ensuring that most of the natural solid wood building materials used in the interiors of the condominium units LogSuite constructs are manufactured in-house. By controlling most of the aspects, from importing raw materials to distribution and installation, we believe that our comprehensive control process enables us to supply natural solid wood in large quantities at comparatively lower prices. We believe that this enables us to attract and retain both domestic and international customers, with domestic customers representing approximately 70% and international customers accounting for approximately 30% of our total customer base.

One of our subsidiaries, Prostyle, a real estate developer, is engaged in real estate development, including the development of residential condominiums and our unique machinaka ryokan (“Machinaka Ryokan”), a particular type of hotel located in a central urban area featuring traditional Japanese elements, which offers our guests the experience of staying in a Japanese ryokan, typically found near suburban tourist attractions, but with the convenience of an urban setting. Prostyle purchases land parcels, plans and designs through its design office, and develops properties on the purchased land. During the development process, Prostyle begins selling the properties through various online platforms, including our original internet media, as well as through real estate brokers. The entire process of a condominium development project, from land purchase to delivery of the completed property, typically takes approximately 18 to 24 months, and the entire process of a hotel development project typically takes approximately 42 months.

Our hotel management subsidiary, ProstyleRyokan, manages ryokan-style hotels in Tokyo, Yokohama, and Okinawa. The concept of the hotels managed by ProstyleRyokan is to provide guests with the experience of staying in a ryokan-style hotel, which is typically in suburban tourist destinations, while providing the convenience of an urban location. For example, Asakusa is one of the most famous districts and urban areas in Japan. ProstyleRyokan targeted the area by operating a Machinaka Ryokan, a ryokan-style hotel, and designing all common areas and guest rooms to meet ryokan specifications, with approximately 70% of the guest rooms including open-air baths. All Machinaka Ryokans managed by ProstyleRyokan feature tatami flooring and private rooms with saunas. In addition, each Machinaka Ryokan is designed to reflect the unique character of its surroundings, to ensure that no two are alike.

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One of the key features of our business model is our focus on niche targeting. Specifically, in the renovation business, we target affluent individuals and international customers. In the hotel management business, we target families and international tourists. By defining our target clearly, we are able to adhere to our principle of “differentiation” and offer unique products and services that are valued by our customers. Another key feature is our one-stop services, where each subsidiary plays a distinct role, enabling us to provide comprehensive real estate services to our customers. This end-to-end service model streamlines our customers’ procurement process, reducing the time and cost involved in selecting and negotiating with multiple service providers. In addition, our integrated approach provides seamless internal communication and coordination, improving overall efficiency and reducing the time required for the development process.

Factors Impacting Our Operating Results

Our financial condition and results of operation have been and will continue to be affected by a number of factors, many of which may be beyond our control, including those factors set out in the section headed “Risk Factors” in this prospectus and those set out below.

Limited supply of inventory available in the target areas

Our subsidiary, LogSuite, acquires pre-owned condominium units for our real estate renovation and resale business, while another subsidiary, Prostyle, acquires lands for our residential real estate development business. Prostyle also purchases and demolishes existing buildings to build new condominium buildings. During the six months ended September 30, 2024 and 2023, 71.7% and 86.8% of LogSuite’s revenue and 100.0% and 65.4% of Prostyle’s revenue were derived from the sales of properties located in Tokyo, respectively. During the fiscal years ended March 31, 2024 and 2023, 100% and 97.8% of LogSuite’s revenue and 76.2% and 75.5% of Prostyle’s revenue were derived from the sales of properties located in Tokyo, respectively. The residential property market in Tokyo is highly competitive with limited pre-owned condominium units, land, and existing buildings for demolishment available for acquisitions. The results of our property development operations depend in part upon our continuing ability to successfully identify and acquire an adequate number of pre-owned condominium units, land, and existing buildings for demolishment to renovate pre-owned condominium units for the purpose of resale or to build new condominium buildings, in desirable locations in our market. To date, we have primarily identified pre-owned condominium units, land, and existing buildings for demolishment through real estate agencies. We also acquire pre-owned condominium units through our active market search and the information obtained from other companies in the same industry. However, there can be no assurance that our long-standing relationships with these real estate agencies will continue, or that an adequate supply of land and development sites that meet our specifications will continue to be available to us on terms similar to those available in the past, or that we will not be required in the future to devote a greater amount of capital to the acquisitions of such real estate properties than we have historically.

An insufficient supply of pre-owned condominium units, land, or existing buildings for demolishment in Tokyo or our inability to purchase or finance such real estate properties on reasonable terms could have a material adverse effect on our sales, profitability, reputation, ability to service our debt obligations, and future cash flows, which could impact our ability to compete for real estate properties. Any general real estate property shortage or any decline in the availability of suitable real estate properties that may be purchased at the prices that we deem commercially reasonable could limit our ability to develop new projects or result in increased deposit requirements or real estate property costs. Moreover, the supply of potential development sites in Tokyo will diminish over time and we may find it increasingly difficult to identify and acquire attractive real estate properties through real estate agencies at the prices we deem commercially reasonable in the future. Our real estate property acquisition costs are a major component of our cost of real estate development and sales and increases in such costs could reduce our gross margin. We may not be able to pass through to our customers any increased land costs, which could adversely impact our revenue, earnings, and margins.

Competitive market

The residential real estate industry is highly competitive, and we face competition from many sources, including from other real estate developers both in the immediate vicinity and the geographic market where our condominium units, either renovated or newly developed, are and will be located. Specifically, we compete, or will compete, with numerous housing alternatives in attracting residents, including condominiums as well as single and multifamily homes available to rent or purchase. Increased competition may prevent us from acquiring attractive pre-owned condominium units or land parcels or make such acquisitions more expensive, hinder our market share expansion, or lead to pricing pressures that may adversely impact our margins and revenue. See “Risks Factors—Risks Related to Our Business and Industry—Pre-owned condominium units and land in Tokyo are limited and if we cannot continue to successfully identify and secure an adequate inventory in these areas at commercially reasonable costs, our operations could be adversely impacted.” Competitors may independently renovate condominium units or develop land and construct housing units that are superior or substantially similar to our products and because they are or may be significantly larger, have a longer operating history, and have greater resources or lower cost of capital than us, may be able to compete more effectively in one or more of the markets in which we operate or plan to operate.

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Any of our current or future competitors may also receive investments from or enter into other commercial or strategic relationships with larger, well-established and well-financed companies and obtain significantly greater financial, marketing, and real estate development resources than us. We cannot assure you that we will be able to compete successfully against our current or future competitors. Any failure to compete effectively in the residential real estate developers in Japan, particularly in Tokyo, would have a material adverse effect on our business, financial condition, and results of operations.

Ability to maintain relationship with service providers and agencies

We primarily rely on service providers, including contractors, to perform the construction of substantially all of our condominiums, including the procurement of raw materials apart from natural solid wood supplied by our subsidiaries, construction, and delivery of the projects. If our contractors fail to timely construct and deliver projects, we will be subject to penalties for such delay under our contracts with customers. We also primarily rely on real estate agencies to identify land and development sites for acquisition. Therefore, to the extent such service providers and agencies experience pressures in raw materials (including an increase in the price of lumber), labor (including an increase in labor cost), or timely construction and delivery of projects, such pressures may pass through to us, which could increase our cost and adversely impact our business, prospects, liquidity, financial condition, and results of operations.

Availability, skill and performance of contractors

We engage contractors to renovate and construct substantially all of our condominiums and to select and obtain raw materials used in the renovation and construction. Accordingly, the timing and quality of our renovation and construction depend on the availability and skill of our contractors. While we have been in the past able to cooperate with reliable contractors and believe that we have a good professional relationship with our contractors, we can provide no assurance that these relationships will not deteriorate and that skilled contractors will continue to be available at reasonable rates in our markets. In addition, as we expand into new markets, we typically must develop new relationships with contractors in such markets, and there can be no assurance that we will be able to do so in a cost-effective and timely manner, or at all. The inability to enter into business relationships with skilled contractors at reasonable rates on a timely basis could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

We are exposed to risks that the performance of our contractors may not meet our standards or specifications. Under our contracts with customers with respect to our condominiums and in accordance with Japanese law, the properties we develop are subject to warranty of quality. Specifically, our condominium units, whether renovated or newly constructed, are covered by a two-year nonconformity warranty under the terms of our sales agreements. For newly constructed condominium units, the Housing Quality Assurance Act mandates that sellers provide a 10-year warranty against defects in primary structural components. Additionally, the Act on Assurance of Performance of Specified Housing Defect Warranty obliges sellers to secure their ability to fulfill this warranty by either depositing security funds with the Legal Affairs Bureau of the Ministry of Justice or obtaining housing defect warranty insurance. We have selected to purchase housing defect warranty insurance to meet this requirement. Beyond these legal requirements, we offer an extended after-sales service warranty for both renovated and newly constructed condominium units, with coverage periods ranging from two to 10 years, depending on the type of defect and the specific characteristics of each component. Lastly, for renovated condominium units, although not legally required, we purchase housing defect warranty insurance to ensure our financial capacity to address any defects that may arise.

Even though we put our best efforts in quality control and, to date, we have not discovered that our contractors have engaged in improper renovation or construction practices or have installed defective materials in our residential condominiums or buildings, we cannot guarantee that our contractors will continuously provide the services meeting our standards. Negligence or poor work quality by any contractors may result in structural defects or substandard construction quality in our condominiums, which could in turn cause us to suffer project delays, cost overruns, and financial losses, harm our reputation, or expose us to third-party claims. Even if the contractor performing the construction work in such instances is ultimately held responsible for the consequences of any such property defects, any such incidents could have lasting adverse effects on us and our business reputation. We work with more than 130 contractors on different projects and we cannot guarantee that we can effectively monitor their work at all times. In addition, contractors may make use of third-party subcontractors with which we have no direct relationship, further limiting our ability to manage the foregoing risks. Although our construction contracts with contractors contain provisions designed to protect us, we may be unable to successfully enforce these provisions and, even if we are able to successfully enforce these provisions, the contractor may not have sufficient financial resources to compensate us. Moreover, the contractors may undertake projects from other property developers, engage in risky undertakings, or encounter financial or other difficulties, such as supply shortages, labor disputes, or work accidents, which may cause delays in the completion of our property projects or increases in our costs.

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Availability of building materials or labor

The real estate development industry experiences labor and raw material shortages from time to time. These labor and raw material shortages can be more severe during periods of strong demand for housing, during periods following natural disasters that have a significant impact on existing residential and commercial structures, or a result of broader economic disruptions, such as the COVID-19 pandemic.

In addition, our success in our existing markets or those we may choose to enter in the future depends substantially on our ability to source labor and local materials on terms that are favorable to us. Such markets may exhibit a reduced level of skilled labor relative to increased property development demand in these markets. In the event of shortages in labor or raw materials in such markets, local contractors, tradespeople, and suppliers may choose to allocate their resources to developers with an established presence in the market and with whom they have longer-standing relationships with. Labor and raw material shortages and price increases for labor and raw materials could cause delays in and increase our costs of home construction, which in turn could have a material adverse effect on our business, prospects, financial condition, and results of operations.

Change in industry trends

The real estate industry is susceptible to economic trends, policy interest rate trends, land price trends, real estate sales price trends, real estate taxation, etc. Therefore, a downturn in the real estate market, a significant increase in interest rates, or other changes in the situation could affect our performance.

According to 2024 White Paper on Land, Infrastructure, and Transportation issued by the Ministry of Land, Infrastructure, Transport, and Tourism, Japan’s land prices rose for the third consecutive year, and the rate of increase expanded for all-use averages, residential land, and commercial land. In 2023, the housing demand was firm in urban centers and convenient areas with superb living environments, and land prices in these areas continued to rise. Additionally, the land prices in three major metropolitan areas, including greater Tokyo metropolitan, also continued to rise. Nevertheless, we cannot guarantee that this trend will continue. For example, Japan has recently experienced high levels of inflation, causing the Bank of Japan to announce an increase of its policy interest rate for the first time in 17 years (since February 2007). Nevertheless, while there was a rise in the Flat 35, a 35-year fixed residential mortgage rate established by the partnership among private financial institutions and the Japan Housing Finance Agency, the floating mortgage rate has been declining. See “Business—Market Opportunities—Real Estate Markets in Japan—Market outlook for new condominium units.” While the higher interest rate may theoretically result in lower real estate prices and slower real estate market, the long-term impact of these policy initiatives on Japan’s economy remains uncertain. In addition, the occurrence of pandemics, such as the COVID-19 pandemic, the occurrence of large-scale natural disasters, such as earthquakes and typhoons, as well as other policy changes (see also “—Changes in the policies of the Japanese government that affect demand for residential properties may adversely affect the ability or willingness of prospective buyers to purchase residential real estate.”), may also adversely impact the Japanese real estate markets. Any future deterioration of the Japanese or global economy may result in a decline in consumption that would have a negative impact on demand for our real properties and their prices.

Future Outlook of Market Trend

As for the outlook for the new condominium market, the supply of new condominiums in 2024 is expected to increase by 3.2% year-over-year in Tokyo. The popularity of high-end properties in central Tokyo is expected to continue, and sales prices are expected to remain high. It is also reported that even in the suburbs, there will be no decline in sales prices, especially for properties near train stations. As for the medium- to long-term outlook, a decline in demand due to the decline in the nationwide population is inevitable. However, the population of Tokyo is expected to remain flat for the next 25 years.

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For our renovation business, the demand for pre-owned condominiums has been increasing recently due to the high sales prices of new condominiums in the central area of Tokyo, and this trend is expected to continue. The number of contracts for renovated existing condominiums is expected to continue to increase as buildings age, creating demand for renovations.

Regarding our hotel management business, since the restrictions related to the COVID-19 pandemic were eased in 2022, the hotel industry in Japan has been recovering rapidly, and the number of tourists visiting Japan has been increasing significantly. With the active promotions by the Japanese Government to strengthen the tourism industry and the weaker Japanese yen, the demand for inbound tourism is expected to increase further.

Key Financial Performance Indicators

Revenue

Our revenue is primarily derived from real estate business including condominium renovation, and real estate development, and hotel management and accommodation business.

Occupancy rate

The occupancy rate is calculated by dividing the number of rooms utilized by the total number of rooms available. The Company utilizes revenue per available room as a key performance indicator.

Average daily rate

The average daily rate is calculated by dividing the total sales by the number of rooms utilized. We set the hotel room rates based on a number of factors, including local market conditions with reference to room rates set by competitors, recent occupancy rates, and seasonal occupancy fluctuations.

Cost of revenue

Our cost of revenue is primarily comprised of the costs to purchase units, construction costs, and capitalized interests.

Gross profit and gross profit margin

Gross profit is the difference between our revenue and cost of sales. Gross profit margin is the profit expressed as a percentage of revenue.

Selling, general and administrative expenses

Selling, general and administrative expenses are primarily comprised of personnel costs for general corporate functions and sales and marketing staff, brokerage fees, advertising expenses, taxes and dues, and outsourcing fees.

Operating profit and operating profit margin

Operating profit is the difference between our revenue and cost of revenue and selling, general and administrative expenses. Operating profit margin is the profit margin as a percentage of revenue.

Other income (expenses)

Other income (expense) is comprised of interest expenses and other income (expenses), in which, from time to time, we have non-recurring, non-operating gains and losses that are reflected through other income (expense).

Results of Operations

Comparison of Results of Operations for the Six Months Ended September 30, 2024 and 2023

(in thousands, except change % data)
	Six Months Ended September 30,			Change (2024 vs 2023)
	2024($)	2024(¥)	2023(¥)	¥	YoY %
Revenue:
Real estate	67,207	9,627,373	5,107,402	4,519,971	88.5%
Hotel	4,048	579,914	458,901	121,013	26.4%
Others	2,172	311,181	344,540	(33,359)	-9.7%
Total revenue	73,427	10,518,468	5,910,843	4,607,625	78.0%
Cost of revenue	60,954	8,768,666	4,836,479	3,895,163	80.5%
Gross profit	12,473	1,749,802	1,074,364	712,462	66.3%
Selling, general and administrative expenses	7,519	1,077,092	799,775	277,317	34.7%
Operating income	4,954	672,710	274,589	435,145	158.5%
Other income (expense), net	(724)	(103,664)	(200,173)	96,509	-48.2%
Net income before tax	4,230	569,046	74,416	531,654	714.4%
Income tax expense	(1,486)	(199,891)	(28,595)	(184,296)	644.5%
Net income	2,744	369,155	45,821	347,358	758.1%

Occupancy rate	-	72.9%	50.5%	-	22.4%
Average daily rate	0.13	18.9	22.0	-3.1	-14.2%

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Revenue

Revenue for the six months ended September 30, 2024 was JPY10,518,468 thousand ($73,428 thousand) compared to JPY5,910,843 thousand for the six months ended September 30, 2023. Revenue increased by JPY4,607,625 thousand, or 78.5%, compared to the six months ended September 30, 2023. The increase was primarily driven by the following factors:

●	Revenue from real estate increased by JPY4,519,971 thousand mainly due the sales of PS Kuramae, a new condominium development and the increase in the number of units sold. 30 units were sold in the renovated condominium in the six months ended September 30, 2024, up from 17 units sold in the six months ended September 30, 2023.

●	Revenue from hotel accommodation services increased by JPY121,013 thousand, mainly due to the higher occupancy rates, which increased from 50.5% in the six months ended September 30, 2023 to 72.9% in the six months ended September 30, 2024 as the number of tourists visiting Japan increased significantly after the COVID-19 pandemic.

Cost of Revenue

Cost of revenue for the six months ended September 30, 2024 was JPY8,768,666 thousand ($61,212 thousand) compared to JPY4,836,479 thousand for the six months ended September 30, 2023. Cost of revenue increased by JPY3,932,187 thousand, or 81.3%, compared to the six months ended September 30, 2023, which reflected the higher direct costs associated with the higher revenue during the six months ended September 30, 2024.

Gross Profit and Gross Profit Margin

Gross profit was JPY1,749,802 thousand ($12,215 thousand) during the six months ended September 30, 2024, compared to JPY1,074,364 thousand during the six months ended September 30, 2023. Gross profit margin was 16.6% during the six months ended September 30, 2024, compared to 18.2% during the six months ended September 30, 2023.

Selling, General and Administrative Expenses (“SG&A expenses”)

SG&A expenses for the six months ended September 30, 2024 was JPY1,077,092 thousand ($7,519 thousand) compared to JPY799,775 thousand for the six months ended September 30, 2023. SG&A expenses increased by JPY277,317 thousand, or 34.7%, compared to the six months ended September 30, 2023, primarily due to:

●	The increase in brokerage fees resulting from the higher sales in the six months ended September 30, 2024.
●	The increase in professional fees due to the higher audit fees.
●	The increase in taxes and dues due to the higher consumption taxes paid resulting from an increase in inventory purchase.

Other Income (Expense), net

Other expense in the six months ended September 30, 2024 decreased by JPY96,509 thousand, or 48.2%, compared to the six months ended September, 2023, primarily due to the decrease in interest expenses resulting from the lower average loan balance as of September 30, 2024.

Net Income

As a result of the foregoing, the net income was JPY369,155 thousand ($2,577 thousand) during the six months ended September 30, 2024, compared to JPY45,821 thousand during the six months ended September 30, 2023.

Comparison of Results of Operations for the Fiscal Years Ended March 31, 2024 and 2023

The following table sets forth our statements of operations for the fiscal years ended March 31, 2024 and 2023:

(in thousands, except change % data)
	Years Ended March 31,			Change (2024 vs 2023)
	2024($)	2024(¥)	2023(¥)	¥	YoY %
Revenue:
Real estate	86,641	12,411,288	11,953,866	457,422	3.8%
Hotel	7,290	1,044,267	690,682	353,585	51.2%
Others	4,651	666,285	619,860	46,425	7.5%
Total revenue	98,582	14,121,840	13,264,408	857,432	6.5%
Cost of revenue	80,069	11,469,951	10,744,926	725,025	6.7%
Gross profit	18,513	2,651,889	2,519,482	132,407	5.3%
Selling, general and administrative expenses	11,961	1,713,388	1,602,627	110,761	6.9%
Operating income	6,552	938,501	916,855	21,646	2.4%
Other income (expense), net	(2,922)	(418,542)	(311,688)	(106,854)	34.3%
Net income before tax	3,630	519,959	605,167	(85,208)	-14.1%
Income tax expense	(1,371)	(196,354)	(251,142)	54,788	-21.8%
Net income	2,259	323,605	354,025	(30,420)	-8.6%

Occupancy rate	-	60.6%	52.5%	-	8.1%
Average daily rate	0.15	21	17	4	26.8%

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Revenue

Revenue increased by JPY857,432 thousand or 6.5% year-over-year to JPY14,121,840 thousand ($98,582 thousand). The increase was primarily driven by the following factors:

●	Revenue from real estate increased by JPY457,422 thousand, mainly due to the increase in the number of units sold.

-	18 units were sold in the new condominium development in the fiscal year ended March 31, 2024, up from 16 units sold in the fiscal year ended March 31, 2023.

-	43 units were sold in the renovated condominium in the fiscal year ended March 31, 2024, up from 31 units sold in the fiscal year ended March 31, 2023.

●	Revenue from hotel accommodation services increased by JPY353,585 thousand, mainly due to the higher occupancy rates which increased from 52.5% in the fiscal year ended March 31, 2023 to 60.6% in the fiscal year ended March 31, 2024, and the higher average daily rates which increased from JPY17 thousand in the fiscal year ended March 2023 to JPY21 thousand ($0.15 thousand) in the fiscal year ended March 31, 2024, as the number of tourists visiting Japan increased significantly after the COVID-19 pandemic.

Cost of Revenue

Cost of revenue increased by JPY725,025 thousand or 6.7% year-over-year to JPY11,469,951 thousand ($80,069 thousand), which reflects the higher direct costs associated with the higher revenue during the fiscal year ended March 31, 2024.

Gross Profit and Gross Profit Margin

Gross profit was JPY2,651,889 thousand ($18,513 thousand) during the fiscal year ended March 31, 2024, compared to JPY2,519,482 thousand during the fiscal year ended March 31, 2023. Gross profit margin was 18.9% during the fiscal year ended March 31, 2024, compared to 19.0% during the fiscal year ended March 31, 2023.

Selling, General and Administrative Expenses

SG&A expenses increased by JPY110,761 thousand or 6.9% year-over-year to JPY1,713,388 thousand ($11,961 thousand), primarily due to:

●	The increase in payroll costs due to the new directors appointed and the increase in the number of employees during the fiscal year ended March 31, 2024.

●	The increase in brokerage fee resulting from the higher sales in the fiscal year ended March 31, 2024.

Other Income (Expense), net

Other expense increased by JPY106,854 thousand or 34.3% year-over-year from JPY311,688 thousand to JPY418,542 thousand ($2,922 thousand), primarily due to the increase in interest expenses resulted from the higher average loan balance as of March 31, 2024.

Net Income

As a result of the foregoing, the net income was JPY323,605 thousand ($2,259 thousand) during the fiscal year ended March 31, 2024, compared to JPY354,025 thousand during the fiscal year ended March 31, 2023.

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Cash Flows/Liquidity

Cash flows for the six months ended September 30, 2024 and 2023

As of September 30, 2024 and March 31, 2024, we had cash of JPY637,491 thousand ($4,450 thousand) and JPY1,218,241 thousand ($8,504 thousand), respectively. Liquidity is a measure of our ability to meet potential cash requirements. We generally fund our operations with cash flow from operations and, when needed, borrowing from financial institutions. We expect that our working capital upon completion of this offering will be sufficient to fund our operating expenses and cash obligations for at least the next 12 months, although our ability to continue as a going concern depends upon our ability to attract and retain revenue generating customers, acquire new customer contracts, and secure additional financing. In the long-term, or beyond the next 12 months, we plan to finance our operations primarily through cash from operating activities, borrowing from financial institutions, private placement of capital stock, and/or other available equity financings, depending upon market conditions, among other considerations. We have no other material unused source of liquidity.

(in thousands)

	For the Six Months Ended		For the Six Months Ended
	September 30, 2024		September 30, 2023
	(US$)	(JPY)	(JPY)
Cash flows from operating activities:
Net income	2,745	393,179	45,821
Depreciation and amortization	351	50,249	43,354
Amortization of debt issuance costs	242	34,665	22,447
Deferred income taxes	712	101,964	10,884
Changes in operating assets and liabilities:	-
Decrease (increase) in trade notes and accounts receivable, net	360	51,518	(52,015)
Decrease (increase) in inventories	9,095	1,302,790	(2,328,160)
Decrease in consumption taxes receivable	160	22,899	276,402
Increase (decrease) in accounts payables	7	943	(228,515)
(Decrease) increase in accrued expenses	(700)	(100,303)	64,944
Increase (decrease) in income taxes payable	342	48,972	(93,743)
(Decrease) increase in contract liabilities	(417)	(59,719)	85,823
Increase (decrease) in deposits received	84	12,060	(12,712)
Other, net	237	33,942	(1,456)
Net cash flows provided by (used in) operating activities	13,216	1,893,159	(2,166,926)

Cash flows from investing activities:
Purchase of short-term investments	(824)	(118,000)	-
Proceeds from sales of short-term investments	515	73,800	-
Purchases of property, plant and equipment, net	(229)	(32,745)	(14,686)
Purchases of software	(111)	(15,963)	(3,186)
Purchases of long-term investments	(1,885)	(270,000)	(800)
Purchases of investments in capital	(9)	(1,220)	(3,600)
Other, net	(1)	(77)	46
Net cash flows (used in) investing activities	(2,542)	(364,205)	(22,226)

Cash flows from financing activities:
Increase (decrease) in short-term borrowings, net	888	127,254	(334,558)
Borrowings from long-term loans	32,344	4,633,208	5,239,308
Repayments for long-term loans	(46,972)	(6,728,724)	(2,298,134)
Redemption of bonds	(172)	(24,640)	(24,659)
Payments for finance leases	(29)	(4,148)	(3,885)
Payment for debt issuance costs	(107)	(15,304)	(44,941)
Proceeds from issuance of shares	-	-	100,001
Payments of listing expenses	(699)	(100,180)
Net cash flows (used in) provided by financing activities	(14,747)	(2,112,534)	2,633,132
Effect of exchange rate changes on cash, cash equivalents and restricted cash	20	2,830	7,754
Net increase (decrease) in cash and cash equivalents	(4,054)	(580,750)	451,734
Cash and cash equivalents at the beginning of period	8,504	1,218,241	412,351
Cash and cash equivalents at the end of period	4,450	637,491	864,085

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Operating Activities

Net cash provided by operating activities increased from the cash outflows of JPY2,166,926 thousand during the six months ended September 30, 2023 to the cash inflows of JPY1,893,159 thousand ($13,216 thousand) during the six months ended September 30, 2024. The increase was primarily due to the higher revenue and lower inventory balance in the six months ended September 30, 2024.

Investing Activities

Net cash used in investing activities increased from JPY22,226 thousand during the six months ended September 30, 2023 to JPY364,205 thousand ($2,542 thousand) during the six months ended September 30, 2024. The increase was primarily due to the additional investments we had in the six months ended September 30, 2024.

Financing Activities

Net cash flows from financing activities changed from the inflows of JPY2,633,132 thousand in the six months ended September 30, 2023 to the outflows of JPY2,112,534 thousand ($14,747 thousand) in the six months ended September 30, 2024, primarily due to the increase in repayment of long-term loans.

Cash flows for the fiscal years ended March 31, 2024 and 2023

As of March 31, 2024 and 2023, we had cash of JPY1,218,241 thousand ($8,504 thousand) and JPY412,351 thousand, respectively. Liquidity is a measure of our ability to meet potential cash requirements. We generally funded our operations with cash flow from operations and, when needed, borrowing from financial institutions. We expect that our working capital upon completion of this offering will be sufficient to fund our operating expenses and cash obligations for at least the next 12 months, although our ability to continue as a going concern depends upon our ability to attract and retain revenue generating customers, acquire new customer contracts, and secure additional financing. In the long-term, or beyond the next 12 months, we plan to finance our operations primarily through cash from operating activities, borrowing from financial institutions, private placement of capital stock, and/or other available equity financings, depending upon market conditions, among other considerations. We have no other material unused source of liquidity.

(in thousands)

	Fiscal Year Ended March 31, 2024		Fiscal Year Ended March 31, 2023
	(US$)	(JPY)	(JPY)
Cash flows from operating activities:
Net income	2,259	323,605	354,025
Depreciation and amortization	608	87,027	81,641
Amortization of debt issuance costs	285	40,787	17,486
Deferred income taxes	531	76,049	117,730
Changes in operating assets and liabilities:
(Increase)decrease in trade notes and accounts receivable	(306)	(43,872)	(45,176)
(Increase) in inventories, net	(20,556)	(2,944,684)	(2,907,401)
Decrease (increase) in consumption taxes receivable	1,674	239,859	(268,119)
(Decrease) in accounts payables	(1,356)	(194,318)	(502,185)
Increase in accrued expenses	739	105,822	14,168
(Decrease) increase in income taxes payable	(338)	(48,438)	52,003
Increase (decrease) in contract liabilities	1,451	207,881	(569,033)
(Decrease) increase in deposits received	(83)	(11,878)	32,968
Other, net	551	78,887	(33,423)
Net cash flows used in operating activities	(14,543)	(2,083,273)	(3,655,316)

Cash flows from investing activities:
Purchase of short-term investments	(96)	(13,800)	(60,001)
Proceeds from sales of short-term investments	349	50,000	128,050
Purchases of property, plant and equipment, net	(294)	(42,145)	(24,979)
Purchases of software	(22)	(3,186)	(6,779)
Purchases of investment securities	(6)	(800)	(20,034)
Other, net	(25)	(3,607)	1,594
Net cash flows used in investing activities	(95)	(13,538)	17,851

Cash flows from financing activities:
(Decrease) increase in short-term borrowings, net	(1,976)	(283,069)	857,179
Borrowings from long-term loans	67,623	9,687,048	7,656,000
Repayments for long-term loans	(46,271)	(6,628,349)	(5,224,864)
Proceeds from issuance of bonds	-	-	100,000
Redemption of bonds	(344)	(49,309)	(59,954)
Payments for finance leases	(52)	(7,505)	(5,277)
Payment for debt issuance costs	(550)	(78,844)	(48,512)
Proceeds from issuance of shares	1,885	270,002	-
Proceeds from sale of treasury shares	-	-	301,539
Net cash flows provided by financing activities	20,314	2,909,974	3,576,111
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(51)	(7,273)	3,590
Net decrease in cash and cash equivalents	5,626	805,890	(57,764)
Cash and cash equivalents at the beginning of the year	2,879	412,351	470,115
Cash and cash equivalents at the end of the year	8,504	1,218,241	412,351

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Operating Activities

Net cash used in operating activities decreased from JPY3,655,316 thousand during the fiscal year ended March 31, 2023 to JPY2,083,273 thousand ($14,543 thousand) during the fiscal year ended March 31, 2024. The decrease was primarily due to the increase in contract liabilities and the collection from consumption taxes receivable in the fiscal year ended March 31, 2024.

Investing Activities

Net cash used in investing activities increased from the cash inflow of JPY17,851 thousand during the fiscal year ended March 31, 2023 to the cash outflow of JPY13,538 thousand ($95 thousand) during the fiscal year ended March 31, 2024. The increase was primarily due to the higher amount spent on the acquisition of property, plants and equipment.

Financing Activities

Net cash provided by financing activity decreased from JPY3,576,111 thousand during the fiscal year ended March 31, 2023 to JPY2,909,974 thousand ($20,314 thousand) during the fiscal year ended March 31, 2024, mainly due to the increase in repayment of long-term and short-term loans.

Contractual Obligations and Commitments

As of September 30, 2024, the Company had a total JPY16,781,643 thousand (approximately $117,149 thousand) of contractual obligations for future payments.

	As of September 30, 2024
(In thousands in ¥)	Payments due by period:
	Currency	Interest structure	Total	Less than 1 year (remaining 2025)	1 – 3 years	4 – 5 years	More than 5 years
Short-term loans	JPY	Fixed rate	¥2,713,076	¥2,713,076	¥-	¥-	¥-
Long-term debt principal payments	JPY	Fixed rate	8,220,889	470,514	6,610,506	571,155	568,714
Long-term debt interest payments	JPY	Fixed rate	449,824	219,541	98,023	28,731	103,529
Long-term debt principal payments	JPY	Variable rate	395,615	395,615	-	-	-
Long-term debt interest payments	JPY	Variable rate	2,158	2,158	-	-	-
Bonds	JPY	Fixed rate	56,000	56,000	-	-	-
Finance lease payments	JPY	Fixed rate	33,085	4,766	16,469	10,944	906
Operating lease payments	JPY	Fixed rate	4,910,996	334,033	1,115,834	1,082,521	2,378,608
Total			¥16,781,643	¥4,195,703	¥7,840,832	¥1,693,351	¥3,051,757

	As of September 30, 2024
(In thousands in US$)	Payments due by period:
	Currency	Interest structure	Total	Less than 1 year	1 – 3 years	4 – 5 years	More than 5 years
Short-term loans	JPY	Fixed rate	$18,939	$18,939	$0	$0	$0
Long-term debt principal payments	JPY	Fixed rate	57,388	3,285	46,147	3,987	3,970
Long-term debt interest payments	JPY	Fixed rate	3,140	1,533	684	201	723
Long-term debt principal payments	JPY	Variable rate	2,762	2,762	-	-	-
Long-term debt interest payments	JPY	Variable rate	15	15	-	-	-
Bonds	JPY	Fixed rate	391	391	-	-	-
Finance lease payments	JPY	Fixed rate	231	33	115	76	6
Operating lease payments	JPY	Fixed rate	34,283	2,332	7,789	7,557	16,605
Total			$117,149	$29,289	$54,735	$11,821	$21,304

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As of March 31, 2024, the Company had a total of JPY19,167,493 thousand (approximately $133,804 thousand) of contractual obligations for future payments.

	As of March 31, 2024
(In thousands in ¥)	Payments due by period:
	Currency	Interest structure	Total	Less than 1 year	1 – 3 years	4 – 5 years	More than 5 years
Short-term loans	JPY	Fixed rate	¥2,585,821	¥2,585,821	¥-	¥-	¥-
Long-term debt principal payments	JPY	Fixed rate	10,346,214	5,715,834	4,082,675	279,216	268,489
Long-term debt interest payments	JPY	Fixed rate	279,075	182,759	76,443	11,924	7,949
Long-term debt principal payments	JPY	Variable rate	365,807	365,807	—	—	—
Long-term debt interest payments	JPY	Variable rate	8,810	8,810	—	—	—
Bonds	JPY	Fixed rate	82,000	52,000	30,000	—	—
Finance lease payments	JPY	Fixed rate	18,282	6,134	8,801	3,276	71
Operating lease payments	JPY	Fixed rate	5,481,484	661,211	1,238,783	1,194,494	2,386,996
Total			¥19,167,493	¥9,578,376	¥5,436,702	¥1,488,910	¥2,663,505

	As of March 31, 2024
(In thousands in US$)	Payments due by period:
	Currency	Interest structure	Total	Less than 1 year	1 – 3 years	4 – 5 years	More than 5 years
Short-term loans	JPY	Fixed rate	$18,051	$18,051	$—	$—	$—
Long-term debt principal payments	JPY	Fixed rate	72,225	39,901	28,500	1,949	1,874
Long-term debt interest payments	JPY	Fixed rate	1,948	1,276	534	83	55
Long-term debt principal payments	JPY	Variable rate	2,554	2,554	—	—	—
Long-term debt interest payments	JPY	Variable rate	62	62	—	—	—
Bonds	JPY	Fixed rate	572	363	209	—	—
Finance lease payments	JPY	Fixed rate	128	43	61	23	—
Operating lease payments	JPY	Fixed rate	38,265	4,616	8,648	8,339	16,663
Total			$133,804	$66,865	$37,953	$10,394	$18,593

Off-Balance Sheet Arrangements

As of September 30, 2024, the Company did not have any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Capital Expenditures

Our capital expenditures primarily consist of the acquisition of property and equipment.

During the six months ended September 30, 2024 and 2023, we spent JPY32,745 thousand ($229 thousand) and JPY14,686 thousand, respectively, on acquisitions of property and equipment.

During the fiscal year ended March 31, 2024 and 2023, we spent JPY42,145 thousand ($294 thousand) and JPY24,979 thousand, respectively, on acquisitions of property and equipment.

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Quantitative and Qualitative Disclosure About Market Risk

Foreign Currency Risk

We transact our operating activities mainly in Japan, and the majority of our cash generated from revenue is denominated in Japanese yen. Our expenses are generally denominated in Japanese yen. Foreign exchange risk arises from future commercial transactions and recognized assets and liabilities. We acknowledge the recent volatility of the U.S. dollar but believe we are relatively insulated from foreign exchange risk, as most of our economical transactions are conducted within Japan and using the Japanese yen.

Inflation Risk

Inflationary factors, such as increases in our operating expenses, may adversely affect our results of operations. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, an increase in the rate of inflation in the future may have an adverse effect on our levels of operating expenses as a percentage of revenue if we are unable to increase our prices to keep pace with these increased expenses.

Interest Rate Risk

As of September 30, 2024, we had cash and cash equivalents that consisted of bank deposits. We did not have investment or other interest-earning instruments that carry a high degree of interest rate risk. We have not been exposed to, nor do we anticipate being exposed to, material risks due to changes in interest rates. A hypothetical 10% change in interest rates during any of the periods presented would not have had a material impact on our historical consolidated financial statements.

Critical Accounting Policies and Estimates

Our consolidated financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our consolidated financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our consolidated financial statements.

Use of Estimates

Significant accounting estimates reflected in our consolidated financial statements include impairment of long-lived assets and recoverability of deferred tax assets. Economic conditions may increase the inherent uncertainty in the estimates and assumptions indicated above. Actual results may differ from previously estimated amounts, and such differences may be material to our consolidated financial statements.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our financial statements:

Revenue Recognition

The Group accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is that the Group recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods or services. The ASC 606 revenue recognition model consists of the following five steps:

(1)	identify the contracts with a customer,
(2)	identify the performance obligations in the contract,
(3)	determine the transaction price,
(4)	allocate the transaction price to the performance obligations in the contract and
(5)	recognize revenue when (or as) the entity satisfies a performance obligation.

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In order for an arrangement to be considered a contract, it must be probable that the Group will collect the consideration to which it is entitled for goods or services to be transferred. Once the contract is determined to be within the scope of ASC 606, the Group assesses the goods or services promised with each contract, determines whether those are performance obligations and the related transaction price. The Group then recognizes the sale of goods based on the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied.

The Group recognizes revenue from sales of real estate properties, provision of hotel accommodation services, and sales of housing equipment and material sales.

Real estate segment

Revenue from sales of real estate properties

Revenue from the sales of real estate properties is recognized at the point in time when title to and possession of the property has transferred to the customer and the Group has no continuing involvement with the property, which is generally upon the delivery of the real estate properties, which generally coincides with the receipt of cash consideration from the customer. Our contracts with customers contain a single performance obligation.

Hotel segment

Revenue from hotel accommodation services

Revenue from hotel accommodation services is recognized during the period when services are rendered.

Other segment

Housing equipment and material sales

Housing equipment and material sales are recognized at the point in time when the goods are delivered to the customer.

Inventories

Inventories consist of real estate inventories, raw entitled land, construction in process, including capitalized interest and housing equipment and material. Estimates of the lower of cost and net realizable value of inventory are determined by comparing the actual cost of the inventory to the estimated selling prices in the ordinary course of business based on current market and economic conditions, less reasonably predictable costs of completion, disposal, and transportation of the inventory.

The cost basis of the real estate inventories includes all direct acquisition costs including but not limited to the property purchase price, acquisition costs, construction costs, development costs, certain amenities, capitalized interest, capitalized real estate taxes and other costs. Interests and real estate taxes are not capitalized unless active development or construction is underway. When acquiring real estate with existing buildings, we allocate the purchase price between land, building and intangibles related to in-place leases, if any, based on their relative fair values.

Property, Plant and Equipment

Property, Plant and Equipment are stated at cost.

	Useful life	Depreciation method
Buildings	6-47 years	Straight-line method
Leasehold improvements	6-18 years	Straight-line method
Vehicles	2 years	Straight-line method
Tool, furniture and fixtures	3-15 years	Straight-line method
Software	5 years	Straight-line method
Land	Indefinite	-

Maintenance and repairs are charged to expense as incurred. Improvements of a major nature are capitalized. Construction in progress is not depreciated until ready for service at the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.

The long-lived assets of the Group are reviewed for impairment in accordance with ASC No. 360, “Property, Plant and Equipment” (“ASC No. 360”), whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment losses were recorded during the years ended March 31, 2024 and 2023.

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BUSINESS

Overview

In Japan, we own and operate a real estate renovation and resale company (with subsidiaries including construction companies, building material manufacturers, and building materials trading companies), a real estate development company (with subsidiaries including building management companies and design offices), a hotel management company, and a restaurant management company.

One of our subsidiaries, LogSuite, which is engaged in the real estate renovation and resale business, operates mainly in central Tokyo. In our real estate renovation business, LogSuite acquires condominium units from owners, and will demolish them, leaving only the framework, whereupon it will reconstruct the interior, install plumbing and other elements. In doing so, LogSuite incorporates our unique designs, which we believe is one of our core strengths. During the renovation process, LogSuite begins selling to individual customers through online platforms, including our own original internet media, LogRenove (https://www.logrenove.jp/), as well as through real estate brokers. The entire process of a condominium renovation project, from the purchase of an original condominium unit to the delivery of the completed project, typically takes approximately twelve months, including six months for construction. Under the brand “Log Mansion,” LogSuite has sold approximately 1,700 renovated condominium units over the past 15 years, establishing the “Log Mansion” condominium unit as our flagship product and signature offering.

The term “Log” appears in our name, the names of our subsidiaries, and our brands. It represents the natural solid wood used extensively in our condominium units, and is meant to evoke for our customers our commitment to ensuring that most of the natural solid wood building materials used in the interiors of the condominium units LogSuite constructs are manufactured in-house. By controlling most of the aspects, from importing raw materials to distribution and installation, our comprehensive control process enables us to supply natural solid wood in large quantities at comparatively lower prices. This enables us to attract and retain both domestic and international customers, with domestic customers representing approximately 70% and international customers accounting for approximately 30% of our total customer base.

One of our subsidiaries, Prostyle, a real estate developer, is engaged in real estate development, including the development of residential condominiums and our unique machinaka ryokan (“Machinaka Ryokan”), a particular type of hotel located in a central urban area featuring traditional Japanese elements, which offers our guests the experience of staying in a Japanese ryokan, typically found near suburban tourist attractions, but with the convenience of an urban setting. Prostyle purchases land parcels, plans and designs through its design office, and develops properties on the purchased land. During the development process, Prostyle begins selling the properties through various online platforms, including our original internet media, as well as through real estate brokers. The entire process of a condominium development project, from land purchase to delivery of the completed property, typically takes approximately 18 to 24 months, and the entire process of a hotel development project typically takes approximately 42 months.

Our hotel management subsidiary, ProstyleRyokan, manages ryokan-style hotels in Tokyo, Yokohama, and Okinawa. The concept of the hotels managed by ProstyleRyokan is to provide guests with the experience of staying in a ryokan-style hotel, which is typically in suburban tourist destinations, while providing the convenience of an urban location. For example, Asakusa is one of the most famous districts and urban areas in Japan. ProstyleRyokan targeted the area by operating a Machinaka Ryokan, a ryokan-style hotel, and designing all common areas and guest rooms to meet ryokan specifications, with approximately 70% of the guest rooms including open-air baths. All Machinaka Ryokans managed by ProstyleRyokan feature tatami flooring and private rooms with saunas. In addition, each Machinaka Ryokan is designed to reflect the unique character of its surroundings, to ensure that no two are alike.

One of the key features of our business model is our focus on niche targeting. Specifically, in the renovation business, we target affluent individuals and international customers. In the hotel management business, we target families and international tourists. By defining our target clearly, we remain committed to our key idea of “differentiation” and offer unique products and services that are valued by our customers. Another key feature is our one-stop services, where each subsidiary plays a distinct role in real estate industry, such as property purchase, construction management, building materials production, marketing, and sales, enabling us to provide comprehensive real estate services to our customers. This end-to-end service model streamlines our customers’ procurement process, reducing the time and cost involved in selecting and negotiating with multiple service providers. In addition, we believe that our integrated approach provides seamless internal communication and coordination, improving overall efficiency and reducing the time required for the development process.

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Competitive Strengths

We believe that the following strengths have contributed to our success and are key to our focus on “differentiation”:

Distinct business model catering to families and international customers with spacious living solutions. While many of our Japanese competitors focus on newly built condominium units ranging from 40 to 60 square meters, LogSuite specifically addresses the needs of families and international customers by offering large living spaces, with condominium units measuring between 80 to 200 square meters. Rather than constructing new condominiums at high costs, LogSuite purchases pre-owned condominium units, typically 20 to 50 years old, at a relatively low cost, and renovates and resells them.

Differentiated hotel management through the operation of ryokan-style hotels in urban areas. ProstyleRyokan adopts a different approach to hotel management than the conventional hotel management industry. Instead of operating business hotels targeting domestic single travelers for business, as is common among other Japanese hotel management companies, ProstyleRyokan offers ryokan-style hotels in the cities, known as Machinaka Ryokan, targeting families and international customers. All of our Machinaka Ryokans feature tatami flooring and private rooms with saunas. Notably, in our Machinaka Ryokan in Asakusa, despite being in an urban area, 70% of its guest rooms include open-air baths, which has contributed to attracting customers. Our distinct hotel management business provides our guests with the experience of staying in a hotel featuring traditional Japanese elements while also being conveniently located in urban areas and near popular tourist attractions.

Strategic targeting for efficient acquisitions and quick sales of properties. In our real estate renovation and resale business, as well as in our real estate development business, our subsidiaries, LogSuite and Prostyle strategically identify target areas, which facilitates the acquisition of market information and enables quick sales. Most of the properties are acquired through real estate agents, and because they have focused on specific areas for many years, they are prioritized by real estate brokers and given valuable information on target properties. This allows them to avoid projects that involve bidding or other methods that can inflate prices. When selling completed properties, they ensure that real estate brokers who have provided information on target properties are given priority in the sales process, thereby building trust and fostering relationships.

Extensive use of natural solid wood. Our extensive use of natural solid wood in the interiors and common areas of our renovated and newly built condominiums distinguishes us and provides a competitive advantage. Since our inception, we have prioritized branding that highlights this material. This material is processed directly from wood without chemical treatments or adhesives, and it offers durability, humidity control, and thermal insulation. Customers can easily distinguish our natural solid wood products from our competitors’ offerings made from other materials, due to their unique tactile qualities and authentic aroma of natural solid wood. The primary challenge associated with using natural solid wood is the high cost of procurement; however, by directly importing the raw materials and manufacturing them in our own factory, we are able to maintain low costs. Due to years of public awareness, many individuals associate our products with condominiums that prominently feature natural solid wood.

Challenges

Set forth below are the challenges we face in our business operations:

Dependence on stable financing for our operations and low interest rates. Real estate development requires substantial and stable financing, and we are continually dependent upon bank borrowings for our business operations. In addition, rising interest rates can increase borrowing costs, thereby raising operational expenses for us. If we are unable to maintain stable access to bank borrowings, or if interest rates rise, it could have a material and adverse impact on our business, financial condition, and results of operations.

Risk of low inventory turnover. Real estate development usually requires a timeframe of one year to several years for completion. If the development cycle extends beyond the expected timeframe, we may incur higher interest expenses on our bank loans. Furthermore, if the real estate market is on a downward trend, delays in sales may reduce revenue. Failure to expedite inventory turnover could lead to increased borrowing costs and reduced revenue from real estate sales, which could have an adverse impact on our business, financial condition, and results of operations.

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Reliance on third-party service and materials providers. In real estate development, we depend on service providers, including contractors, to construct substantially all of our condominiums and hotels. If the contractors fail to timely construct and deliver the projects, our subsidiaries are subject to penalties for such delays under their contracts with their customers. In addition, we primarily depend on real estate agencies to identify land and development sites for acquisition as well as customers. Therefore, to the extent such service providers or agencies experience limitations in access to labor, raw materials, or are unable to timely construct and deliver projects, such limitation may be passed on to our subsidiaries, which could increase our subsidiaries’ costs and adversely impact our business, prospects, liquidity, financial condition, and results of operations.

Growth Strategies

Strategic expansion and growth in the real estate renovation and resale, and hotel development and management businesses. The real estate renovation and resale business is the most important segment of our business. Currently, LogSuite’s operations are focused on the central Tokyo area. Using our cash generated from operations, bank borrowings, and 30% of the proceeds of this offering, we are planning for an expansion of LogSuite’s real estate renovation and resale business in Kyoto, Osaka, Nagoya, and other areas in Japan, other Asian countries, and the United States by investing or acquiring local real estate companies in these areas to offer our renovation and resale services in these markets. We expect to complete one investment or acquisition in Kyoto, Osaka, and Nagoya by the end of the fiscal year ended March 31, 2026. As of the date of this prospectus, we do not have a target for investment or acquisition. For the period from October 1, 2024 to the date of this prospectus and for the fiscal years ended March 31, 2024, 2023, and 2022, we have invested JPY3,600,000 ($25,131), nil, JPY3,175,419 ($22,167), and JPY5,912,000 ($41,271) in our real estate renovation and resale business, respectively. For the six months ended September 30, 2024 and 2023, we invested nil in our real estate renovation and resale business.

Additionally, promoted by our head office, and using our cash generated from operations, bank borrowings, and 70% of the proceeds of this offering, we aim to expand our hotel development and management business by developing and managing 20 additional Machinaka Ryokans in Japan, including Tokyo, Osaka, and Kyoto, and by forming joint ventures with local companies to mutually develop Machinaka Ryokans in the U.S., including New York and Los Angeles, as well as in Dubai, United Arab Emirates by the end of the fiscal year ended March 31, 2026. As of the date of this prospectus, we are still researching, planning, and gathering information for hotel sites across Japan, and have not yet identified specific land parcels for the development of additional Machinaka Ryokans. On November 7, 2024, we entered into a memorandum of understanding with VAULT INVESTMENT LLC, an investment company organized under the laws of the United Arab Emirates. Under this memorandum, both parties agreed to explore potential collaborations and business opportunities in developing plans to open hotels and restaurants and pursuing potential joint ventures in the Middle East and North Africa regions. Apart from this, as of the date of this prospectus, we have not identified any specific local real estate companies for mutual development of Machinaka Ryokans. For the period from October 1, 2024 to the date of this prospectus and for the fiscal years ended March 31, 2024, 2023, and 2022, we have invested nil, JPY27,896,768 ($194,742), JPY30,760,002 ($214,730), and JPY9,244,100 ($64,531) in our hotel development and management business, respectively. For the six months ended September 30, 2024 and 2023, we invested JPY27,926,000 ($194,946) and JPY5,250,000 ($36,649) in our hotel development and management business, respectively.

Our business expansion plan may place substantial demands on our resources, requiring compliance with regulations, maintenance of adequate controls, and careful management of relationships with our business partners and capital resources. Additionally, international expansion efforts may also face numerous risks, including regulatory challenges, staffing difficulties, currency fluctuations, and economic and political instability, which may negatively impact our operations and profitability. Successful business expansion also depends on an ability to select reliable business partners with the required expertise and market access. Failure to do so could expose us to financial, operational, and reputational risks. These factors may delay or hinder our expansion plans and adversely affect our financial condition and results of operations. See “Risk Factors— Risks Related to Our Business and Industry—Our failure to successfully manage our business expansion would have a material adverse effect on our results of operations and prospects,” “Risk Factors—Risks Related to Our Business and Industry—We may be unsuccessful in expanding and operating our business internationally, which could adversely affect our results of operations,” and “Risk Factors—Risks Related to Our Business and Industry—Failure to select suitable business partners for our business expansion may adversely affect our businesses, financial condition, and results of operations.”

Establishment of relationships with local real estate agencies in new geographic markets. Relationships with local real estate agencies are essential to our business operations. LogSuite and Prostyle primarily rely on these agencies to identify pre-owned condominiums and land parcels for acquisition, as well as to connect with customers. As we anticipate expanding our business into new regions, we expect to establish new relationships with local real estate agencies in these new markets. By leveraging these relationships, we aim to facilitate access to potential pre-owned condominiums, prime land parcels, and customers in the new geographic markets.

Attraction and retention of talented professionals. We believe our success greatly depends on our subsidiaries’ ability to attract and retain talented professionals. To maintain and enhance our competitive advantage in the market and support our expansion plans into other geographic markets, we plan to implement a series of initiatives to attract additional personnel. These initiatives include developing a market-oriented employee compensation structure and implementing a standardized multilevel performance review mechanism. Additionally, to ensure continuous professional growth and maintain a high standard of expertise, we are committed to enhancing employee quality through regular internal training programs.

Revenue Model

The Company derives its revenue from the following sources: (i) sales of real estate properties and provision of real estate-related services, such as design, rental, and renovation; (ii) provision of hotel accommodation services; and (iii) sales of housing equipment and materials.

For the six months ended September 30, 2024 and 2023, the revenue derived from sales of real estate properties and provision of real estate-related services was JPY9,391,904 thousand (approximately $65,563 thousand) and JPY4,907,504 thousand, accounting for approximately 66.5% and 37.0% of our total revenue, respectively. For the fiscal years ended March 31, 2024 and 2023, the revenue derived from sales of real estate properties and provision of real estate-related services was JPY12,003,423 thousand (approximately $83,794 thousand) and JPY11,447,250 thousand, accounting for 85.0% and 86.3% of our total revenue, respectively.

For the six months ended September 30, 2024 and 2023, the revenue derived from the provision of hotel accommodation services was JPY662,909 thousand (approximately $4,628 thousand) and JPY568,743 thousand, accounting for approximately 4.7% and 4.3% of our total revenue, respectively. For the fiscal years ended March 31, 2024 and 2023, the revenue derived from the provision of hotel accommodation services was JPY1,257,533 thousand (approximately $8,779 thousand) and JPY835,424 thousand, representing 8.9% and 6.3% of our total revenue, respectively.

For the six months ended September 30, 2024 and 2023, the revenue derived from sales of house equipment and materials was JPY151,463 thousand (approximately $1,057 thousand) and JPY155,180 thousand, accounting for approximately 1.1% and 1.2% of our total revenue, respectively.

For the years ended March 31, 2024 and 2023, the revenue derived from sales of house equipment and materials was JPY337,133 thousand (approximately $2,353 thousand) and JPY358,584 thousand, representing 2.4% and 2.7%, of our total revenue, respectively.

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Business Model

Our subsidiaries are primarily engaged in (i) real estate renovation and resale; (ii) real estate development; (iii) hotel management; and (iv) other business (such as sales of housing equipment and materials, operation of restaurants, and provision of information technology consulting services).

Real Estate Renovation and Resale

Our subsidiary, LogSuite is engaged in real estate renovation and resale business primarily in central Tokyo. We have noticed that the current supply of newly built condominiums typically offer apartment sizes ranging from only 60 to 80 square meters. However, many families and foreign customers seek condominiums with apartment sizes over 80 square meters, larger living spaces, and a layout featuring three bedrooms, one living room, one dining room, and one kitchen (“3LDK”). We have also noticed that some pre-owned condominiums offer over 80 square meters of space. If the interiors are renovated and the facilities replaced, these renovated condominiums could meet the needs of customers seeking larger living spaces. Accordingly, LogSuite is engaged to provide large condominiums ranging from 80 to 200 square meters by purchasing pre-owned condominiums of 20 to 50 years at relatively low prices, and renovating and reselling them.

Under the brand “Log Mansion,” LogSuite purchases pre-owned condominium units from third parties of 80 square meters or more, primarily located in central Tokyo, including Chiyoda, Minato, and Shibuya wards, mainly from individuals, for redesign, replanning, and renovation, by demolishing the condominium units down to the framework, and reconstructing the interior, plumbing, and other elements. Throughout this process, LogSuite incorporates its original design, which is one of our strengths. During the renovation process, LogSuite begins selling the renovated condominium units to individual customers through various online platforms, including our own Internet media, as well as through real estate agents. The entire process of a condominium renovation project, from pre-owned condominium units purchase to delivery of the completed project, typically takes approximately twelve months, including six months for construction. As of the date of this prospectus, LogSuite has sold approximately 1,700 renovated condominium units over the past 15 years, establishing them as our flagship product and signature offering.

The real estate renovation and resale business typically includes (i) opportunity identification and condominium purchase; (ii) project planning and design; (iii) project construction and management; (iv) marketing and sales; and (v) delivery and after-sales service.

i.	Opportunity Identification and Condominium Purchase

The first step of renovation process is to identify new opportunities. LogSuite sources pre-owned condominium units through real estate agencies. LogSuite does not have any agreements with real estate agencies to source pre-owned condominium units on advantageous terms or at all. Instead, it relies on the strong business relationships with real estate agencies, with many of whom having worked with LogSuite for more than 10 years. LogSuite has strategically focused on prime locations in central Tokyo for many years. Consequently, it is prioritized by real estate agents in providing information on target properties. This allows LogSuite to avoid projects that involve bidding or other methods that inflate prices. When selling completed properties, LogSuite ensures that real estate agents who have provided information on target properties are given priority in the sales process, thereby building trust and fostering relationships with these real estate agencies. See “—Competitive Strengths—Strategic targeting for efficient acquisitions and quick sales of properties.”

LogSuite typically acquires pre-owned condominium units directly from the owners. It first estimates the sales price of the renovated condominium unit, deducts the renovation costs and brokerage fees to real estate agencies, if any, and determines the initial purchase offer to the seller. Once the seller accepts the offer, LogSuite enters into a real estate sales contract with the seller.

LogSuite acquires pre-owned condominiums through financing with short-term bank loans, typically with interest rates ranging from 1% to 3%, and terms ranging from 12 to 18 months.

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ii.	Project Planning and Design

LogSuite and its subsidiary LogArchitects plan and design the project internally. We have an internal project management team that organizes the timelines and coordinates all parties and activities, and a design team that develops architectural plans and interior design. Our project planning and design process includes conceptual and architectural design, construction and engineering design, budgeting, and financial analysis and forecasting. We believe that careful planning is essential to controlling project costs, quality, and timing.

As of September 30, 2024, there were 11 full-time employees in the design team, and seven full-time employees in the construction management team.

iii.	Project Construction and Management

LogSuite and LogArchitects adopt a general contractor/subcontractor model and are supported by an internal construction management team that coordinates all projects. They outsource the majority of renovation work to independent construction firms, typically employing one construction firm per project. To ensure adherence to the quality and construction standards, LogArchitects, which is responsible for construction management, has established a procedure for selecting construction companies. This procedure evaluates contractors based on their professional qualifications, reputation, track record, prior cooperation with LogSuite, and financial stability. Throughout the project construction process, LogArchitects provides close supervision and management. Information will be collected throughout the development cycle and from contractors to avoid unforeseen delays and cost overruns.

LogSuite construction contracts generally specify fixed payments, with adjustment clauses for certain excesses, such as design changes during construction. Apart from the natural solid wood supplied by our subsidiary, Yantai Propolife, contractors are generally responsible for procuring the necessary raw materials and providing engineering and construction services.

Unlike other renovated properties on the market that are only partially renovated, the contractors undertake complete gut renovations. This involves removing walls, floors, and ceilings of pre-owned condominium units, dismantling the original layout and facilities, and retaining only the building frame. The properties are then rebuilt from scratch, including reconfiguring the floor plan, redesigning the interior, updating facilities, and installing new water supply, drainage, and gas pipes.

LogSuite emphasizes quality control to ensure that the units meet its standards and provide high-quality service. During construction, LogSuite’s contractors and internal construction management team follow the specific quality control procedures, including inspection of materials and supplies, on-site inspections, and the production of progress reports. Upon completion of construction, the contractor and internal inspection team will conduct a thorough inspection of the condominium units.

iv.	Marketing and Sales

During the renovation process, LogSuite begins selling the renovated condominium units on LogRenove (https://www.logrenove.jp/), a website maintained by LogSuite, as well as on third-party websites such as SUUMO, HOMES, At Home, and Yahoo. These websites include photos of both the exterior and interior of the renovated condominiums, images of the surrounding environment, and detailed property information. Prospective buyers can view photos, check prices, and review other details, and they can schedule a tour by sending an e-mail or making a phone call using the contact information provided on the website. For the six months ended September 30, 2024 and the fiscal year ended March 31, 2024, LogSuite paid approximately JPY2,788 thousand ($19 thousand) and JPY4,598 thousand ($32 thousand) to third-party websites for marketing its renovated condominiums.

In addition to marketing on customer-oriented websites, LogSuite also posts information about its renovated condominium units on the Real Estate Information Network System, a website accessible only to real estate agencies. When a real estate agency finds a suitable unit for its client on this website, it introduces the property to the client. When a sales agreement is reached with a client introduced by the real estate agency, LogSuite enters into a brokerage contract with the real estate agency and pays the real estate agency a brokerage commission of up to 3% of the sales price plus JPY60,000 ($412), according to the brokerage contract and the Real Estate Agency Law.

For the sale of renovated condominium units, LogSuite enters into a sales agreement with its clients. The material terms set forth in the sales agreement between LogSuite and its customers are as follows:

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Purpose

LogSuite agrees to sell, and the client agrees to purchase, the renovated condominium unit.

Obligations and Rights

The customer agrees to pay LogSuite a down payment of approximately 5% of the total sales price at the time the purchase agreement is executed, and to pay the balance when LogSuite delivers the renovated condominium unit to the customer.

Transfer of property rights

LogSuite transfers the property rights of the renovated condominium unit to the customer upon receipt of the sales proceeds.

Burden of Risk

LogSuite shall be responsible for any loss or damage of the renovated condominium unit on the date of delivery, unless such loss or damage is attributable to the customer. In the event of the loss of the renovated condominium unit, the sales agreement may be terminated by either LogSuite or the customer, and LogSuite will promptly return the full amount of the payment received from the customer. In the event of damage, LogSuite is responsible for, at its own expense, repairing the damage and delivering the renovated condominium unit as originally designed. However, if the damage is so substantial that repair is not economically feasible, the sales agreement may be terminated by either LogSuite or the customer.

Quality Warranty

The renovated condominium unit will be delivered as is. LogSuite is not responsible for any minor damages, malfunctions, scratches, or stains that already existed before the delivery date.

Except for minor damages, malfunctions, scratches, or stains that already existed before the delivery date, LogSuite provides a two-year general quality warranty for defects in the renovated condominium unit and a ten-year quality warranty for certain defects related to plumbing. The customer may request LogSuite to repair such defects and/or seek compensation.

If such defects are not repaired within a reasonable period of time required by the customer, the customer may terminate the sales agreement, seek compensation, and demand a reduction in the sales price based on the extent of such defects.

Termination

If LogSuite or the customer delays the performance of its obligations under the sales agreement, and such delay is not corrected within a reasonable period of time as required, the other party may terminate the sales agreement and claim the pre-agreed damages set forth therein.

v.	Delivery and after-sales service

The delivery cycle generally ranges from one to two months and is stipulated in the sales agreement with the customer, and for any delay in delivery caused by LogSuite, LogSuite is subject to a penalty of up to 20% of the sales price to the customer. LogSuite and its subsidiary closely monitor the progress of the project and conduct pre-delivery property inspections to ensure timely delivery. Once the renovated condominium unit is ready for delivery, LogSuite will notify the customer and deliver the keys to the property.

In accordance with the sales agreements with customers regarding renovated condominium units, warranties are provided. Specifically, LogSuite’s renovated condominium units are covered by a two-year nonconformity warranty under the terms of the sales agreements with the customers. In addition, LogSuite offers an extended after-sales service warranty for the renovated condominium units, with coverage periods ranging from two to 10 years, depending on the type of defect and the specific characteristics of each component, which includes a ten-year warranty for plumbing, a five-year warranty for electrical wiring, and a two-year warranty for all other components. Although not legally required, LogSuite also purchases housing defect warranty insurance to ensure its financial capability to address any defects that may occur.

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The following photos are of LogSuite’s condominium renovation projects, which are representative of its overall renovation work.

(Condominium Renovation Example 1: Tower Residence Yotsuya)	(Condominium Renovation Example 2: Shirokane Sanko Ancre)

Meguro Tower Hills Unit 801 is a typical example of LogSuite’s condominium renovation business. This condominium unit is located at 1-7-16 Nakane, Meguro-ku, Tokyo. LogSuite purchased the pre-owned condominium unit in September 2023 for JPY120,000 thousand ($838 thousand). After five months of development and renovation, the condominium unit was sold in April 2024 for JPY179,900 thousand ($1,256 thousand). Set forth below are photos of the condominium unit before and after renovation.

(Before renovation)	(After renovation)

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The following table shows the key operating results for the real estate renovation and resale business for the six months ended September 30, 2024 and 2023, and for the fiscal years ended March 31, 2024 and 2023.

	For the six months ended September 30, 2024	For the six months ended September 30, 2023
Number of pre-owned units purchased	25	22
Number of renovated units sold	30	19
Total sales price	JPY5,020,952 thousand ($35,050 thousand)	JPY2,892,531 thousand ($20,192 thousand)

	For the fiscal year ended March 31, 2024	For the fiscal year ended March 31, 2023
Number of pre-owned units purchased	39	40
Number of renovated units sold	43	31
Total sales price	JPY6,338,370 thousand ($44,247 thousand)	JPY4,420,539 thousand ($30,859 thousand)

Real Estate Development

Our real estate development business can be divided into two categories: residential real estate development and Machinaka Ryokan development.

Residential Real Estate Development

Our subsidiary, Prostyle is engaged in residential real estate development under two brands: PROSTYLE and PROSTYLE WEALTH.

PROSTYLE offers condominiums with natural solid wood flooring primarily in the Tokyo metropolitan area, while PROSTYLE WEALTH specializes in new, compact condominiums within the same area. In this business model, Prostyle provides comprehensive support for site selection, land purchase, business planning, construction management, and after-sales services. The entire process of a residential property development project, from land purchase to delivery of the completed condominium, typically takes approximately one and a half years to two years. Prostyle generates revenue from sales of condominium in this business model.

In this business model, Prostyle undertakes the following steps: (i) land purchase; (ii) construction outsourcing; and (iii) condominium sales and after-sales service.

i.	Land Purchase

Prostyle obtains land information primarily from real estate agencies, identifying properties currently available or being marketed for sale within the real estate market. Prostyle does not have any agreements with real estate agencies to source land parcels on advantageous terms or at all. See “—Business Model—Real Estate Renovation and Resale—i. Opportunity Identification and Condominium Purchase.” Prostyle acquires land parcels through financing with short-term bank loans with interest rates ranging from 1% to 3%, and with terms typically ranging from 12 to 24 months.

ii.	Construction Outsourcing

Prostyle outsources most of its construction work to independent construction companies, with close supervision and management provided by an internal construction management team to ensure coordination. See “—Business Model—Real Estate Renovation and Resale—iii. Project Construction and Management.”

iii.	Condominium Sales and After-sales Services

Prostyle either sells the condominium units in the building to individual customers or sells the entire condominium building to institutional customers. The condominium building in which units are sold to individual customers, referred to as Family Type Condominium and the condominium building sold to institutional customers, referred to as Compact Condominium, differ primarily in design. The Family Type Condominium typically features spacious units with layouts such as 2LDK (two bedrooms, one living room, one dining room, and one kitchen), 3LDK, or other roomy configurations, primarily located in central Tokyo. These units may offer a total floor area of approximately 18,000 square feet (approximately 750 square feet per unit). On the other hand, the Compact Condominium generally offers smaller units with studio or one-bedroom-one-kitchen layouts. The total floor area of these units is typically 5,300 square feet in central Tokyo (approximately 300 square feet per unit) or 7,200 square feet in other Japanese cities (approximately 300 square feet per unit). Compact Condominium buildings usually contain at least 20 units. Therefore, when deciding whether to construct a Family Type Condominium for individual customers or a Compact Condominium for institutional customers, Prostyle takes into account factors such as the location, land size, and the number of units in the building. Given the different structural designs and location focus, Prostyle decides the types of condominium to build since planning stage.

Family Type Condominiums and Compact Condominiums offer distinct advantages. For Compact Condominiums, we initiate construction only after securing purchase agreements with institutional buyers, which helps us mitigate inventory risk, though achieving high contract prices can be challenging. In contrast, Family Type Condominiums are sold directly to homeowners, allowing for a less compressed profit margin, as we can incorporate construction costs and real estate market conditions directly into the selling price. If Prostyle becomes overly dependent on one type of condominium due to difficulties in securing suitable land for each type of the condominiums or in attracting prospective buyers, its business, and consequently, our financial condition and operational results, could be materially and adversely affected. See “Risk Factors—Risks Related to Our Business and Industry—Overdependence on a certain type of condominiums may adversely affect our business and financial results.”

For the sale of condominium units, Prostyle enters into a sales agreement with individual customers that is similar to the one used for renovated condominiums. See “—Business Model—Real Estate Renovation and Resale—iv. Marketing and Sales.” For the sale of a condominium building, Prostyle enters into a sales agreement with institutional customers, covering both the land and the building.

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The material terms stipulated in the sales agreement between Prostyle and the institutional customers are as follows:

Purpose

Prostyle agrees to sell the entire condominium building, including the land and building, to the institutional customer, and the institutional customer agrees to purchase the condominium building for the purpose of separately selling the condominium units in the building to other individuals or entities.

Obligations and Rights

The institutional customer agrees to pay Prostyle a down payment of approximately 2% of the total sale price at the time the sales agreement is executed, an installment of approximately 3% of the total sale price when the last beam (or its equivalent) is placed atop the structure, and the remaining balance within three months after Prostyle delivers the entire condominium building to the institutional customer. The remaining balance shall be paid whenever the institutional customer sells each condominium unit in the building to an individual buyer and receives the sales proceeds.

Transfer of property rights

Prostyle transfers the property rights of the condominium units in the building directly to the individuals or entities designated by the institutional customer (mostly those who purchased condominium units from the institutional customer) upon receipt of proceeds from the sales of condominium units from institutional investors.

Burden of Risk

Prostyle shall be liable for any damage to or loss of the entire condominium building prior to the delivery date, unless such damage or loss is caused by reasons attributable to the institutional customer. In the event of the loss of the condominium building, the sales agreement shall be automatically terminated and Prostyle shall promptly return the full amount of the payment received from the institutional customer. Both the institutional customer and Prostyle agree to waive any rights to seek compensation. In the event of damage, Prostyle shall be responsible for repairing the damage at its own expense and delivering the condominium building as originally designed. However, if the extent of the damage is too substantial to be repaired, the sales agreement may be terminated upon mutual agreement.

Quality Assurance

Prostyle provides a two-year general quality warranty for defects in the entire condominium building and a ten-year quality warranty for certain defects in major structural components such as pillars, roofs, exterior walls, and balconies.

The institutional or individual customer may demand Prostyle to repair such defects and/or seek compensation. If such defects are not repaired within a reasonable period of time required by the institutional or individual customer, they may terminate the sales agreement, seek compensation, and demand a reduction in the sales price based on the extent of the defects.

Termination

Both the institutional customer and Prostyle may immediately terminate the sales agreement without notice if any of the following events occur to the other party:

(1)	When any party is legally, administratively, or financially deemed impossible or difficult to continue the sales agreement.

(2)	The stipulated construction schedule or delivery date is materially changed, and the institutional customer’s sales plan is adversely affected

Both the institutional customer and Prostyle may also terminate the sales agreement if the other party breaches the sales agreement or experiences or is reasonably believed to experiences financial difficulty, and the breach is not cured or the financial difficulty is not recovered within a reasonably required period of time.

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In accordance with Japanese law and Prostyle’s contracts with customers for condominiums, quality warranties are provided. Specifically, Prostyle’ newly constructed condominium units are covered by a two-year nonconformity warranty under the terms of its sales agreements with its customers. According to the Housing Quality Assurance Act, our subsidiaries are required to provide a 10-year warranty against defects in primary structural components. Additionally, the Act on Assurance of Performance of Specified Housing Defect Warranty obliges Prostyle to secure its ability to fulfill this warranty by either depositing security funds with the Legal Affairs Bureau of the Ministry of Justice or obtaining housing defect warranty insurance. Prostyle has selected to purchase housing defect warranty insurance to meet this requirement. Beyond these legal requirements, Prostyle also offers an extended after-sales service warranty for the newly constructed condominium units, with coverage periods ranging from two to 10 years, depending on the type of defect and the specific characteristics of each component, which includes a 10-year warranty for infrastructure such as water supply, drainage pipes, and gas pipes, a five-year warranty for electrical wiring, and a two-year warranty for all other components.

The following photos are of Prostyle’s residential real estate development projects, which are representative of its overall development work.

(Residential Real Estate Development Example 1: PS Miyanomori (exterior))	(Residential Real Estate Example 2: PS Miyanomori (interior))

(Residential Real Estate Development Example 3: PS Gakugeidaigaku (exterior))

Prostyle Kuramae is a typical example of a residential real estate development project. The condominium building is located in Taito-ku. Prostyle purchased the land in April 2022 for JPY450,000 thousand ($3,141 thousand). Leben Homebuild Co. was engaged as the contractor to build the condominium building. After 20 months of development, Prostyle sold the condominium building for JPY1,526,880 thousand ($10,659 thousand).

Prostyle Wealth Toyosu East is another typical example of a residential real estate development project. This condominium building is located in Koto-ku, Tokyo. Prostyle purchased the land in October 2021 for JPY200,000 thousand. Nikko Takara Construction was engaged as the contractor to build the condominium building. After 18 months of development, Prostyle sold the condominium for JPY530,765 thousand ($3,705 thousand).

The following table shows the key operating results for the development of condominium units for the six months ended September 30, 2024 and 2023, and the fiscal years ended March 31, 2024 and 2023.

	For the six months ended September 30, 2024	For the six months ended September 30, 2023
Number of land parcels purchased	10	12
Area of land parcels purchased (square feet)	12,711	45,308
Number of condominium units sold to individual purchasers	37	4
Number of condominium buildings sold to institutional purchasers	0	2
Number of units included in condominium buildings sold to institutional purchasers	0	40
Total sales price	JPY3,519,649 thousand ($24,570 thousand)	JPY1,058,301 thousand ($7,388 thousand)

	For the fiscal year ended March 31, 2024	For the fiscal year ended March 31, 2023
Number of land parcels purchased	22	19
Area of land parcels purchased (square feet)	71,650	29,148
Number of condominium units sold to individual purchasers	3	4
Number of condominium buildings sold to institutional purchasers	2	1
Number of units included in condominium buildings sold to institutional purchasers	40	30
Total sales price	JPY1,655,287 thousand ($11,555 thousand)	JPY1,974,132 thousand ($13,781 thousand)

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The following table shows the key operating results for the development of condominium building in the past three years.

Name of Building	Number of Units Included	Time of Delivery	Sales Price	Purchaser
PSW Togoshi	30	December 2022	JPY939,931 thousand ($6,561 thousand)	Meiks Corporation
PSW Toyosu East	16	April 2023	JPY530,765 thousand ($3,705 thousand)	CREAL Corporation
PSW Kawasaki East	24	September 2023	JPY527,536 thousand ($3,683 thousand)	Fudial Creation Inc.
Prostyle Kuramae	24	May 2024	JPY1,535,040 thousand ($10,716 thousand)	Individual Customer
PSW Ueno Iriya	27	December 2024	JPY1,052,983 thousand ($7,351 thousand)	NST Corporation

Machinaka Ryokan Development

Prostyle develops Machinaka Ryokan, a particular type of hotel located in a central urban area featuring traditional Japanese elements, which combines the comfort and convenience of a modern hotel and the authentic ryokan-staying experience while enjoying urban amenities, allowing guests to feel at home even while traveling.

In this business model, Prostyle follows these steps: (i) land purchase; (ii) construction agreement with a contractor to build a hotel on the purchased land; and (iii) sale of the hotel to the buyers. The entire process of a Machinaka Ryokan development project, from land purchase to sale of the completed hotel, typically takes approximately 42 months. Following the sale of the hotel, our subsidiary, ProstyleRyokan will rent the hotel from the owner and use it to provide hotel management and accommodation services. See “—Business Model—Machinaka Ryokan Management and Accommodation.”

Set forth below are further explanations for each steps Prostyle undertakes in this business model.

i.	Land Purchase

The process of land procurement in this business model is identical to that of our residential real estate development business. See “—Business Model—Real Estate Development—Residential Real Estate Development—i. Land Purchase.”

ii.	Hotel Construction

Our hotel and residential real estate development businesses share the same construction process. See “—Business Model—Real Estate Development—Residential Real Estate Development—ii. Construction Outsourcing.”

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iii.	Sales of Hotel

Prostyle sells the entire hotel building to investors by entering into a sales agreement that covers both the sale of land and the building, which is similar to the agreement regarding sales of condominium building. See “—Business Model—Real Estate Development—Residential Real Estate Development—iii. Sales of Condominium.”

The following photos are of Prostyle’s Machinaka Ryokan development projects.

(Machinaka Ryokan development example 1: Wealth Toyosu East)	(Machinaka Ryokan development example 2: Ryokan Tokyo Asakusa)

Prostyle Asakusa Ryokan is a typical example of the Machinaka Ryokan development business. The hotel is located in Taito Ward, Tokyo. Prostyle purchased the land in March 2017 for JPY810,000 thousand. After 21 months of development, Prostyle sold the hotel for JPY2,450,000 thousand.

For the six months ended September 30, 2024 and 2023 and for the fiscal years ended March 31, 2024 and 2023, there were no Machinaka Ryokan sales.

Extensive Use of Natural Solid Wood

In the real estate renovation and resale business and real estate development business, one of the characteristics of the properties that LogSuite and Prostyle renovate and develop is the extensive use of natural solid wood in the interior and common areas of renovated and newly built condominiums. Since our inception, we have prioritized branding that highlights this material.

This material is processed directly from wood without the use of chemical treatments or adhesives, ensuring it is both healthy for humans and environmentally friendly. The natural solid wood materials used by our subsidiaries have been approved to conform to the Japan Building Standard Law’s regulations on formaldehyde-emitting and are rated F Four Star (F☆☆☆☆). This rating indicates the performance category of formaldehyde emission. A higher number of stars signifies lower formaldehyde emission, and F☆☆☆☆ represents the lowest level of emission among these categories.

In addition, our subsidiary, Yantai Propolife, which is engaged in manufacturing the solid wood building materials, applies an ultraviolet radiation-resistant clear coating (the “UV coating”) to natural solid wood, providing enhanced durability, humidity control, and thermal insulation. This UV coating increases the hardness and scratch resistance of the wood, reducing wear and tear. Moreover, the UV coating facilitates moisture control by absorbing moisture from the air when humidity levels are high and releasing it when humidity levels are low, thereby maintaining optimal moisture levels in the room. Without the UV coating, the wood releases moisture quickly, causing the wood to shrink and leading to the appearance of gaps between the wood boards. The UV coating slows down the release of moisture from the wood, ensuring a smooth and even shrinking process, thus preventing gaps from forming. In hot weather, while the wood naturally absorbs heat, the UV coating insulates the wood, preventing excessive heat accumulation and ensuring a cooler, more comfortable environment. Furthermore, solid wood flooring is typically not suitable for use with floor heating systems because it tends to dry out, resulting in gaps and cracks. However, Yantai Propolife enhances the drying process of the wood to ensure it can withstand the heat generated by floor heating. As a result, natural solid wood flooring and floor heating systems are compatible and can coexist in the condominiums and Machinaka Ryokans that LogSuite and Prostyle renovate and develop.

In addition to its functionality, the natural solid wood possesses aesthetic value. Each piece is unique, with no two patterns being identical, ensuring that the flooring of each condominium is distinct. Furthermore, as time passes, the wood undergoes oxidation, causing its color to gradually deepen and thereby imparting a unique patina to the condominium’s flooring. Moreover, due to their unique tactile qualities and authentic aroma of natural solid wood, our customers can easily distinguish our natural solid wood products from our competitors’ offerings made from other materials.

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With years of experience, Yantai Propolife has developed a diverse range of natural solid wood flooring products, categorized by shape, color, wood species, finish, and application location. This expertise has enabled it to establish natural solid wood flooring as a standard specification, it also allows them to select the most appropriate type of wood for each property based on area, budget, and lighting conditions, maximizing the wood’s texture and aesthetic appeal. Although our group is not the only one capable of developing and handling natural solid wood, we manage substantial production processes in-house, from importing raw materials to production, distribution, and installation. OkinawaIgeto sources raw wood materials from CK International, a U.S. hardwood lumber company that supplies wood from North America. Yantai Propolife then manufactures natural solid wood products from this wood, which are shipped to Japan. These natural solid wood products are subsequently used by LogSuite in the renovation of its condominiums. This comprehensive control enables Yantai Propolife to provide natural solid wood in large quantities at comparatively lower prices. With the extensive use of natural solid wood in our renovation and development projects, natural solid wood flooring has become a distinctive feature of LogSuite’s design. Our reliance on raw wood materials imported from North America may expose us to potential risks, including supply chain disruptions, cost increases, regulatory changes, and the loss of timberland, and our results of operation may be detrimentally affected. See “Risk factors—Risk Related to Our Business and Industry—Our reliance on imported solid wood from the United States exposes us to various risks that could adversely affect our business, financial condition, and results of operations.”

We execute a separate sales contract with CK International for each individual order. The material terms stipulated in the form of sales contract between OkinawaIgeto and CK International are as follows:

Payment terms:

A down payment (10% of each contract price) is due prior to loading containers by telegraphic transfer. The remaining balance of the contract price is due by telegraphic transfer within 10 days from the date of the ocean bill of lading date. Original shipping and transaction documents will be delivered immediately via courier upon receipt of payment. CK International is responsible for the cost of goods, insurance, and freight charges to deliver the goods to the named port of destination.

Other terms:

1. No claims allowed unless made within fourteen days from delivery. If the actual date is in dispute, port records of the “pulled from port date” will be the date of record. In the event of any claim, all goods must be held intact with all bundle markings left clearly visible and identifiable.

2. Any claim and/or re-inspection arising from this shipment shall be handled in accordance with the procedures of the applicable grading agency.

3. Payments not made within sales terms will be charged a service charge of 1.5% per month. OkinawaIgeto pays for any cost incurred in the collection of any sum due under this invoice.

One-stop services

Real estate development and renovation require numerous service providers, making coordination and collaboration both costly and time-consuming. To address this challenge, we have developed a comprehensive system that integrates a majority of important processes in our renovation and resale business from materials procurement to sales. In this system, Prostyle, LogSuite, and LogAsset handle real estate procurement, Yantai Propolife and OkinawaIgeto manage building material procurement and development, LogSuite engages contractors to select and obtain raw materials and renovate and construct condominiums, LogArchitects handles construction management, and LogSuite and Prostyle manage sales. This integrated approach allows us to handle a majority of essential processes in our renovation and resale business internally, ensuring quality control, reducing time and costs, and delivering our services efficiently.

Machinaka Ryokan Management and Accommodation

Our Machinaka Ryokan management and accommodation business is closely integrated with our Machinaka Ryokan development business. Prostyle develops Machinaka Ryokans and sells them to buyers, after which ProstyleRyokan rents them from the owners, pays monthly rent, and provides hotel management and accommodation services. For the six months ended September 30, 2024 and the fiscal year ended March 31, 2024, ProstyleRyokan paid a rent of approximately JPY211,908 thousand (approximately $1,479 thousand) and JPY423,816 thousand (approximately $2,959 thousand), respectively, to the hotel owners for their management and accommodation services.

The material terms stipulated in the lease agreements between ProstyleRyokan and the hotel owners are as follows:

Obligations and Rights

ProstyleRyokan is authorized to operate and manage all hotel-related matters and retain all revenue generated from the hotel. In exchange, ProstyleRyokan is required to pay monthly rent and submit a monthly report to the hotel owner, detailing information such as revenue, occupancy rate, and average daily rate.

With prior notice to ProstyleRyokan, the hotel owner may enter the premises at any time for inspections related to maintenance and asset management.

Deposit

ProstyleRyokan is required to pay the hotel owner a deposit equivalent to six months’ rent at the commencement of the lease.

In the event that ProstyleRyokan delays payment of the monthly rent or fails to satisfy any debt obligation under the lease agreement, the hotel owner shall have the right to apply part or all of the deposit to offset such unpaid rent or debts. Upon such appropriation, ProstyleRyokan shall be required to restore the deposit to its original amount within five days of receipt of the notice of appropriation.

Upon expiration of the lease agreement, the hotel owner shall return the deposit to ProstyleRyokan, after deducting any outstanding debts owed to the owner, within three months following the later of (i) the date on which ProstyleRyokan returns possession of the hotel to the hotel owner, or (ii) the date on which all outstanding balances between ProstyleRyokan and the hotel owner are settled.

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Term

The lease agreement has a term of fifteen years and will not automatically renew upon expiration. However, if the owner fails to provide ProstyleRyokan with a written notice of termination between six months and one year prior to the expiration date, the lease agreement may continue in effect at ProstyleRyokan’s discretion. In such an event, if the hotel owner subsequently delivers a written notice of termination, the lease agreement shall terminate six months following the delivery of such notice.

During the two (2) months following the delivery of the written notice of termination, ProstyleRyokan shall have a preferential right to negotiate with the owner for the renewal or re-entry into a lease agreement.

Termination

The hotel owner may immediately terminate the lease agreement without notice if ProstyleRyokan:

(1)	is legally, administratively, or financially deemed impossible or difficult to continue the lease agreement;
(2)	employees commit a crime or engage in conduct that violates public order or morals within the hotel;
(3)	without the hotel owner’s prior written consent, sub-leases the hotel or assigns its rights under the lease agreement to a third party;
(4)	without the hotel owner’s prior written consent, conducts certain corporate actions such as change of control, merger and acquisition, division, or transfer or receipt of significant assets;
(5)	is related to any anti-social forces; or
(6)	breaches certain other clauses stipulated in the lease agreement.

The owner may terminate the lease agreement if ProstyleRyokan fails to pay the monthly rent or other debts equivalent to two months’ rent, or breaches the lease agreement or any other relevant agreements, and such failure or breach is not remedied within five business days following the delivery of a notice to cure by the owner.

ProstyleRyokan shall not terminate the lease agreement prior to its expiration date without the prior written consent of the hotel owner; provided, however, that in the event the hotel owner is found to be affiliated with or connected to any anti-social forces, ProstyleRyokan may terminate the lease agreement immediately and without prior notice.

If the lease agreement is terminated prior to its expiration date, ProstyleRyokan shall be obligated to pay a penalty equal to the total monthly rent for the remaining months of the lease term.

Prostyle Ryokan operates a number of hotels near tourist attractions in Tokyo, Kanagawa, and Okinawa under the brand of “ProstyleRyokan” and with the concept of “Machinaka Ryokan” which means a hotel located in a central urban area (machinaka) featuring Japanese elements from traditional Japanese inn (ryokan. These hotels offer guests the experience of staying in a modern hotel featuring traditional Japanese elements, while being conveniently located near popular tourist attractions, making it easy for travelers to explore.

The Machinaka Ryokans operated by ProstyleRyokan feature tatami mats in most of their guest rooms, a design element that has been highly acclaimed. For example, the Prostyle Ryokan Yokohama Bashamichi, one of the hotels operated by ProstyleRyokan, won the Good Design Award in 2019. The design not only enhanced the aesthetic appeal of the hotel, but also allowed for a higher capacity, leading to a higher average number of guests per room. In addition, all Machinaka Ryokans operated by ProstyleRyokan are equipped with private saunas in completely private rooms. Some of the hotels, such as the one in Asakusa, offer open-air baths and terraces that provide guests with views of Asakusa city and the Tokyo Skytree, one of the most iconic landmarks in Tokyo. Furthermore, each Machinaka Ryokan is designed to reflect the unique character of its surroundings, to ensure that no two are alike. For example, our Machinaka Ryokan in Bashamichi, Yokohama, home to Japan’s first gaslight, installed in 1872, features dim lighting and a dark-toned interior, recreating the ambiance of the gas-lit streets from that era. Similarly, our Machinaka Ryokan in Naha, Okinawa, reflects regional features by replacing conventional tatami with Ryukyu tatami, traditional Okinawan-style, edge-free, half-sized mats arranged in an ichimatsu pattern, a checkerboard design of alternating squares.

ProstyleRyokan sets the hotel room rates based on a number of factors, including local market conditions with reference to room rates set by competitors, recent occupancy rates, and seasonal occupancy fluctuations.

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The following picture is of a hotel operated by ProstyleRyokan.

(Machinaka Ryokan management and accommodation example: Prostyle Ryokan Tokyo Asakusa (exterior))	(Machinaka Ryokan management and accommodation example: Prostyle Ryokan Tokyo Asakusa (interior))

Prostyle Ryokan Tokyo Asakusa is a typical example of the Machinaka Ryokan management and accommodation business. Located at 2-12-11 Hanakawado, Taito-ku, Tokyo, the hotel opened in December 2019 with 43 guest rooms and a maximum capacity of 154 people. The room rate per night is approximately JPY40 thousand ($279). ProstyleRyokan entered into an agreement with the hotel owner, Mitsubishi UFJ Trust and Banking Corporation, under which ProstyleRyokan has the right to operate the hotel and is obligated to pay a monthly rent of JPY11,046 thousand ($77 thousand).

As of September 30, 2024, there were four hotels operated by ProstyleRyokan. The table below summarizes information about these hotels.

Name	Location	Building Type	Opened	Maximum Capacity	Average Room Rate (Per Night)
Prostyle Ryokan Yokohama Bashamichi	5-64 Tokiwa-cho, Naka-ku, Yokohama-shi, Kanagawa-ken	13-floor building	August 2018	194	JPY16 thousand ($112)
Prostyle Ryokan Tokyo Asakusa	2-12-11 Hanakawado, Taito-ku, Tokyo-to	10-floor building	December 2019	154	JPY39 thousand ($272)
Prostyle Ryokan Naha Kenchomae	2-2-1 Kume, Naha-shi, Okinawa-ken	10-floor building	December 2020	160	JPY9 thousand ($63)
Prostyle Terrace Naha	2-3-2 Kume, Naha-shi, Okinawa-ken	14-floor building	April 2021	102	JPY15 thousand ($105)

Other Businesses

Our subsidiaries are also engaged in other businesses, including sales of housing equipment and materials, operation of restaurants, and provision of consulting services.

Customers

For our real estate renovation and resale business, LogSuite’s customers are mainly individual customers. For our real estate development business, Prostyle’s clients are primarily individual and institutional customers. For our hotel management and accommodation business, ProstyleRyokan’s customers are mainly individual travelers.

For the six months ended September 30, 2024, one customer accounted for over 10% of our revenue, representing 13.3%. Specifically, Yamawake is a real estate crowdfunding platform provider to which our subsidiary, LogSuite, resold properties. During the six months ended September 30, 2024, LogSuite, using its form of sales agreement, entered into three sales agreements with Yamawake to sell certain condominium units in one of its residential real estate development projects. Yamawake planned to receive the investment from third-party investors pursuant to the Real Estate Specified Joint Venture Act of Japan for the full purchase price of the properties through its real estate crowdfunding platform.

For the fiscal years ended March 31, 2024 and 2023, no customer accounted for over 10% of our revenue.

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Suppliers

In addition to construction materials developed and manufactured by our subsidiaries, for example, natural solid wood products, most of the construction materials and housing equipment are procured from our subsidiaries’ suppliers.

For the six months ended September 30, 2024 and the fiscal year ended March 31, 2024, there was no supplier that accounted for over 10% of the total supplies purchased.

For the fiscal year ended March 31, 2023, there was one supplier Sunagogumi, that accounted for over 10% of the total supplies purchased, representing 25.1%. Sunagogumi is a construction company to which our subsidiaries outsourced the construction work. When construction is outsourced to Sunagogumi, our subsidiaries would discuss with Sunagogumi to determine the kinds, specifications, and numbers of construction materials to use and stipulate the details in “design plans” and rely on it to purchase the required construction materials on their behalf. Our subsidiaries also entered into a construction agreement with Sunagogumi to outsource the construction work, pursuant to which the construction materials purchased by Sunagogumi will be examined by an inspector before being used for the construction work.

Third-Party Service Providers

Our subsidiaries work with third parties to provide services to their customers. Third-party service providers that our subsidiaries regularly work with include real estate agencies, construction contractors, and housing and travel websites. For the six months ended September 30, 2024 and the fiscal year ended March 31, 2024, our subsidiaries have worked with 16 and 14 third-party service providers, respectively.

Seasonality

While our real estate business is not affected by seasonality, our Machinaka Ryokan management and accommodation business is subject to seasonal variations. During holiday seasons, such as New Year’s Holiday and school summer vacations, the influx of tourists leads to an increase in customers, which in turn boosts revenue from our Machinaka Ryokan management and accommodation business.

Employees

As of January 31, 2025, March 31, 2024, 2023, and 2022, we and our subsidiaries had 144, 187, 173, and 164 full-time employees, respectively, and 148, 120, 191, and 114 part-time employees, respectively. The following table shows the number of the employees categorized by areas of operations as of January 31, 2025:

Function/Department	number
Management	20
Finance and Accounting	8
Sales and Marketing	62
Business Operation and Others	197
Human Resources	2
General Affairs	3
Total amount	292

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Facilities

We and our subsidiaries currently lease several properties in Tokyo, Sapporo, Nagoya, and Okinawa for office space, hotel, restaurant, and parking lot.

Lessee	Location	Area (Square Feet)	Rent (Monthly)	Term	Use
Prostyle	1-59-3 Asakusa, Taito-ku, 1-60-1 Asakusa, Taito-ku, 1-60-3 Asakusa, Taito-ku	2,371	JPY773 thousand ($5 thousand)	May 16, 2024 to May 15, 2026	Office
LogProstyle	3-6-23 Kita-Aoyama, Minato-ku	3,847	JPY4,324 thousand ($30 thousand)	February 1, 2024 to January 31, 2029	Office
LogProstyle	3-6-23 Kita-Aoyama, Minato-ku	2,860	JPY1,928 thousand ($13 thousand)	February 1, 2024 to January 31, 2029	Office
LogSuite	6-2, 1-jo Nishi 8-chome, Chuo-ku, Sapporo-shi	228	JPY50 thousand ($349)	February 5, 2025 to February 4, 2027	Office
LogSuite	3-20-5 Marunouchi, Naka-ku, Nagoya-shi	217	JPY90 thousand ($628)	March 1, 2024 to February 28, 2025	Office
ProstyleRyokan	2-2-1 Kume, Naha-shi, Okinawa-ken	23,239	JPY8,808 thousand ($61 thousand)	November 6, 2020 to November 5, 2040	Hotel (Naha Kenchomae)
ProstyleRyokan	2-3-2 Kume, Naha-shi, Okinawa-ken	17,428	JPY5,000 thousand ($35 thousand)	November 30, 2020 to November 29, 2030	Hotel (Terrace Naha)
ProstyleRyokan	2-12-11 Hanakawado, Taito-ku, Tokyo	22,651	JPY11,046 thousand ($77 thousand)	June 18, 2021 to June 17, 2036	Hotel (Tokyo Asakusa)
ProstyleRyokan	5-64 Tokiwacho, Naka-ku, Yokohama City, Kanagawa Prefecture	32,786	JPY10,462 thousand ($73 thousand)	March 29, 2019 to March 28, 2029	Hotel (Yokohama Bashamichi)
LogSuite	3-6-12 Kita-Aoyama, Minato-ku	-	JPY65 thousand ($454)	February 1, 2025 to January 31, 2026	Parking Area
LogProstyle	1-8-3 Marunouchi, Chiyoda-ku	-	JPY100 thousand ($698)	June 1, 2024 to March 31, 2025	Parking Area
LogProstyle	3-7-6 Kita-Aoyama, Minato-ku	-	JPY50 thousand ($349)	June 16, 2024 to June 15, 2025	Parking Area
Prostyle	6-23-5 Shimouma, Setagaya-ku	-	JPY28 thousand ($195)	December 22, 2024 to March 21, 2025	Parking Area
LogAsset	5-53-67 Jingumae, Shibuya-ku	-	JPY50 thousand ($349)	June 6, 2024 to June 30, 2025	Parking Area
LogSuite	3-5 Kita-Aoyama, Minato-ku	-	JPY60 thousand ($419)	June 1, 2024 to May 31, 2025	Parking Area

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Intellectual Property

Our subsidiaries rely on a combination of trademarks and domain name registrations protect their brand names and logos and internet domain names.

As of the date of this prospectus, our subsidiaries have registered 16 trademarks in Japan for real estate-related services and other goods and services directly and indirectly related to their business operations, and 15 domain names in Japan, which automatically renew upon expiration.

Trademarks

No.	Trademark	Type of Mark	List of Goods and Services	Registration Number	Registration Date	Expiration Date
1		Word	Class 35, 43, 44, 45	6313163	November 6, 2020	November 6, 2025
2		Word	Class 36, 37, 42	6302845	October 12, 2020	October 12, 2025
3		Word	Class 36, 37, 42	6302846	October 12, 2020	October 12, 2025
4		Word	Class 36, 37, 42	6313281	November 6, 2020	November 6, 2025
5		Word	Class 36, 37	6313282	November 6, 2020	November 6, 2025
6		Word	Class 35, 36, 42, 45	6486969	December 16, 2021	December 16, 2026
7		Word	Class 35, 36, 42, 45	6445343	September 21, 2021	September 21, 2026
8		Picture	Class 35, 36, 42, 45	6445344	September 21, 2021	September 21, 2026
9		Picture	Class 35, 36, 42, 45	6445345	September 21, 2021	September 21, 2026
10		Word	Class 43, 45	6415026	July 12, 2021	July 12, 2031
11		Picture	Class 36, 37, 42	6487324	December 16, 2021	December 16, 2026
12		Word	Class 36, 37, 42	6487325	December 16, 2021	December 16, 2026
13		Picture	Class 35, 36, 37, 42, 43	6487326	December 16, 2021	December 16, 2026
14		Word	Class 35, 36, 37, 42, 43	6487327	December 16, 2021	December 16, 2026
15		Picture	Class 36, 42	6487328	December 16, 2021	December 16, 2026
16		Word	Class 36, 42	6487329	December 16, 2021	December 16, 2026

Domain names:

No.	Domain Name	Registration Date	Expiration Date
1	propolife.co.jp	October 2, 2006	October 31, 2025
2	prostyle-residence.com	March 18, 2014	March 18, 2025
3	fudosan-king.jp	August 10, 2015	August 31, 2025
4	prostyleryokan.com	July 2, 2018	July 2, 2025
5	chinokanri.co.jp	May 19, 2015	May 31, 2025
6	logrenove.jp	January 9, 2020	January 31, 2026
7	kotakino.jp	March 6, 2020	March 31, 2025
8	logknot.co.jp	August 24, 2020	July 31, 2025
9	logsuite.co.jp	March 16, 2021	March 31, 2025
10	logarchitects.co.jp	March 16, 2021	March 31, 2025
11	rimawaru.com	May 24, 2021	May 24, 2025
12	logasset.co.jp	March 9, 2023	March 31, 2025
13	logprostyle.co.jp	August 11, 2023	August 29, 2025
14	fdla.jp	November 16, 2023	November 30, 2025
15	buyse.jp	February 22, 2024	February 28, 2025

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Insurance

We maintain the types and amounts of insurance coverage that we believe are consistent with customary industry practices. Other than the government-mandated social and health insurance and workmen’s compensation insurance, our insurance policies also cover damages and losses of certain machinery, property, fixed assets, and facilities inside most of the offices we lease for the purpose of business operation deriving from fire, lightning, explosions, wind, hailstorm, snow, and other events stipulated in the relevant insurance policies. We also maintain car insurance policies that cover physical loss or damage to our vehicles and any damages and losses to the drivers, passengers and third parties that occur in car accidents within Japan. Since April 2023, we have also maintained directors’ and officers’ insurance policies. Other than the preceding, we do not maintain any other property insurance, business interruption insurance, or employee liability insurance.

Competition

Our subsidiaries compete or plan to compete with real estate developers and real estate management companies, such as Dear Life Co., Ltd., Open House Group, J-REX Corporation Co., Ltd., and Nisshin LRD Co., Ltd. Some of these competitors are large, well-capitalized companies with greater market share, resources and experience than our subsidiaries have. As a consequence, they are able to spend more on product development, marketing, sales and other product initiatives than our subsidiaries can. Our subsidiaries compete based on factors such as price, value, customer support, brand recognition, reputation, and product functionality and reliability. Although there can be no assurance that our subsidiaries will be able to continue to compete successfully in the future, we believe that our subsidiaries can compete successfully with these companies by offering products of better quality at comparable prices.

Market Opportunities

Real Estate Markets in Japan

The economic condition of the real estate industry is intricately dependent on several key factors. In addition to economic growth and employment level, demographic trends, including population growth and urbanization, shape long-term demand for residential and commercial properties. Interest rates also play a pivotal role, as they directly influence mortgage costs, affecting both buyer affordability and investor returns. Additionally, government policies, such as tax incentives, zoning laws, and housing subsidies, can either stimulate or hinder real estate activities. Lastly, the availability of financing and credit conditions, coupled with market sentiment and consumer confidence, further determines the overall health and direction of the real estate sector.

General geographical market trends

For the long-term outlook, while the decline in condominium demand may be inevitable due to the aging society in Japan, the data published by the National Institute of Population and Social Security Research (“IPSS”) indicates that the population in Tokyo, our focus market, is expected to be less affected. According to IPSS’s report titled “the Population Projections for Japan by Region (Estimates for 2018),” Tokyo’s population is expected to remain stable over the next 25 years. Focusing on the 25 to 60 age group, which is the primary demographic for condominium purchases, the population in Tokyo’s 23 wards is expected to decrease compared to 2015. However, population concentration in the city center is anticipated to intensify. Specifically, in the three central wards of Chiyoda, Chuo, and Minato, where our condominium renovation business operates, the population aged 25 to 60 is projected to increase to 119.5% of the 2015 level by 2045, highlighting the strength of this trend.

Governmental policies regarding residential real estates

Japanese government has certain policies to lessen homebuyers’ burden at the time they purchase homes. For example, National Tax Agency (NTA) has provided the exemption of monetary tax gifts received from direct ascendants for the construction, purchase, or renovation of a residence intended for personal use and meeting certain requirements. Additionally, subject to certain conditions, NTA has allowed individuals to utilize a housing loan or similar financing to construct, acquire, or renovate a personal residence and beginning using the residence as their primary dwelling during January 1, 2022 to December 31 2025, to deduct, for the year of acquisition and subsequent years, an amount calculated based on the outstanding balance of the housing loan at the end of each year from their income tax liability. These policies were introduced to help counteract the effect of the consumption tax rate increase in 2014 and 2019 on housing demand and were extended in 2024.

Market outlook for new condominium units

In 2023, new condominium prices in the greater Tokyo metropolitan areas saw significant increases, particularly in Tokyo’s inner 23 wards. The average price per unit for new condominiums in greater Tokyo metropolitan areas, including Tokyo, Kanagawa, Saitama, and Chiba prefectures, was JPY81.01 million (approximately $566 thousand), resulting in the 28.8% increase from 2022, according to the Trends in the Metropolitan Real Estate Distribution Market (2023) by Real Estate Information Network for East Japan (REIN) dated January 22, 2024 (“REIN 2023 Report”). The average unit price per square meter (approximately 10.76 square feet) was JPY1,226 thousand (approximately $9 thousand), an increase of 28.9% from 2022. Specifically, the average price per unit for new condominiums in the inner 23 wards of Tokyo in 2023 was JPY114.83 million (approximately $802 thousand), a 39.4% increase from previous year, while the average unit price per square meter was JPY1,727,000 (approximately $12 thousand), a 34.1% increase from the previous year, as reported in the Summary of New Condominium Market Trends in the Greater Tokyo Metropolitan Areas 2023 by Real Estate Economic Institute published on January 25, 2024. We believe that the increase in new condominium price is due to the higher land prices, labor costs, and raw material costs. More investors may have decided to speculatively purchase new condominium units because of the Japanese yen depreciation and rising real estate property prices.

REIN 2023 Report also indicates that the contract rate of new condominiums (the percentage of newly released condominiums that were under contract by the first month) in Tokyo fell slightly from 70.4% in 2022 to 70.3% in 2023. However, the contract rate for new condominiums in inner 23 wards of Tokyo rose by 1.8 percentage points to 71.0% in 2023.

Additionally, the housing mortgage interest rate is relatively low. In Japan, individual homebuyers typically have the option to choose between a full-term fixed interest rate, a limited-term fixed interest rate (e.g., for two, three, or five years), or a floating interest rate. Flat 35, a 35-year fixed housing mortgage rate interest provided through partnerships among private financial institutions and the Japan Housing Finance Agency, offers a fixed interest rate, ensuring stable payments and eliminating the risk of future rate hikes. As a result, Flat 35 is popular among individual homebuyers for its low rates and predictability. In contrast, floating rate loans start with a lower initial rate but carry the risk of future increases. The choice between the two depends on the borrower’s risk tolerance and ability to manage potential interest rate fluctuations over the long term, typically 30 to 35 years. The lowest Flat 35 was 1.85% as of June 2024, the increase of 0.09 and 0.36 percentage points from the lowest Flat 35 rates in June 2023 and 2022, respectively. On the other hand, the interest rates on variable-rate mortgages remain low and are trending further downward as financial institutions compete for customers. We believe that the low interest rates have been a factor in raising the willingness to purchase condominiums.

The outlook of new condominium markets in our geographic markets in 2024 is promising. The Greater Tokyo Metropolitan Area and Kinki Area Condominium Market Forecast - Supply Forecast for 2024 published by Real Estate Economic Institute on December 21, 2023, indicates the supply of new condominiums in 2024 is expected to increase by 3.2% year-on-year in the 23 wards of Tokyo. The popularity of high-end properties in central Tokyo is expected to continue and sales prices are expected to remain at high levels. Even in the eastern, more suburban wards of inner Tokyo, such as Koto and Sumida, which were believed to be less popular than the western part (for instance, Shibuya and Shinjuku), there will be no decline in sales prices for properties near train stations.

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Market outlook for pre-owned condominium units

The pre-owned condominium market in the greater Tokyo Metropolitan area has experienced a significant shift since around 2019, challenging Japan’s traditional preference for new construction. According to the Trends in the Metropolitan Real Estate Distribution Market (2022) by REIN dated January 23, 2023, in 2015, 41,553 new condo units were supplied, while 34,776 pre-owned condominium contracts were recorded. However, in 2016, for the first time, the number of pre-owned condominium contracts (37,189) surpassed the supply of new units (36,960). Although these figures briefly converged in 2017 and 2018, from 2019 onwards, pre-owned condominium contracts have consistently outnumbered new unit supplies. This trend is largely due to the persistently high sales prices of newly built condominiums, particularly in Tokyo. According to the REIN 2023 Report, the average unit price per square meter for pre-owned condominium units in greater Tokyo metropolitan area in 2023 was JPY719 thousand ($5 thousand), JPY507 thousand ($4 thousand) lower than that of new condominium units in the same area. See “—Market outlook for new condominium units.” Consequently, more affordable pre-owned condominiums are increasingly being recognized as a viable option. REIN 2023 Report also shows that the number of contracts executed for pre-owned condominiums in the greater Tokyo metropolitan area in 2023 was 35,987 (up 1.6% from the previous year), exceeding the previous year’s figure for the first time in two years. By prefecture and region, the number of contracts increased year-on-year in the 23 wards of Tokyo.

Despite their affordability compared to new condominium units, pre-owned condominium unit prices are also rising. REIN 2023 Report indicates that the average unit price per square meter of contracted properties in the greater Tokyo metropolitan area in 2023 was JPY719,000 (approximately $5 thousand, an increase of 6.9% from the previous year), an increase for the eleventh consecutive year. The average unit price per square meter has increased 88.3% over the past 11 years. The prices of pre-owned condominium have risen in all four prefectures in the greater Tokyo metropolitan area. The average contract price of pre-owned condominium units in 2023 was JPY45.75 million (approximately $319 thousand, an increase of 7.0% from the previous year), rising for the eleventh consecutive year, as did the average price per square meter.

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Lastly, the share of pre-owned condominium contracts for buildings less than 10 years old decreased from 27.1% in 2015 to 23.7% in 2022, according to the Real Estate Distribution Market in the Greater Tokyo Metropolitan Area by Building Age (2022) by REIN. Meanwhile, the share for buildings aged 21-30 years and those over 31 years increased from 17.1% to 18.5% and from 24.3% to 31.5%, respectively. This trend is expected to persist, with a growing number of contracts for renovated older condominiums as buildings continue to age, driving demand for renovations. We believe data is valuable for understanding the ongoing and future trends in the greater Tokyo metropolitan area’s condominium market.

Environmental Matters

As of the date of this prospectus, neither we nor our subsidiaries are aware of any warning, investigations, prosecutions, disputes, claims or other proceedings in respect of environmental protection, nor have our subsidiaries been punished or can they foresee any punishment to be made by any government authorities of Japan with regard thereto.

Legal Proceedings

As of the date of this prospectus, neither we nor the subsidiaries are a party to any material legal or administrative proceedings. From time to time, the subsidiaries may be subject to various claims and legal actions arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of the subsidiaries’ resources, including management’s time and attention. Furthermore, as of the date of this prospectus, the subsidiaries are not a party to any international claims or litigation with respect to defective products or other matters.

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REGULATIONS

Real Estate Brokerage Act

Our business of buying and selling real estate requires a license and is subject to regulation under the Real Estate Brokerage Act of Japan. Under the Real Estate Brokerage Act, an entity that intends to engage in the business of buying or selling real estate or the business of brokering the sale, purchase or lease of real estate must first obtain a license qualifying it as a real estate broker from the Minister of Land, Infrastructure, Transport and Tourism of the Government of Japan (if such entity has offices in two or more prefectures) or a relevant governor (if such entity has one or more offices in a single prefecture). In addition to the real estate broker qualification requirements, the Act imposes extensive regulations on real estate brokers, including the requirement to have a certain percentage or number of full-time employees who are qualified and registered under the Act as real estate transaction managers at each relevant office, the prohibition of deceptive or misleading advertising, and the requirement to provide purchasers or lessees with documents describing certain information regarding the property to be transacted and the contract to be entered into, as well as explanations of such information, prior to entering into the contract. The Minister or the governor may revoke the license, order the suspension of business for a period of up to one year, or issue necessary orders, such as a cease-and-desist order or an order to take measures to prevent recurrence, if a real estate broker fails to comply with or satisfy a relevant rule or requirement under the Act, including failure to comply with other laws and regulations relevant to its business and engaging in substantially improper conduct. In addition, a violation of a relevant provision of the Act may result in criminal fines and imprisonment.

Building Standards Act

The construction of buildings in Japan is regulated by the Building Standards Act of Japan. Under the Act, buildings must comply with requirements, including standards for the ratio of building area to land area, floor area ratio, seismic design, fire prevention, and sanitation. Under the Act, any entity that constructs certain buildings, including through a third-party contractor, must obtain a certificate for the proposed construction in advance and upon completion of the construction from an inspector appointed by the relevant local authorities to confirm that the building complies with the requirements. The local authorities may order the suspension of construction or prohibit or restrict the use of any building that does not comply with the requirements of the Building Standards Act. In addition, a violation of a relevant provision of the Act may result in criminal fines and imprisonment.

City Planning Act

Our business involves land development and construction that may be subject to restrictions under the zoning system established by the City Planning Act of Japan. The Act designates areas in which certain land development activities or construction require the approval of a relevant governor. The governor may revoke the approval if the developer or builder fails to comply with or satisfy relevant rules and requirements under the Act. If and when we intend to engage in development activities or construction in certain designated areas, we must first obtain and maintain such approval. In addition, a violation of a relevant provision of the Act may result in criminal fines and imprisonment.

Construction Business Act

An entity that intends to be contracted by clients to perform certain types of building construction, civil engineering work or related work must first obtain a construction business license under the Construction Business Act of Japan for each type of work. This license must be obtained from the Minister of Land, Infrastructure, Transport and Tourism (if the entity has offices in two or more prefectures) or a relevant governor (if the entity has one or more offices in a single prefecture). Some of our businesses require one or more types of such permit. In addition to the qualification requirements for the license, the Act imposes extensive regulations on construction companies, including the requirement to employ full-time engineers having certain levels of construction-related experience or skills at relevant offices and the requirement to enter into a written construction contract that includes statutory items. The Minister or the governor may revoke the license, order the suspension of business for a period of up to one year, or issue necessary orders, such as a cease-and-desist order or an order to take measures to prevent recurrence, if a construction company fails to comply with or satisfy a relevant rule or requirement under the Act, including failure to comply with other laws and regulations relevant to its business and engaging in substantially improper conduct. In addition, a violation of a relevant provision of the Act may result in criminal fines and imprisonment.

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Architects Act

Under the Architects Act of Japan, the business of designing certain types of buildings and supervising the construction of the same requires qualification as a licensed and registered architect. Under the Act, an entity that has a qualified architect and intends to be engaged for a fee in architectural or construction-related matters, such as design, supervision or direction of construction, administrative matters of construction contracts, must be registered as an architectural firm with a relevant governor. We have been registered as an architectural firm under this Act. In addition to the requirements for registration as an architectural firm, the Act imposes extensive regulations on architectural firms, including the requirement to employ a full-time qualified architect to manage the firm, restrictions on subcontracting, and the requirement to provide clients with documents describing certain information regarding the terms and performance of construction contracts, as well as explanations of such information, prior to entering into the contract. The governor may revoke the registration or order the suspension of business for a period of up to one year if an architectural firm, or a qualified architect who is a member of the architectural firm, fails to comply with or satisfy a relevant rule or requirement under the Act. In addition, a violation of a relevant provision of the Act may result in criminal fines and imprisonment.

Soil Contamination Countermeasures Act

Our real estate development may be subject to the Soil Contamination Countermeasures Act of Japan. Under the Act, if a relevant governor determines that, based on applicable standards, there is a risk that the land is contaminated by a specified hazardous substance or that there is a risk of harm to human health due to soil contamination by a specified hazardous substance, the governor may order the owner, manager, or occupant of the land to have a designated investigation organization investigate the soil contamination status of the land and report the results. If, as a result of the investigation, the governor determines that the soil contamination status exceeds the applicable standards and if the governor determines that the land is harmful or poses a risk of harm to human health under the applicable standard, the governor shall designate the area of the land as a contaminated area and the governor shall order the owner, manager, or occupant of such land to submit a plan to remove the hazardous substance, prevent its dispersal, or take other action, and the owner, manager, or occupant shall implement the plan. In addition, a violation of a relevant provision of the Act may result in criminal fines and imprisonment.

Hotel Business Act

Our hotel operations are subject to the Hotel Business Act of Japan. Under the Act, hotel operators are required to obtain a business license from a relevant local government of the area in which the hotels are located by complying with the standards for structure and facilities and hygiene standards set forth in the Act. Failure to comply with these standards may result in the suspension of the license or business by the local government. In addition, a violation of relevant provision of the Act may result in criminal fines and imprisonment.

Food Sanitation Act

Our restaurant operations are subject to the Food Sanitation Act of Japan. Under the Act, restaurant operators are required to obtain a business license from a relevant local government of the area in which the restaurants are located by complying with the standards of facilities and sanitation-related requirements set forth in the Act. Failure to comply with sanitation-related requirements may result in the suspension of the license or business by the local government. In addition, a violation of a relevant provision of the Act may result in criminal fines and imprisonment.

Civil Code, Housing Quality Assurance Act, and Consumer Contracts Act

Under the Civil Code of Japan, the seller or builder is liable to the purchaser for failure to comply with the terms of the contract with respect to the object of sale or the work performed. This liability may be exercised by cancelling the underlying sale, demanding a deduction from the sale price, demanding full performance of the contract, or demanding damages. While liability for non-conformity under the Civil Code can generally be excluded by agreement between the parties, under the Real Estate Brokerage Act, in cases where real estate brokers sell real estate to non-brokers, such as consumers purchasing their homes, the liability for non-conformity cannot be excluded or limited by agreement for the protection of such consumers. Similarly, under the Consumer Contracts Act of Japan, a company’s liability for non-conformity cannot be excluded by agreement between the company and a consumer. We sell real estate to non-brokers or private individuals, and therefore the liability for non-conformity cannot be excluded or limited. While according to the Civil Code the purchaser cannot exercise the liability for non-conformity without a notice of non-conformity within 1 year after delivery of the property, the Housing Quality Assurance Act of Japan imposes stricter liability on sellers and builders of newly constructed houses and condominiums in Japan. Under this Act, the seller and builder of a newly constructed house or condominium is statutorily liable for a defect in the major parts of the house or condominium for 10 years from the date of delivery of the property under certain conditions, and any agreement purporting to modify these liabilities to the detriment of the purchaser is void. When we sell newly constructed condominiums or houses, this rule applies.

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Land and Building Lease Act

Under the Land and Building Lease Act of Japan, the landlord may not terminate a lease of a building or land for a building unless it has a justifiable reason for the termination, taking into account a number of factors, including the respective needs of the landlord and tenant for the building or land for their own use, the history of the lease, the current use of the building or land, the current condition of the building or land, and the amount of money the landlord offers to pay the tenant in exchange for vacating the building or land. Under this provision, landlords’ ability to terminate leases is substantially limited, or landlords may have to spend money to terminate leases.

Act on Advancement of Proper Condominium Management

As part of our business, we are engaged by condominium owners’ associations to provide condominium management services. Under the Act on Advancement of Proper Condominium Management of Japan, an entity that intends to provide accounting management services for condominium owners’ associations and coordination services for such associations to plan and carry out the maintenance or repair of the common areas of condominiums must be qualified and registered as a condominium management business operator. In addition to the requirements for qualification as a condominium management business operator, the Act imposes extensive regulations on condominium management business operators, including requirements to have a certain number of full-time employees at each relevant office who are qualified and registered under the Act as management business directors, and to provide condominium owners and managers of condominium owners’ management associations with documents describing material information regarding the terms and performance of a contract for condominium management services, as well as explanations of such information, prior to entering into the contract. The Minister of Land, Infrastructure, Transport and Tourism of the Government of Japan may revoke the registration of a condominium management business operator, order the suspension of business for a period of up to one year, or issue necessary orders, such as a cease-and-desist order or an order to take measures to prevent recurrence, if the condominium management business operator fails to comply with a relevant rule or requirement under the Act, including failure to comply with other laws and regulations relevant to its business and engaging in substantially improper conduct. In addition, a violation of a relevant provision of the Act may result in criminal fines and imprisonment.

Act on Proper Management of Rental Housing

As a portion of our business, we are engaged by landlords of condominiums to provide lease management services. Under the Act on Proper Management of Rental Housing of Japan, an entity that intends to provide services for the maintenance and preservation of rental housing (including condominiums), such as inspection, cleaning and repair of the housing, and services for the management of rent, security deposits and other financial matters related to the housing, must be qualified and registered under the Act as a rental housing management business operator. In addition to the requirements for qualification as a rental housing management business operator, the Act imposes extensive regulations on rental housing management business operators, including requirements to have at least one employee at each relevant office who is qualified under the Act as an operations manager, and to provide landlords with documents describing certain information regarding the terms and performance of a contract for rental housing management services, as well as explanations of such information, prior to entering into the contract. The Minister of Land, Infrastructure, Transport and Tourism of the Government of Japan may issue a business improvement order as necessary to ensure the proper operation of rental housing management services, and may revoke the registration as a rental housing management business operator if the rental housing management business operator fails to comply with the issued business improvement order or violates a relevant provision of the Act. Separately, the Act also imposes broader and stricter regulations on the conduct of entities acting as sublessors for original lessors, including prohibitions on deceptive or misleading advertising and unreasonable solicitation of subleases. Under this regulation, the Minister of Land, Infrastructure, Transport and Tourism of the Government of Japan may order the suspension of the sublessor’s business for a period of up to one year or issue necessary orders, such as a cease-and-desist order or an order to take measures to prevent recurrence, if the sublessor’s conduct fails to comply with a relevant provision of the Act. In addition, a violation of a relevant provision of the Act may result in criminal fines and imprisonment.

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Specified Joint Real Estate Ventures Act

Under the Specified Joint Real Estate Ventures Act of Japan, an entity that intends to engage in the business of entering into certain types of specified joint venture agreements, such as those in which contributions are made by, the operation of real estate transaction (sale and purchase, exchange or lease of real estate) is entrusted to, and the proceeds generated from the real estate transaction are distributed by and among the parties thereto (as well as acting as an agent or broker for the purpose of entering into such joint venture agreements) must first obtain a license qualifying it as a specified joint real estate venture operator from the Minister of Land, Infrastructure, Transport and Tourism of the Government of Japan (in the case of having offices in two or more prefectures) or a governor of a municipal government (in the case of having one or more offices within a specific prefecture). In addition to the requirement to qualify as a specified joint real estate operator, the Specified Joint Real Estate Ventures Act imposes extensive regulations on specified joint real estate ventures in connection with the conduct of their business, including the requirement to have an employee at each relevant office who is qualified and registered under the Real Estate Brokerage Act as a real estate transaction manager and who meets certain other requirements, prohibitions on deceptive or misleading advertising and unreasonable solicitation to enter into joint venture agreements, and requirements to provide investors with documents describing certain information regarding the terms and performance of the joint venture agreement and explanations of such information prior to entering into the agreement. The Minister or the governor may revoke the license, order the suspension of business for a period of up to one year, or issue necessary orders, such as a cease-and-desist order or an order to take measures to prevent recurrence, if a specified joint real estate operator fails to comply with a relevant rule or requirement under the Act, including failure to comply with other laws and regulations relevant to its business and engaging in substantially improper conduct. In addition, a violation of a relevant provision of the Act may result in criminal fines and imprisonment.

Subcontracting Act

Some of our subcontracting operations are subject to the Subcontracting Act of Japan. The Act regulates certain companies that subcontract their work in order to protect subcontractors from exploitation. The Act applies (a) if the nature of the subcontracted work falls within (i) the manufacture of goods, (ii) the repair of goods, (iii) the creation of information-based products, or (iv) the provision of services, (b) if the amount of a subcontracting company’s paid-in capital under the Companies Act of Japan exceeds certain thresholds, and (c) if the amount of a subcontractor’s paid-in capital is equal to or less than certain thresholds. The Act imposes extensive regulations on subcontracting companies, including the obligation to provide subcontractors with a written form containing statutory items describing the terms and conditions of the order, such as the amount of subcontracting fees, the obligation to specify a payment due date that may not exceed 60 days from receipt of the deliverable, the prohibition of unreasonable refusal to accept the deliverable, the prohibition of unreasonable delay in payment of subcontracting fees, the prohibition of return of the deliverable, and the prohibition of unreasonable requests to rework. Violation of these regulations may result in criminal fines, and public disclosure of the violation and the issuance of an administrative order by the Japan Fair Trade Commission to remedy the violation and to take measures to prevent recurrence.

Personal Information Protection Act

As we handle certain personal information in the course of our business, we are subject to the provisions under the Personal Information Protection Act of Japan. The Act mainly concerns the (i) collection and use, (ii) storage and (iii) transfer of personal information. When personal information is collected, the purpose of use must be notified to the individual or made public (including prior public disclosure). The purpose must be specified, and the personal information collected must be used within the scope of that purpose. When personal information is stored, it must be kept secure so that it cannot be leaked. The Act requires business operators who hold personal information of others to establish an information security system. This includes establishing a basic rule for handling personal information, appointing personnel responsible for handling personal information, conducting regular training on privacy and security breaches, and conducting physical security control. In addition, when transferring personal information to a third party, it is necessary, in principle, to obtain the prior consent of the principal. Violation of a relevant regulation under the Act may result in criminal fines and imprisonment, as well as the issuance of cease-and-desist orders and public disclosure by the Japan Personal Information Protection Commission.

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Act against Unjustifiable Premiums and Misleading Representations

The Act against Unjustifiable Premiums and Misleading Representations of Japan regulates the methods and means of advertisement, representation and sales promotion in a broad sense, including restrictions on bait-and-switch advertising of real estate. We must provide appropriate information in accordance with this law so as not to mislead our customers. Violation of a provision of the Act may result in criminal fines and imprisonment, as well as the issuance of orders to pay a surcharge and the issuance of necessary orders, such as a cease-and-desist order or an order to take measures to prevent recurrence, by the Secretary General of the Japan Consumer Affairs Agency.

Labor Laws

There are various labor-related laws in Japan, including the Labor Standards Act, the Labor Contract Act, and the Industrial Safety and Health Act. The Labor Standards Act regulates, among other things, minimum standards and restrictions on working conditions, including working hours and wages. The Labor Contract Act regulates, among other things, restrictions on dismissal and layoffs, changes in working conditions, and disciplinary actions. The Industrial Safety and Health Act requires, among other things, the implementation of measures to ensure the safety and protect the health of employees. Violations of these regulations may result in criminal fines and imprisonment, as well as administrative instructions and public disclosure by a competent labor standards inspection authority (with respect to the Labor Standards Act and the Industrial Safety and Health Act), in addition to claims for damages by employees in civil actions.

Other Laws and Regulations

In addition, our business is subject to a variety of laws and regulations including the Act on Building Unit Ownership, the National Land Use Planning Act, the Act on Assurance of Performance of Specified Housing Defect Warranty, the Product Liability Act, the Fire Service Act, and the Act on Control and Improvement of Amusement Business.

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MANAGEMENT

Set forth below is information concerning our executive officers, directors, and corporate auditors.

The following individuals are our executive management and members of the board of directors and statutory board of corporate auditors.

Name	Age	Position(s)
Yasuyuki Nozawa	44	Representative Director, President and Chief Executive Officer

Satoshi Oyamatsu	42	Director, Vice President and Executive Officer

Kentaro Tachibana	40	Director, Chief Financial Officer and Executive Officer

Shinya Sato	42	Director and Executive Officer

Taiji Ito	48	Director and Executive Officer

Tamotsu Moriyama	51	Independent Director

Seishi Miyajima	64	Independent Director

Izumi Takemoto	67	Independent Director

Hajime Yamashita	74	Independent Director

John Stapleton	43	Independent Director

Katharyn (Katie) Field	41	Independent Director

Yuki Ide (Ito)*	37	Full- Time Corporate Auditor

Ryu Ishida*	36	Outside Corporate Auditor

Ruriko Takeuchi*	39	Outside Corporate Auditor

Hiroyuki Nozawa	40	Executive Officer

Tetsuya Hasegawa	46	Executive Officer

Makiko Kashiguchi	48	Executive Officer

Noriyoshi Aoshima	34	Executive Officer

Takayuki Shinmei	46	Executive Officer

Yu Ono	40	Executive Officer

* Members of our statutory board of corporate auditors are not members of our board of directors.

The following is a brief biography of each of our executive officers, directors, and corporate auditors:

Mr. Yasuyuki Nozawa is our founder and has served as our representative director, president and chief executive officer since our inception in April 2017. In addition to founding and running our Company, Mr. Nozawa also founded and has served as the representative director, president and chief executive officer of our subsidiary, LogSuite, since August 2006, founded and has served as the chairman of the board of directors of our subsidiary, Kotakino, since September 2013, has served as a director of our subsidiary, ChinoTatemonoKanri, since April 2015, has served as a director of our subsidiary, Yantai Propolife, since November 2016, founded our subsidiary, Prostyle, in February 2017 and has served as its chairman of the board of directors since August 2017, has served as the chairman of the board of directors of our subsidiary, OkinawaIgeto, since January 2018, has served as the representative director and the chairman of the board of directors of our subsidiary, ProstyleRyokan, since January 2021, has served as the chairman of the board of directors of our subsidiary, LogArchitects, since June 2022, and founded and has served as the chairman of the board of directors of our subsidiary, LogAsset, since February 2023. Mr. Nozawa attended Setagaya Gakuen High School from April 1995 to November 1997 and has attended Kyoto University of the Arts since April 2024.

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Mr. Satoshi Oyamatsu has served as our director since our inception in April 2017, vice president since May 2019 and executive officer since January 2023. In addition to serving as our director, vice president and executive officer, Mr. Oyamatsu also served as a director, the executive director and the heads of several departments of our subsidiary, LogSuite, from May 2009 to December 2016, has served as the representative director and the president of our subsidiary, ChinoTatemonoKanri, since May 2016, has served as the representative director and the president of our subsidiary, Prostyle, since August 2017, and has served as a director of our subsidiary, ProstyleRyokan, since February 2019. Mr. Oyamatsu received his bachelor’s degree in physical education from Kokushikan University in 2005.

Mr. Kentaro Tachibana has served as our chief financial officer since our inception in April 2017, director since June 2019 and executive officer since January 2023. In addition to serving as our chief financial officer, director and executive officer, Mr. Tachibana also served as the head of the financial department of our subsidiary, LogSuite, from July 2016 to April 2017, and has served as a corporate auditor of our subsidiary, Yantai Propolife, since December 2021. Prior to joining our Company, Mr. Tachibana worked as an accountant and senior accountant at KPMG AZSA LLC, a Japanese member firm of KPMG International, from December 2008 to July 2016. Mr. Tachibana has a certificate as a Japanese Certified Public Accountant. Mr. Tachibana received his bachelor’s degree in engineering economics from Kyushu University in 2006.

Mr. Shinya Sato has served as our director since June 2020 and executive officer since April 2023 and served as our outside corporate auditor from April 2017 to July 2017. In addition to serving as our director and executive officer, Mr. Sato also served as an outside auditor of our subsidiary, LogSuite, from May 2016 to April 2017, served as the representative director of our subsidiary, ProstyleRyokan, from June 2020 to November 2024, and has served as the representative director of our subsidiary, Kotakino, since January 2024. While serving our Company, Mr. Sato has also served as a partner at Toki Audit Corporation, a Japanese auditing firm, since July 2017, served as a representative partner at Bulls & Partners Tax Co., a Japanese tax firm, from January 2018 to June 2022, has served as a partner at Longrun Tax, a Japanese tax firm, since July 2022, and has served as a director at Longrun Corp., a Japanese accounting advisor, since June 2023. Prior to joining our Company, Mr. Sato worked as a senior accountant at KPMG AZSA LLC, a Japanese member firm of KPMG International, from December 2007 to January 2012. Mr. Sato has a certificate as a Japanese Certified Public Accountant. Mr. Sato received his bachelor’s degree in business administration from Sophia University in 2004.

Mr. Taiji Ito has served as our director and executive officer since October 2024. While serving our Company, Mr. Ito has also served as an independent director at AERWINS Technologies Inc., an air mobility technologies developer and manufacturer (OTC: AWIN), since December 2023, and has founded and served as the representative director at 161 Consulting Inc., a Japanese consulting firm, since September 2008. Prior to joining our Company, Mr. Ito served as a director at AERWINS Technologies Inc. from April 2022 to November 2023 and its chief executive officer from March 2023 to November 2023, served as a partner at Admiral K.K., a Japanese company that focuses on hotel development, from May 2012 to May 2020, and served as the chief investment officer at META Capital Inc., a Japanese investment consulting firm, from June 2008 to October 2017. Mr. Ito received his bachelor’s degree in economics from Keio University in 1999.

Mr. Tamotsu Moriyama has served as our independent director since April 2017. In addition to serving as our independent director, Mr. Moriyama also served as an independent director of our subsidiary, LogSuite, from August 2015 to March 2017. While serving our Company, Mr. Moriyama has also served as the president and representative director at Maxus Corporate Advisory Inc., a Japanese mergers and acquisitions advisory firm, since April 2013, and has served as an independent director at SBI Sumishin Net Bank, Ltd., a Japanese neobank, since January 2021. Mr. Moriyama has a certificate as a Japanese Certified Public Accountant. Mr. Moriyama received his bachelor’s degree in economics from the University of Tokyo in 1995.

Mr. Seishi Miyajima has served as our independent director since April 2023. While serving our Company, Mr. Miyajima has also worked as a freelance construction and real estate consultant since June 2020 and has served as an independent director of The Japan Wool Textile Co., Ltd., a Japanese comprehensive wool manufacturer (TSE: 3201), since February 2022. Prior to joining our Company, Mr. Miyajima served as the representative director and president of Nomura Real Estate Solutions Co., Ltd., a Japanese real estate agent wholly owned by Nomura Real Estate Holdings, Inc. (TSE: 3231), from April 2013 to March 2016 and its chairman of the board of directors from April 2016 to March 2018, and served as the director, vice president and executive officer of Shinnihon Corporation, a Japanese construction and real estate company (TSE: 1879), from June 2018 to December 2019. Mr. Miyajima received his bachelor’s degree in law from Waseda University in 1983.

Mr. Izumi Takemoto has served as our independent director since April 2023. While serving our Company, Mr. Takemoto has also served as an executive officer at Idea Warehouse Corporation, a Japanese IT systems support company, since August 2018, and has served as the representative director of International Tourist Community, a Japanese incorporated association promoting tourism in Japan, since July 2017. Prior to joining our Company, Mr. Takemoto served as an executive producer at Marketingjapan, a Japanese marketing company, from July 2016 to December 2023. Mr. Takemoto received his bachelor’s degree in law from Nagoya University in 1980.

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Mr. Hajime Yamashita has served as our independent director since April 2023. Prior to joining our Company, Mr. Yamashita served as the president and representative director at Cedyna Financial Corporation, a Japanese credit cards company that was merged into Sumitomo Mitsui Card Company, Limited in April 2024, from June 2010 to June 2013 and its chairman of the board of directors from June 2013 to June 2014, and served as the chairman of the board of directors at Japan Financial Services Association, a Japanese financial services self-regulatory organization, from June 2014 to June 2018. Mr. Yamashita received his bachelor’s degree in economics from Nagoya University in 1974.

Mr. John Stapleton has served as our independent director since October 2024. While serving our Company, Mr. Stapleton is also working as an attorney at Loeb & Loeb LLP, an international law firm, where he represents companies in domestic and international corporate and securities transactions with a focus on international matters involving Japanese companies, since April 2021. Previously, Mr. Stapleton worked as an attorney at the Tokyo office of Greenberg Traurig, LLP, an international law firm, focusing on securities, casino gaming and international corporate transactions from January 2016 to July 2018, and worked as an attorney at Proskauer Rose LLP, an international law firm, focusing on real estate investment trusts, and corporate and securities matters from August 2018 to April 2021. Mr. Stapleton received his Bachelor of Arts degree from St. John’s University in 2003 and his Juris Doctor degree from Chicago-Kent College of Law, Illinois Institute of Technology in 2012.

Ms. Katharyn (Katie) Field has served as our independent director since October 2024. While serving our Company, Ms. Field has also served as an independent director and audit committee member at Virpax Pharmaceuticals Inc., a specialty pharmaceutical company focused on pioneering advanced healthcare solutions with its flagship product leveraging proprietary liposomal encapsulation (Nasdaq: VRPX), since July 2024, has served as an independent director and audit committee member at iSpecimen Inc., a company that provides technology that connects life science researchers who need human biofluids, tissues, and living cells for their research with biospecimens available in healthcare provider organizations worldwide (Nasdaq: ISPC), since September 2024, has served as the chief executive officer and the chairman of the board of directors at Halo Collective Inc., a company that engages in the cultivation, manufacture, transportation, and distribution of cannabis and cannabis extracts in Canada and the United States (OTC: HCANF), since July 2022, and has served as the interim chief executive officer and an executive director at Akanda Corporation, a company that engages in the cultivation, manufacture, and distribution of cannabis-based products for medicinal use worldwide (Nasdaq: AKAN), since June 2022. Prior to joining our Company, Ms. Field worked as a director at Costa Farms, a U.S. horticultural grower, from January 2013 to January 2017, worked as a consultant from January 2017 to January 2018, served as a senior vice president at MariMed Inc., a company that engages in cultivation, production, and dispensing of medicinal and recreational cannabis in the United States and internationally (OTC: MRMD), from January 2018 to March 2019, and served as the chief strategy officer at Halo Collective Inc. from April 2019 to February 2020 and its president from February 2020 to July 2022. Ms. Field received her bachelor’s degree in public policy from Stanford University in 2005 and her master of business administration degree from Columbia University in 2011.

Mrs. Yuki Ide (Ito) has served as our full-time corporate auditor since March 2022. In addition to serving as our full-time corporate auditor, Mrs. Ide has also served as the full-time corporate auditor of our subsidiaries, LogSuite, Prostyle and ProstyleRyokan, since April 2023. While serving our Company, Mrs. Ide also founded Ide Yuki CPA Firm, a Japanese certified public accountant firm, and has served as its representative since March 2022. Prior to joining our Company, Mrs. Ide worked as an assistant manager at KPMG AZSA LLC, a Japanese member firm of KPMG International, from April 2010 to February 2022. Mrs. Ide has a certificate as a Japanese Certified Public Accountant. Mrs. Ide received her bachelor’s degree in law and political science from Keio University in 2010.

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Mr. Ryu Ishida has served as our outside corporate auditor since August 2024. While serving our Company, Mr. Ishida has also served as a partner at Commons Law Office, a Japanese law firm, since October 2020, and has served as an outside corporate auditor at Fruta Fruta, Inc. (TSE: 2586), a Japanese food and beverage manufacturer, since June 2022. Mr. Ishida received his bachelor’s degree in law from Tohoku University in 2011, his Juris Doctor degree from the Graduate School of Law at Tohoku University in 2013 and his LL.M. degree from the National University of Singapore in 2020.

Ms. Ruriko Takeuchi has served as our outside corporate auditor since July 2023. While serving our Company, Ms. Takeuchi also served as the full-time corporate auditor of Sagri Co., Ltd, a Japanese data company, from December 2023 to August 2024. Prior to joining our Company, Ms. Takeuchi worked as an auditor and senior auditor at KPMG AZSA LLC, a Japanese member firm of KPMG International, from December 2005 to June 2011, worked as an assistant manager of finance at Unilever Japan Holdings KK, a Japanese manufacturer of foods, drinks and personal care products, from July 2011 to June 2015, has served as a partner at SUGIYAMA & CO. - CPA, a Japanese certified public accountant firm, since October 2015, worked as an assistant manager at Optimus Group Company Limited (TSE: 9268), a Japanese trading and logistics company, from July 2017 to May 2018, worked as an accounting manager at Cogent Labs Inc., a Japanese artificial intelligence development company, from June 2018 to November 2018, worked as a finance controller at UiPath Japan KK, a Japanese robotic process automation software company, from December 2018 to August 2023. Ms. Takeuchi has a certificate as a Japanese Certified Public Accountant and a certificate as a Japanese Certified Public Tax Accountant. Ms. Takeuchi received her bachelor’s degree in economics from Keio University in 2007.

Mr. Hiroyuki Nozawa has served as our executive officer since January 2023 and served as the head of our general affairs department from June 2017 to May 2018. In addition to serving as our executive officer, Mr. Nozawa also served as a director and the head of the financial department of our subsidiary, LogSuite, from February 2014 to April 2015 and its director and financial manager from May 2015 to June 2017, has served as the representative director and the president of our subsidiary, LogArchitects, since June 2022 and its director since May 2019 and served as its heads of several departments from May 2018 to June 2021 and its vice president from June 2021 to June 2022, has served as a director of our subsidiary, Yantai Propolife, since October 2019 and its general manager since April 2022, and has served as the representative director and the president of our subsidiary, OkinawaIgeto, since April 2023. Prior to joining our Company, Mr. Nozawa worked as a staff at Okasan Securities Co., Ltd., a Japanese broker, from April 2007 to March 2009. Mr. Nozawa received his bachelor’s degree in economics from Musashi University in 2007.

Mr. Tetsuya Hasegawa has served as our executive officer since April 2023. In addition to serving as our executive officer, Mr. Hasegawa also served as a manager of our subsidiary, Prostyle, from November 2020 to August 2021, served as the head of the real estate investment department of our subsidiary, LogSuite, from September 2021 to January 2023 and its director from June 2022 to January 2023, and has served as the representative director and president of our subsidiary, LogAsset, since February 2023. Prior to joining our Company, Mr. Hasegawa worked as a staff and manager at Leopalace21 Corporation (TSE: 8848), a major Japanese real estate company, from April 2001 to August 2020. Mr. Hasegawa received his bachelor’s degree in humanities from Josai International University in 2001.

Ms. Makiko Kashiguchi has served as our executive officer since January 2023. In addition to serving as our executive officer, Ms. Kashiguchi also served as an assistant manager of our previous subsidiary, LogKnot (before merging with LogSuite), from December 2019 to April 2022, its manager from May 2022 to January 2023, its director from January 2023 to April 2023 and its representative director from April 2023 to July 2024, and has served as the representative director of our subsidiary, LogKnot Vietnam, since March 2022. Prior to joining our Company, Ms. Kashiguchi worked as a staff and web director at All About Inc. (TSE: 2454), a Japanese web portal and internet advertising company, from July 2009 to December 2019. Ms. Kashiguchi was trained in law and political science at Keio University from 1994 to 1998.

Mr. Noriyoshi Aoshima has served as our executive officer since January 2023. In addition to serving as our executive officer, Mr. Aoshima has also served as the chairman of the board of directors of our subsidiary, Yantai Propolife, since July 2017. Prior to joining our Company, Mr. Aoshima founded ECO HOUSING CO., LTD, a Japanese wholesaler, and has served as its representative director, president and chief executive officer since March 2014. Mr. Aoshima received his bachelor’s degree in business administration from Eastern Washington University in 2014.

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Mr. Takayuki Shinmei has served as our executive officer since June 2024. In addition to serving as our executive officer, Mr. Shinmei also worked as a staff at our subsidiary, LogSuite, from 2006 to 2014 and served as its director from 2014 to 2017, worked as our staff from 2017 to March 2022, and has served as a director and the vice president of our subsidiary, LogSuite, since April 2022. Mr. Shinmei graduated from The First High School of Tokyo University of Agriculture in March 1996.

Mr. Yu Ono has served as our executive officer since November 2024. In addition to serving as our executive officer, Mr. Ono has also served as the general manager at ProstyleRyokan since July 2019, its director since December 2023, and its president and representative director since November 2024. He has also served as the representative director at Propolife Vietnam since January 2024. Prior to joining our Company, Mr. Ono served as an assistant manager at NIPPON HOTEL Co., Ltd., a hotel management company from May 2018 to June 2019. Mr. Ono graduate from Iwate Prefectural Mizusawa High School in March 2023.

Family Relationships

Mr. Yasuyuki Nozawa, our chief executive officer, president and representative director, and Mr. Hiroyuki Nozawa, our executive officer, are brothers. Other than this, none of our directors, corporate auditors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Corporate Governance Practices

We are a “foreign private issuer” as defined under the federal securities laws of the United States and the NYSE American listing standards. Under the federal securities laws of the United States, foreign private issuers are subject to different disclosure requirements than U.S.-domiciled public companies. We intend to take all actions necessary for us to maintain our status as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the Exchange Act and other applicable rules adopted by the SEC and the NYSE American listing standards. Under the SEC rules and the NYSE American listing standards, a foreign private issuer is subject to less stringent corporate governance requirements. Subject to certain exceptions, the SEC and the NYSE American permit a foreign private issuer to follow its home country practice in lieu of their respective rules and listing standards. In general, our articles of incorporation and the Companies Act govern our corporate affairs.

In particular, as a foreign private issuer, we will follow Japanese law and corporate practice in lieu of the corporate governance provisions set out under Part 8 of the NYSE American LLC Company Guide. Of particular note, the following rules under Part 8 of the NYSE American LLC Company Guide are exempt from Japanese law requirements:

●	Section 802(a) of the NYSE American LLC Company Guide requires that at least a majority of a listed company’s board of directors be independent directors. Under our current corporate structure, the Companies Act does not require a majority of our board of directors to be independent directors. Our board of directors, however, is currently comprised of 11 directors, six of which are considered “independent,” as determined in accordance with the applicable sections of the NYSE American LLC Company Guide.

●	Section 803B(2)(a) of the NYSE American LLC Company Guide requires a listed company to have an audit committee composed entirely of not less than three directors, each of whom must be independent. Under Japanese law, a company may have a statutory auditor (referred to as the corporate auditor) or a statutory board of corporate auditors. We have a three-member board of corporate auditors, which will meet the requirements for general exemptions of Rule 10A-3(c)(3) under the Exchange Act. See “Management—Board of Corporate Auditors” below for additional information.

●	Section 805(a) of the NYSE American LLC Company Guide requires, among other things, that a listed company’s compensation committee be comprised of at least two members, each of whom is an independent director as defined under such rule. In accordance with generally accepted practices for companies listed in Japan (not a requirement under Japanese law), our board of directors has established a nominating and compensation committee comprised of at least three directors, a majority of whom are independent directors as qualified under Japanese law (the “Nominating and Compensation Committee”), to advise our board of directors, when consulted, with respect to the compensation of our directors and executive officers. Our board of directors collectively participates in the discussion and determination of compensation for our directors and executive officers (subject to the maximum aggregate compensation amount resolved by our shareholders meetings) and other compensation related matters, and the Nominating and Compensation Committee will provide advice on this matter when consulted by the board of directors. In addition, our corporate auditors discuss and determine the compensation of each corporate auditor (subject to the maximum aggregate compensation amount resolved by our shareholders meetings) without the involvement of our board of directors.

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●	Section 804(a) of the NYSE American LLC Company Guide requires that a listed company’s nominating and corporate governance committee be comprised solely of independent directors. In accordance with generally accepted practices for companies listed in Japan (not a requirement under Japanese law), our board of directors has established the Nominating and Compensation Committee to advise our board of directors, when consulted, with respect to nominees for election or re-election to our board of directors or for appointment to fill any vacancy, as well as recommend to our board of directors with respect to the appointment of our executive officers. Our board of directors collectively participates in the nomination process of potential directors and executive officers and oversees our corporate governance practices, and the Nominating and Compensation Committee will provide advice for the nomination of directors when consulted by the board of directors.

●	Section 123 of the NYSE American LLC Company Guide recommends a quorum of at least 33 1∕3% of the shares issued and outstanding and entitled to vote and requires that, if less is specified, NYSE American should be consulted before filing the original listing application. In accordance with Japanese law and generally accepted business practices, our articles of incorporation provide that there is no quorum requirement for a general resolution of our shareholders. However, under the Companies Act and our articles of incorporation, a quorum of not less than one-third or more of the total number of voting rights is required in connection with the election of directors, corporate auditors and certain other matters.

The Company intends to avail itself of these exemptions. More specifically, the Company will not have a compensation committee or a nominating and corporate governance committee that satisfies the requirements set out under Part 8 of the NYSE American LLC Company Guide. Therefore, for as long as the Company remains a “foreign private issuer,” the Company will not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements.

Additionally, the Company intends to avail itself under the “controlled company” exemptions as long as we meet the requirements for such exemption. The “controlled company” exception to the rules of the NYSE American provides that a company of which more than 50% of the voting power is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of the corporate governance rules of the NYSE American. Following this offering, Yasuyuki Nozawa will control approximately 65.49% of the aggregate voting power of our issued and outstanding Common Shares, assuming he will sell all of the Resale Shares offered for sale by the Resale Prospectus and no exercise of the underwriters’ over-allotment option, or approximately 64.49%, assuming he will sell all of the Resale Shares offered for sale by the Resale Prospectus and full exercise of the underwriters’ over-allotment option. Accordingly, we expect to be a “controlled company” within the meaning of the corporate governance standards of the NYSE American.

As a “controlled company” (which is a company of which more than 50% of the voting power is held by an individual, group or another company), we may elect not to comply with certain corporate governance standards, including the requirements: (1) that a majority of our board of directors consist of independent directors; (2) that our board of directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (3) that our board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. For so long as we qualify as a controlled company, we intend to take advantage of these exemptions. Accordingly, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements.

In the event that we cease to be a “foreign private issuer” under the rules of the NYSE American and cease to be a “controlled company” under the rules of the NYSE American and our Common Shares continue to be listed on the NYSE American, the Company’s Board of Directors will take all action necessary to comply with the corporate governance rules of the NYSE American, including, but not limited to, establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

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Board of Directors

Our board of directors has the ultimate responsibility for the administration of our affairs. Our board of directors meets no less than once every month. Under the Companies Act and our articles of incorporation, our Company shall have no more than 15 directors on our board of directors. Our board of directors is currently comprised of 11 directors, including six independent directors. Directors are identified and recommended by the Nominating and Compensation Committee, nominated at the board level and elected at general meetings of the shareholders. The term of office of any director expires at the close of the ordinary general meeting of shareholders held with respect to the last fiscal year ended within two years after such director’s election to office. Our directors may, however, serve any number of consecutive terms.

Our board of directors appoints from among its members one or more representative directors, who serve as head administrator(s) over the Company’s affairs and represent the Company in accordance with the resolutions of our board of directors. Our board of directors may appoint from among its members a chairman, a president or one or more deputy presidents, senior managing directors, or managing directors.

Qualification

Under our articles of association, a director is not required to hold any shares in the Company by way of qualification. A director who is not a shareholder of the Company is nevertheless entitled to attend the general meetings.

Board of Corporate Auditors

With respect to the requirements of Rule 10A-3 under the Exchange Act and Part 8 of the NYSE American LLC Company Guide relating to listed company audit committees, we chose to rely on exemptions under these rules that are available to foreign private issuers with a board of corporate auditors meeting certain requirements. As permitted under the Companies Act, we have elected to structure our corporate governance system as a company with a separate board of corporate auditors instead of an audit committee of our board of directors. Our articles of incorporation provide for no more than three corporate auditors. Under the Companies Act, nomination of corporate auditors by the board of directors is subject to the approval of the board of corporate auditors, which also has the right to require the board of directors to nominate designated candidates (including the incumbent corporate auditors) for the position of corporate auditors, and corporate auditors are elected at general meetings of shareholders by a majority of shareholders entitled to vote, where a quorum is established by shareholders holding one-third or more of the voting rights of those who are entitled to vote are present at the shareholders’ meeting. The normal term of office of any corporate auditor expires at the close of the annual general meeting of shareholders held with respect to the last fiscal year ended within four years after such corporate auditor’s election to office. Our corporate auditors may, however, serve any number of consecutive terms. Corporate auditors may be removed by a special resolution of a general meeting of shareholders.

Our corporate auditors are not required to be certified public accountants. Our corporate auditors may not concurrently serve as directors, employees or accounting advisors (kaikei sanyo) of our Company or any of our subsidiaries or serve as corporate officers of our subsidiaries. Under the Companies Act, at least one-half of the corporate auditors of a company must be persons who satisfy the requirements for an outside corporate auditor set forth in the Companies Act, and at least one of the corporate auditors must be a full-time corporate auditor.

The function of our board of corporate auditors and each corporate auditor is similar to that of independent directors, including those who are members of the audit committee of a U.S. public company. Each corporate auditor has a statutory duty to supervise the administration by the directors of our affairs, to examine our financial statements and business reports to be submitted by a representative director at the general meetings of shareholders, and to prepare an audit report. Our corporate auditors are obligated to participate in meetings of our board of directors and, if necessary, to express their opinion at such meetings, but are not entitled to vote. Our corporate auditors must inspect the proposals, documents and any other materials to be submitted by our board of directors to the shareholders at the shareholders’ meeting. If a corporate auditor finds a violation of statutory regulations or our articles of incorporation, or another significant improper matter, such auditor must report those findings to the shareholders at the shareholders’ meeting.

Furthermore, if a corporate auditor believes that a director has engaged in, or is likely to engage in, misconduct or acts that are significantly improper, or that there has been a violation of statutory regulations or our articles of incorporation, the corporate auditor: (i) must report that fact to our board of directors; (ii) can demand that a director convene a meeting of our board of directors; and (iii) if no such meeting is convened in response to the demand, can convene the meeting under the corporate auditor’s own authority. If a director engages in, or is likely to engage in, an activity outside the scope of the objectives of the Company or otherwise in violation of laws or regulations or our articles of incorporation, and such act is likely to cause significant damage to the Company, then a corporate auditor can demand that the director cease such activity.

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Our board of corporate auditors has a statutory duty to prepare an audit report based on the audit reports issued by the individual corporate auditors and, in the case of audit reports related to financial statements, the independent auditors of the Company each year, and submit such audit reports to a relevant director. A corporate auditor may note an opinion in an audit report issued by our board of corporate auditors, if the opinion expressed in such corporate auditor’s individual audit report is different from the opinion expressed in the audit report issued by our board of corporate auditors. Our board of corporate auditors is empowered to establish the audit principles, the method of examination by our corporate auditors of our affairs and financial position, and any other matters relating to the performance of our corporate auditors’ duties.

Additionally, our corporate auditors must represent the Company in: (i) any litigation between the Company and a director; (ii) dealing with shareholders’ demands seeking a director’s liability to the Company; and (iii) dealing with notices of litigation and settlement in a derivative suit seeking a director’s liability to the Company. A corporate auditor can file court actions relating to the Company within the authority of our corporate auditors, such as an action to nullify the incorporation of the Company, the issuance of shares, or a merger, or to cancel a resolution at a shareholders’ meeting.

Nominating and Compensation Committee

While we will not have a compensation committee or a nominating and corporate governance committee that satisfies the requirements set out under Part 8 of the NYSE American LLC Company Guide because we will be a “foreign private issuer” and a “controlled company” within the meaning of the corporate governance standards of NYSE American, our board of directors had opted to, as permitted under the Companies Act, establish an advisory nominating and compensation committee to assist it to:

●	identify and recommend nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

●	recommend to our board of directors with respect to the appointment of our executive officers; and

●	review and recommend to our board of directors with respect to the compensation of our directors and executive officers.

Under the charter of the Nominating and Compensation Committee, the Nominating and Compensation Committee shall consist of at least three directors with a majority of independent directors and the members shall be appointed by the board of directors. As of the date of this prospectus, the Nominating and Compensation Committee consists of the representative director and the four independent directors.

Limitation of Liability of Directors and Corporate Auditors

Our articles of incorporation include limitation of liability provisions for directors and corporate auditors, pursuant to which our board of directors can authorize the Company to exempt the directors and corporate auditors from liabilities arising in connection with any failure to execute their respective duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), within the limits stipulated by applicable laws and regulations, including Article 426, Paragraph 1 of the Companies Act.

In accordance with our articles of incorporation and pursuant to the provisions of Article 427 of the Companies Act, we are authorized to enter into agreements with non-executive directors (as defined under the Companies Act, for which our independent directors are qualified) and corporate auditors to limit his or her liability to the Company for any losses or damages arising from the conduct specified under Article 423 of the Companies Act; provided, that, the amount of such limited liability is the amount stipulated in applicable laws and regulations, whichever is higher. As of the date of this prospectus, we have entered into limited liability agreements with all of our independent directors and corporate auditors.

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Compensation of Directors, Corporate Auditors and Executive Officers

In accordance with the Companies Act and our articles of incorporation, the amount of compensation for our directors and corporate auditors is decided by first setting the maximum amount of total compensation for all of our directors and corporate auditors through a resolution adopted by our shareholders at a shareholders meeting. Our board of directors then, after receiving the recommendation from the Nominating and Compensation Committee, decides on the amount of compensation for each director based on certain criteria established by the Company, and the amount of compensation for each corporate auditor is decided through discussions among the corporate auditors.

As for the compensation for executive officers, excluding directors, our board of directors generally takes into account the recommendation from the Nominating and Compensation Committee to determine and approve it.

For the fiscal year ended March 31, 2024, we paid an aggregate of JPY187,020 thousand ($1,306 thousand), JPY10,050 thousand ($70 thousand) and JPY48,252 thousand ($337 thousand) as compensation to our directors, corporate auditors and executive officers, respectively. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors, corporate auditors and executive officers.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics, which is filed as Exhibit 99.1 of the registration statement of which this prospectus is a part and is applicable to all of our directors, corporate auditors, officers, and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions). We will make our code of business conduct and ethics publicly available on our website prior to the closing of this offering.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Common Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Common Shares offered in this offering for:

●	each of our directors, corporate auditors and executive officers;

●	our directors, corporate auditors and executive officers as a group; and

●	each person known to us to own beneficially more than 5% of our Common Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 21,652,110 Common Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering is based on 24,152,110 Common Shares outstanding immediately after the completion of this offering if the underwriters do not exercise their over-allotment option and 24,527,110 Common Shares outstanding immediately after the completion of this offering if the underwriters exercise their over-allotment option in full.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Common Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that any such person have voting or investment power with respect to securities. In computing the number of Common Shares beneficially owned by a person listed below and the percentage ownership of such person, Common Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of the prospectus, we have 62 shareholders of record, none of whom are located in the United States. We will be required to have at least 400 unrestricted round lot shareholders at closing in order to satisfy the initial listing requirement of NYSE American.

Except as noted in the footnotes to the table below, the address for all of the shareholders in the table below is 3-6-23 Kitaaoyama, Minato-ku, Tokyo 107-0061, Japan.

	Common Shares Beneficially Owned Prior to this Offering		Common Shares Beneficially Owned After this Offering (Over-allotment option not exercised)			Common Shares Beneficially Owned After this Offering (Over-allotment option fully exercised)
	Number	Percent	Number		Percent	Number		Percent
Directors, Corporate Auditors and Executive Officers:

Yasuyuki Nozawa(1)	16,251,750	75.06%	15,817,750	(2)	65.49%	15,817,750	(2)	64.49%

Satoshi Oyamatsu	542,658	2.51%	542,658		2.25%	542,658		2.21%

Kentaro Tachibana	15,000	0.07%	15,000		0.06%	15,000		0.06%

Shinya Sato	87,750	0.41%	87,750		0.36%	87,750		0.36%

Taiji Ito	-	-%	-		-%	-		-%

Tamotsu Moriyama	-	-%	-		-%	-		-%

Seishi Miyajima	-	-%	-		-%	-		-%

Izumi Takemoto	-	-%	-		-%	-		-%

Hajime Yamashita	-	-%	-		-%	-		-%

John Stapleton	-	-%	-		-%	-		-%

Katharyn (Katie) Field	-	-%	-		-%	-		-%

Yuki Ide (Ito)	21,000	0.10%	21,000		0.09%	21,000		0.09%

Ryu Ishida	-	-%	-		-%	-		-%

Ruriko Takeuchi	-	-%	-		-%	-		-%

Hiroyuki Nozawa	379,500	1.75%	379,500		1.57%	379,500		1.55%

Tetsuya Hasegawa	18,000	0.08%	18,000		0.07%	18,000		0.07%

Makiko Kashiguchi	3,000	0.01%	3,000		0.01%	3,000		0.01%

Noriyoshi Aoshima	3,000	0.01%	3,000		0.01%	3,000		0.01%

Takayuki Shinmei	6,000	0.03%	6,000		0.02%	6,000		0.02%

Yu Ono	-	-%	-		-%	-		-%

All directors, corporate auditors and executive officers as a group (16 individuals):	17,327,658	80.03%	16,893,658	(2)	69.95%	16,893,658	(2)	68.88%

5% Shareholders:

Propolife, LLC.(1)	16,251,750	75.06%	15,817,750	(2)	65.49%	15,817,750	(2)	64.49%

(1)	Represents: (i) 6,878,250 Common Shares directly beneficially owned by Yasuyuki Nozawa; and (ii) 9,373,500 Common Shares held by Propolife, LLC., a Japanese company 100% owned by Yasuyuki Nozawa, our chief executive officer, president and representative director. As Yasuyuki Nozawa has sole voting and dispositive power over these Common Shares, he is deemed to be the beneficial owner of these Common Shares. The address for Propolife, LLC. is 1-14-10 Shirokane, Minato-ku, Tokyo 108-0072, Japan.

(2)	Assuming Mr. Yasuyuki Nozawa, as the Selling Shareholder, will sell all of the Resale Shares offered for sale by the Resale Prospectus after the completion of this offering.

As of the date of this prospectus, none of our outstanding Common Shares is held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

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RELATED PARTY TRANSACTIONS

The relationship and the nature of related party transactions are summarized as follow:

Name of Related Party	Relationship to Us
Yasuyuki Nozawa	The Representative Director, President and Chief Executive Officer of the Company
Hiroyuki Nozawa	An immediate family member of Yasuyuki Nozawa, the Representative Director, President and Chief Executive Officer of the Company

In the ordinary course of business, the Company was involved in certain transactions, either at cost or current market prices, and on normal commercial terms with related parties.

The Company had the following related party balances and transactions as of and for the six months ended September 30, 2024 and the fiscal years ended March 31, 2024, 2023 and 2022:

(In thousands)		For the six months ended September 30,		For the fiscal years ended March 31,
	Nature of transactions	2024 (US$)	2024(¥)	2024 (US$)	2024(¥)	2023(¥)	2022(¥)
Revenue from related party:
Hiroyuki Nozawa	Sales of real property	$-	¥-	$-	¥-	¥-	¥121,364

Yasuyuki Nozawa, the Company’s representative director, president and chief executive officer, extended his personal guarantee on the Company’s outstanding loans. The amounts guaranteed were as follows:

(In thousands)	For the six months ended September 30,		For the fiscal years ended March 31,
	2024 (US$)	2024(¥)	2024 (US$)	2024(¥)	2023(¥)	2022(¥)
Guaranteed by Yasuyuki Nozawa	$4,511	¥646,168	$4,511	¥646,168	¥541,166	¥740,000

For the loans guaranteed by the Company’s CEO, the largest amount outstanding during the period covered was JPY76,011 thousand ($531 thousand), and there was no outstanding balance as of February 18, 2025. The interest rate of the loans ranges from 1.5% to 3.0% per annum. The Company borrowed loans from various financial institutions for the purpose of purchasing real estate properties and providing working capital. Mr. Nozawa has guaranteed a total of 9 loans, of which the guarantees for 6 loans and 3 loans were terminated in November 2024 and December 2024, respectively. There is no agreement between the Company and Mr. Nozawa in connection with his guarantee of the loans.

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DESCRIPTION OF SHARE CAPITAL

The following is a summary of the material terms of our Common Shares provided under the relevant provisions of our articles of incorporation, our share handling regulations, the Companies Act of Japan, and certain related laws and regulations, each as currently in effect. Because it is a summary, this discussion should be read together with our articles of incorporation, our share handling regulations and applicable provisions of law.

We are a joint-stock corporation incorporated under the Companies Act. The rights of our shareholders are represented by our Common Shares as described below, and our shareholders’ liability is limited to the amount of their respective holdings in such shares.

Description of Our Share Capital

As of the date of this prospectus, our authorized capital stock consisted of 81,498,000 Common Shares, and there were 21,652,110 Common Shares outstanding. As of the date of this prospectus, our total registered capital was $1,640,494. As of the date of this prospectus, there are 62 record holders of our Common Shares.

Based upon the assumed offer and sale of 2,500,000 Common Shares in this offering at an initial public offering price of $4.00 per share (which is the low end of the estimated initial public offering price range set forth on the cover page of this prospectus), following this offering, there will be 24,152,110 Common Shares outstanding.

All currently outstanding Common Shares are fully-paid and non-assessable.

Voting Rights and Shareholder Meetings

Our articles of incorporation provide that each annual meeting of our shareholders must be held in June of each year. In addition, shareholders meetings may be held as necessary, provided that we satisfy all of the procedural requirements under both our articles of incorporation and the Companies Act.

Our articles of incorporation allocate one vote per Common Shares at shareholders’ meetings. Our articles of incorporation provide for a simple majority approval on most matters submitted for shareholder vote, unless otherwise required by laws or regulations. As required by law, and as referenced in our articles of incorporation, the approval of at least a two-thirds majority of the shares present at a meeting where a quorum of one-third of the issued and outstanding shares with voting rights is present is required for any votes on matters specified in Article 309, Paragraph (2) of the Companies Act, which cover, in relevant part, treasury stock purchases, purchases of an entire class of shares, and stock consolidations. Any amendment to our articles of incorporation must be approved by our shareholders at a shareholders’ meeting.

Pre-Emptive Rights

Holders of our Common Shares have no pre-emptive rights under our articles of incorporation.

Dividend Rights

We may issue annual dividends upon a resolution of our shareholders or interim dividends upon a resolution of our board of directors. Although we have paid annual dividends to shareholders in the fiscal year ended March 31, 2022, the payment of future annual dividends and interim dividends on our Common Shares, if any, will be approved by our shareholders at the annual meeting of the shareholders and our board of directors during a business year, respectively, and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our shareholders or our directors may deem relevant, including retaining future earnings, if any, for reinvestment in the development and expansion of our business.

Liquidation Rights

In accordance with the Companies Act, liquidations must be approved by shareholders holding at least a two-thirds majority of the shares present at a meeting where a quorum of one-third of the issued and outstanding shares with voting rights is present.

Transfer Agent (Shareholder Registry Administrator)

Under the Companies Act, a transfer of shares is perfected against the issuer and other third parties when the name and address of the transferee are recorded in the shareholder registry. In accordance with our articles of incorporation, our board of directors has appointed a shareholder registry administrator. The creation and keeping of the register of shareholders (and stock acquisition rights) of the Company and other administrative affairs relating to the register of shareholders (and stock acquisition rights) will be entrusted to the shareholder registry administrator, and such administrative affairs will not be handled by the Company unless it is deemed necessary by the Company. The current shareholder registry administrator for our Company is Computershare Trust Company, N.A.

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Limitations on Liability

Our articles of incorporation permit us to exempt, by resolution of our board of directors, directors and corporate auditors from liabilities arising in connection with their failure to execute their duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), to the fullest extent permitted by the Companies Act. Should our board of directors exempt a corporate auditor or director from any such liabilities, our rights and those of our shareholders to file shareholders’ derivative suits on behalf of the Company to recover monetary damages from such director or corporate auditor for breach of their duties under the Companies Act will be eliminated or reduced. However, exculpation does not apply to any director or corporate auditor if they have breached their duties under the Companies Act intentionally (koi) or by gross negligence (ju-kashitsu). Furthermore, we may enter into agreements for the limitation of liabilities with our non-executive directors (as defined under the Companies Act, for which our independent directors are qualified), and corporate auditors. If we do so, we expect that these agreements will eliminate or reduce our rights and those of our shareholders as described above. As of the date of this prospectus, we have entered into limited liability agreements with all of our independent directors and corporate auditors.

Election of our Directors and Corporate Auditors

With respect to the election of our directors and corporate auditors, each director or corporate auditor must be voted in by a majority of our shareholders entitled to vote at a shareholders’ meeting where shareholders holding one-third or more of the voting rights entitled to vote are present. Additionally, any resolution regarding the election of a director or corporate auditor cannot be adopted by cumulative voting.

Rights of Shareholders of our Common Shares

Under the Companies Act and our articles of incorporation, holders of our Common Shares have, among others, the following rights:

●	the right to receive dividends when the payment of annual/interim dividends has been approved at a shareholders’ meeting /board of directors’ meeting;

●	the right to vote at a shareholders’ meeting (cumulative voting for the election of directors/corporate auditors is not allowed under our articles of incorporation and the Companies Act);

●	the right to receive surplus in the event of a liquidation; and

●	the right to require us to purchase shares subject to certain requirements under the Companies Act when a shareholder opposes certain resolutions, including (i) the transfer of all or material part of our business, (ii) an amendment to our articles of incorporation to establish a restriction on share transfer, (iii) a share exchange or share transfer to establish a holding company, (iv) a company split, or (v) a merger, all of which must, as a general rule, be approved by a special resolution adopted at a shareholders’ meeting.

Under the Companies Act, a company is permitted to make a distribution of surplus to the extent that the aggregate book value of the assets to be distributed to shareholders does not exceed the distributable amount provided for under the Companies Act and the applicable ordinance of the Japanese Ministry of Justice as of the effective date of such distribution of surplus.

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A shareholder is generally entitled to one vote per Common Shares at a shareholders’ meeting under our articles of incorporation. In general, under the Companies Act and our articles of incorporation, a shareholders’ meeting may adopt an ordinary resolution by a majority of the voting rights presented at the meeting. The Companies Act and our articles of incorporation require a quorum of not less than one-third of the total number of voting rights in connection with the election of directors and corporate auditors. Under the Companies Act, to avoid exercising improper control in a form of mutual shareholding, an institutional shareholder, 25% or more voting rights of which are directly or indirectly held by us, does not have voting rights at our shareholders’ meeting. We have no voting rights with respect to our own Common Shares that we hold. Shareholders may exercise their voting rights through proxies, provided that a shareholder may appoint only one other shareholder who has voting rights as its proxy.

With respect to a special resolution, while the Companies Act generally requires a quorum of the majority of the total number of voting rights and approval of two-thirds of the voting rights presented at the meeting in connection with any material corporate actions, it allows a company to reduce the quorum for such special resolutions pursuant to its articles of incorporation to one-third (or greater than one-third) of the total number of voting rights.

The Companies Act provides additional specific rights for shareholders owning a substantial number of voting rights.

A shareholder holding 90% or more of the total number of voting rights of all shareholders has the right to demand that all other shareholders sell their shares to such shareholder who holds 90% or more of the voting rights.

Shareholders holding 10% or more of the total number of voting rights of all shareholders, or 10% or more of the total number of our outstanding shares, have the right to apply to a court of competent jurisdiction for our dissolution.

Shareholders who have held 3% or more of the total number of voting rights of all shareholders for six months or more have the right to demand the convening of a shareholders’ meeting.

Shareholders who have held 3% or more of the total number of voting rights of all shareholders, or 3% or more of the total number of our outstanding shares, for six months or more have certain rights under the Companies Act, which include the right to:

●	apply to a competent court for removal of a director or a corporate auditor where a fraudulent act or a significant event violating laws and regulations or the Company’s articles of incorporation exists with respect to performance of duties of such director or corporate auditor, and removal by shareholders at a meeting has been denied; and

●	apply to a competent court for removal of a liquidator.

Shareholders holding 3% or more of the total number of voting rights of all shareholders have the right to object to the exculpation of a director or a corporate auditor from certain liabilities.

Shareholders holding 3% or more of the total number of voting rights of all shareholders, or 3% or more of the total number of our outstanding shares, have certain rights under the Companies Act, which include the right to:

●	examine our accounting books and documents and make copies of them; and

●	apply to a competent court for the appointment of an inspector to inspect our operation and/or financial condition where an event casting doubt on a fraudulent act or a significant fact violating laws and regulations or the Company’s articles of incorporation exists with respect to operation of the Company.

Shareholders who have held 1% or more of the total number of voting rights of all shareholders for six months or more have the right to apply to a competent court for the appointment of an inspector to review the correctness of the convocation and voting procedures of a shareholders’ meeting.

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Shareholders who have held 1% or more of the total number of voting rights of all shareholders, or 300 or more voting rights, for six months or more have the right to demand that certain matters be added to the agenda items at a shareholders’ meeting.

Shareholders who have held any number of shares for six months or more have the right to demand that we take certain actions under the Companies Act, which include the rights to demand:

●	the institution of an action to enforce the liabilities of our directors or corporate auditors;
●	the institution of an action to disgorge from a recipient the benefit of a proprietary nature given in relation to the exercise of the right of a shareholder; and
●	on our behalf, that a director ceases an illegal or ultra vires action.

There are no provisions under the Companies Act or our articles of incorporation which force shareholders to make additional contributions when requested by us.

Under the Companies Act, in order to change the rights of shareholders which are stipulated and defined in our articles of incorporation, we must amend our articles of incorporation. Amendments must, as a general rule, be approved by a special resolution of our shareholders.

Annual meetings and special meetings of shareholders are convened by our president based on a resolution of our board of directors. Under our articles of incorporation, shareholders of record as of March 31 of each year have the right to attend and vote at our annual shareholders’ meeting. We may, by prescribing a record date, determine the shareholders who are stated or recorded in the shareholder registry on the record date as the shareholders entitled to attend and take action at a special shareholders’ meeting, and in this case, we are required to make a public notice of the record date at least two weeks prior to the record date. A convocation notice will be sent to these shareholders at least two weeks prior to the date of the shareholders’ meeting.

Share Transfer under the Companies Act and our Articles of Incorporation

We are not listed on any stock exchange in Japan. Any transfer of shares of Japanese companies which are not listed in any stock exchange in Japan is subject to the requirements and procedures described in the Companies Act and its subordinate regulations.

Under the Companies Act, a share transfer will take effect if and when:

(i)	the transferor and the transferee agree to the transfer in any manner (including oral agreement);

(ii)	if the company is a company that issues share certificates, the transferor delivers the share certificate to the transferee; and

(iii)	if the company is a company that issues shares with restrictions on transfer, the transferor or transferee gets approval from the company for the transfer of such share.

As of the date of this prospectus, we do not issue share certificates.

Prior to the closing of this Offering, we will eliminate the restrictions on the transfer of our Common Shares provided in our articles of incorporation. A form of our articles of incorporation that will be in effect at the time of the closing of this Offering is filed as Exhibit 3.2 to the registration statement of which this prospectus is a part.

Under the Companies Act, a transferee of shares of a Japanese company that does not issue share certificates may not assert its shareholders’ rights against the company and a bona fide third party who acquires the shares without knowledge of the prior transfer and without reckless disregard of the prior transfer until such transfer is duly recorded in the company’s register of shareholders.

Our Acquisition of our Common Shares

Under applicable laws of Japan, we may acquire our Common Shares:

●	from a specific shareholder (other than any of our subsidiaries), pursuant to a special resolution of a shareholders’ meeting; or

●	from any of our subsidiaries, pursuant to a resolution of our board of directors.

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In the case of any acquisition made by way of (i) above, any other shareholder may request within a certain period of time provided under the applicable ordinance of the Japanese Ministry of Justice before a shareholders’ meeting that we also purchase the shares held by the requesting shareholder, unless the purchase price or any other consideration to be delivered in exchange for the acquisition of Common Shares does not exceed the market price of our Common Shares calculated by the method prescribed in the applicable ordinance of the Japanese Ministry of Justice.

In general, an acquisition by us of our Common Shares must satisfy certain requirements, including that the total amount of the acquisition price may not exceed the distributable amount.

We may hold the Common Shares which we acquired pursuant to (i) and (ii) above, or we may cancel such shares by a resolution of our board of directors. We may also dispose of such shares pursuant to a resolution of our board of directors, subject to other requirements applicable to the issuance of shares under the Companies Act.

Restrictions on Holders of our Common Shares

There are no restrictions with respect to non-residents of Japan or foreign shareholders holding our Common Shares or on the exercise of voting rights. However, pursuant to a provision of our share handling regulations, a shareholder who does not have an address or residence in Japan is required to file with our shareholder registry administrator its address to receive notices in Japan or that of a standing proxy having any address or residence in Japan.

There are no provisions in our articles of incorporation that would have the effect of delaying, deferring or preventing a change in control that would operate only with respect to a merger, acquisition or corporate restructuring involving us.

There are no provisions in our articles of incorporation or other subordinated rules regarding an ownership threshold, above which shareholder ownership must be disclosed.

There are no provisions in our articles of incorporation governing changes in our Company’s capital that are more stringent than is required by law.

History of Share Capital

Unless otherwise indicated, all share amounts and per share amounts issued and outstanding prior to October 14, 2024 in this subsection are not presented to give effect to a 1-for-3 share split of our Common Shares, which took effect on October 15, 2024.

The following is a history of our share capital during the last three years.

On April 26, 2023, we issued 78,865 Common Shares to an existing minority shareholder for a consideration of JPY50,000,410 ($349,043).

On September 25, 2023, we issued 78,865 Common Shares to an investor for a consideration of JPY50,000,410 ($349,043).

On October 31, 2023, we issued an aggregate of 268,140 Common Shares to two investors for an aggregate consideration of JPY170,000,760 ($1,186,742).

On September 30, 2024, our shareholders approved a share split of our outstanding Common Shares at a ratio of 1-for-3, which was based on a record date of September 30, 2024 and became effective on October 15, 2024, resulting in 21,652,110 Common Shares issued and outstanding after the share split.

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SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Common Shares, and although we have received approval from the NYSE American to list our Common Shares under the symbol “LGPS”, a regular trading market for our Common Shares may not develop. Future sales of substantial amounts of our Common Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Common Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have outstanding Common Shares held by public shareholders representing approximately 10.35% of our Common Shares in issue if the underwriters do not exercise their over-allotment option, and approximately 11.72% of our Common Shares in issue if the underwriters exercise their over-allotment option in full. An aggregate of 434,000 Resale Shares will be eligible for immediate sale by the Selling Shareholder upon the completion of the offering of the Public Offering Common Shares. All of the Public Offering Common Shares and the Resale Shares will be freely transferable without restriction or further registration under the Securities Act, unless such shares are purchased by affiliates or control persons.

Lock-Up Agreements

See “Underwriting—Lock-Up Agreements.”

Rule 144

All of our Common Shares outstanding prior to the closing of this offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement, such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of Common Shares that is not more than the greater of:

●	1% of the number of Common Shares then outstanding, in the form of Common Shares or otherwise, which will equal approximately 241,521 shares immediately after this offering, assuming the underwriters do not exercise their over-allotment option; or

●	the average weekly trading volume of the Common Shares on the NYSE American LLC during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling the Common Shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Common Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Common Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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JAPANESE FOREIGN DIRECT INVESTMENT REGULATIONS

The following is intended to provide an overview of Japanese foreign direct investment regulations in connection with an investment in our Common Shares and is based on laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This overview does not cover all relevant considerations, requirements or procedures that may apply to a particular investor, and potential investors should consult their own advisors to ascertain the overall consequences of the acquisition, ownership and disposition of our Common Shares under the regulations.

Acquisition of Shares

The Foreign Exchange and Foreign Trade Act of Japan and related cabinet orders and ministerial ordinances, as amended (collectively, the “FEFTA”), require certain procedures for certain transactions, including the acquisition of shares of Japanese corporations by “Foreign Investors” (as defined in the FEFTA, as described below), which may apply to the purchase of our Common Shares.

Definition of Foreign Investors

“Non-Residents” are defined in the FEETA as individuals who are not domiciled or resident in Japan and legal entities whose principal offices are not located in Japan:

“Foreign investors” are defined in the FEETA as:

(i)	Non-Resident individuals;

(ii)	Entities established under foreign laws or having their principal offices outside Japan;

(iii)	Corporations in which 50% or more of the total voting rights is held, directly or indirectly, by Non-Resident individuals and entities established under foreign laws or whose principal offices are located outside Japan;

(iv)

Partnerships (1) formed under the Civil Code of Japan for the purpose of investment business, (2) formed under the Limited Partnership Act for Investment of Japan and (3) formed under foreign laws and similar to the partnerships referred to in (1) or (2) above, which meet either of the following two conditions:

(a)	50% or more of the total capital contribution to the partnership is made by

(A) Non-Resident individuals,

(B) entities established under foreign laws or having their principal offices outside Japan,

(C) corporations in which 50% or more of the total voting rights are held, directly or indirectly, by Non-Resident individuals and entities established under foreign laws or having their principal offices outside Japan,

(D) entities in which Non-Resident individuals constitute a majority of the officers or officers having the authority to represent the entity, and

(E) partnerships in which a majority of the executive partners fall within items (A) through (D) above.

(b)	A majority of the executive partners of the partnership are

(A) persons or entities described in items (A) through (E) in the preceding paragraph,

(B) the partnerships in which 50% or more of the total capital contribution is made by persons or entities described in items (A) through (E) in the preceding paragraph, and

(C) a limited liability partnership formed under the Limited Liability Partnership Act of Japan, in which a majority of the executive partners are Non-Residents individuals, persons or entities described in (A) or (B) above, or any officers of entities falling within (A) or (B) above;

(v)	An entity in which a majority of its officers (meaning directors or other equivalent persons) or of the officers who have the authority to represent are Non-Resident individuals.

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Prior Filing and Post-Investment Notification (or Exemption from Prior Filing)

Under the FEFTA, among other triggering events, a Foreign Investor seeking to acquire shares of a Japanese corporation that are not listed on a stock exchange in Japan is subject to a prior filing requirement, regardless of the number of shares acquired, if such Japanese corporation or its subsidiaries in Japan engage in any of the businesses designated under the FEFTA (“Designated Businesses”) from a national security perspective. Such businesses include, but are not limited to, manufacturing related to weapons, aircraft, space and nuclear energy, agriculture, fishery, mining, utilities, data processing, software-related services, and information and communication technology services.

As of the date of this prospectus, LogProstyle and its subsidiaries in Japan are not engaged in any of the Designated Businesses under the FEFTA that would require the prior filing for the purchase of our Common Shares.

If the case where a Japanese corporation that is not listed on a stock exchange in Japan or its subsidiary in Japan engages in any of the Designated Businesses, and thus the prior filing is required for the acquisition of the shares of such corporation, a Foreign Investor must first submit a prior application describing the proposed acquisition of shares to the relevant governmental authorities through the Bank of Japan and wait until the acquisition is approved by the relevant governmental authorities, unless certain exemptions apply. Without such clearance, the Foreign Investor will not be permitted to acquire the shares. Once clearance is obtained, the Foreign Investor may acquire shares up to the number specified in the application within six months from the date of submission of the application. While the standard waiting period for clearance is 30 days, the waiting period may be expedited or extended at the discretion of the relevant governmental authorities, depending on the degree of potential national security impact and the progress of the relevant authorities’ investigation (typically through inquiries by the authorities and responses by the Foreign Investor). In addition to the prior filing requirement described above, if a Foreign Investor who has made a prior filing and received approval acquires and subsequently disposes of the shares, the Foreign Investor must file a post-investment notice to report the completed acquisition or subsequent sales. Such post-investment notice filing must be made no later than 45 days after the acquisition or disposition of the shares.

However, the above prior filing and post-investment notice filing may, in principle, be exempted as long as the Japanese corporation does not engage in any of the “core businesses” that are specified among the Designated Businesses under the FEFTA and if (i) the Foreign Investor or its related persons do not assume the office of our director or corporate auditor, (ii) the Foreign Investor does not propose the transfer or abolition of the business in the designated business at the shareholders’ meeting of the Japanese corporation, and (iii) the Foreign Investor does not have access to non-public technical information related to the Designated Business. In such a case, a post-investment report must be filed no later than 45 days after the acquisition of the shares and no later than 45 days after certain changes occur in the Foreign Investor, such as a change in the shareholder holding 10% or more of its shares.

Post-Investment Report (When Prior Filing is Not Applicable)

Under the FEFTA, in the case where a Japanese corporation that is not listed on a stock exchange in Japan does not engage in any of the Designated Businesses, and thus prior filing is not required, if a Foreign Investor acquires shares of such corporation from non-Foreign Investors whereby either the shareholding ratio of the Foreign Investor based on the number of issued and outstanding shares or the voting rights ratio is 10% or more, the Foreign Investor is, in principle, required to file a post-investment report no later than 45 days after the acquisition of the shares.

Payments

The FEFTA also applies to certain payments between “Residents” and “Non-Residents” or foreign countries.

“Residents” are defined in the FEFTA as individuals having a domicile or residence in Japan and legal entities having their principal offices in Japan.

Under the FEFTA, if a Resident receives a single payment of more than JPY30 million ($0.2 million) from a Non-Resident or a foreign country, or if a Resident makes a single payment of more than JPY30 million ($0.2 million) to a Non-Resident or a foreign country, including for the transfer of shares in a Japanese corporation, such Resident is required to report each receipt or payment to the Ministry of Finance of Japan within certain periods (which vary depending on the circumstances and may be as short as 10 days).

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MATERIAL INCOME TAX CONSIDERATIONS

The following summary of the material Japanese and United States federal income tax consequences of an investment in our Common Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Common Shares, such as the tax consequences under state, local, and other tax laws.

Japanese Taxation

The following is intended to provide an overview of the main Japanese tax consequences (limited to national tax) to which holders of our Common Shares who are non-resident individuals or non-Japanese corporations that do not have a permanent establishment in Japan (such individuals and corporations are collectively referred to in this section as “non-residents”). The following statements regarding Japanese tax law are based on the laws and treaties in effect as of the date of this prospectus and as interpreted by the Japanese tax authorities, and are subject to any applicable Japanese laws, tax treaties, conventions or agreements, or changes in their interpretation, occurring after the date of this prospectus. This summary does not cover all tax considerations that may apply to a particular investor, and potential investors should consult their own tax advisors to satisfy themselves as to the overall tax consequences of the acquisition, ownership and disposition of our Common Shares, including tax consequences under Japanese law, the laws of their country of residence and any tax treaty, convention or agreement between their country and Japan.

In general, non-resident is subject to Japanese income tax withheld with respect to dividends on shares (which for purposes of this section means distributions from surplus under the Companies Act) paid by Japanese corporations, and such tax will be withheld prior to payment of such dividends. Stock splits are generally not subject to Japanese income and corporate taxes.

In the absence of a tax treaty, convention, or agreement that reduces the maximum rate of Japanese withholding tax or grants an exemption from Japanese withholding tax, under Japanese tax law, the rate of Japanese withholding tax applicable to dividends on Japanese corporations’ shares paid to non-residents is generally 20.42% (20% for dividends payable on or after January 1, 2038). However, with respect to dividends on listed shares of Japanese corporations paid to non-residents, other than any individual shareholder who holds 3% or more of the total outstanding shares (to whom the aforementioned withholding tax rate will still apply), the aforementioned withholding tax rate is reduced to (i) 15.315% (15% for dividends payable on or after January 1, 2038). The withholding tax rates above include the special additional tax for reconstruction (2.1% multiplied by the original applicable withholding tax rate of 15% or 20%) to be imposed from January 1, 2013 to December 31, 2037 to finance reconstruction from the Great East Japan Earthquake.

Where a distribution is made from capital surplus rather than retained earnings under the Companies Act, the portion of the distribution that exceeds the amount corresponding to the return of capital as determined under Japanese tax law is a deemed dividend under Japanese tax law, and the remaining portion is treated as a return of capital under Japanese tax law. The deemed dividend portion, if any, generally receives the same tax treatment as the dividend described above, and the capital refund portion generally is treated as income from the sale of shares and receives the same tax treatment as the sale of our shares described below. Note that the capital return is not subject to withholding tax and the difference between the capital return and the purchase price is treated as income from the sale. Distributions made by a Japanese corporation in consideration for the repurchase of its shares or in connection with certain reorganization transactions will be treated in substantially the same manner.

Japan has income tax treaties with Canada, Denmark, Finland, Germany, Ireland, Italy, Luxembourg, New Zealand, Norway, Singapore, and other countries that reduce the withholding tax rate (including special income tax for reconstruction) for portfolio investors to a normal 15%. Income tax treaties with France, Hong Kong, the Netherlands, Portugal, Switzerland, the United Arab Emirates, Australia, Sweden, Belgium, the United Kingdom, and the United States reduce the withholding tax rate for portfolio investors to generally 10%, while income tax treaties with Spain and other countries reduce the withholding tax rate for portfolio investors to generally 5%, as of the date of this prospectus. In addition, under the income tax treaty between Japan and the U.S., dividends paid to a pension fund that is a qualified U.S. resident entitled to treaty benefits are exempt from Japanese income tax by withholding or other means, unless the dividends arise directly or indirectly from the conduct of business by the pension fund. The same treatment applies to dividends paid to pension funds under income tax treaties between Japan and Belgium, Denmark, Spain, the United Kingdom, the Netherlands, Switzerland, and other countries. Under Japanese tax law, the reduced maximum tax rate applicable under the tax treaties applies if the maximum tax rate is lower than the rate applicable under Japanese tax law with respect to dividends paid by a Japanese corporation on its shares.

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Non-residents who are eligible for reduction or exemption from Japanese withholding tax on dividends of shares under applicable tax treaties should submit an “Income Tax Treaty Application for Reduction of Japanese Income Tax and Special Reconstruction Income Tax on Dividends” through the payer of the dividends prior to the payment of the dividends, together with the required documents, to the relevant tax authorities. A standing proxy for the non-resident may be used to submit the application on behalf of the non-resident. In addition, certain simplified special application procedures may be available to non-residents who are entitled to treaty benefits for reduction or exemption of Japanese source income tax by submitting the “Application for Special Provisions under the Income Tax Act for Reduction of Japanese Income Tax and Special Income Tax for Reconstruction on Listed Shares, etc.” The application form must be submitted with the required documents. If the required application form is not submitted in advance, by following certain subsequent application procedures, the non-resident may require a refund of withholding tax in excess of the tax rate under the applicable tax treaty (if the non-resident is eligible for the reduced tax rate under the applicable tax treaty) or the entire amount of withholding tax (if the non-resident is eligible for the exemption under the applicable tax treaty). The corporation paying the dividends has no responsibility to secure withholding or exemption from withholding at reduced treaty rates for eligible non-residents who do not take the necessary steps as described above.

Gains earned by non-resident holders who are portfolio investors from the sale of Japanese corporations’ shares outside of Japan are generally not subject to Japanese income tax and corporate tax. However, there are some exceptional cases, such as share transfers by large shareholders, in which taxation may be imposed. In addition, inheritance and gift taxes at a progressive rate may be imposed on the transfer of the shares from other individuals even if neither the heir, the decedent, the donor, nor the recipient of the gift is a resident of Japan.

United States Federal Income Taxation

The following brief summary does not address the tax consequences to any particular investor or to persons in special tax situations, such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Common Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Common Shares);

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●	persons who acquired our Common Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Common Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Common Shares; or

●	persons holding our Common Shares through a trust.

The brief summary discussion set forth below is addressed only to U.S. Holders (defined below) that purchase Common Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Common Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Common Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Common Shares. It is directed to U.S. Holders (as defined below) of our Common Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Common Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders that hold Common Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Common Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Common Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Common Shares are urged to consult their tax advisors regarding an investment in our Common Shares.

Taxation of Dividends and Other Distributions on our Common Shares

Subject to the PFIC rules discussed below, the gross amount of distributions made by us to you with respect to the Common Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

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With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Common Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is an income tax treaty between the United States and Japan, clause (1) above is satisfied. Additionally, only if the Common Shares are readily tradable on an established securities market in the United States it will also satisfy clause (1). Under U.S. Internal Revenue Service authority, Common Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Common Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Common Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Common Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Common Shares

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Common Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Common Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (PFIC) Consequences

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Common Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

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Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Common Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Common Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Common Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Common Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Common Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Common Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Common Shares.

If we are a PFIC for your taxable year(s) during which you hold Common Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Common Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Common Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Common Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Common Shares cannot be treated as capital, even if you hold the Common Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Common Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Common Shares as of the close of such taxable year over your adjusted basis in such Common Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Common Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Common Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Common Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Common Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Common Shares. Your basis in the Common Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Common Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the NYSE American LLC. If the Common Shares are regularly traded on the NYSE American LLC and if you are a holder of Common Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

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Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Common Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Common Shares, including regarding distributions received on the Common Shares and any gain realized on the disposition of the Common Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Common Shares, then such Common Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Common Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Common Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Common Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Common Shares when inherited from a decedent that was previously a holder of our Common Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Common Shares, or a mark-to-market election and ownership of those Common Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Common Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Common Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Common Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Common Shares and proceeds from the sale, exchange or redemption of our Common Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Common Shares, subject to certain exceptions (including an exception for Common Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Common Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

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UNDERWRITING

We expect to enter into an underwriting agreement with the Representative, with respect to the Common Shares in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of Common Shares as indicated below.

Underwriters	Number of Common Shares
Spartan Capital Securities, LLC	[●]
[●]
Total	[●]

The underwriters are offering the Common Shares subject to their acceptance of the Common Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Common Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the Common Shares offered by this prospectus if any such Common Shares are taken. However, the underwriters are not required to take or pay for the Common Shares covered by the underwriters’ option to purchase additional Common Shares described below.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 375,000 additional Common Shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Common Shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of Common Shares listed next to the names of all underwriters in the preceding table.

Underwriting Discounts and Expenses

The underwriters have advised us that they propose to offer the Common Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession. The underwriters may allow, and certain dealers may reallow, a discount from the concession to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Common Shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the public offering price, underwriting discount, and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

	Per Share	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Public offering price	$	$	$
Underwriting discounts(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	Represents an underwriting discount equal to 8% per share. The fees do not include the expense reimbursement provisions described below. Underwriting discounts to be paid by us are calculated based on the assumption that no investors in this offering are introduced by us.

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We have agreed to pay to the underwriters by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 1% of the gross proceeds received by us from the sale of the shares.

We have agreed to pay expenses relating to the offering, including: (i) our legal and accounting fees and disbursements; (ii) the costs of preparing, printing, mailing, and delivering the registration statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, and the underwriting agreement and related documents (all in such quantities as the Representative may reasonably require); (iii) the costs of preparing and printing stock certificates and warrant certificates; (iv) the costs of any “due diligence” meetings; (v) all reasonable and documented fees and expenses for conducting a net road show presentation; (vi) all filing fees and communication expenses relating to the registration of the shares to be sold in the offering with the SEC and the filing of the offering materials with FINRA; (vii) the reasonable and documented fees and disbursements of the Representative’s counsel; (viii) background checks of the Company’s officers and directors; (ix) preparation of bound volumes and mementos in such quantities as the Representative may reasonably request; (x) transfer taxes, if any, payable upon the transfer of securities from us to the Representative; and (xi) the fees and expenses of the transfer agent, clearing firm, and registrar for the shares; provided that the actual accountable expenses of the Representative shall not exceed $175,000. We are required to supply the Representative and its counsel, at our cost, with a reasonable number of bound volumes of the offering materials within a reasonable time after the closing of this offering as well as commemorative tombstones.

We paid an expense deposit of $30,000 to the Representative, upon the execution of letter of intent between us and the Representative, and we will pay an additional $30,000 upon receipt of comments from the SEC as to the public filing of the registration statement of which this prospectus forms a part, for the Representative’s anticipated out-of-pocket expenses. Upon the closing of this offering, we will pay an additional $20,000 to the Representative for closing costs. Any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $1,806,548, including a maximum aggregate reimbursement of $175,000 of Representative’s accountable expenses.

In addition, we agreed, during the engagement period of the Representative or until the consummation of this offering, whichever is earlier, not to negotiate with any other broker-dealer relating to a possible private and/or public offering of the securities without the written consent of the Representative, provided that the Representative is reasonably proceeding in good faith with preparation for this offering. Until the Underwriting Agreement is signed, we or the Representative may at any time terminate its further participation in this offering for any reason whatsoever, and we agree to reimburse the Representative for its actual reasonable accountable out-of-pocket expenses, up to a maximum of $175,000, incurred prior to the termination, less any advance and amounts previously paid to the Representative in reimbursement for such expenses; provided, however, that such fees shall be subject to FINRA Rule 5110(f)(2)(D)(ii) and shall not apply if and to the extent the Representative has advised us of the Representative’s inability or unwillingness to proceed with this offering.

Participation in Future Offerings

Until 12 months from the commencement of sales of the offering, the underwriters shall have a right of first refusal to act on our behalf as the lead underwriter or co-bookrunning manager for any U.S. public underwriting or private placement of equity and debt securities, of us or our U.S. subsidiaries and successors.

Listing

Our Common Shares have been approved for listing on the NYSE American under the symbol “LGPS”, subject to official notice of issuance.

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Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to, for a period of 180 days from the effective date of the registration statement of which this prospectus is a part, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Common Shares or securities that are substantially similar to our Common Shares, including any options or warrants to purchase our Common Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Common Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the underwriters.

Moreover, all of our directors and officers, and all but one of our shareholders have agreed, subject to certain exceptions, not to offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, except in this offering, any Common Shares or any securities convertible into or exercisable or exchangeable for the Common Shares for 180 days from the date of the underwriting agreement, to be entered into between the Company and the Representative, without the consent of the Representative. See “Underwriting” for more information.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Pricing of the Offering

Prior to this offering, there has been no public market for our Common Shares. The initial public offering price of the Common Shares will be negotiated between us and the underwriters. Among the factors to be considered in determining the initial public offering price of the Common Shares, in addition to the prevailing market conditions, will be our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Common Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Common Shares to selling group members for sale to their online brokerage account holders. The Common Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Common Shares. Specifically, the underwriters may sell more Common Shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Common Shares available for purchase by the underwriters under option to purchase additional Common Shares. The underwriters can close out a covered short sale by exercising the option to purchase additional Common Shares or purchasing Common Shares in the open market. In determining the source of Common Shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of Common Shares compared to the price available under the option to purchase additional Common Shares. The underwriters may also sell Common Shares in excess of the option to purchase additional Common Shares, creating a naked short position. The underwriters must close out any naked short position by purchasing Common Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

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The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Common Shares in this offering because such underwriter repurchases those Common Shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Common Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Common Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the NYSE American LLC, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Common Shares on the NYSE American LLC in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Common Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

Stamp Taxes

If you purchase Common Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

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Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Common Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Common Shares, where action for that purpose is required. Accordingly, the Common Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Common Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia. This prospectus is not a product disclosure statement, prospectus, or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus, or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material, or advertisement in relation to the offer of the Common Shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the Common Shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the Common Shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the Common Shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada. The Common Shares may not be offered, sold, or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands. This prospectus does not constitute a public offer of the Common Shares, whether by way of sale or subscription, in the Cayman Islands. The Underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any Common Shares to any member of the public in the Cayman Islands.

European Economic Area. In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the Common Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Common Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Common Shares to the public in that Relevant Member State at any time,

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

●	in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of Common Shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

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For purposes of the above provision, the expression “an offer of Common Shares to the public” in relation to any Common Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Common Shares to be offered so as to enable an investor to decide to purchase or subscribe the Common Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong. The Common Shares may not be offered or sold in Hong Kong by means of this prospectus or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Common Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Common Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Israel. This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

Japan. The Common Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and Common Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Malaysia. The shares have not been and may not be approved by the Securities Commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC, and the Common Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Common Shares may not be circulated or distributed, nor may our Common Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

108

Where our Common Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Common Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Taiwan. The Common Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Common Shares in Taiwan.

United Kingdom. An offer of the Common Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the Common Shares must be complied with in, from or otherwise involving the United Kingdom.

109

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts. With the exception of the SEC registration fee, the FINRA filing fee and the NYSE American LLC listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$3,055
NYSE American LLC Listing Fee	$295,000
FINRA Filing Fee	$3,493
Legal Fees and Other Expenses	$500,000
Accounting Fees and Expenses	$830,000
Printing and Engraving Expenses	$15,000
Underwriter accountable expenses	$175,000
Underwriter non-accountable expenses	$100,000
Miscellaneous Expenses	$15,000
Total Expenses	$1,936,548

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Common Shares sold in the offering.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Common Shares offered in this offering and certain legal matters as to Japanese law will be passed upon for us by TMI Associates, our counsel with respect to the laws of Japan. Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida, is acting as U.S. counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements for the fiscal years ended March 31, 2024 and 2023, included in this prospectus have been so included in reliance on the report of Bush & Associates CPA LLC (“Bush & Associates”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Bush & Associates is located at 179 N. Gibson Road, Henderson, NV 89014.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On January 23, 2025, we engaged Bush & Associates to serve as our independent registered public accounting firm for the fiscal years ended March 31, 2024 and 2023 and the six months ended September 30, 2024 and 2023, as well as on a going-forward basis. We subsequently dismissed Grassi & Co., CPAs P.C. (“Grassi”), our former independent registered public accounting firm, on February 5, 2025 (the “Dismissal Date”).

Grassi’s audit report on our financial statements for the fiscal years ended March 31, 2024 and 2023 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during our two most recent fiscal years and in the subsequent interim period through the Dismissal Date, there were no disagreements with Grassi on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Grassi’s satisfaction, would have caused Grassi to make reference to the subject matter of the disagreement in connection with its report on our financial statements for such periods. During our two most recent fiscal years and in the subsequent interim period through the Dismissal Date, there were no “reportable events” as that term is described in Item 16F(a)(1)(v) of Form 20-F, other than the material weaknesses of the Company reported by the management in this prospectus.

We have provided Grassi with a copy of the above disclosure and requested that Grassi furnish a letter addressed to the Commission stating that it agrees with the above statements. A copy of Grassi’s letter is filed hereto as Exhibit 16.1.

During the two most recent fiscal years and any subsequent interim periods prior to the engagement of Bush & Associates, neither the Company, nor someone on behalf of the Company, has consulted Bush & Associates regarding either the application of accounting principles to a specified transaction, whether completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements. Neither a written report was provided to the Company nor was any oral advice provided that Bush & Associates concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue. Additionally, neither the Company, nor anyone on behalf of it, has consulted Bush & Associates regarding any matter that was the subject of a disagreement as defined in Item 16F(a)(1)(iv) of Form 20-F and related instructions to Item 16F of Form 20-F, or any reportable events as described in Item 16F(a)(1)(v) of Form 20-F.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Common Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Common Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

110

LOGPROSTYLE INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

LogProstyle Inc.

CONSOLIDATED BALANCE SHEETS

(Yen in thousands)

	September 30, 2024	March 31, 2024
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	¥637,491	¥1,218,241
Trade notes and accounts receivable, net	130,290	181,808
Inventories	12,178,645	13,518,460
Consumption tax receivable	46,489	69,388
Short-term investments	83,001	38,801
Other current assets	345,097	232,790
Total current assets	13,421,013	15,259,488
Non-current assets
Property, plant and equipment, net	431,029	426,865
Operating lease right-of-use assets	4,205,101	4,703,805
Software	28,525	16,692
Leasehold and guarantee deposits	354,282	346,408
Deferred tax assets	282,529	383,158
Other non-current assets	348,748	73,852
Total non-current assets	5,650,214	5,950,780
Total assets	¥19,071,227	¥ 21,210,268

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-2

LogProstyle Inc.

CONSOLIDATED BALANCE SHEETS

(Yen in thousands, except share data)

	September 30, 2024	March 31, 2024
	(unaudited)
LIABILITIES
Current liabilities
Accounts payable	¥306,196	¥306,153
Accrued expenses	114,594	214,897
Short-term loans	2,701,848	2,574,734
Current portion of bonds	53,250	49,270
Current portion of long-term loans	1,656,137	6,065,020
Operating lease liabilities, current	538,167	558,529
Finance lease liabilities, current	9,114	6,083
Contract liabilities	292,932	352,651
Income taxes payable	108,523	66,323
Other current liabilities	310,175	205,314
Total current liabilities	6,090,936	10,398,974
Non-current liabilities
Bonds	-	28,620
Long-term loans	6,891,986	4,559,117
Operating lease liabilities, non-current	3,826,877	4,307,338
Finance lease liabilities, non-current	22,864	11,684
Deferred tax liabilities	13,740	18,633
Other non-current liabilities	101,966	123,085
Total non-current liabilities	10,857,433	9,048,477
Total liabilities	¥16,948,369	¥19,447,451
SHAREHOLDERS’ EQUITY
Common shares: 81,498,000 shares authorized, 21,652,110 shares issued and 21,628,452 shares outstanding as of September 30, 2024 and March 31, 2024 with no stated value.	¥235,001	¥235,001
Capital Surplus	755,517	755,517
Additional paid in capital	148,392	148,392
Retained earnings	1,012,921	643,766
Treasury shares	(2,539)	(2,539)
Accumulated other comprehensive loss	(26,434)	(17,320)
Total shareholders’ equity	2,122,858	1,762,817
Total liabilities and equity	¥19,071,227	¥21,210,268

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-3

LogProstyle Inc.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Yen in thousands, except share and per share data)

	For the Six Months Ended September 30,
	2024	2023
Revenue:	¥10,518,468	¥5,910,843
Cost of revenue	(8,768,666)	(4,836,479)
Gross profit	1,749,802	1,074,364

Operating expenses
Selling, general and administrative expenses	(1,077,092)	(799,775)
Total operating expenses	(1,077,092)	(799,775)

Operating income	672,710	274,589

Other income (expenses):
Interest expenses	(109,535)	(201,543)
Other income, net	5,871	1,370
Total other expenses	(103,664)	(200,173)

Income before income taxes	569,046	74,416
Income tax expenses	(199,891)	(28,595)
Net income	369,155	45,821

Other comprehensive (loss)
Foreign currency translation adjustment	(9,114)	(955)
Total comprehensive income	¥360,041	¥44,866
Earnings per share:
Basic and Diluted	¥17.05	¥2.23
Weighted average number of shares of common stock outstanding
Basic and Diluted	21,652,110	20,586,530

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-4

LogProstyle Inc.

UNAUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(Yen in thousands, except share data)

	Common Shares		Capital	Additional paid in	Retained	Treasury shares
	Shares	Amount	Surplus	capital	Earnings	Shares	Amount	AOCI	Total
Balance at March 31, 2023	20,374,500	¥100,000	¥620,516	¥148,392	¥320,161	23,658	¥(2,539)	¥(10,047)	¥1,176,483

Net income	-	-	-	-	45,821	-	-	-	45,821
Issuance of new shares	473,190	50,000	50,000	-	-	-	-	-	100,000
Other comprehensive income	-	-	-	-	-	-	-	(955)	(955)
Balance at September 30, 2023	20,847,690	¥150,000	¥670,516	¥148,392	¥365,982	23,658	¥(2,539)	¥(11,002)	¥1,321,349

	Common Shares		Capital	Additional paid in	Retained	Treasury shares
	Shares	Amount	Surplus	capital	Earnings	Shares	Amount	AOCI	Total
Balance at March 31, 2024	21,652,110	¥235,001	¥755,517	¥148,392	¥643,766	23,658	¥(2,539)	¥(17,320)	¥1,762,817

Net income	-	-	-	-	369,155	-	-	-	369,155
Issuance of new shares	-	-	-	-	-	-	-	-	-
Other comprehensive income	-	-	-	-	-	-	-	(9,114)	(9,114)
Balance at September 30, 2024	21,652,110	¥235,001	¥755,517	¥148,392	¥1,012,921	23,658	¥(2,539)	¥(26,434)	¥2,122,858

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-5

LogProstyle Inc.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Yen in thousands)

	For the Six Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	¥369,155	¥45,821
Depreciation and amortization	50,249	43,354
Amortization of debt issuance costs	34,665	22,447
Deferred income taxes	95,736	10,884
Changes in operating assets and liabilities:
Decrease (increase) in trade notes and accounts receivable, net	51,518	(52,015)
Decrease (increase) in inventories	1,339,815	(2,328,160)
Decrease in consumption taxes receivable	22,899	276,402
Increase (decrease) in accounts payables	943	(228,515)
(Decrease) increase in accrued expenses	(100,303)	64,944
Increase (decrease) in income taxes payable	42,200	(93,743)
(Decrease) increase in contract liabilities	(59,719)	85,823
Increase (decrease) in deposits received	12,060	(12,712)
Other, net	33,941	(1,456)
Net cash flows provided by (used in) operating activities	1,893,159	(2,166,926)

Cash flows from investing activities:
Purchase of short-term investments	(118,000)	-
Proceeds from sales of short-term investments	73,800	-
Purchases of property, plant and equipment, net	(32,745)	(14,686)
Purchases of software	(15,963)	(3,186)
Purchases of long-term investments	(270,000)	(800)
Purchases of investments in capital	(1,220)	(3,600)
Other, net	(77)	46
Net cash flows (used in) investing activities	(364,205)	(22,226)

Cash flows from financing activities:
Increase (decrease) in short-term borrowings, net	127,254	(334,558)
Borrowings from long-term loans	4,633,208	5,239,308
Repayments for long-term loans	(6,728,724)	(2,298,134)
Redemption of bonds	(24,640)	(24,659)
Payments for finance leases	(4,148)	(3,885)
Payment for debt issuance costs	(15,304)	(44,941)
Proceeds from issuance of shares	-	100,001
Payments of listing expenses	(100,180)	-
Net cash flows (used in) provided by financing activities	(2,112,534)	2,633,132
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,830	7,754
Net increase (decrease) in cash and cash equivalents	(580,750)	451,734
Cash and cash equivalents at the beginning of period	1,218,241	412,351
Cash and cash equivalents at the end of period	¥637,491	¥864,085

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	¥255,293	¥194,918
Cash paid for taxes	¥67,666	¥114,414
Cash refund for taxes	¥3,348	¥28,908

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-6

LogProstyle Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS

Description of Business

LogProstyle Inc. (“the Company”) and its subsidiaries (collectively, the “Group”) operate in Japan through our subsidiaries as a real estate developer and real estate management company. Our subsidiaries primarily offer three types of services: (i) provision of real estate-related services, such as design and renovation, and real estate development, (ii) hotel management and accommodation, and (iii) additional services such as the sale of housing equipment and materials, restaurant operation, and information technology consulting.

On July 31, 2024, LogKnot Inc. merged with and into LogSuite Inc., at which time LogKnot Inc. ceased to exist and LogSuite Inc. continued as the surviving corporation.

The consolidated financial statements of the Group include the Company and the entities below:

	Date of Incorporation or Acquisition	Place of Incorporation	Percentage of Direct or Indirect Economic Ownership
Subsidiaries
Prostyle Inc.	February 2017	Japan	100.0%
LogSuite Inc.	August 2006	Japan	100.0%
LogAsset Inc.	February 2023	Japan	100.0%
LogArchitects Inc.	September 2015	Japan	100.0%
Chino Building Management Inc.	February 2015	Japan	100.0%
ProstyleRyokan Inc.	May 2017	Japan	100.0%
Okinawa Igeto Inc.	January 2018	Japan	100.0%
Kotakino Inc.	September 2013	Japan	100.0%
LogKnot Vietnam Co., Ltd.	August 2021	Vietnam	100.0%
Propolife Vietnam Co., Ltd.	October 2015	Vietnam	100.0%
Yantai Propolife Wood Industry Co., Ltd.	November 2016	China	100.0%

On August 30, 2024, the Company purchased a 40.8% interest for an investment in a condominium in Miyanomori, Hokkaido for ¥270,000 thousand. The investment is classified as a long-term investment. The purchase was accounted for as an equity-method investment under ASC 323, Investments – Equity Method and Joint Ventures, and continues to be accounted for under the equity method of accounting.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles of the United States (“U.S. GAAP”).

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

There were 3 subsidiaries as of September 30, 2024 and March 31, 2024, respectively, which have different fiscal year-ends from that of the Company. These subsidiaries were consolidated based on their respective year end. Adjustments were made for the effects of significant intragroup transactions caused by different fiscal year-ends and the remaining impacts would not be material.

F-7

The unaudited interim consolidated financial statements do not include all of the information and disclosure required by the U.S. GAAP for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments consisting of normal recurring nature considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included. The unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes for the fiscal year ended March 31, 2024.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Significant estimates and assumptions are reflected in valuation and disclosure of accounts including: impairment of long-lived assets and recoverability of deferred taxes. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and deposits in banks that are unrestricted as to withdrawal or use. All highly liquid investments acquired with original maturities of three months or less are considered to be cash equivalents.

Short-Term Investments

Short-term investments represent cash pledged to financial institutions as collateral for the Company’s bank loans, and term deposits placed with financial institutions with original maturities of greater than three months. Short-term investments are not available for withdrawal or the Company’s general use until after the corresponding bank loans are repaid, or the term deposits mature. Short-term investments are classified as either current or non-current based on when the funds will be released in accordance with the terms of the respective agreements.

Trade Notes and Accounts Receivable

Accounts receivable represents the Group’s right to an amount of consideration that is unconditional (i.e., only the passage of time is required before payment of the consideration is due). The Group’s accounts receivable balances are unsecured, bear no interest and are due upon normally within a year from the date of the sale. Allowance for credit losses for accounts receivable is maintained for all customers based on Accounting Standards Codification (ASC) 326 “Financial Instruments—Credit Losses,” based on historical experiences of credit losses and reasonable and supportable forecasts. An additional reserve for individual accounts is recorded when the Group becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy filings. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. When all collection options are exhausted including legal recourse, the accounts or portions thereof are deemed to be uncollectable and charged against the allowance.

Inventories

Inventories consist of real estate inventories, raw entitled land, construction in process, including capitalized interest and housing equipment and material. Estimates of the lower of cost and net realizable value of inventory are determined by comparing the actual cost of the inventory to the estimated selling prices in the ordinary course of business based on current market and economic conditions, less reasonably predictable costs of completion, disposal, and transportation of the inventory.

The cost basis of the real estate inventories includes all direct acquisition costs including but not limited to the property purchase price, acquisition costs, construction costs, development costs, capitalized interest, capitalized real estate taxes and other costs. Interests and real estate taxes are not capitalized unless active development or construction is underway. When acquiring real estate with existing buildings, we allocate the purchase price between land and building based on their relative fair values.

F-8

Property, Plant and Equipment

Property, Plant and Equipment are stated at cost less accumulated depreciation.

	Useful life	Depreciation method
Buildings	8-47 years	Straight-line method
Leasehold improvements	6-27 years	Straight-line method
Vehicles	2 years	Straight-line method
Tool, furniture and fixtures	3-15 years	Straight-line method
Land	Indefinite	-

Maintenance and repairs are charged to expense as incurred. Improvements of a major nature are capitalized. Construction in progress is not depreciated until ready for service. At the time of retirement or other disposition of property, plant and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.

The long-lived assets of the Group are reviewed for impairment in accordance with ASC No. 360, “Property, Plant and Equipment” (“ASC No. 360”), whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment losses were recorded during the six months ended September 30, 2024 and 2023.

Fair Value

The Company performs fair value measurements in accordance with ASC Topic 820, “Fair Value Measurement.” Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. An asset’s or a liability’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC Topic 820 establishes three levels of inputs that may be used to measure fair value:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;
●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and
●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

Revenue Recognition

The Group accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is that the Group recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods or services. The ASC 606 revenue recognition model consists of the following five steps:

F-9

(1)	identify the contracts with a customer,
(2)	identify the performance obligations in the contract,
(3)	determine the transaction price,
(4)	allocate the transaction price to the performance obligations in the contract and
(5)	recognize revenue when (or as) the entity satisfies a performance obligation.

In order for an arrangement to be considered a contract, it must be probable that the Group will collect the consideration to which it is entitled for goods or services to be transferred. Once the contract is determined to be within the scope of ASC 606, the Group assesses the goods or services promised with each contract, determines whether those are performance obligations and the related transaction price. The Group then recognizes the sale of goods based on the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied.

The Company recognizes revenue from rental services under ASC Topic 842, “Leases.”

The Group recognizes revenue from sales of real estate properties, provision of hotel accommodation services, and sales of housing equipment and material sales.

Revenue from sales of real estate properties

Revenue from the sales of real estate properties is recognized at the point in time when title to and possession of the property has transferred to the customer and the Group has no continuing involvement with the property, which is generally upon the delivery of the real estate properties, which generally coincides with the receipt of cash consideration from the customer. Our contracts with customers contain a single performance obligation.

Revenue from hotel accommodation services

Revenue from hotel accommodation services is recognized during the period when services are rendered.

Housing equipment and material sales

Housing equipment and material sales are recognized at the point in time when the goods are delivered to the customer.

The Group’s revenue is presented net of consumption tax collected on behalf of governments.

Leases

The Group determines if an arrangement is or contains a lease at inception or modification of the arrangement. An arrangement is or contains a lease if there are identified assets and the right to control the use of an identified asset is conveyed for a period in exchange for consideration. Control over the use of the identified assets means the lessee has both the right to obtain substantially all of the economic benefits from the use of the asset and the right to direct the use of the asset.

We classify our leases as either finance leases or operating leases if we are the lessee, or sale-type, direct financing, or operating leases if we are the lessor. We use the following criteria to determine if a lease is a finance lease (as a lessee) or sales-type or direct financing lease (as a lessor):

(i) ownership is transferred from lessor to lessee by the end of the lease term;

(ii) an option to purchase is reasonably certain to be exercised;

(iii) the lease term is for the major part of the underlying asset’s remaining economic life;

(iv) the present value of lease payments equals or exceeds substantially all of the fair value of the underlying assets; or

(v) the underlying asset is specialized and is expected to have no alternative use at the end of the lease term.

If we meet any of the above criteria, we account for the lease as a finance, a sales-type, or a direct financing lease. If we do not meet any of the criteria, we account for the lease as an operating lease.

F-10

Lessee accounting

The Group recognizes right-of-use assets and lease liabilities for all leases other than those with a term of twelve months or less as the Group has elected to apply the short-term lease recognition exemption. Right-of-use assets represent the Group’s right to use an underlying asset for the lease term. Lease liabilities represent the Group’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are classified and recognized at the commencement date of a lease. Lease liabilities are measured based on the present value of fixed lease payments over the lease term. Right-of-use assets consist of (i) initial measurement of the lease liability; (ii) lease payments made to the lessor at or before the commencement date less any lease incentives received; and (iii) initial direct costs incurred by the Group.

As the rates implicit on the Group’s leases for which it is the lessee are not readily determinable, the Group uses its incremental borrowing rate based on information available at the commencement date in determining the present value of lease payments. When determining the incremental borrowing rate, the Group assesses multiple variables such as lease term, collateral, economic conditions, and its creditworthiness.

Lessor accounting

The Group accounts for the revenue from its lease contracts by utilizing the single component accounting policy. This policy requires the Group to account for, by class of underlying asset, the lease component and non-lease component(s) associated with each lease as a single component if two criteria are met:

(i) the timing and pattern of transfer of the lease component and the non-lease component(s) are the same; and

(ii) the lease component would be classified as an operating lease if it were accounted for separately.

Lease components consist primarily of fixed rental payments, which represent scheduled rental amounts due under the Group’s leases. Non-lease components consist primarily of tenant recoveries representing reimbursements of rental operating expenses, including recoveries for repairs, maintenance, and common area expenses.

If the lease component is the predominant component, the Group accounts for all revenue under such lease as a single component in accordance with the lease accounting standard. Conversely, if the non-lease component is the predominant component, all revenue under such lease is accounted for in accordance with the revenue recognition accounting standard. The Group’s operating leases qualify for the single component accounting, and the lease component in each of its leases is predominant. Therefore, the Group accounts for all revenue from its operating leases under the lease accounting standard and classify the revenue as lease income.

The Group commences recognition of lease income related to the operating leases at the date the property is ready for its intended use by the tenant and the tenant takes possession or controls the physical use of the leased asset. Income from leases related to fixed rental payments under operating leases is recognized on a straight-line basis over the respective operating lease terms. Amounts received currently but recognized as revenue in future periods are classified in deferred revenue in its consolidated balance sheets.

Advertising Expenses

The Group expenses advertising costs as they incurred. Total advertising expenses were ¥36,619 thousand and ¥47,321 thousand for the six months ended September 30, 2024 and 2023, respectively, and have been included as part of selling, general and administrative expenses.

Concentration of Credit Risk and Significant Vendors

Financial instruments that potentially subject the Group to credit risk consist primarily of trade notes and accounts receivable, net. The Group does not require collateral or other security to support these receivables. The Group conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

F-11

Customers

For the six months ended September 30, 2024 and 2023, customers accounting for 10% or more of the Group’s total revenue was as follows:

	For the Six Months Ended September 30,
	2024	2023
Customer A	13%		*%

*	Less than 10%

As of September 30, 2024 and March 31, 2024, customers accounting for 10% or more of the Group’s total current outstanding trade notes and accounts receivable were as follows:

	September 30, 2024		March 31, 2024
Customer B	10%		*%
Customer C		*%	27%
Customer D		*%	12%

*	Less than 10%

Suppliers

For the six months ended September 30, 2024 and 2023, suppliers accounted for 10% or more of the Group’s total purchases.

	For the Six Months Ended September 30,
	2024		2023
Supplier A		*%	20%
Supplier B		*%	17%

*	Less than 10%

As of September 30, 2024 and March 31, 2024, suppliers accounted for 10% or more of the Group’s total current outstanding accounts payable – trade were as follows:

	September 30, 2024		March 31, 2024
Supplier C		*%	14%
Supplier D	30%			*%

Income Taxes

Under FASB ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

F-12

The Group recognizes the financial statement effects of tax positions when it is more likely than not, based on the technical merits, that the tax positions will be sustained upon examination by the tax authorities. Benefits from tax positions that meet the more-likely-than-not recognition threshold are measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. Interest and penalties accrued related to unrecognized tax benefits are included in income taxes in the consolidated statements of operations and comprehensive income.

Foreign Currency Translation and Re-measurement

The functional currency of the Company and the Japanese subsidiaries are the Japanese Yen (“JPY”). The functional currency of the Company’s subsidiaries, Propolife Vietnam Co., Ltd. and LogKnot Vietnam Co., Ltd. are the Vietnamese dong. The functional currency of the Company’s subsidiaries, Yantai Propolife Wood Industry Co., Ltd. is the Chinese yuan. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statements of income and comprehensive income.

The reporting currency of the Group is the JPY, and the accompanying consolidated financial statements have been expressed in JPY. In accordance with ASC Topic 830-30, “Translation of Financial Statements,” assets and liabilities of the Group whose functional currency is not JPY are translated into JPY, using the exchange rate on the balance sheet date. Revenue and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive income (loss) within the consolidated statements of shareholders’ equity.

Segments

ASC 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

The Group has three reportable segments: Real estate segment, Hotel segment and other segment, which are based on the Group’s organizational structure and characteristics of products and services. Operating segments are defined as the components of the Group for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker primarily evaluates performance based on financial results. The accounting policies used for these reportable segments are consistent with the accounting policies used in the Group’s consolidated financial statements.

Comprehensive Income or Loss

ASC Topic 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources.

Net Income Per Share

Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding during the reporting period. Diluted net income per share reflects the potential dilution that could occur if stock options and other commitments to issue common shares were exercised or equity awards vest resulting in the issuance of common shares that could share in the net income of the Group.

F-13

Related Parties and Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be an entity or individual, are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operational decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Recently Issued Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. ASU No. 2023-09 is effective for public companies for annual reporting periods beginning after December 15, 2023, on a retrospective basis. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvement to Income Tax Disclosures, to enhance the transparency and decision usefulness of income tax disclosures, primarily related to the rate reconciliation and income taxes paid information. ASU No. 2023-09 is effective for public companies for annual reporting periods beginning after December 15, 2024, on a prospective basis. For all other entities, it is effective for annual reporting periods beginning after December 15, 2025, on a prospective basis. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and related disclosures.

NOTE 3 – CASH AND CASH EQUIVALENTS

Cash and cash equivalents as of September 30, 2024 and March 31, 2024 consisted of the following:

	Thousands of Yen
	September 30, 2024	March 31, 2024
Cash and deposits	¥526,630	¥1,211,877
Cash equivalents	110,861	6,364
Total	¥637,491	¥1,218,241

NOTE 4 - TRADE NOTES AND ACCOUNTS RECEIVABLE

Trade notes and accounts receivable are summarized as follows:

	Thousands of Yen
	September 30, 2024	March 31, 2024
Trade notes	¥3,178	¥572
Accounts receivable	127,345	181,450
Less: allowance for credit losses	(233)	(214)
Trade notes and accounts receivable, net	¥130,290	¥181,808

F-14

NOTE 5- INVENTORIES

The following table summarizes the components of the Group’s inventories as of the dates presented:

	Thousands of Yen
	September 30, 2024	March 31, 2024
Real estate inventories
Real estate properties held for sale	¥2,913,518	¥7,550,027
Real estate properties in progress	9,044,706	5,756,105
Subtotal	11,958,224	13,306,132
Housing equipment and material	148,590	138,830
Others	71,831	73,498
Inventories, net	¥12,178,645	¥13,518,460

As of September 30, 2024 and March 31, 2024, capitalized interest was ¥169,432 thousand and ¥180,419 thousand, respectively.

NOTE 6 – OTHER CURRENT ASSETS

The following table summarizes the components of the Group’s other current assets as of the dates presented:

	Thousands of Yen
	September 30, 2024	March 31, 2024
Advances to vendors	¥146,398	¥103,747
Deferred listing expenses	100,180	-
Prepaid expenses	57,827	70,621
Others	40,692	58,422
Total	¥345,097	¥232,790

NOTE 7– PROPERTY, PLANT AND EQUIPMENT

The following table summarizes the components of the Group’s property and equipment as of the dates presented:

	Thousands of Yen
	September 30, 2024	March 31, 2024
Buildings	¥99,860	¥83,979
Leasehold improvements	321,141	316,675
Vehicles	1,691	1,691
Tools, Furniture, and Fixtures	236,740	222,813
Land	70,894	70,894
Right-of-use assets- Finance lease	64,879	46,519
	795,205	742,571
Accumulated depreciation	(331,037)	(286,775)
Accumulated depreciation- Finance lease	(33,139)	(28,931)
Total	¥431,029	¥426,865

Depreciation expense for the six months ended September 30, 2024 and 2023, was ¥47,074 thousand and ¥40,255 thousand, respectively, of which ¥27,189 thousand and ¥12,369 thousand are recorded under selling, general and administrative expenses, respectively.

F-15

NOTE 8– OTHER ASSETS

The following table summarizes the components of the Group’s other assets as of the dates presented:

	Thousands of Yen
	September 30, 2024	March 31, 2024
Long-term investments	¥270,000	¥-
Investment securities	39,084	39,084
Investments in capital	22,070	20,850
Others	17,594	13,918
Total	¥348,748	¥73,852

The Company sold condominium units in Miyanomori, Hokkaido in April 2024 to a third party, and purchased a 40.8% interest of equity method in the specified joint real estate venture that owns these condominium units for ¥270,000 thousand in August 2024. The investment is classified as a long-term investment in the above table. The purchase was accounted for as an equity-method investment under ASC 323, Investments – Equity Method and Joint Ventures, and continues to be accounted for under the equity method of accounting.

NOTE 9 – BONDS

The Group issued corporate bonds through various banks, which consist of the following:

	Thousands of Yen				Thousands of Yen
	Principal Amount	Issuance Date	Maturity Date	Annual Interest Rate	Balance as of September 30, 2024	Balance as of March 31, 2024
Lender 1	¥100,000	9/26/2022	9/26/2025	0.56%	¥36,000	¥52,000
Lender 2	100,000	9/25/2020	9/25/2025	0.83%	20,000	30,000
Aggregate outstanding principal balances					56,000	82,000
Less: unamortized bond issuance costs					(2,750)	(4,110)
Less: current portion					(53,250)	(49,270)
Non-current portion					¥-	¥28,620

Interest expenses for corporate bonds were ¥1,442 thousand and ¥1,475 thousand for the six months ended September 30, 2024 and 2023, respectively.

F-16

NOTE 10 — BANK AND OTHER BORROWINGS

The Group’s outstanding indebtedness borrowed from banks and other financial institutions, consist of the following:

			Thousands of Yen
Indebtedness	Weighted average interest rate*	Weighted average years to maturity*	Balance as of September 30, 2024	Balance as of March 31, 2024
Short-term loans
Secured loans
Fixed rate loans	2.43%	0.63	¥2,643,778	¥2,510,820
Unsecured loans
Fixed rate loans	2.76%	0.12	69,298	75,001
Aggregate outstanding principal balances	2.43%	0.62	¥2,713,076	¥2,585,821

Less: unamortized debt issuance costs			¥(11,228)	¥(11,087)
Short-term loans			¥2,701,848	¥2,574,734

Long-term loans
Secured loans
Fixed rate loans	2.54%	1.59	7,355,487	9,251,677
Variable rate loans (*1)	3.00%	0.25	365,808	433,308
Unsecured loans
Fixed rate loans	1.44%	6.01	895,211	1,027,037
Aggregate outstanding principal balances	2.45%	1.99	¥8,616,506	¥10,712,022

Less: unamortized debt issuance costs			¥(68,383)	¥(87,885)
Less: current portion			(1,656,137)	(6,065,020)
Non-current portion			¥6,891,986	¥4,559,117

*1	Pertained to information for loans outstanding as of September 30, 2024.
*2	Annual interest rate was long-term prime rate in Japan + 1.80%.

The Group borrowed loans from various financial institutions for the purpose of purchasing real estate properties and for working capital purpose.

Interest expenses for short-term and long-term loans were ¥103,322 thousand and ¥195,377 thousand for the six months ended September 30, 2024 and 2023, respectively.

Included in real estate inventory was capitalized interest of ¥113,723 thousand and ¥53,600 thousand for the six months ended September 30, 2024 and 2023, respectively.

As of September 30, 2024 and March 31, 2024, term deposits, inventories and property, plant and equipment, net pledged as security under secured loans are as follows:

	Thousands of Yen
	September 30, 2024	March 31, 2024
Term deposits	¥59,201	¥15,001
Inventories	11,659,257	13,226,634
Property, plant and equipment, net	78,425	78,532
Total	¥11,796,883	¥13,320,167

The guaranty information for the Group’s outstanding loans as of September 30, 2024 and March 31, 2024, consists of the following:

F-17

	Thousands of Yen
	September 30, 2024	March 31, 2024
Amounts guaranteed by CEO
Short-term loans
Secured loans	¥25,000	¥25,000
Unsecured loans	50,000	50,000
Subtotal	75,000	75,000
Long-term loans
Secured loans	450,000	450,000
Unsecured loans	121,168	121,168
Subtotal	571,168	571,168
Total	¥646,168	¥646,168

Compensating balances that do not legally restrict the use of cash were ¥22,070 thousand and ¥20,850 thousand as of September 30, 2024 and March 31, 2024.

As of September 30, 2024, future minimum payments for long-term loans are as follows:

Thousands of Yen
Fiscal Years Ended March 31,	Principal Repayment
Remaining of 2025	¥866,129
2026	5,907,975
2027	702,532
2028	416,079
2029	155,077
Thereafter	568,714
Total	¥8,616,506

There are no significant debt covenants related to short-term and long-term loans.

NOTE 11 – FAIR VALUE MEASUREMENTS

As of September 30, 2024 and March 31, 2024, the carrying values of current assets and current liabilities approximated their fair values reported in the consolidated balance sheets due to the short-term maturities of these instruments.

	Fair Value Measurements as of September 30, 2024
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Fair Value at September 30, 2024
Liability
Long-term debt, including current portion of long-term debt	-	¥8,582,784	-	¥8,582,784

F-18

	Fair Value Measurements as of March 31, 2024
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Fair Value at March 31, 2024
Liability
Long-term debt, including current portion of long-term debt	-	¥10,573,143	-	¥10,573,143

Long-term debt

The Group’s long-term debt instruments are classified as Level 2 instruments and valued based on the present value of future cash flows associated with each instrument discounted using current market borrowing rates for similar debt instruments of comparable maturity. The levels are more fully described in Note 2.

NOTE 12 – DISAGGREGATION OF REVENUE

Revenue generated from different revenue streams consisted of the following:

	Thousands of Yen
	For the Six Months Ended September 30,
	2024	2023
Revenue from sales of real estate properties	¥9,391,904	¥4,907,504
Revenue from hotel accommodation services	662,909	568,743
Housing equipment and material sales	151,463	155,180
Revenue from rental services	19,437	25,624
Others	292,755	253,792
Total	¥10,518,468	¥5,910,843

The following table summarizes the changes in contract liabilities as of the dates presented:

	Thousands of Yen
	September 30, 2024	March 31, 2024
Balances at the beginning of the period	¥352,651	¥144,770
Billings and not recognized as revenue yet during the period	292,932	352,651
Revenue recognized from opening balance of contract liabilities	(352,651)	(144,770)
Balances at the end of the period	¥292,932	¥352,651

100% of total contract liabilities as of March 31, 2024 was realized for the six months ended September 30, 2024. As of September 30, 2024, the Group expects 100% of total contract liabilities to be realized in less than a year. Changes in contract liabilities are primarily due to the timing of revenue recognition, billings, and cash collections.

NOTE 13 - LEASES

Lessee

The Group has entered into operating leases for hotels and offices with terms ranging from one to twenty years, and finance leases for certain office equipment and vehicles, with terms ranging from one to seven years. The estimated effect of lease renewal and termination options, as applicable, that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right-of-use assets and lease liabilities was included in the consolidated financials.

F-19

Operating lease expenses for lease payments are recognized on a straight-line basis over the lease term.

The following table presents supplemental information related to the Group’s leases:

	Thousands of Yen
	For the Six Months Ended September 30,
	2024	2023
Finance lease costs
Amortization of right-of-use assets	¥4,207	¥3,875
Interest on lease liabilities	218	155
Total finance lease costs	4,425	4,030
Operating lease costs	323,750	318,977
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	334,283	322,244
Financing cash flows from finance leases	4,366	4,040
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	-	-
Finance lease right-of-use assets obtained in exchange for finance lease liabilities	¥18,360	¥2,912
Remeasurement of operating lease liabilities and right-of-use assets due to lease modification	(268,067)	-

Weighted average remaining lease term (years)
Operating leases	10.8	11.1
Finance leases	4.0	3.6
Weighted-average discount rate (per annum)
Operating leases	2.21%	2.22%
Finance leases	1.66%	1.58%

As of September 30, 2024, the future maturity of lease liabilities was as follows:

	Thousands of Yen
Fiscal Years Ended March 31,	Finance Lease	Operating Lease
Remaining of 2025	¥4,766	¥334,033
2026	8,473	570,090
2027	7,996	545,744
2028	6,513	546,139
2029	4,431	536,382
Thereafter	906	2,378,608
Total lease payments	¥33,085	¥4,910,996
Less: imputed interest	(1,107)	(545,952)
Total lease liabilities	31,978	4,365,044
Less: current portion	(9,114)	(538,167)
Non-current lease liabilities	¥22,864	¥3,826,877

Lessor

Lease income related to operating leases included income from leases on the consolidated statements of income and comprehensive income. The amounts of lease income recognized on the consolidated statements of income and comprehensive income were as follows:

F-20

	For the Six Months Ended September 30,
	2024	2023
Fixed income from operating leases	¥19,437	¥25,863

NOTE 14- SHAREHOLDERS’ EQUITY

Share capital shares

The changes in the number of issued shares of share capital during the six months ended September 30, 2024 and 2023, were as follows:

	For the Six Months Ended September 30,
	2024	2023
Balance at the beginning of period	21,652,110	20,374,500
Issuance of capital shares	-	473,190
Balance at the end of period	21,652,110	20,847,690

On September 30, 2024, the Company’s board of directors approved a 3-for-1 share split of its issued and outstanding common shares. On October 15, 2024, the Company effected a 3-for-1 share split of its issued and outstanding common shares. In connection with the share split, the total number of outstanding common shares increased from 7,209,484 to 21,628,452. The number of shares reflects the retrospective presentation of a 3-for-1 share split in 2024.

All of the issued shares as of September 30, 2024 and March 31, 2024 have been paid in full.

Under the Companies Act of Japan (the “Companies Act”), issuances of capital shares, including conversions of bonds and notes, are required to be credited to the share capital account for at least 50% of the proceeds and to the legal capital surplus account (“Capital surplus”) for the remaining amounts.

The Companies Act permits that share capital, capital surplus and retained earnings can be transferred among these accounts under certain conditions upon the approval of a General Meeting of Shareholders. The Companies Act limits the increase of paid in capital in case disposition of treasury shares and issuance of common stock are performed at the same time.

Legal reserve set aside as appropriation of retained earnings and legal capital surplus

Retained earnings consist of legal reserves and accumulated earnings. The Companies Act provides that an amount at least equal to 10% of the aggregate amount of cash dividends and certain appropriations of retained earnings associated with cash outlays applicable to each period shall be appropriated and set aside as a legal reserve until the aggregate amount of legal reserve set aside as an appropriation of retained earnings and the legal capital surplus equals 25% of stated capital as defined in the Companies Act. Legal reserves may be used to eliminate or reduce a deficit or be transferred to other retained earnings upon approval of the General Meeting of Shareholders.

Treasury shares

The changes in the number of treasury shares during the six months ended September 30, 2024 and 2023, were as follows:

	For the Six Months Ended September 30,
	2024	2023
Balance at the beginning of period	23,658	23,658
Sales of treasury shares	-	-
Balance at the end of period	23,658	23,658

F-21

NOTE 15 - OTHER COMPREHENSIVE INCOME (LOSS)

Other comprehensive income (loss) during the six months ended September 30, 2024 and 2023, consisted of the following:

	Thousands of Yen
	For the Six Months Ended September 30,
	2024	2023
Foreign currency translation adjustment:
Income (losses) during the period	¥(9,114)	¥(955)
Income (losses) before tax effect	(9,114)	(955)
Income (losses) after tax effect	¥(9,114)	¥(955)

Total
Income (losses) during the period	¥(9,114)	¥(955)
Income (losses) before tax effect	(9,114)	(955)
Income (losses) after tax effect	¥(9,114)	¥(955)

NOTE 16 - INCOME TAX

Japan

The Company and the Japanese subsidiaries conduct its major businesses in and are subject to tax in this jurisdiction. As a result of its business activities, the Company and the Japanese subsidiaries apply the Japanese Group Relief System and file tax returns that are subject to examination by the local tax authority. Income taxes in Japan applicable to the Company and the Japanese subsidiaries are imposed by the national, prefectural, and municipal governments.

As of September 30, 2024, tax years ended March 31, 2018 to 2024 remained open for the local tax authority audit. The Company has received no notice of audit from the local tax authority for any of the open tax years.

China

Yantai Propolife Wood Industry Co., Ltd. was incorporated under the laws of China. The income tax rate is 25%. As of September 30, 2024, at least over five tax years from the year ended December 31, 2023 remained open for the local tax authority audit. The Company has received no notice of audit from the local tax authority for any of the open tax years.

Vietnam

LogKnot Vietnam Co., Ltd. and Propolife Vietnam Co., Ltd. were incorporated under the laws of Vietnam. The income tax rate is 20%. As of September 30, 2024, at least over five tax years from the year ended December 31, 2023 remained open for the local tax authority audit. The Company has received no notice of audit from the local tax authority for any of the open tax years.

For the six months ended September 30, 2024 and 2023, the Group’s income tax expenses are as follows:

	Thousands of Yen
	For the Six Months Ended September 30,
	2024	2023
Current	¥104,155	¥17,711
Deferred	95,736	10,884
Total	¥199,891	¥28,595

F-22

A reconciliation of the effective income tax rates reflected in the accompanying consolidated statements of income and comprehensive income to the Japanese statutory tax rate for the six months ended September 30, 2024 and 2023 is as follows:

	For the Six Months Ended September 30,
	2024	2023
Japanese statutory tax rate	34.59%	34.59%
Entertainment expenses not deductible	2.54	1.77
Effect of change in income tax rate for deferred tax assets	-	0.35
Change in valuation allowance	(2.28)	0.33
Other adjustments	0.49	0.72
Effective tax rate	35.34%	37.76%

The tax effects of temporary differences that give rise to the deferred income tax assets and liabilities at September 30, 2024 and March 31, 2024 are presented below:

	Thousands of Yen
	September 30, 2024	March 31, 2024
Deferred income tax assets
Operating lease liabilities	¥1,329,692	¥1,430,135
Net operating losses carried forward	170,193	211,925
Inventories	114,256	196,428
Other current liabilities	52,259	26,283
Other non-current liabilities	7,308	22,409
Property, plant and equipment	9,415	10,453
Finance lease liabilities	5,267	6,145
Others	55,158	50,579
Subtotal	1,743,548	1,954,357
Less: valuation allowance	(108,260)	(115,553)
Total deferred income tax assets	¥1,635,288	¥1,838,804

Deferred income tax liabilities
Operating lease right-of-use assets	¥(1,293,856)	¥(1,393,680)
Capitalized interest	(52,858)	(62,406)
Others	(19,785)	(18,193)
Total deferred income tax liabilities	¥(1,366,499)	(1,474,279)

Deferred income tax assets, net	¥268,789	¥364,525

The realization of deferred tax assets is dependent upon the generation of sufficient taxable income of the appropriate character in future periods. The Group regularly assesses the ability to realize its deferred tax assets and establish a valuation allowance if it is more-likely-than-not that some portion of the deferred tax assets will not be realized. The Group weighs all available positive and negative evidence, including its earnings history and results of recent operations, projected future taxable income, and tax planning strategies.

The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight may be given to subjective evidence such as the Group’s projections for growth. The adjustments of a valuation allowance against deferred tax assets may cause greater volatility in the effective tax rate in the periods in which the valuation allowance is adjusted. Based upon the level of historical taxable profit and projections for future taxable profit over the periods for which the deferred tax assets are deductible, management believes it is more likely than not that the Group will utilize the benefits of these deferred tax assets, net of the valuation allowance, as of September 30, 2024 and March 31, 2024. Uncertainty of estimates of future taxable profit could increase due to changes in the economic environment surrounding the Group, effects by market conditions, effects of currency fluctuations or other factors.

F-23

The net changes in the total valuation allowance were a decrease of ¥7,293 thousands and an increase of ¥16,697 thousands for the six months ended September 30, 2024 and 2023, respectively.

As of September 30, 2024, the Group had net operating losses which can be carried forward for income tax purposes of ¥678,736 thousand to reduce future taxable income. Periods available to reduce future taxable income vary in each tax jurisdiction and generally range from four to ten years as follows:

Thousands of Yen
After four years through five years	¥29,172
After five years through six years	117,947
After six years through seven years	287,589
After seven years through eight years	128,835
After eight years through nine years	88,181
After nine years through ten years	27,012
Total	¥678,736

Uncertain tax positions

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions.

As of September 30, 2024 and March 31, 2024, the management considered that the Group did not have any significant unrecognized uncertain tax positions. The Group did not incur any interest or penalties tax for the six months ended September 30, 2024 and 2023. The Group does not anticipate any significant increases or decreases in unrecognized tax benefits in the next twelve months from September 30, 2024.

NOTE 17 – COMMITMENT AND CONTINGENCY

Contingencies

The Group is involved in legal proceedings and claims in the ordinary course of business. In the opinion of management, none of such proceedings and claims will have a significant impact on the Group’s consolidated financial statements.

NOTE 18 – SEGMENT INFORMATION

The Group has three reportable segments.

i.	Real estate: Provision of real estate-related services, such as design and renovation, and real estate development in Japan
ii.	Hotel: Hotel management and accommodation in Japan and Vietnam
iii.	Other: Additional services such as the sale of housing equipment and materials, restaurant operation, and information technology consulting in Japan

F-24

The following table shows information by reportable segment for the six months ended September 30, 2024 and 2023:

	Real estate	Hotel	Others	Reconciling Items	Consolidated
For the Six Months Ended September 30, 2024
Net sales:
External customers	¥9,627,373	¥579,914	¥311,181	-	¥10,518,468
Intersegment	3,220	13,100	78,056	¥(94,376)	-
Total	9,630,593	593,014	389,237	(94,376)	10,518,468
Cost of revenue	(7,840,201)	(549,384)	(318,127)	(60,954)	(8,768,666)
Operating expenses	(791,266)	(33,059)	(99,306)	(153,461)	(1,077,092)
Operating income (loss)	999,126	10,571	(28,196)	(308,791)	672,710
Other expenses	(91,143)	(187)	(1,013)	(11,321)	(103,664)
Income (loss) before income taxes	907,983	10,384	(29,209)	(320,112)	569,046

	Thousands of Yen
	Real estate	Hotel	Others	Reconciling Items	Consolidated
For the Six Months Ended September 30, 2023
Net sales:
External customers	¥5,107,402	¥458,901	¥344,540	-	¥5,910,843
Intersegment	5,291	13,423	78,319	¥(97,033)	-
Total	5,112,693	472,324	422,859	(97,033)	5,910,843
Cost of revenue	(3,982,618)	(493,865)	(315,963)	(44,033)	(4,836,479)
Operating expenses	(636,143)	(23,764)	(94,816)	(45,052)	(799,775)
Operating income (loss)	493,932	(45,305)	12,080	(186,118)	274,589
Other income (expenses)	(197,344)	(1,705)	(2,798)	1,674	(200,173)
Income (loss) before income taxes	296,588	(47,010)	9,282	(184,444)	74,416

Reconciling items include elimination of intersegment transactions, corporate expenses and corporate assets. Corporate expenses, included in reconciling items for the six months ended September 30, 2024 and 2023, amounted to ¥308,791 thousand and ¥186,118 thousand, respectively, which consist of certain directors compensation. Segment assets are based on those directly associated with each segment. Corporate assets primarily consist of cash and deposits and corporate properties. Capital expenditures represent the additions to property and equipment measured on an accrual basis.

NOTE 19 - NET INCOME PER SHARE

The computation of basic and diluted net income per share for the six months ended September 30, 2024 and 2023 is as follows:

	Thousands of Yen except share and per share data
	For the Six Months Ended September 30,
	2024	2023

Numerator:
Net income	¥369,155	¥45,821
Denominator:
Weighted average number of common shares outstanding used in calculating basic/diluted net income per share
Basic and Diluted	21,652,110	20,586,530
Net income per share
Basic and Diluted	17.05	2.23

There were no dilutive securities excluded from the computation of diluted net income (loss) per share for the six months ended September 30, 2024 and 2023.

NOTE 20 - SUBSEQUENT EVENTS

Management evaluated all additional events subsequent to the balance sheet date through [MM DD], 2025, the date the financial statements were available to be issued, and determined that there are no material subsequent events that require disclosure other than as disclosed below.

Formation of Subsidiary

On December 19, 2024, the Company formed its wholly owned subsidiary, LogProstyle US Inc. in the State of Nevada.

F-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

LogProstyle, Inc.

OPINION ON THE FINANCIAL STATEMENTS

We have audited the accompanying consolidated balance sheet of LogProstyle, Inc. (the “Company”) as of March 31, 2024, and 2023, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024, and 2023, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

BASIS FOR OPINION

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

CRITICAL AUDIT MATTERS

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/Bush & Associates CPA LLC

We have served as the Company’s auditor since 2025.

Henderson, Nevada

February 19, 2025

PCAOB ID Number 6797

F-26

LogProstyle Inc.

CONSOLIDATED BALANCE SHEETS

(Yen in thousands)

	March 31, 2024	March 31, 2023
ASSETS
Current assets
Cash and cash equivalents	¥1,218,241	¥412,351
Trade notes and accounts receivable, net	181,808	137,936
Inventories	13,518,460	10,498,819
Consumption tax receivable	69,388	309,247
Short-term investments	38,801	75,000
Other current assets	232,790	256,155
Total current assets	15,259,488	11,689,508
Non-current assets
Property, plant and equipment, net	426,865	537,497
Operating lease right-of-use assets	4,703,805	5,201,157
Software	16,692	19,953
Leasehold and guarantee deposits	346,408	342,794
Deferred tax assets	383,158	441,677
Other non-current assets	73,852	65,698
Total non-current assets	5,950,780	6,608,776
Total assets	¥21,210,268	¥18,298,284

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-27

LogProstyle Inc.

CONSOLIDATED BALANCE SHEETS

(Yen in thousands, except share data)

	March 31, 2024	March 31, 2023
LIABILITIES
Current liabilities
Accounts payable	¥306,153	¥500,471
Accrued expenses	214,897	109,075
Short-term loans	2,574,734	2,858,442
Current portion of bonds	49,270	49,309
Current portion of long-term loans	6,065,020	1,415,301
Operating lease liabilities, current	558,529	533,464
Finance lease liabilities, current	6,083	6,850
Contract liabilities	352,651	144,770
Income taxes payable	66,323	114,761
Other current liabilities	205,314	153,510
Total current liabilities	10,398,974	5,885,953
Non-current liabilities
Bonds	28,620	77,890
Long-term loans	4,559,117	6,187,556
Operating lease liabilities, non-current	4,307,338	4,838,918
Finance lease liabilities, non-current	11,684	13,268
Deferred tax liabilities	18,633	1,103
Other non-current liabilities	123,085	117,113
Total non-current liabilities	9,048,477	11,235,848
Total liabilities	¥19,447,451	¥17,121,801
SHAREHOLDERS’ EQUITY
Common shares: 81,498,000 shares authorized, 21,652,110 and 20,374,500 shares issued and 21,628,452 and 20,350,842 shares outstanding as of March 31, 2024 and 2023 with no stated value.	¥235,001	¥100,000
Capital Surplus	755,517	620,516
Additional paid in capital	148,392	148,392
Retained earnings	643,766	320,161
Treasury shares	(2,539)	(2,539)
Accumulated other comprehensive loss	(17,320)	(10,047)
Total shareholders’ equity	1,762,817	1,176,483
Total liabilities and equity	¥21,210,268	¥18,298,284

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-28

LogProstyle Inc.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Yen in thousands, except share and per share data)

	Fiscal Year Ended March 31,2024	Fiscal Year Ended March 31,2023
Revenue:	¥14,121,840	¥13,264,408
Cost of revenue	(11,469,951)	(10,744,926)
Gross profit	2,651,889	2,519,482

Operating expenses
Selling, general and administrative expenses	(1,713,388)	(1,602,627)
Total operating expenses	(1,713,388)	(1,602,627)

Operating income	938,501	916,855

Other income (expenses):
Interest expenses	(422,769)	(315,511)
Other income, net	4,227	3,823
Total other expenses	(418,542)	(311,688)

Income before income taxes	519,959	605,167
Income tax expenses	(196,354)	(251,142)
Net income	323,605	354,025

Other comprehensive (loss) income
Foreign currency translation adjustment	(7,273)	3,588
Total comprehensive income	¥316,332	¥357,613
Earnings per share:
Basic and Diluted	¥15.37	¥17.38
Weighted average number of shares of common stock outstanding
Basic and Diluted	21,053,384	20,374,500

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-29

LogProstyle Inc.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(Yen in thousands, except share data)

	Common Shares		Capital	Additional paid in	Retained	Treasury shares
	Shares	Amount	Surplus	capital	earnings	Shares	Amount	AOCI	Total
Balance at April 1, 2022	20,374,500	¥100,000	¥620,516	-	¥(33,864)	1,450,500	¥(155,687)	¥(13,635)	¥517,330

Net income	-	-	-	-	354,025	-	-	-	354,025
Sales of treasury shares	-	-	-	148,392	-	(1,426,842)	153,148	-	301,540
Other comprehensive income	-	-	-	-	-	-	-	3,588	3,588
Balance at March 31, 2023	20,374,500	¥100,000	¥620,516	¥148,392	¥320,161	23,658	¥(2,539)	¥(10,047)	¥1,176,483

Net income	-	-	-	-	323,605	-	-	-	323,605
Issuance of new shares	1,277,610	135,001	135,001	-	-	-	-	-	270,002
Other comprehensive loss	-	-	-	-	-	-	-	(7,273)	(7,273)
Balance at March 31, 2024	21,652,110	¥235,001	¥755,517	¥148,392	¥643,766	23,658	¥(2,539)	¥(17,320)	¥1,762,817

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-30

LogProstyle Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Yen in thousands)

	Fiscal Year Ended March 31,2024	Fiscal Year Ended March 31,2023
Cash flows from operating activities:
Net income	¥323,605	¥354,025
Depreciation and amortization	87,027	81,641
Amortization of debt issuance costs	40,787	17,486
Deferred income taxes	76,049	117,730
Changes in operating assets and liabilities:
(Increase)decrease in trade notes and accounts receivable	(43,872)	(45,176)
(Increase) in inventories, net	(2,944,684)	(2,907,401)
Decrease (increase) in consumption taxes receivable	239,859	(268,119)
(Decrease) in accounts payables	(194,318)	(502,185)
Increase in accrued expenses	105,822	14,168
(Decrease) increase in income taxes payable	(48,438)	52,003
Increase (decrease) in contract liabilities	207,881	(569,033)
(Decrease) increase in deposits received	(11,878)	32,968
Other, net	78,887	(33,423)
Net cash flows used in operating activities	(2,083,273)	(3,655,316)

Cash flows from investing activities:
Purchase of short-term investments	(13,800)	(60,001)
Proceeds from sales of short-term investments	50,000	128,050
Purchases of property, plant and equipment, net	(42,145)	(24,979)
Purchases of software	(3,186)	(6,779)
Purchases of investment securities	(800)	(20,034)
Other, net	(3,607)	1,594
Net cash flows used in investing activities	(13,538)	17,851

Cash flows from financing activities:
(Decrease) increase in short-term borrowings, net	(283,069)	857,179
Borrowings from long-term loans	9,687,048	7,656,000
Repayments for long-term loans	(6,628,349)	(5,224,864)
Proceeds from issuance of bonds	-	100,000
Redemption of bonds	(49,309)	(59,954)
Payments for finance leases	(7,505)	(5,277)
Payment for debt issuance costs	(78,844)	(48,512)
Proceeds from issuance of shares	270,002	-
Proceeds from sale of treasury shares	-	301,539
Net cash flows provided by financing activities	2,909,974	3,576,111
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7,273)	3,590
Net increase (decrease) in cash and cash equivalents	805,890	(57,764)
Cash and cash equivalents at the beginning of the year	412,351	470,115
Cash and cash equivalents at the end of the year	¥1,218,241	¥412,351

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	¥497,731	¥391,364
Cash paid for taxes	¥179,888	¥87,905

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-31

LogProstyle Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS

Description of Business

LogProstyle Inc. (“the Company”) and its subsidiaries (collectively, the “Group”) operate in Japan through our subsidiaries as a real estate developer and real estate management company. Our subsidiaries primarily offer three types of services: (i) provision of real estate-related services, such as design and renovation, and real estate development, (ii) hotel management and accommodation, and (iii) additional services such as the sale of housing equipment and materials, restaurant operation, and information technology consulting.

The consolidated financial statements of the Group include the Company and the entities below:

	Date of Incorporation or Acquisition	Place of Incorporation	Percentage of Direct or Indirect Economic Ownership
Subsidiaries
Prostyle Inc.	February 2017	Japan	100.0%
LogSuite Inc.	August 2006	Japan	100.0%
LogAsset Inc.	February 2023	Japan	100.0%
LogArchitects Inc.	September 2015	Japan	100.0%
LogKnot Inc.	August 2020	Japan	100.0%
Chino Building Management Inc.	February 2015	Japan	100.0%
ProstyleRyokan Inc.	May 2017	Japan	100.0%
Okinawa Igeto Inc.	January 2018	Japan	100.0%
Kotakino Inc.	September 2013	Japan	100.0%
LogKnot Vietnam Co., Ltd.	August 2021	Vietnam	100.0%
Propolife Vietnam Co., Ltd.	October 2015	Vietnam	100.0%
Yantai Propolife Wood Industry Co., Ltd.	November 2016	China	100.0%

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles of the United States.

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

There are 3 subsidiaries as of March 31, 2024 and 2023, respectively, which have different fiscal year-ends from that of the Company. These subsidiaries were consolidated based on the respective year end. Adjustments were made for the effects of significant intragroup transactions caused by different fiscal year-ends and the remaining impacts would not be material.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Significant estimates and assumptions are reflected in valuation and disclosure of accounts including: impairment of long-lived assets and recoverability of deferred taxes. Actual results could differ from these good faith estimates and judgments.

F-32

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and deposits in banks that are unrestricted as to withdrawal or use. All highly liquid investments acquired with original maturities of three months or less are considered to be cash equivalents.

Short-Term Investments

Short-term investments represent cash pledged to financial institutions as collateral for the Company’s bank loans, and term deposits placed with financial institutions with original maturities of greater than three months. Short-term investments are not available for withdrawal or the Company’s general use until after the corresponding bank loans are repaid, or the term deposits mature. Short-term investments are classified as either current or non-current based on when the funds will be released in accordance with the terms of the respective agreements.

Trade Notes and Accounts Receivable

Accounts receivable represents the Group’s right to an amount of consideration that is unconditional (i.e., only the passage of time is required before payment of the consideration is due). The Group’s accounts receivable balances are unsecured, bear no interest and are due upon normally within a year from the date of the sale. Allowance for credit losses for accounts receivable is maintained for all customers based on Accounting Standards Codification (ASC) 326 “Financial Instruments—Credit Losses”, based on historical experiences of credit losses and reasonable and supportable forecasts. An additional reserve for individual accounts is recorded when the Group becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy filings. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. When all collection options are exhausted including legal recourse, the accounts or portions thereof are deemed to be uncollectable and charged against the allowance.

Inventories

Inventories consist of real estate inventories, raw entitled land, construction in process, including capitalized interest and housing equipment and material. Estimates of the lower of cost and net realizable value of inventory are determined by comparing the actual cost of the inventory to the estimated selling prices in the ordinary course of business based on current market and economic conditions, less reasonably predictable costs of completion, disposal, and transportation of the inventory.

The cost basis of the real estate inventories includes all direct acquisition costs including but not limited to the property purchase price, acquisition costs, construction costs, development costs, capitalized interest, capitalized real estate taxes and other costs. Interests and real estate taxes are not capitalized unless active development or construction is underway. When acquiring real estate with existing buildings, we allocate the purchase price between land and building based on their relative fair values.

Property, Plant and Equipment

Property, Plant and Equipment are stated at cost less accumulated depreciation.

	Useful life	Depreciation method
Buildings	6-47 years	Straight-line method
Leasehold improvements	6-18 years	Straight-line method
Vehicles	2 years	Straight-line method
Tool, furniture and fixtures	3-15 years	Straight-line method
Land	Indefinite	-

Maintenance and repairs are charged to expense as incurred. Improvements of a major nature are capitalized. Construction in progress is not depreciated until ready for service. At the time of retirement or other disposition of property, plant and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.

F-33

The long-lived assets of the Group are reviewed for impairment in accordance with ASC No. 360, “Property, Plant and Equipment” (“ASC No. 360”), whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment losses were recorded during the years ended March 31, 2024 and 2023.

Fair Value

The Company performs fair value measurements in accordance with ASC Topic 820, “Fair Value Measurement”. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. An asset’s or a liability’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC Topic 820 establishes three levels of inputs that may be used to measure fair value:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;
●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and
●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

Revenue Recognition

The Group accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is that the Group recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods or services. The ASC 606 revenue recognition model consists of the following five steps:

(1)	identify the contracts with a customer,
(2)	identify the performance obligations in the contract,
(3)	determine the transaction price,
(4)	allocate the transaction price to the performance obligations in the contract and
(5)	recognize revenue when (or as) the entity satisfies a performance obligation.

In order for an arrangement to be considered a contract, it must be probable that the Group will collect the consideration to which it is entitled for goods or services to be transferred. Once the contract is determined to be within the scope of ASC 606, the Group assesses the goods or services promised with each contract, determines whether those are performance obligations and the related transaction price. The Group then recognizes the sale of goods based on the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied.

The Company recognizes revenue from rental services under ASC Topic 842, “Leases”.

The Group recognizes revenue from sales of real estate properties, provision of hotel accommodation services, and sales of housing equipment and material sales.

Revenue from sales of real estate properties

Revenue from the sales of real estate properties is recognized at the point in time when title to and possession of the property has transferred to the customer and the Group has no continuing involvement with the property, which is generally upon the delivery of the real estate properties, which generally coincides with the receipt of cash consideration from the customer. Our contracts with customers contain a single performance obligation.

Revenue from hotel accommodation services

Revenue from hotel accommodation services is recognized during the period when services are rendered.

F-34

Housing equipment and material sales

Housing equipment and material sales are recognized at the point in time when the goods are delivered to the customer.

The Group’s revenue is presented net of consumption tax collected on behalf of governments.

Leases

The Group determines if an arrangement is or contains a lease at inception or modification of the arrangement. An arrangement is or contains a lease if there are identified assets and the right to control the use of an identified asset is conveyed for a period in exchange for consideration. Control over the use of the identified assets means the lessee has both the right to obtain substantially all of the economic benefits from the use of the asset and the right to direct the use of the asset.

We classify our leases as either finance leases or operating leases if we are the lessee, or sale-type, direct financing, or operating leases if we are the lessor. We use the following criteria to determine if a lease is a finance lease (as a lessee) or sales-type or direct financing lease (as a lessor):

(i) ownership is transferred from lessor to lessee by the end of the lease term;

(ii) an option to purchase is reasonably certain to be exercised;

(iii) the lease term is for the major part of the underlying asset’s remaining economic life;

(iv) the present value of lease payments equals or exceeds substantially all of the fair value of the underlying assets; or

(v) the underlying asset is specialized and is expected to have no alternative use at the end of the lease term.

If we meet any of the above criteria, we account for the lease as a finance, a sales-type, or a direct financing lease. If we do not meet any of the criteria, we account for the lease as an operating lease.

Lessee accounting

The Group recognizes right-of-use assets and lease liabilities for all leases other than those with a term of twelve months or less as the Group has elected to apply the short-term lease recognition exemption. Right-of-use assets represent the Group’s right to use an underlying asset for the lease term. Lease liabilities represent the Group’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are classified and recognized at the commencement date of a lease. Lease liabilities are measured based on the present value of fixed lease payments over the lease term. Right-of-use assets consist of (i) initial measurement of the lease liability; (ii) lease payments made to the lessor at or before the commencement date less any lease incentives received; and (iii) initial direct costs incurred by the Group.

As the rates implicit on the Group’s leases for which it is the lessee are not readily determinable, the Group uses its incremental borrowing rate based on information available at the commencement date in determining the present value of lease payments. When determining the incremental borrowing rate, the Group assesses multiple variables such as lease term, collateral, economic conditions, and its creditworthiness.

Lessor accounting

The Group accounts for the revenue from its lease contracts by utilizing the single component accounting policy. This policy requires the Group to account for, by class of underlying asset, the lease component and non-lease component(s) associated with each lease as a single component if two criteria are met:

(i) the timing and pattern of transfer of the lease component and the non-lease component(s) are the same; and

(ii) the lease component would be classified as an operating lease if it were accounted for separately.

Lease components consist primarily of fixed rental payments, which represent scheduled rental amounts due under the Group’s leases. Non-lease components consist primarily of tenant recoveries representing reimbursements of rental operating expenses, including recoveries for repairs, maintenance, and common area expenses.

F-35

If the lease component is the predominant component, the Group accounts for all revenue under such lease as a single component in accordance with the lease accounting standard. Conversely, if the non-lease component is the predominant component, all revenue under such lease is accounted for in accordance with the revenue recognition accounting standard. The Group’s operating leases qualify for the single component accounting, and the lease component in each of its leases is predominant. Therefore, the Group accounts for all revenue from its operating leases under the lease accounting standard and classify the revenue as lease income.

The Group commences recognition of lease income related to the operating leases at the date the property is ready for its intended use by the tenant and the tenant takes possession or controls the physical use of the leased asset. Income from leases related to fixed rental payments under operating leases is recognized on a straight-line basis over the respective operating lease terms. Amounts received currently but recognized as revenue in future periods are classified in deferred revenue in its consolidated balance sheets.

Advertising Expenses

The Group expenses advertising costs as they incurred. Total advertising expenses were ¥108,289 thousand and ¥126,528 thousand for the years ended March 31, 2024 and 2023, respectively, and have been included as part of selling, general and administrative expenses.

Concentration of Credit Risk and Significant Vendors

Financial instruments that potentially subject the Group to credit risk consist primarily of trade notes and accounts receivable, net. The Group does not require collateral or other security to support these receivables. The Group conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

Customers

For the years ended March 31, 2024 and 2023, customers accounting for 10% or more of the Group’s total revenue were as follows:

	For the Years Ended March 31,
	2024	2023
Customer A	*	13%

*	Less than 10%

As of March 31, 2024 and 2023, customers accounting for 10% or more of the Group’s total current outstanding trade notes and accounts receivable were as follows:

	March 31, 2024	March 31, 2023
Customer B	27%	22%
Customer C	12%	*

*	Less than 10%

Suppliers

For the years ended March 31, 2024 and 2023, suppliers accounted for 10% or more of the Group’s total purchases.

	For the Years Ended March 31,
	2024	2023
Supplier A	*	25%

*	Less than 10%

F-36

As of March 31, 2024 and 2023, suppliers accounted for 10% or more of the Group’s total current outstanding accounts payable – trade were as follows:

	March 31, 2024	March 31, 2023
Supplier B	14%	*

Income Taxes

Under FASB ASC 740, “Income Taxes”, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Group recognizes the financial statement effects of tax positions when it is more likely than not, based on the technical merits, that the tax positions will be sustained upon examination by the tax authorities. Benefits from tax positions that meet the more-likely-than-not recognition threshold are measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. Interest and penalties accrued related to unrecognized tax benefits are included in income taxes in the consolidated statements of operations and comprehensive income.

Foreign Currency Translation and Re-measurement

The functional currency of the Company and the Japanese subsidiaries are the Japanese Yen (“JPY”). The functional currency of the Company’s subsidiaries, Propolife Vietnam Co., Ltd. and LogKnot Vietnam Co., Ltd. are the Vietnamese dong. The functional currency of the Company’s subsidiaries, Yantai Propolife Wood Industry Co., Ltd. is the Chinese yuan. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statements of income and comprehensive income.

The reporting currency of the Group is the JPY, and the accompanying consolidated financial statements have been expressed in JPY. In accordance with ASC Topic 830-30, “Translation of Financial Statements”, assets and liabilities of the Group whose functional currency is not JPY are translated into JPY, using the exchange rate on the balance sheet date. Revenue and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive income (loss) within the consolidated statements of shareholders’ equity.

Segments

ASC 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

The Group has three reportable segments: Real estate segment, Hotel segment and other segment, which are based on the Group’s organizational structure and characteristics of products and services. Operating segments are defined as the components of the Group for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s CODMs primarily evaluate performance based on financial results. The accounting policies used for these reportable segments are consistent with the accounting policies used in the Group’s consolidated financial statements.

F-37

Comprehensive Income or Loss

ASC Topic 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources.

Net Income Per Share

Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding during the reporting period. Diluted net income per share reflects the potential dilution that could occur if stock options and other commitments to issue common shares were exercised or equity awards vest resulting in the issuance of common shares that could share in the net income of the Group.

Related Parties and Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be an entity or individual, are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operational decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Recently Issued Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. ASU No. 2023-09 is effective for public companies for annual reporting periods beginning after December 15, 2023, on a retrospective basis. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvement to Income Tax Disclosures, to enhance the transparency and decision usefulness of income tax disclosures, primarily related to the rate reconciliation and income taxes paid information. ASU No. 2023-09 is effective for public companies for annual reporting periods beginning after December 15, 2024, on a prospective basis. For all other entities, it is effective for annual reporting periods beginning after December 15, 2025, on a prospective basis. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and related disclosures.

F-38

NOTE 3 – CASH AND CASH EQUIVALENTS

Cash and cash equivalents as of March 31,2024 and 2023 consist of the following:

	Thousands of Yen
	March 31, 2024	March 31, 2023
Cash and deposits	¥1,211,877	¥342,380
Cash equivalents	6,364	69,971
Total	¥1,218,241	¥412,351

NOTE 4 - TRADE NOTES AND ACCOUNTS RECEIVABLE

Trade notes and accounts receivable are summarized as follows:

	Thousands of Yen
	March 31, 2024	March 31, 2023
Trade notes	¥572	¥5,671
Accounts receivable	181,450	132,265
Less: allowance for credit losses	(214)	-
Trade notes and accounts receivable, net	¥181,808	¥137,936

NOTE 5- INVENTORIES

The following table summarizes the components of the Group’s inventories as of the dates presented:

	Thousands of Yen
	March 31, 2024	March 31, 2023
Real estate inventories
Real estate properties held for sale	¥7,550,027	¥6,314,213
Real estate properties in progress	5,756,105	3,976,215
Subtotal	13,306,132	10,290,428
Housing equipment and material	138,830	127,237
Others	73,498	81,154
Inventories, net	¥13,518,460	¥10,498,819

As of March 31, 2024 and 2023, capitalized interest was ¥180,419 thousand and ¥103,800 thousand, respectively.

NOTE 6 – OTHER CURRENT ASSETS

The following table summarizes the components of the Group’s other current assets as of the dates presented:

	Thousands of Yen
	March 31, 2024	March 31, 2023
Advances to vendors	¥103,747	¥111,042
Prepaid expenses	70,621	87,155
Others	58,422	57,958
Total	¥232,790	¥256,155

F-39

NOTE 7– PROPERTY, PLANT AND EQUIPMENT

The following table summarizes the components of the Group’s property and equipment as of the dates presented:

	Thousands of Yen
	March 31, 2024	March 31, 2023
Buildings	¥83,979	¥127,533
Leasehold improvements	316,675	284,435
Vehicles	1,691	1,387
Tools, Furniture, and Fixtures	222,813	221,390
Land	70,894	118,553
Right-of-use assets- Finance lease	46,519	41,366
	742,571	794,664
Accumulated depreciation	(286,775)	(235,729)
Accumulated depreciation- Finance lease	(28,931)	(21,438)
Total	¥426,865	¥537,497

Depreciation expense for the years ended March 31, 2024 and 2023 was ¥80,581 thousand and ¥76,612 thousand, respectively, of which ¥32,478 thousand and ¥23,003 thousand are recorded under selling, general and administrative expenses, respectively.

NOTE 8 – BONDS

The Group issued corporate bonds through various banks, which consist of the following:

	Thousands of Yen				Thousands of Yen
	Principal Amount	Issuance Date	Maturity Date	Annual Interest Rate	Balance as of March 31, 2024	Balance as of March 31, 2023
Lender 1	¥100,000	9/26/2022	9/26/2025	0.56%	¥52,000	¥84,000
Lender 2	100,000	9/25/2020	9/25/2025	0.83%	30,000	50,000
Aggregate outstanding principal balances					82,000	134,000
Less: unamortized bond issuance costs					(4,110)	(6,801)
Less: current portion					(49,270)	(49,309)
Non-current portion					¥28,620	¥77,890

Interest expenses for corporate bonds were ¥2,991 thousand and ¥3,780 thousand for the years ended March 31, 2024 and 2023, respectively.

F-40

NOTE 9 — BANK AND OTHER BORROWINGS

The Group’s outstanding indebtedness borrowed from banks and other financial institutions, consist of the following:

			Thousands of Yen
Indebtedness	Weighted average interest rate*	Weighted average years to maturity*	Balance as of March 31, 2024	Balance as of March 31, 2023
Short-term loans
Secured loans
Fixed rate loans	2.60%	0.64	¥2,510,820	¥2,858,890
Unsecured loans
Fixed rate loans	2.75%	0.44	75,001	10,000
Aggregate outstanding principal balances	2.60%	0.63	¥2,585,821	¥2,868,890

Less: unamortized debt issuance costs			¥(11,087)	¥(10,448)
Short-term loans			¥2,574,734	¥2,858,442

Long-term loans
Secured loans
Fixed rate loans	3.80%	1.12	9,251,677	6,453,532
Variable rate loans (*1)	2.82%	0.74	433,308	-
Unsecured loans
Fixed rate loans	1.47%	6.21	1,027,037	1,199,791
Aggregate outstanding principal balances	3.54%	1.59	¥10,712,022	¥7,653,323

Less: unamortized debt issuance costs			¥(87,885)	¥(50,466)
Less: current portion			(6,065,020)	(1,415,301)
Non-current portion			¥4,559,117	¥6,187,556

*	Pertained to information for loans outstanding as of March 31, 2024.
*1	Annual interest rate was long-term prime rate in Japan + 1.80%.

The Group borrowed loans from various financial institutions for the purpose of purchasing real estate properties and for working capital purpose.

Interest expenses for short-term and long-term loans were ¥352,904 thousand and ¥248,334 thousand for the years ended March 31, 2024 and 2023, respectively.

Included in real estate inventory was capitalized interest of ¥138,376 thousand and ¥78,506 thousand for the years ended March 31, 2024 and 2023, respectively.

As of March 31, 2024 and 2023, term deposits, inventories and property, plant and equipment, net pledged as security under secured loans are as follows:

	Thousands of Yen
	March 31, 2024	March 31, 2023
Term deposits	¥15,001	¥65,000
Inventories	13,226,634	9,667,611
Property, plant and equipment, net	78,532	224,341
Total	¥13,320,167	¥9,956,952

The guaranty information for the Group’s outstanding loans as of March 31, 2024 and 2023, consist of the following:

	Thousands of Yen
	March 31, 2024	March 31, 2023
Amounts guaranteed by CEO
Short-term loans
Secured loans	¥25,000	¥-
Unsecured loans	50,000	-
Subtotal	75,000	-
Long-term loans
Secured loans	450,000	405,000
Unsecured loans	121,168	136,166
Subtotal	571,168	541,166
Total	¥646,168	¥541,166

Compensating balances that do not legally restrict the use of cash were ¥20,850 thousand and ¥14,850 thousand as of March 31, 2024 and 2023.

F-41

As of March 31, 2024, future minimum payments for long-term loans are as follows:

Thousands of Yen
Fiscal Years Ended March 31,	Principal Repayment
2025	¥6,081,641
2026	3,572,131
2027	510,544
2028	140,822
2029	138,395
Thereafter	268,489
Total	¥10,712,022

There are no significant debt covenants related to short-term and long-term loans.

NOTE 10 – FAIR VALUE MEASUREMENTS

As of March 31, 2024 and 2023, the carrying values of current assets and current liabilities approximated their fair values reported in the consolidated balance sheets due to the short-term maturities of these instruments.

	Fair Value Measurements as of March 31, 2024
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Fair Value at March 31, 2024
Liability
Long-term debt, including current portion of long-term debt	-	¥10,573,143	-	¥10,573,143

	Fair Value Measurements as of March 31, 2023
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Fair Value at March 31, 2023
Liability
Long-term debt, including current portion of long-term debt	-	¥7,613,144	-	¥7,613,144

Long-term debt

The Group’s long-term debt instruments are classified as Level 2 instruments and valued based on the present value of future cash flows associated with each instrument discounted using current market borrowing rates for similar debt instruments of comparable maturity. The levels are more fully described in Note 2.

F-42

NOTE 11 – DISAGGREGATION OF REVENUE

Revenue generated from different revenue streams consisted of the following:

	Thousands of Yen
	For the Fiscal Years Ended March 31,
	2024	2023
Revenue from sales of real estate properties	¥12,003,423	¥11,447,250
Revenue from hotel accommodation services	1,257,533	835,424
Housing equipment and material sales	337,113	358,584
Revenue from rental services	47,663	79,102
Others	476,108	544,048
Total	¥14,121,840	¥13,264,408

The following table summarizes the changes in contract liabilities as of the dates presented:

	Thousands of Yen
	March 31, 2024	March 31, 2023
Balances at the beginning of the year	¥144,770	¥713,803
Billings and not recognized as revenue yet during the year	352,651	144,770
Revenue recognized from opening balance of contract liabilities	(144,770)	(713,803)
Balances at the end of the year	¥352,651	¥144,770

100% of total contract liabilities as of March 31, 2023 was realized for the year ended March 31, 2024. As of March 31, 2024, the Group expects 100% of total contract liabilities to be realized in less than a year. Changes in contract liabilities are primarily due to the timing of revenue recognition, billings, and cash collections.

NOTE 12 - LEASES

Lessee

The Group has entered into operating leases for hotels and offices with terms ranging from one to twenty years, and finance leases for certain office equipment and vehicles, with terms ranging from one to seven years. The estimated effect of lease renewal and termination options, as applicable, that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right-of-use assets and lease liabilities was included in the consolidated financials.

Operating lease expenses for lease payments are recognized on a straight-line basis over the lease term.

The following table presents supplemental information related to the Group’s leases:

	Thousands of Yen
	For the Fiscal Years Ended March 31,
	2024	2023
Finance lease costs
Amortization of right-of-use assets	¥7,494	¥5,235
Interest on lease liabilities	303	207
Total finance lease costs	7,797	5,442
Operating lease costs	640,213	634,007
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	654,115	594,430
Financing cash flows from finance leases	7,505	5,277
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	-	134,799
Finance lease right-of-use assets obtained in exchange for finance lease liabilities	¥5,154	¥16,634

Weighted average remaining lease term (years)
Operating leases	10.8	11.5
Finance leases	3.5	4.0
Weighted-average discount rate (per annum)
Operating leases	2.23%	2.22%
Finance leases	1.60%	1.57%

F-43

As of March 31, 2024, the future maturity of lease liabilities is as follows:

	Thousands of Yen
Fiscal Years Ended March 31,	Finance Lease	Operating Lease
2025	¥6,134	¥661,211
2026	4,639	626,420
2027	4,162	612,363
2028	2,679	611,565
2029	597	582,929
Thereafter	71	2,386,995
Total lease payments	¥18,282	¥5,481,483
Less: imputed interest	(515)	(615,616)
Total lease liabilities	17,767	4,865,867
Less: current portion	(6,083)	(558,529)
Non-current lease liabilities	¥11,684	¥4,307,338

Lessor

Lease income related to operating leases included income from leases on the consolidated statements of income and comprehensive income. The amounts of lease income recognized on the consolidated statements of income and comprehensive income were as follows:

	For the Fiscal Years Ended March 31,
	2024	2023
Fixed income from operating leases	¥47,663	¥79,102

NOTE 13- SHAREHOLDERS’ EQUITY

Share capital shares

The changes in the number of issued shares of share capital during the years ended March 31, 2024 and 2023 were as follows:

	For the Fiscal Years Ended March 31,
	2024	2023
Balance at the beginning of the year	20,374,500	20,374,500
Issuance of capital shares	1,277,610	-
Balance at the end of the year	21,652,110	20,374,500

On September 30, 2024, the Company’s board of directors approved a 3-for-1 share split of its issued and outstanding common shares. On October 15, 2024, the Company effected a 3-for-1 share split of its issued and outstanding common shares. In connection with the share split, the total number of outstanding common shares increased from 7,209,484 to 21,628,452. The number of shares reflects the retrospective presentation of a 3-for-1 share split in 2024.

All of the issued shares as of March 31, 2024 and 2023 have been paid in full.

During March 31, 2024, the Company issued 1,277,610 shares of its common stock in a private placement for ¥211 per share and gross proceeds of ¥270,002 thousand.

F-44

Under the Companies Act of Japan (the “Companies Act”), issuances of capital shares, including conversions of bonds and notes, are required to be credited to the share capital account for at least 50% of the proceeds and to the legal capital surplus account (“Capital surplus”) for the remaining amounts.

The Companies Act permits that share capital, capital surplus and retained earnings can be transferred among these accounts under certain conditions upon the approval of a General Meeting of Shareholders. The Companies Act limits the increase of paid in capital in case disposition of treasury shares and issuance of common stock are performed at the same time.

Legal reserve set aside as appropriation of retained earnings and legal capital surplus

Retained earnings consist of legal reserves and accumulated earnings. The Companies Act provides that an amount at least equal to 10% of the aggregate amount of cash dividends and certain appropriations of retained earnings associated with cash outlays applicable to each period shall be appropriated and set aside as a legal reserve until the aggregate amount of legal reserve set aside as an appropriation of retained earnings and the legal capital surplus equals 25% of stated capital as defined in the Companies Act. Legal reserves may be used to eliminate or reduce a deficit or be transferred to other retained earnings upon approval of the General Meeting of Shareholders.

Treasury shares

The changes in the number of treasury shares during the years ended March 31, 2024 and 2023 were as follows:

	For the Fiscal Years Ended March 31,
	2024	2023
Balance at the beginning of the year	23,658	1,450,500
Sales of treasury shares	-	(1,426,842)
Balance at the end of the year	23,658	23,658

NOTE 14 - OTHER COMPREHENSIVE INCOME (LOSS)

Other comprehensive income (loss) during the years ended March 31, 2024 and 2023, consists of the following:

	Thousands of Yen
	For the Fiscal Years Ended March 31,
	2024	2023
Foreign currency translation adjustment:
Income (losses) during the year	¥(7,273)	¥3,588
Income (losses) before tax effect	(7,273)	3,588
Income (losses) after tax effect	¥(7,273)	¥3,588

Total
Income (losses) during the year	¥(7,273)	¥3,588
Income (losses) before tax effect	(7,273)	3,588
Income (losses) after tax effect	¥(7,273)	¥3,588

NOTE 15 - INCOME TAX

Japan

The Company and the Japanese subsidiaries conduct its major businesses in and are subject to tax in this jurisdiction. As a result of its business activities, the Company and the Japanese subsidiaries apply the Japanese Group Relief System and file tax returns that are subject to examination by the local tax authority. Income taxes in Japan applicable to the Company and the Japanese subsidiaries are imposed by the national, prefectural, and municipal governments.

F-45

As of March 31, 2024, tax years ended March 31, 2018 to 2024 remain open for the local tax authority audit. The Company has received no notice of audit from the local tax authority for any of the open tax years.

China

Yantai Propolife Wood Industry Co., Ltd. was incorporated under the laws of China. The income tax rate is 25%. As of March 31, 2024, at least over five tax years from the year ended December 31, 2023 remain open for the local tax authority audit. The Company has received no notice of audit from the local tax authority for any of the open tax years.

Vietnam

LogKnot Vietnam Co., Ltd. and Propolife Vietnam Co., Ltd. were incorporated under the laws of Vietnam. The income tax rate is 20%. As of March 31, 2024, at least over five tax years from the year ended December 31, 2023 remain open for the local tax authority audit. The Company has received no notice of audit from the local tax authority for any of the open tax years.

For the years ended March 31, 2024 and 2023, the Group’s income tax expenses are as follows:

	Thousands of Yen
	For the Fiscal Years Ended March 31,
	2024	2023
Current	¥120,305	¥133,412
Deferred	76,049	117,730
Total	¥196,354	¥251,142

A reconciliation of the effective income tax rates reflected in the accompanying consolidated statements of income and comprehensive income to the Japanese statutory tax rate for the years ended March 31, 2024 and 2023 is as follows:

	For the Fiscal Years Ended March 31,
	2024	2023
Japanese statutory tax rate	34.59%	34.59%
Entertainment expenses not deductible	1.77	2.40
Effect of change in income tax rate for deferred tax assets	0.35	-
Change in valuation allowance	(0.76)	3.21
Other adjustments	1.81	1.30
Effective tax rate	37.76%	41.50%

The tax effects of temporary differences that give rise to the deferred income tax assets and liabilities at March 31, 2024 and 2023 are presented below:

	Thousands of Yen
	March 31,2024	March 31,2023
Deferred income tax assets
Operating lease liabilities	¥1,430,135	¥1,582,602
Net operating losses carried forward	211,925	213,158
Inventories	196,428	208,296
Other current liabilities	26,283	24,676
Other non-current liabilities	22,409	22,300
Property, plant and equipment	10,453	39,949
Finance lease liabilities	6,145	6,959
Enterprise taxes payables	-	19,669
Others	50,579	40,648
Subtotal	1,954,357	2,158,257
Less: valuation allowance	(115,553)	(119,512)
Total deferred income tax assets	¥1,838,804	¥2,038,745

Deferred income tax liabilities
Operating lease right-of-use assets	¥(1,393,680)	¥(1,543,237)
Capitalized interest	(62,406)	(35,904)
Others	(18,193)	(19,030)
Total deferred income tax liabilities	¥(1,474,279)	(1,598,171)

Deferred income tax assets, net	¥364,525	¥440,574

F-46

The realization of deferred tax assets is dependent upon the generation of sufficient taxable income of the appropriate character in future periods. The Group regularly assesses the ability to realize its deferred tax assets and establish a valuation allowance if it is more-likely-than-not that some portion of the deferred tax assets will not be realized. The Group weighs all available positive and negative evidence, including its earnings history and results of recent operations, projected future taxable income, and tax planning strategies.

The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight may be given to subjective evidence such as the Group’s projections for growth. The adjustments of a valuation allowance against deferred tax assets may cause greater volatility in the effective tax rate in the periods in which the valuation allowance is adjusted. Based upon the level of historical taxable profit and projections for future taxable profit over the periods for which the deferred tax assets are deductible, management believes it is more likely than not that the Group will utilize the benefits of these deferred tax assets, net of the valuation allowance, as of March 31, 2024 and 2023. Uncertainty of estimates of future taxable profit could increase due to changes in the economic environment surrounding the Group, effects by market conditions, effects of currency fluctuations or other factors.

The net changes in the total valuation allowance were a decrease of ¥3,959 thousands and an increase of ¥19,421 thousands for the years ended March 31, 2024 and 2023, respectively.

As of March 31, 2024, the Group had net operating losses which can be carried forward for income tax purposes of ¥678,736 thousand to reduce future taxable income. Periods available to reduce future taxable income vary in each tax jurisdiction and generally range from four to ten years as follows:

Thousands of Yen
After four years through five years	¥29,172
After five years through six years	117,947
After six years through seven years	287,589
After seven years through eight years	128,835
After eight years through nine years	88,181
After nine years through ten years	27,012
Total	¥678,736

Uncertain tax positions

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions.

As of March 31, 2024 and 2023, the management considered that the Group did not have any significant unrecognized uncertain tax positions. The Group did not incur any interest or penalties tax for the years ended March 31, 2024 and 2023. The Group does not anticipate any significant increases or decreases in unrecognized tax benefits in the next twelve months from March 31, 2024.

F-47

NOTE 16 – COMMITMENT AND CONTINGENCY

Contingencies

The Group is involved in legal proceedings and claims in the ordinary course of business. In the opinion of management, none of such proceedings and claims will have a significant impact on the Group’s consolidated financial statements.

NOTE 17 – SEGMENT INFORMATION

The Group has three reportable segments.

i.	Real estate: Provision of real estate-related services, such as design and renovation, and real estate development in Japan
ii.	Hotel: Hotel management and accommodation in Japan and Vietnam
iii.	Other: Additional services such as the sale of housing equipment and materials, restaurant operation, and information technology consulting in Japan

The following table shows information by reportable segment for the years ended March 31, 2024 and 2023:

	Thousands of Yen
	Real estate	Hotel	Others	Reconciling Items	Consolidated
March 31, 2024
Net sales:
External customers	¥12,411,288	¥1,044,267	¥666,285	-	¥14,121,840
Intersegment	8,372	25,533	195,279	¥(229,184)	-
Total	12,419,660	1,069,800	861,564	(229,184)	14,121,840
Cost of revenue	(10,016,902)	(1,010,546)	(656,008)	213,505	(11,469,951)
Operating expenses	(1,104,605)	(58,665)	(206,369)	(343,749)	(1,713,388)
Operating income (loss)	1,298,153	589	(813)	(359,428)	938,501
Other expenses	(410,533)	968	(8,973)	(4)	(418,542)
Income (loss) from before income taxes	887,620	1,557	(9,786)	(359,432)	519,959
Depreciation and amortization	(22,440)	(47,930)	(6,126)	(10,531)	(87,027)
Capital expenditures	¥2,345	¥6,650	¥32,345	¥805	¥42,145

	Thousands of Yen
	Real estate	Hotel	Others	Reconciling Items	Consolidated
As of March 31, 2024
Total assets	15,431,997	4,254,136	970,973	553,162	21,210,268

	Thousands of Yen
	Real estate	Hotel	Others	Reconciling Items	Consolidated
March 31, 2023
Net sales:
External customers	¥11,953,866	¥690,682	¥619,860	-	¥13,264,408
Intersegment	39,956	25,671	205,010	¥(270,637)	-
Total	11,993,822	716,353	824,870	(270,637)	13,264,408
Cost of revenue	(9,450,519)	(861,328)	(677,855)	244,777	(10,744,925)
Operating expenses	(986,260)	(69,982)	(189,467)	(356,918)	(1,602,627)
Operating income (loss)	1,557,042	(214,957)	(42,452)	(382,778)	916,855
Other expenses	(304,422)	(983)	(4,391)	(1,892)	(311,688)
Income (loss) from before income taxes	1,252,620	(215,940)	(46,843)	(384,670)	605,167
Depreciation and amortization	(11,729)	(45,277)	(13,586)	(11,049)	(81,641)
Capital expenditures	¥3,091	¥21,290	¥598	¥-	¥24,979

F-48

	Thousands of Yen
	Real estate	Hotel	Others	Reconciling Items	Consolidated
As of March 31, 2023
Total assets	12,052,222	4,580,947	1,025,861	639,254	18,298,284

Reconciling items include elimination of intersegment transactions, corporate expenses and corporate assets. Corporate expenses, included in reconciling items for the year ended March 31, 2024 and 2023 amounted to ¥359,428 thousand and ¥382,778 thousand, respectively, which consist of certain directors compensation. Segment assets are based on those directly associated with each segment. Corporate assets primarily consist of cash and deposits and corporate properties. Capital expenditures represent the additions to property and equipment measured on an accrual basis.

NOTE 18 - NET INCOME PER SHARE

The computation of basic and diluted net income per share for the years ended March 31, 2024 and 2023 is as follows:

	Thousands of Yen except share and per share data
	For the Fiscal Years Ended March 31,
	2024	2023

Numerator:
Net income	¥323,605	¥354,025
Denominator:
Weighted average number of common shares outstanding used in calculating basic/diluted net income per share
Basic and Diluted	21,053,384	20,374,500
Net income per share
Basic and Diluted	15.37	17.38

There were no dilutive securities excluded from the computation of diluted net income (loss) per share for the year ended March 31, 2024 and 2023.

NOTE 19 - SUBSEQUENT EVENTS

Management evaluated all additional events subsequent to the balance sheet date through October 14, 2024, the date the financial statements were available to be issued, and determined that there are no material subsequent events that require disclosure.

F-49

Until [●], 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,500,000 Common Shares

LOGPROSTYLE INC.

Spartan Capital Securities, LLC

Prospectus dated [●], 2025

RESALE PROSPECTUS ALTERNATE PAGES

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 19, 2025

PRELIMINARY PROSPECTUS

434,000 Common Shares

LOGPROSTYLE INC.

This prospectus relates to the resale of 434,000 Resale Shares by the Selling Shareholder. The Company will not receive any of the proceeds from the sale of the Resale Shares. Prior to this offering, there has been no public market for our Common Shares.

The sale of the Resale Shares in the resale offering will occur only after the closing of the initial public offering under the Public Offering Prospectus. The sales price to the public of the Resale Shares will initially be fixed at the same initial public offering price of the Common Shares offered in the Public Offering Prospectus. The Selling Shareholder will not offer for sale the Resale Shares covered by the Resale Prospectus until such time as the Common Shares are listed on NYSE American. Once, and if, our Common Shares are listed on NYSE American and begin trading, the Resale Shares may be sold at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices. The Company will not receive any proceeds from the sale of any of the 434,000 Resale Shares. The offering of the Resale Shares will terminate at the earlier of such time as all of the Resale Shares have been sold pursuant to the registration statement and the date on which it is no longer necessary to maintain the registration of the Resale Shares as a result of such Common Shares being permitted to be offered and resold without restriction pursuant to the provisions of Rule 144 of the Securities Act, and the offering of the Resale Shares may extend for a longer period of time than the offering of the Public Offering Common Shares. The Resale Shares may be sold once our Common Shares begin trading on NYSE American and from time to time thereafter.

Our Common Shares have been approved for listing on the NYSE American under the symbol “LGPS”, subject to official notice of issuance.

Investing in our Common Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our Common Shares.

We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements. Please read the disclosures beginning on page 31 of this prospectus for more information.

The registration statement on Form F-1 of which this prospectus forms a part is effective as of [  ], 2025. The initial public offering price of the Public Offering Common Shares is $[  ] per share, and the trading price of our Common Shares on NYSE American as of [  ], 2025 was $[  ] per Common Share.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2025

THE OFFERING

Securities offered by the Selling Shareholder	434,000 Common Shares

Common Shares outstanding immediately prior to the commencement of this Resale Offering	24,152,110 Common Shares, assuming no exercise of the underwriter’s over-allotment option (or 24,527,110 Common Shares, assuming full exercise of the underwriter’s over-allotment option).

Use of proceeds	The Company will not receive any of the proceeds from the sale of the Resale Shares.

Risk Factors	Investing in our Common Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 10 of the Public Offering Prospectus.

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USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of the Resale Shares. In addition, the underwriter will not receive any compensation from the sale of the Resale Shares. The Selling Shareholder will receive all of the net proceeds from the sales of the Resale Shares under this prospectus. The Company has agreed to bear the expenses relating to the registration of the Common Shares for the Selling Shareholder.

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SELLING SHAREHOLDER

The following table sets forth the name of the Selling Shareholder, the number of the Resale Shares that the Selling Shareholder beneficially owned prior to the offering under this prospectus and the maximum number of our Common Shares that may be offered for resale for the account of the Selling Shareholder pursuant to the Public Offering Prospectus and the Resale Prospectus. The table also provides information regarding the number and percentage of the Resale Shares beneficially owned by the Selling Shareholder after the offering of the shares as adjusted to reflect the assumed sale of all of the Common Shares offered under the Public Offering Prospectus and the Resale Prospectus.

The Selling Shareholder, Mr. Yasuyuki Nozawa, is the chief executive officer, president and representative director of the Company. The Selling Shareholder is not a broker-dealer or an affiliate of a broker-dealer. For the Common Shares to be offered by the Selling Shareholder, the Selling Shareholder does not have an agreement or understanding with the Company to distribute any of the Resale Shares being registered. The Selling Shareholder may offer for sale from time to time any or all of the Resale Shares. The table below assumes that the Selling Shareholder will sell all of the Resale Shares offered for sale by the Resale Prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Common Shares beneficially owned by a person listed below and the percentage ownership of such person, Common Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

The Company may require the Selling Shareholder to suspend the sales of the Resale Shares offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Name of the Selling Shareholder	Common Shares Beneficially Owned Prior to Offering(1)	Percentage Ownership Prior to Resale Offering(2)	Maximum Number of Resale Shares to be Sold(3)	Number of Common Shares Owned After Resale Offering	Percentage Ownership After Resale Offering(2)
Yasuyuki Nozawa(4)	16,251,750	67.29%	434,000	15,817,750	65.49%

(1)	For the purpose of this table only, the offering refers to the resale of the Common Shares by the Selling Shareholder listed above, assuming the closing of our initial public offering.
(2)	Based on 24,152,110 Common Shares issued and outstanding immediately after the completion of the underwritten public offering, assuming the underwriter does not exercise the over-allotment option.
(3)	This number represents all of the Common Shares that the Selling Shareholder may resell, as applicable, all of which the Company agreed to register.
(4)	Yasuyuki Nozawa holds voting and/or dispositive power over 16,251,750 Common Shares, including (i) 6,878,250 Common Shares directly beneficially owned by Yasuyuki Nozawa; and (ii) 9,373,500 Common Shares held by Propolife, LLC., a Japanese company 100% owned by Yasuyuki Nozawa. The principal address of Yasuyuki Nozawa is 3-6-23 Kitaaoyama, Minato-ku, Tokyo 107-0061, Japan. The principal address of Propolife, LLC. is 1-14-10 Shirokane, Minato-ku, Tokyo 108-0072, Japan.

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Set forth below is a summary of transactions pursuant to which the Selling Shareholder was issued the Common Shares.

1.	On April 3, 2017, the Company issued 1,673,000 Common Shares to the Selling Shareholder in exchange for 1,673,000 shares of LogSuite.
2.	On September 15, 2017, Sayaka Taniho transferred 500 Common Shares to the Selling Shareholder for a consideration of JPY161,000.
3.	On March 30, 2018, IBIS New Growth Investment Partnership No. 2 IBIS Capital Partners Co. transferred 150,000 Common Shares to the Selling Shareholder for a consideration of JPY48,300,000.
4.	On July 14, 2018, Masahisa Fukase transferred 500 Common Shares to the Selling Shareholder for a consideration of JPY92,500.
5.	On July 14, 2018, Masahisa Fukase transferred 500 Common Shares to the Selling Shareholder for a consideration of JPY92,500.
6.	On November 30, 2020, Mitsui Sumitomo Insurance Capital Co., Ltd. transferred 276,000 Common Shares to the Selling Shareholder for a consideration of JPY149,868,000.
7.	On December 1, 2020, Shizuoka Capital No. 6 Investment Limited Partnership General Partner Shizuoka Capital Co. transferred 50,000 Common Shares to the Selling Shareholder for a consideration of JPY16,100,000.
8.	On December 1, 2020, Aigin Mirai Souzou Fund No. 2 Investment Limited Partnership General Partner Shizuoka Capital Co. transferred 50,000 Common Shares to the Selling Shareholder for a consideration of JPY16,100,000.
9.	On February 12, 2021, Takeshi Fukuda transferred 10,500 Common Shares to the Selling Shareholder for a consideration of JPY1,396,500.
10.	On February 12, 2021, Kenta Abe transferred 10,000 Common Shares to the Selling Shareholder for a consideration of JPY1,330,000.
11.	On March 25, 2021, Minori Takano transferred 34,500 Common Shares to the Selling Shareholder for a consideration of JPY4,588,500.
12.	On June 30, 2021, Yousuke Miyano transferred 29,000 Common Shares to the Selling Shareholder for a consideration of JPY3,857,000.
13.	On September 30, 2021, Daigo Terazono transferred 26,250 Common Shares to the Selling Shareholder for a consideration of JPY4,488,750.
14.	On December 23, 2021, the Selling Shareholder transferred 20,000 Common Shares to Sumotto Inc. for a consideration of JPY5,000,000.
15.	On December 23, 2021, the Selling Shareholder transferred 10,000 Common Shares to Marumo Sangyo Inc. for a consideration of JPY2,500,000.
16.	On December 23, 2021, the Selling Shareholder transferred 20,000 Common Shares to Masayuki Mori for a consideration of JPY5,000,000.
17.	On December 31, 2021, Takeshi Iizuka transferred 50,000 Common Shares to the Selling Shareholder for a consideration of JPY6,650,000.
18.	On April 28, 2022, the Selling Shareholder transferred 20,000 Common Shares to Sumotto Inc. for a consideration of JPY5,000,000.
19.	On April 30, 2022, Ryusuke Ito transferred 1,000 Common Shares to the Selling Shareholder for a consideration of JPY322,000.
20.	On December 1, 2023, Hideyoshi Nogi transferred 1,000 Common Shares to the Selling Shareholder for a consideration of JPY634,000.
21.	On February 29, 2024, Naoki Akitsu transferred 500 Common Shares to the Selling Shareholder for a consideration of JPY317,000.
22.	On April 25, 2024, EDO&ARK Inc. transferred 7,887 Common Shares to the Selling Shareholder for a consideration of JPY5,000,358.
23.	On June 28, 2024, the Selling Shareholder transferred 7,887 Common Shares to Hidehiko Yoshida for a consideration of JPY5,000,358.
24.	On October 15, 2024, the Company effected a 3-for-1 share split of its issued and outstanding Common Shares. In connection with the share split, the number of Common Shares held by the Selling Shareholder increased from 2,292,750 to 6,878,250.
25.	On April 3, 2017, the Company issued 2,940,500 Common Shares to YMS LLC., which was later renamed Propolife, LLC. on May 1, 2024, in exchange for 2,940,500 shares of LogSuite.
26.	On July 31, 2021. Japan Asia Investment Co., Ltd. transferred 184,000 Common Shares to Propolife, LLC. for a consideration of JPY69,920,000.
27.	In connection with the 3-for-1 share split, the number of Common Shares held by Propolife, LLC. increased from 3,124,500 to 9,373,500.

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PLAN OF DISTRIBUTION

The Selling Shareholder and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, after the effective date of the registration statement of which this Resale Prospectus forms a part, sell any or all of the Common Shares being offered under this Resale Prospectus on any stock exchange, market or trading facility on which our Common Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder will not offer for sale the Resale Shares covered by the Resale Prospectus until such time as the Common Shares are listed on NYSE American. Once, and if, our Common Shares are listed on NYSE American and begin trading, the Selling Shareholder may sell the Resale Shares covered by the Resale Prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, or in any manner permitted by the Securities Act, including any one or more of the following ways:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Resale Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Shareholder to sell a specified number of the Resale Shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The Common Shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for the Selling Shareholder, rather than under this prospectus. The Selling Shareholder has the sole and absolute discretion not to accept any purchase offer or make any sale of Common Shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholder may pledge the Resale Shares to his brokers under the margin provisions of customer agreements. If the Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Resale Shares.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of the Resale Shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of the Resale Shares offered under the Resale Prospectus are made to broker-dealers as principals, the Company would be required to file a post-effective amendment to the registration statement of which the Resale Prospectus forms a part. In the post-effective amendment, the Company would be required to disclose the names of any participating broker- dealers and the compensation arrangements relating to such sales.

The Selling Shareholder and any broker-dealers or agents that are involved in selling the Resale Shares offered under the Resale Prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell the Resale Shares offered under the Resale Prospectus unless and until the Company sets forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to the Resale Prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which the Resale Prospectus forms a part.

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The Selling Shareholder and any other persons participating in the sale or distribution of the Resale Shares offered under the Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the Resale Shares by, the Selling Shareholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the securities.

The Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Resale Shares in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the Resale Shares in the course of hedging the positions they assume with the Selling Shareholder. The Selling Shareholder may also sell the Resale Shares short and redeliver the securities to close out such short positions. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Resale Shares offered by the Resale Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to such prospectus, as supplemented or amended to reflect such transaction to the extent required. The Selling Shareholder may also pledge the Resale Shares offered hereby to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Resale Shares pursuant to the Resale Prospectus, as supplemented or amended to reflect such transaction to the extent required.

The Selling Shareholder may enter into derivative transactions with third parties or sell the Resale Shares to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Resale Shares covered by the Resale Prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the Resale Shares pledged by the Selling Shareholder or borrowed from the Selling Shareholder or others to settle those sales or to close out any related open borrowings of stock and may use such Resale Shares received from the Selling Shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in the Resale Prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

The Company may authorize underwriters, dealers and agents to solicit from third parties offers to purchase the Resale Shares under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions the Company may pay for soliciting these contracts.

In connection with the offering of the Resale Shares, underwriters may purchase and sell the Common Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of shares than they are required to purchase in connection with the offering of the Resale Shares. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Common Shares from the Selling Shareholder in the offering of the Resale Shares. Such underwriters may close out any covered short position by either exercising their option to purchase additional Common Shares or purchasing the Common Shares in the open market. In determining the source of the Common Shares to close out the covered short position, such underwriters will consider, among other things, the price of the Common Shares available for purchase in the open market as compared to the price at which they may purchase the Common Shares through an over-allotment option, if any. “Naked” short sales are any sales in excess of such option. Such underwriters must close out any naked short position by purchasing the Common Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common Shares in the open market after pricing that could adversely affect investors who purchase the Common Shares in the offering of the Resale Shares. Stabilizing transactions consist of various bids for or purchases of the Common Shares made by such underwriters in the open market prior to the completion of the offering of the Resale Shares.

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Such underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to other underwriters a portion of the underwriting discount received by it because the representatives have repurchased the Common Shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the Common Shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Common Shares. As a result, the price of the Common Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

The Resale Shares covered by the Resale Prospectus may also be sold in private transactions or under Rule 144 under the Securities Act rather than pursuant to such prospectus.

If any of the Resale Shares are transferred other than pursuant to a sale under the Resale Prospectus, then subsequent holders could not use the Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. The Company offers no assurance as to whether the Selling Shareholder will sell all or any portion of the Resale Shares.

The Company has agreed to pay all fees and expenses it incurs incident to the registration of the Resale Shares being offered under the Resale Prospectus. However, the Selling Shareholder and purchaser is responsible for paying any discounts, and similar selling expenses they incur.

The Company and the Selling Shareholder have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with the Resale Prospectus, including liabilities under the Securities Act.

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434,000 COMMON SHARES

TO BE SOLD BY THE SELLING SHAREHOLDER

LOGPROSTYLE INC.

PROSPECTUS

                    , 2025

Until [●], 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article 330 of the Companies Act of Japan (which we refer to as the “Companies Act”) makes the provisions of Part III, Chapter 2, Section 10 of the Civil Code of Japan applicable to the relationship between us and our directors and corporate auditors. Section 10 of the Civil Code, among other things, provides in effect that:

1.	Any director or corporate auditor of a company may demand advance payment of expenses considered necessary for the management of the affairs of such company entrusted to the director or corporate auditor;

2.	If a director or a corporate auditor of a company has defrayed any expenses considered necessary for the management of the affairs of such company entrusted to the director or corporate auditor, the director or corporate auditor may demand reimbursement therefor and interest thereon after the date of payment from such company;

3.	If a director or a corporate auditor has assumed an obligation necessary for the management of the affairs of such company, the director or corporate auditor may require such company to perform it in the director or corporate auditor’s place or, if it is not due, to furnish adequate security; and

4.	If a director or a corporate auditor, without any fault on the director or corporate auditor’s part, sustains damage through the management of the affairs of such company, the director or corporate auditor may demand compensation therefor from such company.

In accordance with Article 430-2, Paragraph 1 of the Companies Act, the Company has entered into indemnification agreements with our directors and corporate auditors (the “Indemnitees”), pursuant to which we have agreed to indemnify the Indemnitees against (i) expenses, including attorneys’ fees, incurred by the Indemnitees for the preparation of defenses if the Indemnitee is suspected to have violated any law or regulation or is subject to a claim of liability in connection with the performance of the Indemnitee’s duties to the Company; and (ii) losses incurred by the Indemnitee as a result of a final judgment, arbitration award, settlement or mediation requiring the Indemnitee to pay damages to a third party in connection with the performance of the Indemnitee’s duties to the Company.

Pursuant to the articles of incorporation of the Company and pursuant to Article 427 of the Companies Act, the Company may enter into agreements with non-executive directors (as defined under the Companies Act, for which our independent directors are qualified) and corporate auditors to limit their liability to the Company with respect to loss or damage caused by their acts stipulated in Article 423 of the Companies Act, respectively. However, the amount of such limited liability shall be the minimum liability limit stipulated by laws and regulations. As of the date of this prospectus, we have entered into limited liability agreements with all of our independent directors and corporate auditors.

In addition, our articles of incorporation include limitation of liability provisions, pursuant to which we can exempt, by resolution of our board of directors, our directors and corporate auditors from liabilities arising in connection with any failure to execute their respective duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), within the limits stipulated by applicable laws and regulations including Article 426, Paragraph 1 of the Companies Act.

We maintain, at our expense, a directors’ and officers’ liability insurance policy for each of our directors, corporate auditors and executive officers. The policy insures each of our directors, corporate auditors and executive officers against certain liabilities that they may incur in their capacity as a director, corporate auditor and executive officer.

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ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Unless otherwise indicated, all share amounts and per share amounts issued and outstanding prior to October 14, 2024 in this subsection are not presented to give effect to a 1-for-3 share split of our Common Shares, which became effective on October 15, 2024.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

On April 26, 2023, we issued 78,865 Common Shares to an existing minority shareholder for a consideration of JPY50,000,410 ($349,043).

On September 25, 2023, we issued 78,865 Common Shares to an investor for a consideration of JPY50,000,410 ($349,043).

On October 31, 2023, we issued an aggregate of 268,140 Common Shares to two investors for an aggregate consideration of JPY170,000,760 ($1,186,742).

On September 30, 2024, our shareholders approved a share split of our outstanding Common Shares at a ratio of 1-for-3, which was based on a record date of September 30, 2024 and became effective on October 15, 2024, resulting in 21,652,110 Common Shares issued and outstanding after the share split.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-3

EXHIBIT INDEX

Description
1.1***	Form of Underwriting Agreement

3.1***	Articles of Incorporation of LOGPROSTYLE INC., as currently in effect

3.2***	Form of Amended and Restated Articles of Incorporation of LOGPROSTYLE INC. to become effective upon closing of this offering

5.1***	Opinion of TMI Associates regarding the validity of the Common Shares being registered

10.1***	Form of Indemnification Agreement by and between the Registrant and its directors and corporate auditors

10.2***	Form of Limited Liability Agreement by and between the Registrant and its independent directors and corporate auditors

10.3***	English Translation of Form of Sales Agreement by and between LogSuite and its clients

10.4***	English Translation of Form of Sales Agreement by and between Prostyle and its institutional customers

10.5***	English Translation of Form of Lease Agreement by and between ProstyleRyokan and the hotel owners

10.6***	English Translation of Form of Sales Agreement by and between OkinawaIgeto and CK International

16.1	Letter of Grassi & Co., CPAs, P.C. to the SEC (incorporated by reference to Exhibit 16.1 of the Registrant’s Form 6-K filed with the U.S. Securities and Exchange Commission on February 7, 2025)

21.1**	Subsidiaries of the Registrants

23.1**	Consent of Bush & Associates CPA LLC

23.2***	Consent of TMI Associates (included in Exhibit 5.1)

24.1***	Powers of Attorney

99.1***	English Translation of Compliance Regulations and Compliance Action Guidelines of the Registrant

107***	Filing Fee Table

**	Filed herewith
***	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tokyo, on February 19, 2025.

LOGPROSTYLE INC.

By:	/s/ Yasuyuki Nozawa
Yasuyuki Nozawa
Representative Director, President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yasuyuki Nozawa	Representative Director, President and Chief Executive Officer	February 19, 2025
Name: Yasuyuki Nozawa	(Principal Executive Officer)

*	Director, Vice President and	February 19, 2025
Name: Satoshi Oyamatsu	Executive Officer

*	Director and Chief Financial Officer	February 19, 2025
Name: Kentaro Tachibana	(Principal Accounting and Financial Officer)

*	Director and Executive Officer	February 19, 2025
Name: Shinya Sato

*	Director and Executive Officer	February 19, 2025
Name: Taiji Ito

*	Independent Director	February 19, 2025
Name: Tamotsu Moriyama

*	Independent Director	February 19, 2025
Name: Seishi Miyajima

*	Independent Director	February 19, 2025
Name: Izumi Takemoto

*	Independent Director	February 19, 2025
Name: Hajime Yamashita

*	Independent Director	February 19, 2025
Name: John Stapleton

*	Independent Director	February 19, 2025
Name: Katharyn (Katie) Field

By:	/s/ Yasuyuki Nozawa
Yasuyuki Nozawa
Attorney-in-fact*

II-5

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of LogProstyle Inc., has signed this registration statement or amendment thereto in New York, NY on February 19, 2025.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

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